UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Rosetta Resources Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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2)	Form, Schedule or Registration Statement No.:

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4)	Date Filed:

June 16, 2015

PROPOSED MERGER—YOUR VOTE IS VERY IMPORTANT

Dear Stockholders:

Each of the boards of directors of Noble Energy, Inc. (“Noble”) and Rosetta Resources Inc. (“Rosetta”) has unanimously approved a strategic transaction for the combination of Noble and Rosetta, as described below (the “merger”). Rosetta is sending you this proxy statement/prospectus to invite you to attend a special meeting of Rosetta stockholders being held to vote on the merger and to ask you to vote at the special meeting in favor of adopting the agreement and plan of merger.

Noble and Rosetta entered into an agreement and plan of merger on May 10, 2015 (the “merger agreement”) pursuant to which, subject to Rosetta stockholder approval and certain other customary closing conditions, Noble and Rosetta will combine their businesses through the merger of Rosetta with a newly formed, wholly owned subsidiary of Noble, with Rosetta thereupon becoming a wholly owned subsidiary of Noble.

If the merger is completed, each Rosetta stockholder will receive 0.542 shares of Noble common stock, par value $0.01 per share, for each share of Rosetta common stock owned by such stockholder. This exchange ratio will not be adjusted to reflect stock price changes of either company prior to the closing. No fractional shares of Noble common stock will be issued in the merger, and holders of shares of Rosetta common stock will, instead, have the right to receive cash in lieu of fractional shares of Noble common stock, if any. Upon completion of the merger, Rosetta’s former stockholders will own approximately 10% of the then outstanding Noble common stock, based on the number of shares and equity awards of Noble and Rosetta outstanding on June 15, 2015. The value of the merger consideration to be received in exchange for each share of Rosetta common stock will fluctuate with the market value of Noble common stock until the merger is completed.

Based on the closing sale price for Noble common stock on May 8, 2015, the last trading day before public announcement of the merger, the 0.542 exchange ratio represented approximately $26.62 in value for each share of Rosetta common stock. Based on the closing sale price for Noble common stock on June 15, 2015, the last trading day before the printing of this proxy statement/prospectus, the 0.542 exchange ratio represented approximately $24.60 in value for each share of Rosetta common stock.

Noble common stock is listed on the New York Stock Exchange under the symbol “NBL.” Rosetta common stock is listed on the NASDAQ Stock Market under the symbol “ROSE.” We urge you to obtain current market quotations for the shares of common stock of Noble and Rosetta.

The vote of Rosetta stockholders is very important regardless of the number of shares of Rosetta common stock you own. The merger cannot be completed unless Rosetta stockholders adopt the merger agreement. Rosetta is holding a special meeting of its stockholders to vote on the proposal necessary to complete the merger. Information about this meeting, the merger and the other business to be considered by Rosetta stockholders at the special meeting is contained in this proxy statement/prospectus. We urge you to read this proxy statement/prospectus carefully. You should also carefully consider the risks that are described in the “Risk Factors” section beginning on page 16.

Whether or not you plan to attend Rosetta’s special meeting of stockholders, please submit your proxy as soon as possible to make sure that your shares are represented at that meeting.

The Rosetta board of directors recommends that Rosetta stockholders vote “FOR” the proposal to adopt the merger agreement, which is necessary to complete the merger.

James E. Craddock Chairman, Chief Executive Officer and President Rosetta Resources Inc.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the merger or the other transactions described in this proxy statement/prospectus or the securities to be issued in connection with the merger or determined if this proxy statement/prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This proxy statement/prospectus is dated June 16, 2015, and is first being mailed to stockholders of Rosetta on or about June 19, 2015.

1111 Bagby Street, Suite 1600

Houston, TX 77002

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON JULY 20, 2015

To the Stockholders of Rosetta Resources Inc.:

Notice is hereby given that a special meeting of stockholders of Rosetta Resources Inc. will be held on July 20, 2015, at 9:00 a.m., Central time, at the DoubleTree by Hilton Houston Downtown, La Salle A Room, 400 Dallas Street, Houston, Texas 77002, for the following purposes:

1.	Merger proposal: To consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of May 10, 2015 (as may be amended from time to time, the “merger agreement”), by and among Noble Energy, Inc., Bluebonnet Merger Sub Inc. and Rosetta Resources Inc., a copy of which is attached as Annex A to the proxy statement/prospectus accompanying this notice;

2.	Adjournment proposal: To consider and vote on a proposal to approve the adjournment of the Rosetta special meeting, if necessary to solicit additional proxies if there are not sufficient votes to adopt the merger agreement at the time of the Rosetta special meeting; and

3.	Advisory compensation proposal: To consider and vote on a proposal to approve, on an advisory (non-binding) basis, the payments that will or may be paid by Rosetta to its named executive officers in connection with the merger.

Approval of the Merger proposal is required for completion of the merger. Neither the Adjournment proposal nor the Advisory compensation proposal is a condition to the obligations of Noble or Rosetta to complete the merger.

Rosetta will transact no other business at the special meeting, except for business properly brought before the special meeting or any adjournment or postponement thereof.

The accompanying proxy statement/prospectus further describes the matters to be considered at the Rosetta special meeting.

The Rosetta board of directors has set June 18, 2015 as the record date for the Rosetta special meeting. Only Rosetta stockholders of record at the close of business on June 18, 2015 will be entitled to notice of and to vote at the Rosetta special meeting and any adjournments thereof.

Your vote is very important. To ensure your representation at the Rosetta special meeting, please complete and return the enclosed proxy card or submit your proxy by telephone or through the Internet. Please submit your proxy promptly whether or not you expect to attend the Rosetta special meeting. Submitting a proxy now will not prevent you from being able to vote in person at the Rosetta special meeting.

The Rosetta board of directors has unanimously approved the merger agreement and the transactions contemplated thereby and recommends that you vote “FOR” the Merger proposal, “FOR” the Adjournment proposal, if necessary, and “FOR” the Advisory compensation proposal.

By Order of the Board of Directors of Rosetta Resources Inc.,

Nathan P. Murphy

Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary

Houston, TX

June 16, 2015

PLEASE SUBMIT YOUR PROXY PROMPTLY FOLLOWING THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD. IF YOU HAVE QUESTIONS ABOUT THE PROPOSALS OR ABOUT SUBMITTING A PROXY FOR YOUR SHARES, PLEASE CALL INNISFREE M&A INCORPORATED TOLL-FREE AT (888) 750-5834 (BANKS AND BROKERS CALL COLLECT AT (212) 750-5833).

ADDITIONAL INFORMATION

This proxy statement/prospectus incorporates by reference important business and financial information about Noble and Rosetta from other documents that are not included in or delivered with this proxy statement/prospectus. For a listing of the documents incorporated by reference into this proxy statement/prospectus, see “Where You Can Find More Information” beginning on page 154.

You can obtain any of the documents incorporated by reference into this proxy statement/prospectus free of charge by requesting them in writing or by telephone from Innisfree M&A Incorporated, Rosetta’s proxy solicitor, at the following address and telephone number:

Innisfree M&A Incorporated 501 Madison Avenue, 20th floor New York, NY 10022 (888) 750-5834 (toll-free) (212) 750-5833 (banks and brokers only)

To receive timely delivery of the documents in advance of the Rosetta special meeting, you should make your request no later than July 13, 2015.

You may also obtain any of the documents incorporated by reference into this proxy statement/prospectus without charge through the Securities and Exchange Commission, or the SEC, website at www.sec.gov. In addition, you may obtain copies of documents filed by Noble with the SEC by accessing Noble’s website at www.nobleenergyinc.com under the tab “Investors” and then under the heading “SEC Filings.” You may also obtain copies of documents filed by Rosetta with the SEC by accessing Rosetta’s website at www.rosettaresources.com under the tab “Investors” and then under the heading “SEC Filings.”

We are not incorporating the contents of the websites of the SEC, Noble, Rosetta or any other entity into this proxy statement/prospectus. We are providing the information about how you can obtain certain documents that are incorporated by reference into this proxy statement/prospectus at these websites only for your convenience.

ABOUT THIS DOCUMENT

This document, which forms part of a registration statement on Form S-4 filed with the SEC by Noble (File No. 333-204592), constitutes a prospectus of Noble under Section 5 of the Securities Act of 1933, as amended (the “Securities Act”), with respect to the Noble common stock to be issued pursuant to the merger agreement. This document also constitutes a notice of meeting and a proxy statement under Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with respect to the special meeting of Rosetta stockholders, at which Rosetta stockholders will be asked to consider and vote on, among other matters, a proposal to adopt the merger agreement and approve the merger.

You should rely only on the information contained in or incorporated by reference into this proxy statement/prospectus. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this proxy statement/prospectus. This proxy statement/prospectus is dated June 16, 2015. The information contained in this proxy statement/prospectus is accurate only as of that date or, in the case of information in a document incorporated by reference, as of the date of such document, unless the information specifically indicates that another date applies. Neither the mailing of this proxy statement/prospectus to Rosetta stockholders nor the issuance by Noble of its common stock pursuant to the merger agreement will create any implication to the contrary.

This proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction in which or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction.

The information concerning Noble contained in this proxy statement/prospectus or incorporated by reference has been provided by Noble, and the information concerning Rosetta contained in this proxy statement/prospectus or incorporated by reference has been provided by Rosetta.

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QUESTIONS AND ANSWERS ABOUT THE ROSETTA SPECIAL MEETING

The following questions and answers briefly address some commonly asked questions about the Rosetta special meeting. They may not include all the information that is important to stockholders of Rosetta. Stockholders should carefully read this entire proxy statement/prospectus, including the annexes and the other documents referred to herein.

Q:	Why am I receiving this proxy statement/prospectus?

A:	Noble and Rosetta have agreed to a merger, pursuant to which Rosetta will merge with a newly formed, wholly owned subsidiary of Noble. Rosetta is sending this proxy statement/prospectus to its stockholders to help them decide how to vote their shares of Rosetta common stock with respect to the merger and other matters to be considered at the Rosetta special meeting.

The merger cannot be completed unless Rosetta stockholders adopt the merger agreement. Rosetta is holding a special meeting of its stockholders to vote on the proposal necessary to complete the merger. Information about the Rosetta special meeting, the merger and the other business to be considered by stockholders at the special meeting is contained in this proxy statement/prospectus.

This document constitutes both a proxy statement of Rosetta and a prospectus of Noble. It is a proxy statement because the Rosetta board is soliciting proxies from its stockholders. It is a prospectus because Noble will issue shares of its common stock in exchange for outstanding shares of Rosetta common stock in the merger.

Q:	What will happen in the merger?

A:	Under the merger agreement, Bluebonnet Merger Sub Inc., an indirect, wholly owned subsidiary of Noble, will merge with and into Rosetta, with Rosetta continuing as the surviving entity and a wholly owned subsidiary of Noble, in a transaction which is referred to as the merger. After completion of the merger, Rosetta will merge with and into its parent, NBL Texas, LLC, with NBL Texas, LLC continuing as the surviving entity and an indirect, wholly owned subsidiary of Noble, in a transaction which is referred to as the second merger.

Q:	What will I receive in the merger?

A:	Upon completion of the merger, each Rosetta stockholder will have the right to receive 0.542 shares of Noble common stock for each share of Rosetta common stock held by such stockholder, which is referred to as the exchange ratio. This exchange ratio will not be adjusted to reflect changes in the stock price of either company before the merger is completed. No fractional shares of Noble common stock will be issued in the merger, and holders of shares of Rosetta common stock will, instead, have the right to receive cash in lieu of fractional shares of Noble common stock, if any.

Q:	When do Noble and Rosetta expect to complete the merger?

A:	Noble and Rosetta are working to complete the merger as soon as practicable. If the stockholders of Rosetta approve the merger, we currently expect that the merger will be completed by July 20, 2015. Neither Noble nor Rosetta can predict, however, the actual date on which the merger will be completed because it is subject to conditions beyond each company’s control, including the approval of the Merger proposal by Rosetta’s stockholders. See “The Merger Agreement—Conditions to Completion of the Merger” beginning on page 61.

Q:	What happens if the merger is not completed?

A:

If the Merger proposal is not approved by Rosetta stockholders or if the merger is not completed for any other reason, you will not receive any form of consideration for your shares of Rosetta common stock in connection with the merger. Instead, Rosetta will remain an independent publicly traded corporation and its common stock will continue to be listed and traded on the NASDAQ. If the merger agreement is terminated under specified circumstances, including in certain circumstances in connection with an alternative proposal, or if there is a change in recommendation by the Rosetta board, Rosetta will be required to pay a termination fee in the amount of $65 million. Following payment of the termination fee, Rosetta will not have any further liability to Noble in respect of the merger agreement (other than liability for any willful breach or fraud). See “The Merger Agreement—Effect of Termination; Termination Fees” beginning on page 74.

Q:	What am I being asked to vote on and why is this approval necessary?

A:	Rosetta stockholders are being asked to vote on the following proposals:

1.	Merger proposal: To consider and vote on a proposal to adopt the merger agreement, a copy of which is attached as Annex A to this proxy statement/prospectus;

2.	Adjournment proposal: To consider and vote on a proposal to approve the adjournment of the Rosetta special meeting, if necessary to solicit additional proxies if there are not sufficient votes to adopt the merger agreement at the time of the Rosetta special meeting; and

3.	Advisory compensation proposal: To consider and vote on a proposal to approve, on an advisory (non-binding) basis, the payments that will or may be paid by Rosetta to its named executive officers in connection with the merger.

Approval of the Merger proposal is required for completion of the merger. Neither the Adjournment proposal nor the Advisory compensation proposal is a condition to the obligations of Noble or Rosetta to complete the merger.

Q:	What vote is required to approve each proposal at the Rosetta Special Meeting?

1.	Merger proposal: The affirmative vote of holders of a majority of the outstanding shares of Rosetta common stock entitled to vote on the Merger proposal.

2.	Adjournment proposal: The affirmative vote of holders of a majority of the shares of Rosetta common stock represented at the Rosetta special meeting (in person or by proxy) and entitled to vote on the Adjournment proposal.

3.	Advisory compensation proposal: The affirmative vote of a majority of the votes cast thereon at the Rosetta special meeting.

Q:	What constitutes a quorum?

A:	A quorum requires the presence, in person or by proxy, of the holders of shares of Rosetta common stock representing a majority of the votes of all common stock of Rosetta entitled to vote at the Rosetta special meeting. Any abstentions and broker non-votes will be treated as present for the purposes of determining whether a quorum exists at the Rosetta special meeting.

Q:	How does the Rosetta board recommend that I vote?

A:	The Rosetta board recommends that Rosetta stockholders vote “FOR” the Merger proposal, “FOR” the Adjournment proposal, if necessary, and “FOR” the Advisory compensation proposal.

Q:	What do I need to do now?

A:	After carefully reading and considering the information contained in this proxy statement/prospectus, please submit a proxy or voting instructions for your shares by following the instructions set forth on the proxy card or on the voting instruction form provided by the record holder if your shares are held in the name of your broker, bank or other nominee.

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Q:	How do I vote?

A:	If you are a stockholder of record of Rosetta as of June 18, 2015, which is referred to as the record date, you may vote by proxy before Rosetta’s special meeting in one of the following ways:

•	By Telephone: By dialing the toll-free number specified on the proxy card and following the instructions on the proxy card;

•	Via the Internet: By accessing the website specified on the proxy card and following the instructions on the proxy card; or

•	By Mail: By completing and returning the proxy card in the enclosed envelope. The envelope requires no additional postage if mailed in the United States.

You may also cast your vote in person at Rosetta’s special meeting.

If your shares are held in “street name” through a broker or other nominee, that institution will send you separate instructions describing the procedure that you must follow in order to have your shares voted.

Q:	When and where is the Rosetta special meeting of stockholders?

A:	The special meeting of Rosetta stockholders will be held at the DoubleTree by Hilton Houston Downtown, La Salle A Room, 400 Dallas Street, Houston, Texas 77002 on July 20, 2015. Subject to space availability, all Rosetta stockholders as of the record date, or their duly appointed proxies, may attend the meeting. Since seating is limited, admission to the meeting will be on a first-come, first-served basis. Registration and seating will begin at 8:30 a.m., Central Time on the day of the Rosetta special meeting.

Q:	If my shares are held in “street name” by a broker, bank or other nominee, will my broker, bank or other nominee vote my shares for me?

A:	No. If your shares are held in “street name” in a stock brokerage account or by a bank or other nominee, you must provide the record holder of your shares with instructions on how to vote your shares. Please follow the voting instructions provided by your broker, bank or other nominee. Please note that you may not vote shares held in street name by returning a proxy card directly to Rosetta or by voting in person at Rosetta’s special meeting unless you provide a “legal proxy,” which you must obtain from your broker, bank or other nominee.

If you do not provide voting instructions to your broker or other nominee, your shares will not be voted on any proposal on which your broker or other nominee does not have discretionary authority to vote. This is referred to in this proxy statement/prospectus and in general as a broker non-vote. In these cases, the broker or other nominee can register your shares as being present at the Rosetta special meeting for purposes of determining a quorum, but will not be able to vote your shares on those matters for which specific authorization is required. Under the current NASDAQ rules, brokers do not have discretionary authority to vote on any of the proposals, including the Merger proposal. As a result, a broker non-vote of a share of Rosetta common stock will have the same effect as a vote “AGAINST” the Merger proposal and will have no effect on the outcome of the vote on the Adjournment proposal or the Advisory compensation proposal.

Q:	What if I do not vote or abstain?

A:	For purposes of the Rosetta special meeting, an abstention occurs when a stockholder attends the applicable special meeting in person and does not vote or returns a proxy with an “abstain” vote.

If you fail to vote or fail to instruct your broker, bank or other nominee how to vote on the Merger proposal, it will have the same effect as a vote “AGAINST” the Merger proposal. If you respond with an “abstain” vote on the Merger proposal, your proxy will have the same effect as a vote cast “AGAINST” the Merger proposal.

Q:	What will happen if I return my proxy or voting instruction card without indicating how to vote?

A:	If you sign and return your proxy or voting instruction card without indicating how to vote on any particular proposal, the Rosetta common stock represented by your proxy will be voted as recommended by the Rosetta board with respect to that proposal. Unless a Rosetta stockholder checks the box on its proxy card to withhold discretionary authority, the proxyholders may use their discretion to vote on other matters relating to the Rosetta special meeting.

Q:	May I revoke my proxy or change my vote after I have delivered my proxy or voting instruction card?

A:	Yes. You may revoke your proxy and/or change your voting instructions at any time before your shares of Rosetta common stock are voted at the Rosetta special meeting. You may do this by:

•	sending a written notice, which is received prior to your vote being cast at the Rosetta special meeting, to Rosetta Resources Inc. at 1111 Bagby Street, Suite 1600, Houston, Texas 77002, Attention: Corporate Secretary, that bears a date later than the date of the proxy and states that you revoke your proxy;

•	submitting a valid, later-dated proxy by mail, telephone or via the internet that is received prior to your vote being cast at the Rosetta special meeting; or

•	attending the Rosetta special meeting and voting by ballot in person (your attendance at the special meeting will not, by itself, revoke any proxy that you have previously given).

If you hold your shares of Rosetta common stock through a broker or other nominee, you must follow the directions you receive from your broker or other nominee in order to revoke your proxy or change your voting instructions.

Q:	What happens if I sell my shares of Rosetta common stock after the record date but before the special meeting?

A:	The record date for the Rosetta special meeting is earlier than the date of the special meeting and earlier than the date that the merger is expected to be completed. If you sell or otherwise transfer your shares of Rosetta common stock after the record date but before the date of the Rosetta special meeting, you will retain your right to vote at the special meeting. However, you will not have the right to receive the merger consideration to be received by Rosetta’s stockholders in the merger. In order to receive the merger consideration, you must hold your shares of Rosetta common stock through completion of the merger.

Q:	What does it mean if I receive more than one proxy card or vote instruction card?

A:	Your receipt of more than one proxy card or vote instruction card may mean that you have multiple accounts with Rosetta’s transfer agent or with a brokerage firm, bank or other nominee. If voting by proxy by mail, you will need to sign and return all proxy cards or vote instruction cards to ensure that all of your shares of Rosetta common stock are voted. Each proxy card or vote instruction card represents a distinct number of shares of Rosetta common stock and it is the only means by which those particular shares of Rosetta common stock may be voted by proxy.

Q:	What are the U.S. federal income tax consequences of the merger?

A:

The merger and the second merger, considered together, are intended to be non-taxable to Rosetta stockholders, provided the integrated transaction qualifies as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (which is referred to as the Code). The holders of Rosetta common stock are not expected to recognize any gain or loss for U.S. federal income tax purposes on the exchange of shares of Rosetta common stock for shares of Noble common stock in the merger, except with respect to any cash received in lieu of fractional shares of Noble common stock. The obligations of Noble and Rosetta to complete the merger are subject to, among other conditions described in this proxy statement/prospectus, the receipt by each of Noble and Rosetta of the opinion of its counsel to the effect that the merger and the second merger, considered together, will qualify as a “reorganization” within the meaning of Section 368(a) of the Code.

You should read “U.S. Federal Income Tax Consequences” beginning on page 57 for a more complete discussion of the United States federal income tax consequences of the merger. Tax matters can be complicated and the tax consequences of the merger to you will depend on your particular tax situation. You should consult your tax advisor to determine the tax consequences of the merger to you.

Q:	Do I have appraisal rights in connection with the merger?

A:	No. Under Delaware law, holders of Rosetta common stock will not be entitled to exercise any appraisal rights in connection with the merger.

Q:	What will holders of Rosetta equity awards receive in the merger?

A:	Stock Options. Upon completion of the merger, each outstanding option to purchase shares of Rosetta common stock will be converted into an option to purchase Noble common shares, on the same terms and conditions as were applicable to such Rosetta option immediately prior to the completion of the merger, with the number of Noble common shares, rounded down to the nearest whole share, determined by multiplying the number of Rosetta common shares subject to the Rosetta option by 0.542, at an exercise price per Noble common share, rounded up to the nearest whole cent, equal to the per share exercise price for the Rosetta common share otherwise purchasable pursuant to the Rosetta option immediately prior to the completion of the merger divided by 0.542.

Restricted Shares. Upon completion of the merger, the Rosetta restricted shares that are outstanding immediately prior to the completion of the merger will be converted into a number of restricted Noble common shares, subject to the same vesting, repurchase, or other lapse restrictions, equal to the number of corresponding Rosetta restricted shares multiplied by 0.542, rounded up to the nearest whole share.

Performance Share Units. Upon completion of the merger, the Rosetta performance share units that are outstanding immediately prior to the completion of the merger will be deemed earned at the target level of 100% and will be converted into time-based restricted Noble common shares that will vest on the last day of the original three year performance period as provided under the terms of the applicable Rosetta performance share unit award agreement. The number of Noble common shares that will be received by each holder of outstanding Rosetta performance share units will be equal to the target number of Rosetta common shares subject to the applicable award of Rosetta performance share units multiplied by 0.542.

Converted Equity Awards. All of the converted options, restricted shares, and performance share units that are held by any employee, director, or consultant whose employment or service with Rosetta, Noble, the surviving company, or any of their subsidiaries is terminated without “cause” or who resigns his or her employment or service for “good reason,” will become fully vested and all restrictions will lapse and options will become and remain exercisable pursuant to (and for the time period set forth under) the terms of each converted award, in accordance with the applicable Rosetta long-term incentive plan, award agreement, or other Rosetta employee benefit plan.

Q:	Whom should I contact if I have any questions about the proxy materials or voting?

A:	If you have any questions about the merger or if you need assistance submitting your proxy or voting your shares or need additional copies of this proxy statement/prospectus or the enclosed proxy card, you should contact the proxy solicitation agent Innisfree M&A Incorporated, toll-free at (888) 750-5834 (banks and brokers call collect at (212) 750-5833).

SUMMARY

This summary highlights selected information contained in this proxy statement/prospectus and does not contain all the information that may be important to you. Noble and Rosetta urge you to read carefully this proxy statement/prospectus in its entirety, including the annexes. Additionally, important information, which Noble and Rosetta also urge you to read, is contained in the documents incorporated by reference into this proxy statement/prospectus. See “Where You Can Find More Information” beginning on page 154. Unless stated otherwise, all references in this proxy statement/prospectus to Noble are to Noble Energy, Inc., all references to Rosetta are to Rosetta Resources Inc. and all references to the merger agreement are to the Agreement and Plan of Merger, dated as of May 10, 2015, by and among Noble, Bluebonnet Merger Sub Inc. and Rosetta, a copy of which is attached as Annex A to this proxy statement/prospectus.

Information About Noble (See Page 77)

Noble is a leading independent energy company engaged in worldwide crude oil, natural gas and natural gas liquids (NGLs) exploration and production. Founded in 1932, Noble is a Delaware corporation, incorporated in 1969, and has been publicly traded on the New York Stock Exchange, or NYSE, since 1980. Noble has a unique history of growth, evolving from a regional crude oil and natural gas producer to a global exploration and production company included in the S&P 500.

Noble’s purpose, Energizing the World, Bettering People’s Lives®, reflects Noble’s commitment to find and deliver energy through crude oil, natural gas and NGL exploration and production while embracing its commitment to contribute to the betterment of people’s lives in the communities in which Noble operates. Noble strives to build trust through stakeholder engagement, act on its values, provide a safe work environment, respect its environment and care for its people and the communities where Noble operates.

Noble aims to achieve sustainable growth in value and cash flow through exploration success and the development of a high-quality, diversified portfolio of assets with investment flexibility between onshore unconventional developments and offshore organic exploration leading to major development projects; US and international projects; and production mix among crude oil, natural gas and NGLs. Exploration success, along with development capital investment in the US and in international locations such as West Africa and the Eastern Mediterranean, has resulted in a visible lineup of major development projects which positions Noble for long-term future reserves, production and cash flow growth. Occasional strategic acquisitions of producing and non-producing properties, combined with the periodic divestment of non-core assets, have allowed Noble to achieve its objective of a well-diversified, growing portfolio. During 2014, Noble spent over $4.8 billion in oil and gas exploration and development activities.

Noble’s portfolio is diversified between short-term and long-term projects, onshore and offshore, domestic and international. Its organization and business model is focused on sustainable, high return growth through effective major development project execution complemented by pursuit of exploration opportunities which can be monetized on a competitive discovery-to-production cycle. Noble’s ability to deliver major development projects on schedule and within budget has provided a competitive and financial advantage in the industry.

Onshore US assets provide a stable base of production along with high return, low risk development programs that deliver growth and accommodate a capital investment program that can be adjusted in response to ongoing changes in the economic environment. Noble continues to enhance project performance through technology and operational efficiency. Its long cycle offshore development projects, while requiring multi-year capital investment, are expected to offer attractive financial returns, and sustained production and cash flow.

Noble currently has operations in five core areas:

•	the DJ Basin (onshore US);

•	the Marcellus Shale (onshore US);

•	the deepwater Gulf of Mexico (offshore US);

•	offshore West Africa; and

•	offshore Eastern Mediterranean.

These five core areas provide:

•	almost all of Noble’s crude oil, natural gas and NGL production;

•	visible growth from major development projects; and

•	exploration opportunities.

For the year ended December 31, 2014, Noble had total revenues of approximately $5.1 billion and net income of approximately $1.2 billion.

Noble’s principal offices are located at 1001 Noble Energy Way, Houston, Texas 77070 and its telephone number is (281) 872-3100. Noble common stock is listed on the NYSE, trading under the symbol “NBL.”

Information About Rosetta (See Page 124)

Rosetta, a Delaware corporation, is an independent exploration and production company engaged in the acquisition and development of onshore energy resources in the United States. Its operations are located in the Eagle Ford shale in South Texas, where it holds approximately 50,000 net acres located in the liquids-rich area of the play and in the Permian Basin in West Texas, where it holds approximately 57,000 net acres.

The Eagle Ford area is Rosetta’s largest producing area. For 2014, the Eagle Ford area provided approximately 90% of Rosetta’s total production, with approximately 62% of that production attributable to crude oil, condensate and NGLs. Rosetta’s 2014 activities within the Eagle Ford targeted the delineation and development of four core areas: the Gates Ranch, central Dimmit County, northern LaSalle County and Briscoe Ranch areas. Rosetta believes these areas provide it with a multi-year project inventory of attractive investment opportunities.

As part of Rosetta’s long-term strategy to pursue new growth opportunities, in 2013 and 2014 it acquired producing and undeveloped oil, natural gas and NGL interests in the Permian Basin in Reeves and Gaines Counties, Texas. For 2014, the Permian Basin area provided approximately 10% of Rosetta’s total production, with approximately 88% of that production attributable to crude oil, condensate and NGLs. Rosetta’s operations in the Permian Basin are focused primarily in Reeves County in the southern Delaware Basin. Rosetta’s strategy involves the disciplined delineation of its Delaware Basin potential and testing of optimal Permian horizontal well spacing to grow its reserves, production and project inventory. As part of its strategic decision to focus on the Eagle Ford area and to explore prospective basins, over the past few years Rosetta has divested certain natural gas-based assets that it believes did not offer the same investment opportunities or rates of return as its liquids-rich unconventional resources.

For the year ended December 31, 2014, Rosetta had total revenues of approximately $1.3 billion and net income of approximately $313.6 million.

Rosetta’s principal offices are located at 1111 Bagby Street, Suite 1600, Houston, Texas 77002 and its telephone number is (713) 335-4000. Rosetta’s common stock is listed on NASDAQ, trading under the symbol “ROSE.”

Information About Merger Sub and NBL Texas (See Page 127)

Merger Sub

Bluebonnet Merger Sub Inc., or Merger Sub, an indirect, wholly owned subsidiary of Noble, is a Delaware corporation formed on May 8, 2015, for the purpose of effecting the merger. Upon completion of the merger, Merger Sub will merge with and into Rosetta, with Rosetta continuing as the surviving entity and an indirect, wholly owned subsidiary of Noble.

Merger Sub has not conducted any activities other than those incidental to its formation and the matters contemplated by the merger agreement, including the preparation of applicable regulatory filings in connection with the merger.

NBL Texas

NBL Texas, LLC, or NBL Texas, an indirect, wholly owned subsidiary of Noble, is a Delaware limited liability company formed on May 6, 2015, for the purpose of effecting the second merger. After completion of the merger of Merger Sub with and into Rosetta, upon completion of the second merger, Rosetta will merge with and into its parent NBL Texas, with NBL Texas continuing as the surviving entity and an indirect, wholly owned subsidiary of Noble.

NBL Texas has not conducted any activities other than those incidental to its formation and the matters contemplated by the merger agreement, including the formation of Merger Sub and the preparation of applicable regulatory filings in connection with the merger.

The Merger (See Page 25)

Subject to the terms and conditions of the merger agreement, and in accordance with the General Corporation Law of the State of Delaware, which is referred to as the DGCL, upon completion of the merger Merger Sub will merge with and into Rosetta, with Rosetta continuing as the surviving entity and an indirect, wholly owned subsidiary of Noble. Immediately after completion of the merger of Merger Sub with and into Rosetta, Rosetta will merge with and into its parent NBL Texas, with NBL Texas continuing as the surviving entity and an indirect, wholly owned subsidiary of Noble, with such surviving entity referred to herein as the “surviving company.” The combined business of Noble and Rosetta for periods following completion of the merger is sometimes referred to herein as the “combined company.”

Consideration to be Received in the Merger by Rosetta Stockholders (See Page 59)

In the merger, each share of Rosetta common stock that is issued and outstanding immediately prior to the effective time of the merger will be converted into the right to receive 0.542 shares of Noble common stock, which is referred to as the merger consideration. This exchange ratio will not be adjusted to reflect changes in the stock price of either company before the merger is completed. The exchange ratio will be adjusted appropriately to fully reflect the effect of any reclassification, stock split, reverse stock split or combination, exchange or readjustment of shares, or any stock dividend or distribution with respect to the shares of either Noble common stock or Rosetta common stock with a record date prior to completion of the merger. No fractional shares of Noble common stock will be issued in connection with the merger, and holders will be entitled to receive cash in lieu thereof. For a more complete description of the merger consideration, see “The Merger Agreement—Terms of the Merger” beginning on page 59.

Treatment of Rosetta Equity Awards (See Page 60)

Stock Options. Upon completion of the merger, each outstanding option to purchase shares of Rosetta common stock will be converted into an option to purchase Noble common shares, on the same terms and conditions as were applicable to such Rosetta option immediately prior to the completion of the merger, with the number of Noble common shares, rounded down to the nearest whole share, determined by multiplying the number of Rosetta common shares subject to the Rosetta option by 0.542, at an exercise price per Noble common share, rounded up to the nearest whole cent, equal to the per share exercise price for the Rosetta common share otherwise purchasable pursuant to the Rosetta option immediately prior to the completion of the merger divided by 0.542.

Restricted Shares. Upon completion of the merger, the Rosetta restricted shares that are outstanding immediately prior to the completion of the merger will be converted into a number of restricted Noble common shares subject to the same vesting, repurchase, or other lapse restrictions equal to the number of corresponding Rosetta restricted shares multiplied by 0.542, rounded up to the nearest whole share.

Performance Share Units. Upon completion of the merger, the Rosetta performance share units that are outstanding immediately prior to the completion of the merger will be deemed earned at the target level of 100% and will be converted into time-based restricted Noble common shares that will vest on the last day of the original three year performance period as provided under the terms of the applicable Rosetta performance share unit award agreement. The number of Noble common shares that will be received by each holder of outstanding Rosetta performance share units will be equal to the target number of Rosetta common shares subject to the applicable award of Rosetta performance share units multiplied by 0.542.

Converted Equity Awards. All of the converted options, restricted shares, and performance share units that are held by any employee, director, or consultant whose employment or service with Rosetta, Noble, the surviving company, or any of their subsidiaries is terminated without “cause” or who resigns his or her employment or service for “good reason,” will become fully vested and all restrictions will lapse and options will become and remain exercisable pursuant to (and for the time period set forth under) the terms of each converted award, in accordance with the applicable Rosetta long-term incentive plan, award agreement, or other Rosetta employee benefit plan.

For a more complete discussion of the treatment of Rosetta options and other stock-based awards, see “The Merger Agreement—Treatment of Rosetta Equity Awards” beginning on page 60. For further discussion of the treatment of Rosetta options and other stock-based awards held by certain directors and executive officers of Rosetta, see “The Merger—Interests of Rosetta Directors and Executive Officers in the Merger” beginning on page 52.

Board of Directors and Executive Officers After Completion of the Merger (See Page 51)

Upon completion of the merger, the board of directors of the combined company will consist of eleven directors, including current Noble directors Jeffrey L. Berenson, Michael A. Cawley, Edward F. Cox, Thomas J. Edelman, Eric P. Grubman, Kirby L. Hedrick, David L. Stover, Scott D. Urban, William T. Van Kleef, and Molly K. Williamson and an additional director from the Rosetta board of directors, or Rosetta board, to be mutually agreed upon by Noble and Rosetta. The executive officers of Noble are expected to continue serving as executive officers of the combined company.

For a more complete discussion of the directors of Noble, see “The Merger—Board of Directors and Executive Officers After Completion of the Merger” beginning on page 51.

Rosetta Board Recommendation and its Reasons for the Merger (See Page 32)

The Rosetta board recommends that Rosetta stockholders vote “FOR” the adoption of the Merger proposal, the approval of the Adjournment proposal, if necessary, and the approval of the Advisory compensation proposal.

In the course of reaching its decision to approve the merger agreement and the transactions contemplated thereby, the Rosetta board considered a number of factors. For a more complete discussion of these factors, see “The Merger—Rationale for the Merger” and “The Merger—Rosetta Board Recommendation and Its Reasons for the Merger” beginning on pages 31 and 32, respectively.

Opinion of Rosetta’s Financial Advisor (See Page 35)

Rosetta retained Morgan Stanley & Co. LLC, or Morgan Stanley, to act as financial advisor to the Rosetta board in connection with the proposed merger. On May 10, 2015, Morgan Stanley rendered to Rosetta’s board its oral opinion, subsequently confirmed in writing, that, as of such date and based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken by Morgan Stanley as set forth in its written opinion, the exchange ratio pursuant to the merger agreement was fair, from a financial point of view, to the holders of Rosetta common stock. The full text of Morgan Stanley’s written opinion, dated as of May 10, 2015, to the Rosetta board which sets forth, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Morgan Stanley in rendering its opinion, is attached as Annex B and is incorporated by reference into this proxy statement/prospectus. The summary of the opinion of Morgan Stanley in this proxy statement/prospectus is qualified in its entirety by reference to the full text of the opinion. We encourage you to read Morgan Stanley’s opinion and the summary of Morgan Stanley’s opinion below carefully and in their entirety.

Morgan Stanley’s opinion was rendered for the benefit of Rosetta’s board, in its capacity as such, and addressed only the fairness, from a financial point of view, of the exchange ratio pursuant to the merger agreement to the holders of Rosetta common stock as of the date of the opinion. Morgan Stanley’s opinion does not address any of the relative merits of the transactions contemplated by the merger agreement as compared to other business or financial strategies that might be available to Rosetta, nor does it address the underlying business decision of Rosetta to enter into the merger agreement or proceed with any other transaction contemplated by the merger agreement. In addition, Morgan Stanley’s opinion does not in any manner address the prices at which Noble common stock will trade following the consummation of the merger or at any time. The opinion was addressed to, and rendered for the benefit of, Rosetta’s board and was not intended to, and does not, constitute advice or a recommendation to any holder of Rosetta common stock as to how to vote or act on any matter with respect to the merger.

For a more complete discussion of the opinion of Morgan Stanley, see “The Merger—Opinion of Rosetta’s Financial Advisor” beginning on page 35.

Interests of Rosetta Directors and Executive Officers in the Merger (See Page 52)

Some of Rosetta’s directors and executive officers have financial interests in the merger that may be different from, or in addition to, those of Rosetta stockholders generally. The Rosetta board was aware of these interests and considered them, among other matters, in approving the merger agreement and making its recommendation that the Rosetta stockholders adopt the merger agreement and approve the merger. These interests include the following:

•	The merger agreement provides for the conversion of Rosetta’s outstanding equity compensation awards into corresponding awards denominated in Noble common shares generally equal to the number of Rosetta common shares underlying the applicable Rosetta award multiplied by the exchange ratio of 0.542. Rosetta’s outstanding performance share units will be converted into restricted shares in Noble at the target level of 100% and will remain subject to applicable time-based vesting restrictions. All of the outstanding equity compensation awards will vest on a “double-trigger” basis if the holder’s employment is terminated for any reason other than death, inability to perform or cause or the holder resigns for good reason within two years following the effective time of the merger.

•

Rosetta’s Change-In-Control Plan for Executive Officers entitles each of Rosetta’s executive officers to certain change-in-control severance benefits in the event the executive officer experiences a qualifying termination of employment within two years following the merger. These double-trigger benefits consist of a lump sum severance payment, reimbursement for healthcare continuation and accelerated vesting of outstanding equity awards.

•	Pursuant to the merger agreement, Rosetta has agreed to use commercially reasonable efforts to enter into non-competition agreements with each of its executive officers prior to the closing date and may pay the executives up to $5 million in the aggregate as cash consideration for entering into the non-competition agreements.

•	Pursuant to the merger agreement, Noble has agreed to take all necessary corporate action to appoint to its board of directors one member of the Rosetta board as of the effective time of the merger.

Rosetta’s directors and executive officers are also entitled to continued indemnification and directors’ and officers’ liability insurance coverage under the merger agreement. For a further discussion of the interests of directors and executive officers in the merger, see “The Merger—Interests of Rosetta Directors and Executive Officers in the Merger” beginning on page 52.

U.S. Federal Income Tax Consequences (See Page 57)

The merger and the second merger, considered together, are intended to be non-taxable to Rosetta stockholders, provided the integrated transaction qualifies as a “reorganization” within the meaning of Section 368(a) of the Code. The holders of Rosetta common stock are not expected to recognize any gain or loss for U.S. federal income tax purposes on the exchange of shares of Rosetta common stock for shares of Noble common stock in the merger, except with respect to any cash received in lieu of fractional shares of Noble common stock. The obligations of Noble and Rosetta to complete the merger are subject to, among other conditions described in this proxy statement/prospectus, the receipt by each of Noble and Rosetta of the opinion of its counsel to the effect that the merger and the second merger, considered together, will qualify as a “reorganization” within the meaning of Section 368(a) of the Code.

You should read “U.S. Federal Income Tax Consequences” beginning on page 57 for a more complete discussion of the United States federal income tax consequences of the merger. Tax matters can be complicated and the tax consequences of the merger to you will depend on your particular tax situation. You should consult your tax advisor to determine the tax consequences of the merger to you.

Accounting Treatment of the Merger (See Page 51)

The merger will be accounted for as an acquisition of Rosetta by Noble under the acquisition method of accounting according to U.S. generally accepted accounting principles, which is referred to as GAAP.

For a more complete description of the accounting treatment of the merger, see “The Merger—Accounting Treatment of the Merger” beginning on page 51.

No Appraisal Rights (See Page 51)

Under Section 262 of the DGCL, the holders of Noble common stock and the holders of Rosetta common stock do not have appraisal rights in connection with the merger.

Regulatory Approvals Required for the Merger (See Page 51)

To complete the merger, Noble and Rosetta must make filings with and obtain authorizations, approvals or consents from a number of regulatory authorities.

For a more complete discussion of regulatory matters relating to the merger, see “The Merger—Regulatory Approvals Required for the Merger” beginning on page 51.

Conditions to Completion of the Merger (See Page 61)

The parties expect to complete the merger after all of the conditions to the merger in the merger agreement are satisfied or waived, including after Noble and Rosetta receive all required regulatory approvals, and after Rosetta receives stockholder approval at its special meeting. The parties currently expect to complete the merger by July 20, 2015. However, it is possible that factors outside of each company’s control could require them to complete the merger at a later time or not to complete it at all.

The obligations of Noble and Rosetta to complete the merger are each subject to the satisfaction (or waiver by both Rosetta and Noble) of the following conditions:

•	approval of the Merger proposal by vote of the holders of a majority of the outstanding shares of Rosetta common stock;

•	termination or expiration of any waiting period (and any extension thereof) applicable to the merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, which is referred to as the HSR Act;

•	absence of any law, order, judgment or injunction prohibiting consummation of the merger;

•	effectiveness of the registration statement of which this proxy statement/prospectus is a part under the Securities Act and no stop order suspending the effectiveness of the registration statement has been issued and no proceedings for that purpose have been initiated or threatened by the SEC;

•	approval of the new shares of Noble common stock deliverable to the holders of shares of Rosetta common stock for listing on the NYSE, subject to official notice of issuance;

•	performance of and compliance with each and all of the agreements and covenants of each party to be performed and complied with pursuant to the merger agreement on or prior to the closing of the merger in all material respects;

•	the representations and warranties of the other party in the merger agreement being true and correct both when made and as of the closing of the merger, subject to certain materiality and material adverse effect qualifications;

•	receipt of a certificate signed by the chief executive officer of the other party, dated as of the closing date, certifying that the two preceding conditions have been satisfied; and

•	receipt of a legal opinion of the other party’s counsel, to the effect that, on the basis of facts, representations, assumptions, and exclusions set forth or referred to in such opinion, the merger and the second merger, considered together, will qualify for U.S. federal income tax purposes as a “reorganization” within the meaning of Section 368(a) of the Code.

The conditions set forth in the merger agreement may be waived by Noble or Rosetta, subject to applicable law and the agreement of the other party in certain circumstances. For a more complete discussion of the conditions to the merger, see “The Merger Agreement—Conditions to Completion of the Merger” beginning on page 61.

Rosetta Debt and Termination of Liens (See Page 74)

Rosetta has agreed to use commercially reasonable efforts to, concurrently with or before the closing of the merger, (i) obtain customary payoff letters to terminate Rosetta’s existing credit agreement, (ii) coordinate with

Noble and hedge providers to make arrangements with respect to derivative transactions, and (iii) make arrangements satisfactory to Noble for the release of all liens arising from or granted in connection with Rosetta’s existing credit agreement. In connection with the merger, in the event that Noble desires to consummate an exchange offer, tender offer, repurchase offer, consent solicitation, discharge, defeasance, redemption or similar transaction, or any combination thereof, with respect to Rosetta’s 5.625% Senior Notes due 2021, 5.875% Senior Notes due 2022 and 5.875% Senior Notes due 2024, each of Rosetta, Noble and Merger Sub have agreed to use its respective reasonable best efforts to, and to cause its respective subsidiaries and representatives (and, in the case of the Rosetta, the trustee) to, cooperate with one another in good faith to permit such debt transactions to be effected on such terms, conditions and timing as reasonably requested by Noble, including if so requested by Noble, causing those debt transactions to be consummated substantially concurrently with, but not prior to, the closing of the merger.

For a more complete discussion of the treatment of debt and the termination of liens pursuant to the merger agreement, see “The Merger Agreement—Other Covenants and Agreements—Rosetta Debt and Termination of Liens” beginning on page 74.

Completion of the Merger (See Page 61)

The merger is expected to be completed by July 20, 2015, subject to the satisfaction or waiver of other closing conditions. For a discussion of the timing of the merger, see “The Merger Agreement—Completion of the Merger” beginning on page 61.

No Solicitation of Other Offers (See Page 67)

Pursuant to the merger agreement, Rosetta has agreed that neither it nor its respective subsidiaries nor any of its or its subsidiaries’ respective officers, directors, employees or other representatives will, directly or indirectly:

•	initiate, solicit, knowingly encourage or knowingly facilitate any inquiries or the making or the submission of any proposal that constitutes, or would reasonably be expected to lead to, an alternative proposal;

•	participate or engage in any discussions or negotiations with, or disclose any non-public information or data or afford access to Rosetta’s or its subsidiaries’ properties, books or records to any third party that has made an alternative proposal;

•	approve, endorse or recommend any alternative proposal or publicly propose to do the same;

•	enter into any letter of intent, term sheet, memorandum of understanding, merger agreement, acquisition agreement, exchange agreement or any other agreement with respect to an alternative proposal or requiring Rosetta to abandon, terminate or fail to consummate the merger;

•	amend or grant any waiver, release or modification under, or fail to enforce, any standstill or similar agreement with respect to any class of equity securities; or

•	resolve or agree to do any of the foregoing.

The merger agreement does not, however, prohibit Rosetta from considering an alternative proposal from a third party if certain specified conditions are met. For a discussion of the prohibition on solicitation of acquisition proposals from third parties, see “The Merger Agreement—No Solicitation of Other Offers” beginning on page 67.

Termination of the Merger Agreement (See Page 74)

Generally, the merger agreement may be terminated prior to the closing of the merger, whether before or after the required Rosetta stockholder approval is obtained (except as otherwise specified below), as follows:

•	by the mutual written consent of Noble and Rosetta; or

•	by either Rosetta or Noble:

•	if there is in effect a final nonappealable order of a governmental authority of competent jurisdiction restraining, enjoining or otherwise prohibiting the merger; provided that this termination right is not available to a party whose failure to perform its obligations under the merger agreement is the primary cause of such order;

•	if the other party breached or failed to perform any of its representations, warranties, covenants or agreements in the merger agreement in a way that the related condition to closing would not be satisfied, and this breach is either incurable or not cured within 30 days;

•	if the closing does not occur on or before November 12, 2015; provided that this termination right will not be available to a party whose failure to perform and comply in all material respects with the covenants and agreements is the cause of the failure of the closing;

•	if the Rosetta stockholder meeting has occurred and the required Rosetta stockholder approval is not obtained;

•	by Noble, if Rosetta’s board makes a change in recommendation; or

•	by Rosetta, if Rosetta is terminating the merger agreement to enter into a definitive agreement relating to a superior proposal in accordance with the terms of the merger agreement.

The merger agreement provides that, upon a termination of the merger agreement under specified circumstances, Rosetta may be required to pay a termination fee of $65 million. See “The Merger Agreement—Termination of the Merger Agreement” and “The Merger Agreement—Effect of Termination; Termination Fees” beginning on page 74.

Purpose of the Rosetta Special Meeting; Required Vote (See Pages 128, 129)

At the Rosetta special meeting, Rosetta stockholders will be asked to consider and vote upon:

•	the Merger proposal;

•	the Adjournment proposal, if necessary; and

•	the Advisory compensation proposal.

Approval of the Merger proposal is required for completion of the merger.

The affirmative vote of holders of a majority of the outstanding shares of Rosetta common stock entitled to vote is required to approve the Merger proposal.

The affirmative vote of holders of a majority of the shares of Rosetta common stock represented at the Rosetta special meeting (in person or by proxy) and entitled to vote is required to approve the Adjournment proposal.

The affirmative vote of a majority of the votes cast at the Rosetta special meeting is required to approve the Advisory compensation proposal.

The Rosetta board unanimously recommends that Rosetta stockholders vote “FOR” all of the proposals set forth above, as more fully described in the section entitled “Purpose of the Rosetta Special Meeting” beginning on page 128.

Voting by Rosetta Directors and Executive Officers (See Page 131)

As of June 15, 2015, directors and executive officers of Rosetta and their affiliates owned and were entitled to vote 866,600 shares of Rosetta common stock, or approximately 1.1% of the total voting power of the shares of Rosetta common stock outstanding on that date.

SELECTED HISTORICAL FINANCIAL DATA OF NOBLE

The selected historical consolidated financial data of Noble for each of the years ended December 31, 2014, 2013 and 2012 and as of December 31, 2014 and 2013 have been derived from Noble’s audited consolidated financial statements and related notes thereto contained in Noble’s Annual Report on Form 10-K for the year ended December 31, 2014, which is incorporated by reference into this proxy statement/prospectus. The financial data for the three months ended March 31, 2015 and March 31, 2014 and as of March 31, 2015 are derived from Noble’s unaudited interim consolidated financial statements and related notes thereto contained in Noble’s Quarterly Report on Form 10-Q for the three months ended March 31, 2015, which is incorporated by reference into this proxy statement/prospectus.

The selected historical consolidated financial data for the years ended December 31, 2011 and 2010 and as of December 31, 2012, 2011 and 2010 have been derived from Noble’s audited consolidated financial statements as of and for such years, which have not been incorporated by reference into this proxy statement/prospectus. The selected historical consolidated financial data as of March 31, 2014 have been derived from Noble’s unaudited interim consolidated financial statements and related notes thereto contained in Noble’s Quarterly Report on Form 10-Q for the three months ended March 31, 2014, which has not been incorporated by reference into this proxy statement/prospectus. The information set forth below is only a summary and is not necessarily indicative of the results of future operations of Noble or the combined company, and you should read the following information together with (i) Noble’s audited consolidated financial statements, the related notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in Noble’s Annual Report on Form 10-K for the year ended December 31, 2014, which is incorporated by reference herein and (ii) Noble’s unaudited interim consolidated financial statements, the related notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in Noble’s Quarterly Report on Form 10-Q for the three months ended March 31, 2015, which is incorporated by reference herein. For more information, see “Where You Can Find More Information” beginning on page 154.

	Three Months Ended March 31,		Year Ended December 31,
	2015	2014	2014	2013	2012	2011	2010
	(millions, except as noted)
Revenues and Income
Total Revenues	$759	$1,379	$5,101	$5,015	$4,223	$3,404	$2,713
Income from Continuing Operations	(22)	200	1,214	907	965	412	631
Net Income (Loss)	(22)	200	1,214	978	1,027	453	725
Per Share Data
Earnings (Loss) Per Share—Basic
Net Income	$(0.06)	$(0.56)	$3.36	$2.72	$2.89	$1.28	$2.07
Earnings (Loss) Per Share—Diluted
Net Income	(0.06)	(0.55)	3.27	2.69	2.86	1.27	2.05
Weighted Average Shares Outstanding
Basic	370	360	361	359	356	353	350
Diluted	370	365	367	363	359	357	354
Cash Flows
Net Cash Provided by Operating Activities	$541	$929	$3,506	$2,937	$2,933	$2,170	$1,946
Additions to Property, Plant and Equipment	(1,111)	(1,158)	4,871	3,947	3,650	2,594	1,885
Acquisitions	—	—	—	—	—	527	458
Proceeds from Divestitures	119	92	321	327	1,160	77	564
Financial Position
Cash and Cash Equivalents	$1,709	$1,354	$1,183	$1,117	$1,387	$1,455	$1,081
Property, Plant, and Equipment, Net	18,462	16,117	18,143	15,725	13,551	12,782	10,264
Goodwill	617	621	620	627	635	696	696
Total Assets	23,261	20,192	22,553	19,642	17,554	16,444	13,282
Long-Term Obligations
Long-Term Debt	6,113	5,011	6,103	4,566	3,736	4,100	2,272
Deferred Income Taxes	2,491	2,449	2,516	2,441	2,218	2,059	2,110
Asset Retirement Obligations	706	616	670	547	333	344	208
Other	451	556	417	562	477	408	422
Stockholders’ Equity	11,357	9,361	10,325	9,184	8,258	7,265	6,848
Proved Reserves
Crude Oil and Condensate Reserves (MMBbls)	—	—	304	322	268	277	284
Natural Gas Reserves (Bcf)	—	—	5,833	5,828	4,964	5,043	4,361
NGL Reserves (MMBbls)	—	—	128	113	89	92	81
Total Reserves (MMBoe)	—	—	1,404	1,406	1,184	1,209	1,092

Number of Employees	—	—	2,735	2,527	2,190	1,876	1,772

SELECTED HISTORICAL FINANCIAL DATA OF ROSETTA

The selected historical consolidated financial data of Rosetta for each of the years ended December 31, 2014, 2013 and 2012 and as of December 31, 2014 and 2013 have been derived from Rosetta’s audited consolidated financial statements and related notes thereto contained in Rosetta’s Annual Report on Form 10-K for the year ended December 31, 2014, which is incorporated by reference into this proxy statement/prospectus. The financial data for the three months ended March 31, 2015 and March 31, 2014 and as of March 31, 2015 have been derived from Rosetta’s unaudited interim consolidated financial statements and related notes thereto contained in Rosetta’s Quarterly Report on Form 10-Q for the three months ended March 31, 2015, which is incorporated by reference into this proxy statement/prospectus.

The selected historical consolidated financial data for the years ended December 31, 2011 and 2010 and as of December 31, 2012, 2011 and 2010 have been derived from Rosetta’s audited consolidated financial statements as of and for such years, which have not been incorporated by reference into this proxy statement/prospectus. The selected historical consolidated financial data as of March 31, 2014 have been derived from Rosetta’s unaudited interim consolidated financial statements and related notes thereto contained in Rosetta’s Quarterly Report on Form 10-Q for the three months ended March 31, 2014, which has not been incorporated by reference into this proxy statement/prospectus. The information set forth below is only a summary and is not necessarily indicative of the results of future operations of Rosetta or the combined company, and you should read the following information together with (i) Rosetta’s audited consolidated financial statements, the related notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in Rosetta’s Annual Report on Form 10-K for the year ended December 31, 2014, which is incorporated by reference herein and (ii) Rosetta’s unaudited interim consolidated financial statements, the related notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in Rosetta’s Quarterly Report on Form 10-Q for the three months ended March 31, 2015, which is incorporated by reference herein. For more information, see “Where You Can Find More Information” beginning on page 154.

	Three Months Ended March 31,		Year Ended December 31,
	2015	2014	2014	2013	2012	2011	2010
	(In thousands, except per share data)
Operating Data:
Total revenues	$173,144	$214,566	$1,304,679	$814,018	$613,499	$446,200	$308,430
Net (loss) income	(539,674)	35,243	313,562	199,352	159,295	100,546	19,046
Net (loss) Income per share:
Basic	$(8.42)	$0.57	$5.10	$3.40	$3.03	$1.93	$0.37
Diluted	(8.42)	0.57	5.09	3.39	3.01	1.91	0.37
Cash dividends declared and paid per common share:	$—	$—	$—	$—	$—	$—	$—
Balance Sheet Data (At the end of the period):
Total assets	$3,526,455	$3,493,869	$4,250,667	$3,276,618	$1,415,416	$1,065,345	$989,440
Long-term debt	1,840,000	1,560,000	2,000,000	1,500,000	410,000	230,000	350,000
Total other long-term liabilities	27,495	165,180	230,784	154,157	17,570	14,949	28,275
Stockholders’ equity	1,342,254	1,385,012	1,669,113	1,348,334	803,999	632,836	528,816

SUMMARY UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL DATA

The following selected unaudited pro forma condensed combined consolidated statements of operations data for the three months ended March 31, 2015 and year ended December 31, 2014 have been prepared to give effect to the merger as if the merger had been completed on January 1, 2014. The unaudited pro forma condensed combined consolidated balance sheet data at March 31, 2015 has been prepared to give effect to the merger as if the merger was completed on March 31, 2015.

The following selected unaudited pro forma condensed combined consolidated financial information is not necessarily indicative of the results that might have occurred had the merger taken place on January 1, 2014 for statements of operations purposes, and on March 31, 2015 for balance sheet purposes, and is not intended to be a projection of future results. Future results may vary significantly from the results reflected because of various factors, including those discussed in the section entitled “Risk Factors” beginning on page 16. The following selected unaudited pro forma condensed combined consolidated financial information should be read in conjunction with the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” and related notes included in this proxy statement/prospectus beginning on page 134.

	Three Months Ended March 31, 2015	Year Ended December 31, 2014
	(in millions, except per share amounts)
Pro Forma Statement of Operations Data
Oil, Gas and NGL Sales	$866	$5,942
Net Income (Loss)	(27)	1,607
Earnings (Loss) Per Share, Basic	(0.07)	4.01
Earnings (Loss) Per Share, Diluted	(0.07)	3.94

At March 31, 2015
(in millions)
Pro Forma Balance Sheet Data
Cash and Cash Equivalents	$1,718
Total Assets	27,588
Long-Term Debt	8,047
Stockholder’s Equity	13,191

SUMMARY PRO FORMA OIL, NATURAL GAS AND NGL RESERVE INFORMATION

The following table presents a summary of the estimated pro forma combined net proved developed and undeveloped oil, natural gas and NGL reserves as of December 31, 2014, giving effect to the merger as if the transaction had occurred on January 1, 2014.

The following estimated pro forma combined net proved developed and undeveloped oil, natural gas and NGL reserves is not necessarily indicative of the results that might have occurred had the merger taken place on January 1, 2014 and is not intended to be a projection of future results. Future results may vary significantly from the results reflected because of various factors, including those discussed in the section entitled “Risk Factors” beginning on page 16. The following summary estimated pro forma combined net proved developed and undeveloped oil, natural gas and NGL reserves should be read in conjunction with the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” and related notes included in this proxy statement/prospectus beginning on page 134.

	Estimated Quantities of Reserves as of December 31, 2014
	Noble Historical United States	Rosetta Historical	Noble Pro Forma Combined United States	Noble Historical Equatorial Guinea	Noble Historical Israel	Noble Historical Other Int’l	Noble Pro Forma Combined Total
Proved Developed Reserves
Crude Oil and Condensate (MMBbls)	119	31	150	52	—	3	205
Natural Gas and Casinghead Gas (Bcf)	1,459	332	1,791	377	1,973	—	4,141
NGLs (MMBbls)	64	52	116	8	—	—	124

Proved Undeveloped Reserves
Crude Oil and Condensate (MMBbls)	117	37	154	13	—	—	167
Natural Gas and Casinghead Gas (Bcf)	1,345	323	1,668	236	443	—	2,347
NGLs (MMBbls)	49	52	101	7	—	—	108

COMPARATIVE PER SHARE DATA

The following table shows per share data regarding earnings (losses) from continuing operations, book value per share and cash dividends for Noble and Rosetta on a historical and pro forma combined basis. The pro forma earnings (losses) from continuing operations information was computed as if the merger had been completed on January 1, 2014. The pro forma book value per share information was computed as if the merger had been completed on March 31, 2015.

The following comparative per share data is derived from the historical consolidated financial statements of each of Noble and Rosetta. The information below should be read in conjunction with “Unaudited Pro Forma Condensed Combined Financial Information” beginning on page 134.

	As of and for the Year Ended December 31, 2014	As of and for the Three Months Ended March 31, 2015
	(Audited)	(Unaudited)
Noble Energy, Inc.
Earnings (Loss) Per Share, Basic	$3.36	$(0.06)
Earnings (Loss) Per Share, Diluted	$3.27	$(0.06)
Book value per share	$28.51	$29.35
Cash dividends	$0.68	$0.18

Rosetta Resources Inc.
Earnings (Loss) Per Share, Basic	$5.10	$(8.42)
Earnings (Loss) Per Share, Diluted	$5.09	$(8.42)
Book value per share	$27.13	$18.17
Cash dividends	—	—

Pro Forma Combined (Unaudited)
Earnings (Loss) Per Share, Basic	$4.01	$(0.07)
Earnings (Loss) Per Share, Diluted	$3.94	$(0.07)
Book value per share	—	$30.88
Cash dividends	—	$0.16

MARKET PRICES AND DIVIDENDS

The table below sets forth, for the calendar quarters indicated, the high and low sales prices per share of Noble common stock, which trades on the NYSE under the symbol “NBL,” and Rosetta common stock, which trades on NASDAQ under the symbol “ROSE,” as well as the quarterly cash dividends declared per share for the periods indicated.

	Noble Common Stock			Rosetta Common Stock
	High	Low	Dividend	High	Low	Dividend
2013
First Quarter	$58.32	$50.93	$0.13	$54.61	$44.50	$0.00
Second Quarter	$61.77	$52.62	$0.14	$50.10	$40.83	$0.00
Third Quarter	$68.43	$59.85	$0.14	$55.15	$42.04	$0.00
Fourth Quarter	$78.01	$64.36	$0.14	$65.30	$45.26	$0.00

2014
First Quarter	$71.98	$60.14	$0.14	$49.61	$39.33	$0.00
Second Quarter	$79.63	$68.83	$0.18	$55.45	$43.10	$0.00
Third Quarter	$77.93	$65.67	$0.18	$55.35	$43.17	$0.00
Fourth Quarter	$68.73	$42.11	$0.18	$45.86	$16.67	$0.00

2015
First Quarter	$52.42	$41.01	$0.18	$25.16	$15.92	$0.00
Second Quarter (through June 15, 2015)	$53.68	$42.80	$0.18	$25.25	$16.97	$0.00

The following table presents trading information on the last full trading day prior to the public announcement of the merger and on the latest practicable date before the date of this proxy statement/prospectus. On May 8, 2015, the last trading day before the public announcement of the signing of the merger agreement, the closing sale price per share of Noble common stock was $49.12 on the NYSE and the closing sale price per share of Rosetta common stock was $19.33 on NASDAQ. On June 15, 2015, the latest practicable date before the date of this proxy statement/prospectus, the last sales price per share of Noble common stock was $45.38 on the NYSE and the last sales price per share of Rosetta common stock was $24.27 on NASDAQ. Equivalent per share prices for shares of Rosetta common stock, adjusted by the exchange ratio of 0.542, are also provided for each of these dates.

	Noble Common Stock	Rosetta Common Stock	Rosetta Equivalent Per Share
May 8, 2015	$49.12	$19.33	$26.62
June 15, 2015	$45.38	$24.27	$24.60

Rosetta stockholders are advised to obtain current market quotations for Noble common stock. The market price of Noble common stock will fluctuate between the date of this proxy statement/prospectus and the completion of the merger. No assurance can be given concerning the market price of Noble common stock before or after the effective date of the merger.

Rosetta has never paid or declared any dividends on its common stock. Rosetta’s ability to pay dividends is restricted by provisions of its Amended and Restated Senior Revolving Credit Facility and the indentures governing its 5.625% Senior Notes due 2021, 5.875% Senior Notes due 2022 and 5.875% Senior Notes due 2024.

RISK FACTORS

In addition to the other information included or incorporated by reference in this proxy statement/prospectus, including the matters addressed in “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 23, you should carefully consider the following risks before deciding how to vote. In addition, you should read and carefully consider the risks associated with each of Noble and Rosetta and their respective businesses. These risks can be found in Noble’s and Rosetta’s respective Annual Reports on Form 10-K for the year ended December 31, 2014, which are filed with the SEC and incorporated by reference into this proxy statement/prospectus. For further information regarding the documents incorporated into this proxy statement/prospectus by reference, please see the section titled “Where You Can Find More Information.” Realization of any of the risks described below, any of the events described under “Cautionary Statement Regarding Forward-Looking Statements” or any of the risks or events described in the documents incorporated by reference could have a material adverse effect on Noble’s, Rosetta’s or the combined company’s businesses, financial condition, cash flows and results of operations and could result in a decline in the trading prices of their respective shares of common stock.

Risks Relating to the Merger

Because the exchange ratio will not be adjusted for stock price changes and the market price of shares of Noble common stock will fluctuate, Rosetta stockholders cannot be sure of the value of the merger consideration they will receive.

Upon completion of the merger, each outstanding share of Rosetta common stock will be converted into the right to receive 0.542 shares of Noble common stock. The number of shares of Noble common stock to be issued pursuant to the merger agreement for each share of Rosetta common stock will not change to reflect changes in the market price of Noble or Rosetta common stock. The market price of Noble common stock at the time of completion of the merger may vary significantly from the market prices of Noble common stock on the date the merger agreement was executed, the date of this proxy statement/prospectus and the date of the Rosetta special stockholder meeting. Accordingly, at the time of the Rosetta special stockholder meeting, you will not know or be able to calculate the market value of the merger consideration you will receive upon completion of the merger.

In addition, the merger might not be completed until a significant period of time has passed after the Rosetta special stockholder meeting. Because the exchange ratio will not be adjusted to reflect any changes in the market value of Noble common stock or Rosetta common stock, the market value of the Noble common stock issued in connection with the merger and the Rosetta common stock surrendered in connection with the merger may be higher or lower than the values of those shares on earlier dates. Stock price changes may result from, among other things, changes in the business, operations or prospects of Noble or Rosetta prior to or following the merger, litigation or regulatory considerations, general business, market, industry or economic conditions and other factors both within and beyond the control of Noble and Rosetta. For additional information on risks related to Noble common stock, see “—Risks Inherent in an Investment in Noble” beginning on page 21. Neither Noble nor Rosetta is permitted to terminate the merger agreement solely because of changes in the market price of either company’s common stock.

Current Rosetta stockholders will have a reduced ownership and voting interest after the merger and will exercise less influence over management.

Noble will issue approximately 42 million shares of Noble common stock to Rosetta stockholders in the merger (including shares of Noble common stock to be issued in connection with outstanding Rosetta equity awards). As a result of these issuances, current Noble and Rosetta stockholders are expected to hold approximately 91.4% and 9.6%, respectively, of Noble’s outstanding common stock immediately following completion of the merger.

Rosetta stockholders currently have the right to vote for their respective directors and on other matters affecting the applicable company. When the merger occurs, the shares of Noble common stock that each Rosetta stockholder receives in exchange for its shares of Rosetta common stock will represent a percentage ownership of the combined company that is significantly smaller than the Rosetta stockholder’s percentage ownership of Rosetta. As a result of these reduced ownership percentages, former Rosetta stockholders will have less influence on the management and policies of Noble than they now have with respect to Rosetta.

The merger agreement contains provisions that limit Rosetta’s ability to pursue alternatives to the merger, which could discourage a potential acquirer of Rosetta from making an alternative transaction proposal and, in certain circumstances, could require Rosetta to pay to Noble a termination fee.

The merger agreement contains “no shop” provisions that, subject to limited exceptions, prohibit Rosetta, its subsidiaries and their respective representatives from, directly or indirectly, soliciting, initiating, knowingly encouraging or knowingly facilitating any inquiry in respect of, discussing or negotiating, approving, endorsing or recommending, or entering into any understanding or agreement in respect of, a competing third-party proposal for the acquisition of Rosetta’s stock or assets. In addition, the parties are generally required to negotiate in good faith to modify the terms of the merger in response to any competing acquisition proposals before Rosetta’s board may withdraw or qualify its recommendation with respect to the merger. In some circumstances, upon termination of the merger agreement, Rosetta may be required to pay Noble a termination fee of $65 million.

See “The Merger Agreement—No Solicitation of Other Offers” beginning on page 67; “The Merger Agreement—Termination of the Merger Agreement” beginning on page 74; and “The Merger Agreement—Effect of Termination; Termination Fees” beginning on page 74.

These provisions could discourage a potential third-party acquirer that might have an interest in acquiring all or a significant portion of Rosetta’s stock or assets from considering or proposing that acquisition, even if it were prepared to pay consideration with a higher per share cash or market value than the market value proposed to be received or realized in the merger. Similarly, these provisions might result in a potential third-party acquirer proposing to pay a lower price to Rosetta stockholders than it might otherwise have proposed to pay because of the added expense of the termination fee that may become payable in certain circumstances. If the merger agreement is terminated and Rosetta determines to seek another business combination, it may not be able to negotiate a transaction with another party on terms comparable to, or better than, the terms of the merger.

Rosetta will be subject to various uncertainties and contractual restrictions while the merger is pending that could adversely affect their financial results.

Uncertainty about the effect of the merger on employees, suppliers and customers may have an adverse effect on Rosetta. These uncertainties may impair Rosetta’s ability to attract, retain and motivate key personnel until the merger is completed, and could cause customers, suppliers and others that deal with Rosetta to seek to change existing business relationships with Rosetta. Employee retention and recruitment for Rosetta may be particularly challenging prior to completion of the merger, as employees and prospective employees may experience uncertainty about their future roles with the combined company.

The pursuit of the merger and the preparation for the integration may place a significant burden on Rosetta’s management and internal resources. Any significant diversion of management attention away from ongoing business and any difficulties encountered in the transition and integration process could affect Rosetta’s financial results.

In addition, the merger agreement restricts Rosetta, without Noble’s consent, from making certain acquisitions and dispositions and taking other specified actions while the merger is pending. These restrictions may prevent Rosetta from pursuing attractive business opportunities and making other changes to its business prior to completion of the merger or termination of the merger agreement. See “The Merger Agreement—Conduct of Business Prior to Closing” beginning on page 64.

The merger and related transactions are subject to approval by Rosetta stockholders.

In order for the merger to be completed, the Rosetta stockholders must adopt the merger agreement, which requires the approval of the holders of a majority of the outstanding shares of Rosetta common stock entitled to vote on the Merger proposal as of the record date for the Rosetta special meeting.

The merger is subject to conditions, including certain conditions that may not be satisfied, or completed on a timely basis, if at all.

The merger is subject to a number of other conditions beyond Noble’s and Rosetta’s control that may prevent, delay or otherwise materially adversely affect its completion, including the approval of the Merger proposal by Rosetta’s stockholders. Neither Noble nor Rosetta can predict whether and when these other conditions will be satisfied. Any delay in completing the merger could cause the combined company not to realize some or all of the synergies expected to be achieved if the merger is successfully completed within its expected time frame. See “The Merger Agreement—Conditions to Completion of the Merger” beginning on page 61.

Failure to complete the merger could negatively affect Rosetta’s stock price, its future business and financial results.

If the merger is not completed, Rosetta’s ongoing businesses may be adversely affected and Rosetta will be subject to several risks and consequences, including the following:

•	under the merger agreement, Rosetta may be required, under certain circumstances, to pay Noble a termination fee of $65 million;

•	Rosetta will be required to pay certain costs relating to the merger, whether or not the merger is completed, such as legal, accounting, financial advisor and printing fees;

•	Rosetta would not realize the expected benefits of the merger;

•	under the merger agreement, Rosetta is subject to certain restrictions on the conduct of its business prior to completing the merger, which may adversely affect its ability to execute certain of its business strategies;

•	matters relating to the merger may require substantial commitments of time and resources by Rosetta management, which could otherwise have been devoted to other opportunities that may have been beneficial to Rosetta as an independent company; and

•	Rosetta may lose key employees during the period in which Rosetta and Noble are pursuing the merger, which may adversely affect Rosetta in the future if it is not able to hire and retain qualified personnel to replace departing employees.

In addition, if the merger is not completed, Rosetta may experience negative reactions from the financial markets and from its customers and employees. Rosetta also could be subject to litigation related to any failure to complete the merger or to enforcement proceedings commenced against Rosetta to attempt to force it to perform their respective obligations under the merger agreement.

Noble and Rosetta will incur substantial transaction fees and merger-related costs in connection with the merger.

Noble and Rosetta expect to incur non-recurring transaction fees totaling approximately $53 million, which includes legal and advisory fees and substantial merger-related costs associated with completing the merger, combining the operations of the two companies and achieving desired synergies. Additional unanticipated costs may be incurred in the course of the integration of the businesses of Noble and Rosetta. The companies cannot be certain that the realization of other benefits related to the integration of the two businesses will offset the transaction and merger-related costs in the near term, or at all.

Certain directors and executive officers of Rosetta have interests in the merger that are different from, or in addition to, those of other Rosetta stockholders, which could have influenced their decisions to support or approve the merger.

In considering whether to approve the proposals at the Rosetta special meeting, Rosetta stockholders should recognize that certain directors and executive officers of Rosetta have interests in the merger that differ from, or that are in addition to, their interests as stockholders of Rosetta. These interests include, among others, ownership interests in the combined company, continued service as a director or an executive officer of the combined company, and the accelerated vesting of certain equity awards and/or certain severance benefits, in connection with the merger. These interests, among others, may influence the directors and executive officers of Rosetta to support or approve the Merger proposal. See the sections entitled “The Merger—Interests of Rosetta Directors and Executive Officers in the Merger” beginning on page 52.

Completion of the merger may trigger change in control or other provisions in certain agreements to which Rosetta is a party.

The completion of the merger may trigger change in control or other provisions in certain agreements to which Rosetta is a party. If Noble and Rosetta are unable to negotiate waivers of those provisions, the counterparties may exercise their rights and remedies under the agreements, potentially terminating the agreements or seeking monetary damages. Even if Noble and Rosetta are able to negotiate waivers, the counterparties may require a fee for such waivers or seek to renegotiate the agreements on terms less favorable to Rosetta or the combined company.

Risks Relating to the Combined Company Following the Merger

Noble may need to obtain new financing in connection with the termination of Rosetta’s existing credit facility or an exchange offer for Rosetta’s senior notes, which new financing may be costly or time-consuming to obtain.

In connection with the merger, Noble may determine to terminate Rosetta’s existing credit facility or consummate an exchange offer, tender offer, repurchase offer, consent solicitation, discharge, defeasance, redemption or similar transaction, or any combination, for all or any portion of Rosetta’s outstanding Notes. Noble intends to finance the exchange offer or other transactions with respect to the Notes, and the related fees, commissions and expenses with a combination of funds available at Noble (including funds available under Noble’s existing credit facilities) and, to the extent necessary, new financing. There is no assurance that any new financing will be obtained on desired terms and within a desired timeframe or will not contain terms, conditions or restrictions that would be detrimental to Noble after the completion of the merger. There are no financing conditions to the merger and the merger is not conditioned upon the completion of the exchange offer or other transactions with respect to the Notes or the Rosetta credit facility.

If completed, the merger may not achieve its intended results, and Noble and Rosetta may be unable to successfully integrate their operations.

Noble and Rosetta entered into the merger agreement with the expectation that the merger will result in various benefits, including, among other things, expanding Noble’s asset base and creating synergies. Achieving the anticipated benefits of the merger is subject to a number of uncertainties, including whether the businesses of Noble and Rosetta can be integrated in an efficient and effective manner.

It is possible that the integration process could take longer than anticipated and could result in the loss of valuable employees, the disruption of each company’s ongoing businesses, processes and systems or inconsistencies in standards, controls, procedures, practices, policies and compensation arrangements, any of which could adversely affect the combined company’s ability to achieve the anticipated benefits of the merger. The combined company’s results of operations could also be adversely affected by any issues attributable to either company’s operations that arise or are based on events or actions that occur prior to the closing of the merger. The companies may have difficulty addressing possible differences in corporate cultures and management philosophies. The integration process is subject to a number of uncertainties, and no assurance can be given that the anticipated benefits will be realized or, if realized, the timing of their realization. Failure to achieve these anticipated benefits could result in increased costs or decreases in the amount of expected revenues and could adversely affect the combined company’s future business, financial condition, operating results and prospects.

The market price of the shares of the combined company and the results of operations of the combined company after the merger may be affected by factors different from those affecting Rosetta or Noble currently.

The businesses of Noble and Rosetta differ in some respects and, accordingly, the results of operations of the combined company and the market price of the combined company’s shares of common stock following the merger may be affected by factors different from those currently affecting the independent results of operations and market prices of Noble and Rosetta. For a discussion of the businesses of Noble and Rosetta and of certain factors to consider in connection with those businesses, see the documents incorporated by reference in this document and referred to under “Where You Can Find More Information.”

The future results of the combined company will suffer if the combined company does not effectively manage its expanded operations following the merger.

Following the merger, the size of the business of the combined company and the basins in which it operates will increase beyond the current size of either Noble’s or Rosetta’s business or the respective basins in which they currently operate. The combined company’s future success depends, in part, upon its ability to manage this expanded business, which will pose challenges for management, including challenges related to the management and monitoring of new operations. There can be no assurances that the combined company will be successful or that it will realize the expected operating efficiencies, cost savings, revenue enhancements and other benefits currently anticipated from the merger.

The combined company is expected to incur expenses related to the integration of Noble and Rosetta.

The combined company is expected to incur expenses in connection with the integration of Noble and Rosetta. There are a large number of processes, policies, procedures, operations, technologies and systems that must be integrated, including purchasing, accounting and finance, sales, billing, payroll, pricing, revenue management, maintenance, marketing and benefits. While Noble and Rosetta have assumed that a certain level of expenses will be incurred, there are many factors beyond their control that could affect the total amount or the timing of the integration expenses. Moreover, many of the expenses that will be incurred are, by their nature, difficult to estimate accurately. These integration expenses likely will result in the combined company taking charges against earnings following the completion of the merger, and the amount and timing of such charges are uncertain at present.

Uncertainties associated with the merger may cause a loss of management personnel and other key employees, which could adversely affect the future business and operations of the combined company.

Noble and Rosetta are dependent on the experience and industry knowledge of their officers and other key employees to execute their business plans. Each company’s success until the merger and the combined company’s success after the merger will depend in part upon the ability of Noble and Rosetta to retain key management personnel and other key employees. Current and prospective employees of Noble and Rosetta may experience uncertainty about their roles within the combined company following the merger, which may have an adverse effect on the ability of Noble and Rosetta to attract or retain key management and other key personnel. Accordingly, no assurance can be given that the combined company will be able to attract or retain key management personnel and other key employees of Noble and Rosetta to the same extent that Noble and Rosetta have previously been able to attract or retain their own employees.

The pro forma financial statements included in this proxy statement/prospectus are presented for illustrative purposes only and may not be an indication of the combined company’s financial condition or results of operations following the merger.

The pro forma financial statements contained in this proxy statement/prospectus are presented for illustrative purposes only, are based on various adjustments, assumptions and preliminary estimates and may not be an indication of the combined company’s financial condition or results of operations following the merger for several reasons. See “Unaudited Pro Forma Condensed Combined Financial Information” beginning on page 134. The actual financial condition and results of operations of the combined company following the merger may not be consistent with, or evident from, these pro forma financial statements. In addition, the assumptions used in preparing the pro forma financial information may not prove to be accurate, and other factors may affect the combined company’s financial condition or results of operations following the merger. Any potential decline in the combined company’s financial condition or results of operations may cause significant variations in the stock price of the combined company.

Following the closing of the merger, Noble will incorporate Rosetta’s hedging activities into Noble’s business, and Noble may be exposed to additional commodity price risks arising from such hedges.

To mitigate its exposure to changes in commodity prices, Rosetta hedges oil, natural gas and NGL prices from time to time, primarily through the use of certain derivative instruments, including fixed price swaps, basis swaps and costless collars. Noble will bear the economic impact of all of Rosetta’s current hedges following the closing of the merger. Actual crude oil, natural gas and NGL prices may differ from the combined company’s expectations and, as a result, such hedges may or may not have a negative impact on Noble’s business.

Risks Inherent in an Investment in Noble

The market price of Noble common stock may be volatile and Noble’s stock price could decline.

The market price of shares of Noble common stock, as with all stocks, fluctuates from time to time and will be subject to similar fluctuations in the future. As an example, during the year ended December 31, 2014, the market price of Noble common stock ranged from a low of $43.00 per share to a high of $79.23 per share. The market price of Noble common stock may be affected by a number of factors, including the volatility of crude oil, natural gas and NGL prices, Noble’s operating results, changes in Noble’s earnings estimates, additions or departures of key personnel, Noble’s financial condition, drilling activities, legislative and regulatory changes, general conditions in the oil and natural gas exploration and development industry, general economic conditions, and general conditions in the securities markets. In particular, a significant or extended decline in crude oil and natural gas prices could have a material adverse effect on the market price of Noble common stock. Other risks described elsewhere under “Risk Factors” in this proxy statement/prospectus and the documents incorporated by reference in this proxy statement/prospectus could also materially and adversely affect the market price of Noble common stock.

Although Noble’s board of directors has declared quarterly dividends on Noble common stock in recent years, Noble may not pay cash dividends in the future.

Although Noble has paid cash dividends on Noble common stock in the past, Noble’s board of directors may determine not to declare dividends in the future or may reduce the amount of dividends paid in the future. Any payment of future dividends will be at the discretion of Noble’s board of directors and will depend on Noble’s results of operations, financial condition, cash requirements, future prospects and other considerations that Noble’s board of directors deems relevant.

Noble is able to issue shares of preferred stock with greater rights than Noble common stock.

Noble’s board of directors is authorized to issue one or more series of preferred stock from time to time without any action on the part of Noble’s stockholders. Noble’s board of directors also has the power, without stockholder approval, to set the terms of any such series of preferred stock that may be issued, including voting rights, dividend rights, and preferences over Noble common stock with respect to dividends and other terms. If Noble issues preferred stock in the future that has a preference over Noble common stock with respect to the payment of dividends or other terms, or if Noble issues preferred stock with voting rights that dilute the voting power of Noble common stock, the rights of holders of Noble common stock or the market price of Noble common stock could be adversely affected.

There may be future dilution of Noble common stock, which could adversely affect the market price of Noble common stock.

Noble is not restricted from issuing additional shares of Noble common stock. Noble may also issue securities convertible into, or exchangeable for, or that represent the right to receive, Noble common stock. In the future, Noble may issue shares of Noble common stock to raise cash for future drilling and development activities or acquisitions. Noble regularly evaluates acquisition opportunities as part of Noble’s overall business strategy and may periodically pursue opportunistic prospects as they arise. Noble may pay the purchase price for any such acquisition by using cash, common stock, or a combination of both. Any of these events may dilute your ownership interest in Noble, reduce Noble’s earnings per share and have an adverse effect on the price of Noble common stock.

Provisions in Noble’s certificate of incorporation and Delaware law may inhibit a takeover of Noble, which could limit the price investors might be willing to pay in the future for Noble common stock.

Under Noble’s certificate of incorporation, Noble’s board of directors is authorized to issue shares of Noble common or preferred stock without approval of Noble’s stockholders. If Noble’s board of directors elects to issue additional shares, it could be more difficult for a third party to acquire Noble. Noble’s certificate of incorporation also requires the approval of 75% of Noble’s outstanding voting stock for a merger or consolidation or the sale of all or substantially all of Noble’s assets. In addition, subject to various exceptions, Delaware law imposes restrictions on mergers and other business combinations between Noble and any holder of 15% or more of Noble’s outstanding common stock. These provisions may deter hostile takeover attempts or otherwise discourage an acquisition of Noble, and thereby negatively affect the price that investors might be willing to pay in the future for Noble common stock.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement/prospectus and the documents incorporated by reference include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Exchange Act. The statements contained in this proxy statement/prospectus that are not historical facts are forward-looking statements that represent management’s beliefs and assumptions based on currently available information. These statements may be made directly in this proxy statement/prospectus or may be incorporated by reference to other documents and may include statements for the period after completion of the merger. These forward-looking statements relate to outlooks or expectations for earnings, revenues, expenses, asset quality or other future financial or business performance, strategies or expectations, or the effect of legal, regulatory or supervisory matters on business, results of operations or financial condition, and include, among others:

•	statements about the benefits of the proposed merger, including future financial and operating results, Noble’s and Rosetta’s plans, objectives, expectations and intentions, the expected timing of completion of the merger;

•	other statements that are not historical facts, including estimates of oil and natural gas reserves and resources, estimates of future production, assumptions regarding future oil and natural gas pricing, planned drilling activity, future results of operations, projected cash flow and liquidity, business strategy and other plans and objectives for future operations; and

•	all statements that are not historical facts, which can be identified by the use of forward-looking terminology such as the words “may,” “will,” “could,” “should,” “would,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “forecast,” “predict,” “potential,” “pursue,” “target” or “continue,” the negative of such terms or variations thereon, or other comparable terminology, or by discussions of strategy or trends.

With respect to these forward-looking statements, each of Noble and Rosetta management has made assumptions regarding, among other things, future demand and market prices of crude oil, natural gas and NGLs, operating, general and administrative costs, financial and economic market conditions and legislative, regulatory and/or market developments. The future and assumptions about the future cannot be ensured. Actual results may differ materially from those in the forward-looking statements. Some factors, risks and uncertainties that could cause actual results to differ include:

•	the ability to obtain the requisite Rosetta stockholder approval and complete the merger;

•	the risk that Rosetta or Noble may be unable to obtain governmental and regulatory approvals required for the merger, or required governmental and regulatory approvals may delay the merger or result in the imposition of conditions that could cause the parties to abandon the merger;

•	the risk that a condition to closing of the merger may not be satisfied;

•	the timing to consummate the proposed merger;

•	the risk that the businesses will not be integrated successfully;

•	the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected;

•	disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers;

•	the diversion of management time on merger-related issues;

•	the volatility in commodity prices for crude oil and natural gas;

•	the presence or recoverability of estimated reserves;

•	the ability to replace reserves;

•	environmental risks;

•	drilling and operating risks;

•	exploration and development risks;

•	competition;

•	government regulation or other actions;

•	the ability of management to execute its plans to meet its goals;

•	other risks inherent in Noble’s and Rosetta’s businesses that are discussed in Noble’s and Rosetta’s most recent annual reports on Form 10-K, respectively, and in other Noble and Rosetta reports on file with the SEC; and

•	those set forth in or incorporated by reference into this proxy statement/prospectus in the section entitled “Risk Factors” beginning on page 16.

You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this proxy statement/prospectus, or in the case of a document incorporated by reference, as of the date of that document. Except as required by law, neither Noble nor Rosetta undertakes any obligation to publicly update or release any revisions to these forward-looking statements to reflect any events or circumstances after the date that they were made or to reflect the occurrence of unanticipated events.

Additional factors, risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in reports filed with the SEC by Noble and Rosetta. See “Where You Can Find More Information” beginning on page 154 for a list of the documents incorporated by reference.

THE MERGER

The following is a discussion of the merger and the material terms of the merger agreement between Noble and Rosetta. You are urged to read carefully the merger agreement in its entirety, a copy of which is attached as Annex A to this proxy statement/prospectus and incorporated by reference herein.

Background of the Merger

As part of their ongoing evaluation of Rosetta’s business, Rosetta’s board of directors and senior management, with the assistance of financial and legal advisors, regularly review and assess Rosetta’s strategic and financial alternatives in light of developments in Rosetta’s business, in the sectors in which it competes, in the economy generally and in the financial markets. As part of this review process, following the decline of crude oil and natural gas commodity prices in late 2014 and the general business environment confronted by exploration and production (“E&P”) companies in the near term, senior management and its board of directors reviewed, beginning in December 2014, a variety of strategic alternatives for Rosetta, including pursuing a potential business combination (with Rosetta either acquiring, or being acquired by, a third party) and capital raising initiatives. Senior management further contemplated as part of its review process the alternative of continuing to operate Rosetta as an independent publicly traded company, and the risks and uncertainties associated with such alternative, including Rosetta’s ability to operate in both a near term and longer term lower commodity price environment while replacing reserves through acquisitions and exploration given its relatively high debt levels.

On December 16, 2014, James E. Craddock, Rosetta’s chief executive officer and president, met with the chief executive officer of another E&P company (“Party A”) and discussed the current state of the E&P industry, particularly the then-current commodity price environment. Rosetta and Party A had previously discussed a possible combination in the summer of 2014 and entered into a confidentiality agreement dated June 12, 2014, but the previous discussions were no longer active. At the December 16 meeting, Mr. Craddock indicated his view that consolidation in the industry was likely and that the Rosetta board would be looking at several strategic options during the first quarter of 2015. Party A indicated that Party A would be interested in a strategic transaction involving Rosetta and Party A if Rosetta decided to move forward with a transaction.

In December 2014, Rosetta contacted Morgan Stanley & Co. LLC (“Morgan Stanley”) to assist the Rosetta board in its strategic analysis based on, among other things, Morgan Stanley’s reputation and its experience in mergers and acquisitions, valuation, financing and capital markets.

During January 2015, representatives of Morgan Stanley discussed potential strategic alternatives in the context of the E&P environment with Rosetta’s senior management team. In connection with these discussions, Rosetta senior management, in consultation with Morgan Stanley, began to identify candidates for a potential transaction with Rosetta based on, among other criteria, financial strength, quality of assets and management and relative performance of publicly traded equity securities. Rosetta senior management and Morgan Stanley reviewed a list of 35 companies in the E&P industry and identified 17 companies as potential counterparties to a potential transaction based on the foregoing criteria.

Based on this review with Morgan Stanley, in late January 2015, to better inform the Rosetta board in connection with its analysis of strategic alternatives, Rosetta management instructed Morgan Stanley to engage in public information-based dialogue with the 17 companies, including Noble, on a confidential basis to ascertain whether they would be interested in a potential transaction with Rosetta. Based on those confidential inquiries, Morgan Stanley identified seven companies as having potential interest in a transaction with Rosetta, including Noble. Morgan Stanley advised Noble that Rosetta would be interested in entering into a transaction with a company with quality assets, a strong balance sheet and a positive outlook, and that Rosetta would prefer an all-stock transaction.

In the course of these inquiries, Mr. David L. Stover, Noble’s chief executive officer and president, asked Morgan Stanley to arrange for a meeting with Mr. Craddock.

On February 13, 2015, Mr. Craddock and Mr. Stover met in person to discuss a potential business combination of Rosetta and Noble. Mr. Stover expressed a strong interest in combining the two companies and indicated to Mr. Craddock that Rosetta’s assets were a strategic fit for Noble.

On February 18, 2015, representatives of Morgan Stanley reviewed with the Rosetta board a preliminary assessment of Rosetta continuing to operate on a standalone basis under various commodity price outlooks, based on a variety of capital raising scenarios and development and capital expenditure plans. Morgan Stanley also reviewed with the board the broad list of 35 companies in the E&P industry that represented potential counterparties, including the 17 companies that Morgan Stanley had contacted and the seven companies that were identified as having potential interest in a transaction with Rosetta. Mr. Craddock also provided the board with a summary of his February 13 meeting with Mr. Stover. The Rosetta board instructed management to continue its efforts gauging the interests of possible candidates for a potential transaction and directed Morgan Stanley and management to assess potential interest from the seven potential counterparties and one additional party that was not included in the original group of 17 counterparties and, based on the outcome of those discussions, offer non-public information to those potential counterparties. Morgan Stanley subsequently made confidential inquiries with the eight potential counterparties, four of which expressed interest in discussing a potential business combination. Those potential counterparties consisted of Noble, Party A, a strategic interested party referred to herein as “Party B”, and another strategic interested party referred to herein as “Party C”.

Following the February 18 board meeting, Mr. Craddock contacted Mr. Stover and informed Mr. Stover that Noble was one of a limited number of potential counterparties identified by the Rosetta board for a possible business combination. Mr. Stover indicated that Noble’s interest in a possible business combination with Rosetta remained high. Mr. Craddock also spoke with Party A’s chief executive officer following the February 18 board meeting and informed him that Party A was one of a limited number of potential counterparties identified by the Rosetta board for a possible business combination. Party A’s chief executive officer indicated that Party A’s interest in a possible business combination with Rosetta remained high.

Separately, representatives of Morgan Stanley contacted the chief executive officer of Party B and informed him that Party B was one of a limited number of potential counterparties identified by the Rosetta board for a possible business combination, and representatives of Morgan Stanley had a similar conversation with the chief executive officer of Party C.

On February 24, 2015, Party A’s chief executive officer contacted Mr. Craddock after Party A’s board meeting to inform Mr. Craddock that Party A’s board was enthusiastic about a possible combination with Rosetta.

On February 26, 2015, Mr. Stover contacted Mr. Craddock and advised that a recent equity offering by Noble was primarily related to maintaining financial strength throughout the commodity price cycle and that Noble’s interest in a possible business combination remained unchanged.

On March 2, 2015, representatives of Party A contacted representatives of Morgan Stanley to discuss timing and process and to provide a list of initial information that Party A would be interested in reviewing with management of Rosetta.

In early March 2015, Morgan Stanley reached out to Noble, Party A, Party B, and Party C to schedule meetings with each of the potential counterparties to discuss the business and operations of Rosetta.

On March 16, 2015, Rosetta entered into confidentiality agreements with Noble, Party A, Party B and Party C. Each of the confidentiality agreements included a customary “standstill” provision with substantially the same terms that automatically terminated if, among other things, Rosetta entered into a definitive merger agreement with another party.

Also on March 16, management representatives of Rosetta, together with representatives of Morgan Stanley and Latham & Watkins LLP (“Latham & Watkins”), Rosetta’s legal advisor, met with representatives of Party B to discuss an overview of the business and operations of Rosetta.

On March 20, 2015, Rosetta granted Party B access to Rosetta’s electronic data room.

On March 24, 2015, at a regularly scheduled meeting of the Rosetta board, Rosetta’s management provided an update on the process. The directors were briefed on the four parties that had expressed an interest in discussing a potential business combination. The directors discussed their belief that Party A and Noble each had higher quality assets than Party B and Party C.

On March 25, 2015, management representatives of Rosetta, together with representatives of Morgan Stanley and Latham & Watkins, met with representatives of Noble, together with Petrie Partners, LLC (“Petrie Partners”), Noble’s financial advisor, to discuss an overview of the business and operations of Rosetta.

On March 26, 2015, management representatives of Rosetta, together with representatives of Morgan Stanley and Latham & Watkins, met with representatives of Party A to discuss an overview of the business and operations of Rosetta.

On March 31, 2015, management representatives of Rosetta, together with representatives of Morgan Stanley and Latham & Watkins, met with representatives of Party C to discuss an overview of the business and operations of Rosetta, and Rosetta granted Party C access to Rosetta’s electronic data room.

Rosetta granted Noble and Party A access to Rosetta’s electronic data room, which included a reserve database, on April 1 and April 3, 2015, respectively.

On April 6, 2015, following the receipt of an unsolicited expression of interest from another strategic interested party (“Party D”) that was not included in the original group of 17 counterparties contacted by Morgan Stanley on a confidential basis, Rosetta entered into a confidentiality agreement with Party D and granted Party D access to Rosetta’s electronic data room.

On April 7, 2015, management representatives of Rosetta, together with representatives of Morgan Stanley and Latham & Watkins, met with representatives of Party D to discuss an overview of the business and operations of Rosetta.

On April 9, 2015, at Noble’s request, management representatives of both Noble and Rosetta (excluding the parties’ chief executive officers) met to discuss a technical overview of Rosetta’s assets and the chief financial officers of Noble and Rosetta met to discuss various financial matters concerning Rosetta. Also on April 9, 2015, management representatives of Rosetta and Party B (excluding the parties’ chief executive officers) held a conference call to discuss a technical overview of Rosetta’s assets.

On April 15, 2015, management representatives of both Party D and Rosetta (excluding the parties’ chief executive officers) met to discuss a technical overview of Rosetta’s assets.

On April 17, 2015, Party C notified Morgan Stanley that Party C would not be submitting an indicative proposal and was no longer interested in discussing a potential business combination.

On April 20, 2015, Mr. Craddock met with Party A’s chief executive officer. Party A indicated that, if Party A submitted an indicative proposal, the proposal would contemplate an all-stock transaction.

On April 22, 2015, the date that Rosetta had indicated to the parties that proposals were due, three of the potential interested counterparties, consisting of Noble, Party A and Party D, each submitted a non-binding, preliminary indicative proposal with respect to a potential business combination with Rosetta. In its indicative proposal, Noble proposed an all-stock transaction in which each Rosetta stockholder would receive 0.500 shares of Noble common stock per share of Rosetta common stock owned by such stockholder. Noble’s indicative proposal represented an implied value of $25.59 per Rosetta share as of the date of the proposal. Party A’s proposal also contemplated an all-stock transaction and represented an implied value of $24.84 per Rosetta share. Party D’s proposal contemplated a transaction in which Rosetta stockholders would receive a mix of cash and stock in Party D that represented a combined implied value of $24.24 per Rosetta share. None of these proposals required a vote of the stockholders of the counterparties to effect.

On April 23, 2015, the Rosetta board held a telephonic meeting with representatives of Morgan Stanley and representatives of Latham & Watkins to review the non-binding, indicative proposals Rosetta had received from Noble, Party A and Party D. Morgan Stanley reviewed with the board the proposed exchange ratio, form of consideration proposed, further due diligence requests, conditions and necessary approvals included in, and the implied value to Rosetta stockholders represented by, each indicative proposal. Mr. Craddock indicated to the board that there would be a special board meeting held on April 28, 2014 to further discuss the indicative proposals and determine whether to move forward with one or more of the parties.

On April 24, 2015, a representative of Morgan Stanley received a verbal indication from Party B that Party B intended to submit a proposal later that evening. Party B later submitted a non-binding indicative proposal for a transaction in which Rosetta stockholders would receive a mix of cash and stock in Party B that represented a combined value of $24.40 per Rosetta share. Based on the exchange ratio in Party B’s indicative proposal and the number of shares Party B would issue in connection with a combination, Rosetta and its advisors believed that a transaction with Party B would require the consent of Party B’s stockholders.

On April 28, 2015, the Rosetta board held a special meeting with representatives of Morgan Stanley and representatives of Latham & Watkins to further review the indicative proposals that Rosetta had received from Noble, Party A and Party D on April 22, 2015, as well as the indicative proposal that Rosetta had received from Party B on April 24, 2015. Morgan Stanley presented an analysis of Rosetta’s operations and prospects on a standalone basis using various commodity price assumptions, including Rosetta’s internal commodity price projections, NYMEX strip prices and research analyst consensus prices. Morgan Stanley then presented a valuation analysis comparing Rosetta’s current share price and historical stock performance to historical trading ranges, equity research valuations and comparable publicly traded companies. Morgan Stanley then reviewed each of the indicative proposals with the board, as well as an overview of the assets of each party that submitted an indicative proposal. Based on the relatively strong credit ratings of Noble and Party A, the fact that Noble and Party A had submitted indicative proposals that consisted of all-stock consideration, which would allow the Rosetta stockholders the ability to participate in increases in the counterparty’s stock prices, the board’s belief that the quality and mix of assets of Noble and Party A were superior to Party B and Party D and the fact that, unlike the proposal of Party B, the proposals of Noble and Party A did not require stockholder approval of the counterparty, the board instructed management to continue discussions with Noble and Party A.

From April 28, 2015 through May 10, 2015, Rosetta conducted due diligence of Noble and Party A, and Noble and Party A continued to conduct extensive due diligence of Rosetta. As part of its diligence process, Noble formed integrated diligence teams, including human resources, land, finance, midstream/marketing, legal, operations, and environmental / health / safety. Some of Noble’s key diligence reviews included, among other things:

•	oil and gas lease expirations and retention requirements;

•	material contracts, including change of control impacts;

•	environmental health and safety records; and

•	senior notes indentures and tender/exchange mechanics.

Noble’s diligence efforts included ongoing requests for documents, review of material in Rosetta’s electronic data room and phone conferences with relevant Rosetta personnel.

On April 28, 2015, Mr. Craddock called Mr. Stover and advised him that Noble was one of two proposals in which Rosetta had a high degree of interest. Mr. Craddock informed Mr. Stover that the parties should seek to complete due diligence and provide revised indicative proposals and comments to the merger agreement by May 7, 2015. Also on April 28, 2015, Mr. Craddock called Party A’s chief executive officer and advised him that Party A was one of two proposals in which Rosetta had a high degree of interest. Mr. Craddock informed the Party A’s chief executive officer that the parties should seek to complete due diligence and provide revised indicative proposals and comments to the merger agreement by May 7, 2015.

On April 29, 2015, Latham & Watkins circulated a draft merger agreement to outside counsel for each of Noble and Party A. Latham & Watkins indicated to the parties’ outside counsel a willingness on the part of Rosetta to receive comments to the merger agreement in advance of the May 7, 2015 deadline for revised proposals.

On April 30, 2015, the Rosetta board held a telephonic meeting with representatives of Morgan Stanley and Latham & Watkins. Mr. Craddock and other members of Rosetta’s management provided an update to the board on the status of discussions with Noble and Party A and on the likely timeline for a potential transaction. Later in the afternoon of April 30, 2015, management representatives of Rosetta met with management representatives of Party A (excluding the parties’ chief executive officers) to discuss due diligence questions regarding Rosetta’s assets.

On May 1, 2015, management representatives of Rosetta received an overview of Party A’s business and operations from management representatives of Party A.

On May 3, 2015, management representatives of Rosetta received an overview of Noble’s business and operations from management representatives of Noble.

On May 4, 2015, Rosetta released first quarter 2015 financial results and held an earnings conference call with investors on May 5, 2015.

On May 5, 2015, Noble submitted its comments to the draft merger agreement, and Party A submitted its comments to the representations and warranties of Rosetta in the draft merger agreement.

On May 7, 2015, Noble and Party A submitted their updated non-binding indicative proposals, and Party A submitted its comments to the full draft merger agreement. Noble reaffirmed its indicative proposal for an all-stock transaction and increased its proposed exchange ratio from 0.500 to 0.540 shares of Noble common stock per share of Rosetta common stock and proposed a termination fee of $70 million. Based on the closing price of Noble’s common stock on May 7, 2015, Noble’s proposal represented an implied value of $25.98 per Rosetta share. Party A reaffirmed its indicative proposal for an all-stock transaction and left its proposed exchange ratio unchanged from its original indicative proposal. Based on the closing price of Party A’s common stock on May 7, 2015, Party A’s proposal represented an implied value of $23.54 per Rosetta share.

On May 8, 2015, the Rosetta board held a special meeting in person, together with members of management and representatives of Morgan Stanley and Latham & Watkins, to discuss and review the final proposals from Noble and Party A. Representatives of Latham & Watkins indicated that Noble had submitted its complete mark-up of the merger agreement on May 5, 2015, while Party A had submitted its mark-up of only Rosetta’s representations and warranties on that date and followed with a complete mark-up of the merger agreement on the evening of May 7, 2015. Representatives of Latham & Watkins advised that Party A’s comments to the merger agreement were more extensive than Noble’s comments and Noble’s revised draft of the merger agreement was more favorable to Rosetta (including the fact that, based on the scope of the parties’ respective comments, Noble’s draft presented far fewer material issues, appeared more likely to be successfully negotiated and reflected substantially more acceptance of Rosetta’s positions). On the basis of the parties’ respective proposals (including the fact that Party A had left its proposed exchange ratio unchanged from its original indicative proposal), comments to the merger agreement and communications with Rosetta throughout the due diligence process, Rosetta’s management recommended to the board that Rosetta engage in exclusive negotiations with Noble over the following two days to determine whether the parties could reach agreement on all remaining terms in the merger agreement. After consultation with management and Rosetta’s financial and legal advisors, the board directed Rosetta’s management to indicate to Noble’s management team that Rosetta would continue to engage in negotiations with Noble. The board also instructed Rosetta’s management to ask Noble to increase its proposed exchange ratio, reduce its proposed termination fee, eliminate the “force the vote” provision that Noble had requested and agree to certain other changes in the merger agreement that were more favorable to Rosetta.

Later in the evening on May 8, 2015, Mr. Craddock and Mr. Stover had a telephonic conversation in which Mr. Stover agreed to increase Noble’s proposed exchange ratio to 0.542 shares of Noble common stock per Rosetta share. Based on the closing price of Noble’s common stock on May 8, 2015, Noble’s proposal represented an implied value of $26.62 per Rosetta share. Mr. Stover indicated to Mr. Craddock that this purchase price was Noble’s best and final offer. Mr. Stover also agreed to decrease the proposed termination fee payable by Rosetta to $65 million and indicated that the other changes to the merger agreement that Mr. Craddock proposed, including elimination of the “force the vote” provision, were acceptable to Noble.

On May 9, 2015, the Rosetta board held a special meeting in person, together with members of management and representatives of Morgan Stanley and Latham & Watkins, to further discuss and review the final proposals from Noble and Party A, including Morgan Stanley’s financial analysis comparing the parties’ respective proposals, as well as Rosetta’s continuing to operate on a standalone basis, assuming a substantial increase in crude oil and natural gas prices in the near term. Mr. Craddock updated the board on his conversation with Mr. Stover during the previous evening. Morgan Stanley observed that Noble’s indicative proposal represented an implied value of $26.62 per Rosetta share, or a premium of approximately 37.8% on the closing price of Rosetta’s common stock on May 8, 2014, while Party A’s indicative proposal represented an implied value of $23.78 per Rosetta share, or a premium of approximately 23.0% on the closing price of Rosetta’s common stock on May 8, 2014. Representatives of Latham & Watkins reviewed the terms of the draft merger agreement.

On May 10, 2015, Rosetta and Morgan Stanley received a revised indicative proposal from Party D for a transaction in which Rosetta stockholders would receive a mix of cash and stock in Party D that represented a combined implied value of $24.21 per Rosetta share.

Also on May 10, 2015, the Rosetta board held a special meeting in person, together with members of management and representatives of Morgan Stanley and Latham & Watkins, to consider the proposed transaction. Representatives of Latham & Watkins reviewed the terms of the final draft of the merger agreement with the board of directors. Representatives of Morgan Stanley reviewed with the board of directors a chronology of the process to date. The board reviewed the terms of the May 10 indicative proposal from Party D and discussed that the implied value of $24.21 to Rosetta’s stockholders represented by Party D’s increased purchase price continued to be substantially lower than the implied value represented by Noble’s proposal, that the consideration due to Rosetta stockholders in Party D’s indicative proposal continued to include a cash component and that the board viewed Noble’s mix and quality of assets as superior to those of Party D. The board of directors continued to prefer an all-stock transaction because it would allow the Rosetta stockholders the ability to participate in increases in the counterparty’s stock price as a result of, among other things, potential increases in commodity prices. Representatives of Morgan Stanley then made a financial presentation concerning the proposed transaction with Noble, as well as Rosetta’s alternatives to the proposed transaction, including entering into a business combination with Party A and continuing to operate as a standalone company. Morgan Stanley then rendered its oral opinion, which was subsequently confirmed in writing, to the board that, as of that date, and based upon and subject to the factors, assumptions and limitations set forth in its opinion, the exchange ratio of 0.542 shares of Noble common stock per Rosetta share was fair, from a financial point of view, to the holders of Rosetta common stock. Following discussion, the board unanimously determined that the merger agreement and the transactions contemplated thereby, including the merger, were advisable and in the best interests of Rosetta and its stockholders, and to recommend that Rosetta’s stockholders adopt the merger agreement.

Later in the evening on May 10, 2015, the parties executed the merger agreement and, on May 11, 2015, issued a press release announcing the transaction.

Rationale for the Merger

In the course of their discussions, both Noble and Rosetta identified substantial potential strategic and financial benefits of the proposed merger. This section summarizes the principal potential strategic and financial benefits that the parties expect to realize in the merger. For a discussion of various factors that could prevent or limit the parties from realizing some or all of these benefits, see “Risk Factors” beginning on page 16.

Both Noble and Rosetta think that the merger will enhance stockholder value through, among other things, enabling Noble and Rosetta to capitalize on the following strategic advantages and opportunities:

•	Diversification; Scale and Scope. The merger will enhance the regional and commodity diversity of the combined company, as compared to Noble and Rosetta individually, providing greater portfolio balance, diversity and investment optionality. The addition of the Rosetta assets will strengthen Noble’s global portfolio with the addition of over 1,800 gross liquids-rich locations, gaining Noble access to two of the most economic unconventional resource plays in the United States, the Eagle Ford and the Permian Basin.

•	Accelerated Asset Development. The merger is expected to accelerate value delivery from the Rosetta asset base. The Rosetta assets provide a core area of materiality to the combined company with room for growth and expansion. Noble has the strong financial position and robust liquidity required to fully develop the Rosetta assets, including a strong balance sheet and financial capacity.

•	Technical Synergies. The merger will bring together two complementary companies, creating synergies that capitalize on the experienced management and technical expertise of both Noble and Rosetta. The merger will allow the combined company to leverage Noble’s existing United States onshore expertise.

•	Ability to Participate in Future Growth of the Combined Company. The all-stock nature of the transaction will allow both Noble and Rosetta stockholders to participate in the substantial upside of the combined company.

The actual synergistic benefits from the merger could be different from the foregoing estimates and these differences could be material. Accordingly, there can be no assurance that any of the potential benefits described above or included in the factors considered by the Noble board of directors described under “—Noble’s Reasons for the Merger” beginning on page 31 or by the Rosetta board described under “—Rosetta Board Recommendation and Its Reasons for the Merger” beginning on page 32 will be realized. See “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” beginning on pages 16 and 23, respectively.

Noble’s Reasons for the Merger

In evaluating the merger, in addition to the specific reasons described above under “—Rationale for the Merger,” Noble considered a variety of factors, including:

•	Noble’s knowledge of Rosetta’s business, operations, financial condition, earnings and prospects, taking into account the results of Noble’s due diligence review of Rosetta.

•	The prevailing macroeconomic conditions, and the economic environment of the industries in which Noble and Rosetta operate, which Noble viewed as supporting the rationale for seeking a strategic transaction that should create a stronger, more diversified combined company that will be better positioned to benefit from future growth in the general U.S. economy and the potential for higher future crude oil and natural gas prices.

•	Noble’s technical evaluation of Rosetta assets, which included the following:

•	geologic analysis and interpretations of Delaware Wolfcamp and Upper/Lower Eagle Ford to identify undeveloped inventory by geologic horizon;

•	analysis of existing wells and other operators’ offset performance to prepare forecasts for all Rosetta producing wells;

•	development of normalized type curves for Upper/Lower Eagle Ford and Wolfcamp to create cases for long lateral wells; and

•	development of an economic model to perform discounted cash flow analysis of Rosetta properties and calculated present value for numerous potential development scenarios at a variety of product, price and cost scenarios.

•	The strong commitment on the part of both parties to complete the merger pursuant to their respective obligations under the terms of the merger agreement.

•	The expectation that the merger and the second merger, considered together, will qualify as a “reorganization” within the meaning of Section 368(a) of the Code and the likelihood of completing the merger on the anticipated schedule.

Rosetta Board Recommendation and Its Reasons for the Merger

At a meeting on May 10, 2015, the Rosetta board, by unanimous vote, (i) determined that the merger agreement and the transactions contemplated thereby, including the merger, are advisable and in the best interests of Rosetta and its stockholders, (ii) approved the merger agreement and the transactions contemplated thereby, including the merger, and (iii) determined to recommend that the holders of Rosetta common stock vote to adopt the merger agreement.

In evaluating the merger, the Rosetta board consulted with Rosetta’s management, as well as Rosetta’s legal and financial advisors, and, in reaching its conclusion, considered the following factors in addition to the specific reasons described above under “—Rationale for the Merger”:

•	The board’s knowledge of Rosetta’s business, operations, financial condition, earnings and prospects and of Noble’s business, operations, financial condition, earnings and prospects, taking into account the results of Rosetta’s due diligence review of Noble, as well as the prevailing economic conditions in the industry in which Rosetta and Noble operate.

•	The merger agreement provides that each Rosetta stockholder will receive 0.542 shares of Noble common stock for each share of Rosetta common stock, which the Rosetta board noted constituted an improvement over Noble’s initial proposal of 0.500 Noble shares.

•	The merger consideration, with an implied value of $26.62 per Rosetta share based on the closing price of Noble’s common stock on May 8, 2015, represents a:

•	37.8% premium to the closing price of Rosetta’s common stock on May 8, 2015; and

•	22.9% premium to the volume weighted average price of Rosetta’s common stock for the 30 trading days ended May 8, 2015.

•	The Noble exchange ratio is fixed and therefore the value of the consideration payable to Rosetta stockholders will increase or decrease in the event that the market price of Noble’s common stock increases or decreases prior to the closing of the merger. Following the merger, former Rosetta stockholders who continue to hold Noble common stock will participate in future increases or decreases in the market price of Noble common stock.

•	Based on the implied value of the merger consideration as of May 10, 2015, Rosetta stockholders would own approximately 9.7% of the combined company on a pro forma basis.

•	The Rosetta board retained financial and legal advisors with knowledge and experience with respect to public merger and acquisition transactions, Rosetta’s and Noble’s industry generally and Rosetta particularly, as well as substantial experience advising other E&P companies with respect to transactions similar to the merger.

•	The financial analyses and presentations of Morgan Stanley with respect to Rosetta and Noble, including a comparable company analysis and a net asset valuation model analysis of Noble, and Morgan Stanley’s related written opinion, dated as of May 10, 2015, to the effect that, as of May 10, 2015, and based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken by Morgan Stanley as set forth in its written opinion, the exchange ratio pursuant to the merger agreement was fair, from a financial point of view, to the holders of Rosetta common stock. See “—Opinion of Rosetta’s Financial Advisor” and Annex B to this proxy statement/prospectus, which contain the full text of the Morgan Stanley opinion and describe the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken by Morgan Stanley as set forth in its written opinion. The opinion is incorporated by reference into this section of the proxy statement/prospectus.

•	Based on a net asset valuation (“NAV”) financial analysis of each of Rosetta and Noble by Morgan Stanley:

•	the 0.542 exchange ratio exceeds the range of exchange ratios implied by Rosetta’s and Noble’s standalone NAV per share estimates assuming consensus commodity pricing as of May 5, 2015; and

•	the 0.542 exchange ratio exceeds the range of exchange ratios implied by Rosetta’s and Noble’s standalone NAV per share estimates assuming an increase in commodity prices (for example, assuming crude oil pricing at $80 per barrel for 2016 and beyond).

•	The Rosetta board’s view that the merger provides Rosetta stockholders with equity ownership in an entity with a diversified platform of assets, a substantially lower cost of capital than Rosetta and an investment grade credit rating and that the resulting combined company’s lower cost of capital is expected to allow Rosetta’s stockholders to benefit from the investment grade rating of the combined company and reduce the cost of funding, in a depressed commodity price environment, the capital program for the Rosetta assets which will be part of the combined company.

•	The Rosetta board’s review, in consultation with Rosetta’s legal and financial advisors, of the structure of the merger and the financial and other terms and conditions of the merger agreement, including the merger consideration, the Rosetta board’s expectation that the merger and the second merger, considered together, will qualify as a “reorganization” within the meaning of Section 368(a) of the Code and the Rosetta board’s view of the likelihood of completing the merger on the anticipated schedule.

•	The terms of the merger agreement, principally:

•	the provisions allowing the Rosetta board to withdraw or change its recommendation of or to terminate the merger agreement, subject to the payment of a specified termination fee upon termination under certain circumstances, in the event of a superior proposal, or to change its recommendation in the event of certain intervening events, if the board makes a good faith determination that the failure to change its recommendation or terminate the merger agreement would be inconsistent with its fiduciary duties under applicable law;

•	the fact that the provisions do not provide for a vote of Noble’s stockholders to approve the merger;

•	the fact that the consummation of the merger is not conditioned on financing; and

•	Noble’s agreement to take all necessary action to appoint one of Rosetta’s existing directors to Noble’s board of directors after the merger is consummated.

•	Rosetta management’s recommendation in favor of the merger.

The Rosetta board also considered potential risks and potentially negative factors concerning the merger in connection with its deliberations of the proposed transaction, including:

•	The fact that the exchange ratio is fixed and therefore the value of the consideration payable to Rosetta stockholders will decrease in the event that the market price of Noble’s common stock decreases prior to the closing of the merger.

•	The possibility that the merger may not be completed, or that completion may be unduly delayed, for reasons beyond the control of Rosetta and Noble, which could result in significant costs and disruption to Rosetta’s normal business.

•	Certain terms of the merger agreement, principally:

•	restrictions on the ability of Rosetta to solicit offers for alternative proposals or to engage in discussions regarding such proposals, subject to exceptions, which could have the effect of discouraging such proposals from being made or pursued. The Rosetta board understood that these provisions may have the effect of discouraging alternative proposals and may make it less likely that the transactions related to such proposals would be negotiated or pursued, even if potentially more favorable to the Rosetta stockholders than the merger;

•	the termination fee that would be payable by Rosetta in connection with a termination of the merger agreement as a result of a superior proposal for Rosetta, which could have the effect of discouraging an alternative proposal for Rosetta; and

•	restrictions on the conduct of Rosetta’s business during the period between the signing of the merger agreement and completion of the merger.

•	Rosetta’s stockholders will be foregoing the potential benefits, if any, that could be realized by remaining as stockholders of Rosetta as a standalone entity.

•	The potential for diversion of management and employee attention and for increased employee attrition during the period prior to completion of the merger, and the potential effect of the merger on Rosetta’s business and relations with customers, suppliers and regulators.

•	The substantial costs to be incurred in connection with the merger, including the costs of integrating the businesses of Rosetta and Noble and the transaction expenses arising from the merger.

•	The risks of the type and nature described under “Risk Factors,” and the matters described under “Cautionary Statement Regarding Forward-Looking Statements.”

The foregoing discussion is not intended to be exhaustive, but is intended to address the material information and principal factors considered by the Rosetta board in considering the merger. In view of the number and variety of factors and the amount of information considered, the Rosetta board did not find it practicable to, and did not make specific assessments of, quantify or otherwise assign relative weights to, the specific factors considered in reaching its determination. In addition, the Rosetta board did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to its ultimate determination, and individual members of the Rosetta board may have given different weights to different factors.

The Rosetta board made its recommendation based on the totality of information presented to, and the investigation conducted by, the Rosetta board. It should be noted that certain statements and other information presented in this section are forward-looking in nature and, therefore, should be read in light of the factors discussed under the heading “Cautionary Statement Regarding Forward-Looking Statements.”

The Rosetta board recommends that Rosetta’s stockholders vote “FOR” the adoption of the merger agreement and “FOR” the adjournment of the Rosetta special meeting, if necessary to solicit additional proxies if there are not sufficient votes to adopt the merger agreement at the time of the Rosetta special meeting, and the Rosetta board recommends that Rosetta stockholders vote “FOR” the advisory compensation proposal.

Opinion of Rosetta’s Financial Advisor

Rosetta retained Morgan Stanley to act as financial advisor to the Rosetta board in connection with the proposed merger. The Rosetta board selected Morgan Stanley based on Morgan Stanley’s qualifications, expertise and reputation. At the meeting of Rosetta’s board on May 10, 2015, Morgan Stanley rendered its oral opinion, subsequently confirmed in writing, that, as of such date, based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken by Morgan Stanley as set forth in its written opinion, the exchange ratio pursuant to the merger agreement was fair, from a financial point of view, to the holders of Rosetta common stock.

The full text of the written opinion of Morgan Stanley, dated as of May 10, 2015, which sets forth, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken by Morgan Stanley in rendering its opinion, is attached to this proxy statement/prospectus as Annex B. You are encouraged to read the entire opinion carefully and in its entirety. Morgan Stanley’s opinion was rendered for the benefit of Rosetta’s board, in its capacity as such, and addressed only the fairness from a financial point of view of the exchange ratio pursuant to the merger agreement to the holders of Rosetta common stock as of the date of the opinion. Morgan Stanley’s opinion does not address any the relative merits of the transactions contemplated by the merger agreement as compared to other business or financial strategies that might be available to Rosetta, nor does it address the underlying business decision of Rosetta to enter into the merger agreement or proceed with any other transaction contemplated by the merger agreement. In addition, Morgan Stanley’s opinion does not in any manner address the prices at which Noble common stock will trade following the consummation of the merger or at any time. The opinion was addressed to, and rendered for the benefit of, Rosetta’s board and was not intended to, and does not, constitute advice or a recommendation to any holder of Rosetta common stock as to how to vote or act on any matter with respect to the merger. The summary of Morgan Stanley’s opinion set forth below is qualified in its entirety by reference to the full text of the opinion.

In connection with rendering its opinion, Morgan Stanley, among other things:

•	reviewed certain publicly available financial statements and other publicly available business and financial information of Rosetta and Noble, respectively;

•	reviewed certain internal financial statements and other internal financial and operating data concerning Rosetta and Noble, respectively;

•	reviewed certain financial and operating projections prepared by the management of Rosetta (for further information regarding these financial and operating projections, see the section entitled “—Certain Unaudited Financial and Operating Forecasts” beginning on page 47 of this proxy statement/prospectus);

•	discussed the past and current operations and financial condition and the prospects of Rosetta with senior executives of Rosetta;

•	discussed the past and current operations and financial condition and the prospects of Noble with senior executives of Noble;

•	reviewed the pro forma impact of the merger on certain valuation multiples and financial ratios of Noble;

•	reviewed the reported prices and trading activity for Rosetta common stock and Noble common stock;

•	compared the financial performance of Rosetta and Noble and the prices and trading activity of Rosetta common stock and Noble common stock with that of certain other publicly-traded companies comparable with Rosetta and Noble, respectively, and their securities;

•	reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

•	participated in certain discussions among representatives of Rosetta and Noble and their financial advisors;

•	reviewed a draft of the merger agreement dated as of May 10, 2015 and certain related documents; and

•	performed such other analyses, reviewed such other information and considered such other factors as Morgan Stanley deemed appropriate.

In arriving at its opinion, Morgan Stanley assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to Morgan Stanley by Rosetta and formed a substantial basis for its opinion. With respect to the financial and operating projections, Morgan Stanley assumed that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Rosetta of the future financial and operating performance of Rosetta and Noble. In addition, Morgan Stanley assumed that the merger would be consummated in accordance with the terms set forth in the merger agreement without any waiver, amendment or delay of any terms or conditions, including, among other things, that the merger would be treated as a tax-free reorganization, pursuant to the Code, and that the final merger agreement would not differ in any material respects from the draft thereof furnished to Morgan Stanley. Morgan Stanley assumed that in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed merger, no delays, limitations, conditions or restrictions would be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed merger. Morgan Stanley is not a legal, tax or regulatory advisor. Morgan Stanley is a financial advisor only and relied upon, without independent verification, the assessment of Rosetta and its legal, tax or regulatory advisors with respect to legal, tax or regulatory matters. Morgan Stanley expressed no opinion with respect to the fairness of the amount or nature of the compensation to any of Rosetta’s officers, directors or employees, or any class of such persons, relative to the consideration to be received by the holders of Rosetta common stock in the merger. Morgan Stanley did not make any independent valuation or appraisal of the assets or liabilities of Rosetta or Noble, nor was it furnished with any such valuations or appraisals.

Morgan Stanley’s opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to Morgan Stanley as of, May 10, 2015. Events occurring after May 10, 2015 may affect Morgan Stanley’s opinion and the assumptions used in preparing it, and Morgan Stanley did not assume any obligation to update, revise or reaffirm its opinion. Morgan Stanley’s opinion is limited to the fairness, from a financial point of view, of the exchange ratio to be received by the holders of Rosetta common stock pursuant to the merger agreement and does not address the relative merits of the transactions contemplated by the merger agreement as compared to other business or financial strategies that may be available to Rosetta, nor does it address the underlying business decision of Rosetta to enter into the merger agreement or proceed with any other transaction contemplated by the merger agreement.

Summary of Financial Analyses

The following is a brief summary of the material financial analyses performed by Morgan Stanley in connection with its oral opinion and the preparation of its written opinion dated May 10, 2015. The following summary is not a complete description of Morgan Stanley’s opinion or the financial analyses performed and factors considered by Morgan Stanley in connection with rendering its opinion, nor does the order of analyses described represent the relative importance or weight given to those analyses. In connection with arriving at its opinion, Morgan Stanley considered all of its analyses as a whole and did not attribute any particular weight to any analysis described below. Considering any portion of these analyses and factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying Morgan Stanley’s opinion. The various analyses summarized below were based on a closing price of $19.33 per share of Rosetta common stock and of $49.12 per share of Noble common stock as of May 8, 2015, the last full trading day preceding the day of the special meeting of Rosetta’s board to consider, approve and declare the advisability of the merger agreement and the transactions contemplated thereby and to recommend the adoption of the merger agreement by the holders of Rosetta common stock. Some of these summaries of financial analyses include information presented in tabular format. In order to fully understand the financial analyses used by Morgan Stanley, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Furthermore, mathematical analysis (such as determining the average or median) is not in itself a meaningful method of using the data referred to below.

In performing the financial analyses summarized below and in arriving at its opinion, Morgan Stanley utilized and relied upon certain financial and operating projections provided by Rosetta management which are referred to and described below. For further information regarding the financial and operating projections, see the section entitled “—Certain Unaudited Financial and Operating Forecasts” beginning on page 47 of this proxy statement/prospectus.

On May 10, 2015, Rosetta and Noble entered into the merger agreement pursuant to which each share of Rosetta common stock (other than shares owned directly or indirectly by Rosetta or any of its wholly owned subsidiaries or by Noble or any of its wholly owned subsidiaries, other than those held in a fiduciary capacity), will be converted into the right to receive 0.542 shares of Noble common stock. Based on the closing price of Noble common stock on May 8, 2015 (the last full trading day prior to the meeting of Rosetta’s board to consider, approve and declare the advisability of the merger agreement and the transactions contemplated thereby and to recommend the adoption of the merger agreement by the holders of Rosetta common stock), this exchange ratio represented an implied price of $26.62 per share of Rosetta common stock. Based on the exchange ratio and the pro forma fully diluted shares outstanding, Morgan Stanley calculated that, as a result of the merger, Rosetta’s stockholders would own approximately 9.7% of the fully diluted shares of Noble common stock.

Net Asset Valuation Analysis

Morgan Stanley estimated the present value of the future after-tax cash flows expected to be generated from Rosetta’s total proved and unproved reserves as of April 1, 2015 and Noble’s total proved and unproved reserves as of April 1, 2015, based on reserve, production and operating and capital cost estimates provided by the management of Rosetta, in addition to the value of non-reserve assets and liabilities for each company. The present value of the future after-tax cash flows was determined using a range of discount rates and assuming a cash tax rate of 25%, which tax rate assumption was provided by Rosetta management.

Morgan Stanley conducted net asset valuation analyses for each of Rosetta and Noble based on four different commodity price assumptions: Management Case, Strip, Bloomberg Consensus and Snap-Back Management Case. The Strip and Bloomberg Consensus price assumptions were based on NYMEX commodity prices as of May 5, 2015. The Management Case and Snap-Back Management Case price assumptions were provided by Rosetta management to Morgan Stanley and represent additional potential scenarios for WTI and Henry Hub prices for the years indicated below based on the judgment of Rosetta management. The resultant realized commodity price assumptions were as follows:

WTI Price Assumptions ($/Bbl)
Year	Management Case	Strip	Bloomberg Consensus	Snap-Back Management Case
2015	$62.56	$62.56	$55.00	$62.56
2016	$60.00	$64.74	$66.50	$80.00
2017	$70.00	$65.83	$71.00	$80.00
2018	$80.00	$66.51	$73.75	$80.00
2019+	$80.00	$67.14	$73.75	$80.00

Henry Hub Price Assumptions ($/MMbtu)
Year	Management Case	Strip	Bloomberg Consensus	Snap-Back Management Case
2015	$2.92	$2.92	$3.00	$2.92
2016	$3.25	$3.19	$3.55	$3.75
2017	$3.50	$3.40	$4.00	$3.75
2018	$3.75	$3.50	$4.25	$3.75
2019+	$3.75	$3.59	$4.25	$3.75

Based on certain publicly available information, estimates provided by Rosetta management, and the assumed commodity prices described above, Morgan Stanley calculated the net asset value of Rosetta by adding (i) the present value of the pre-tax cash flows generated by Rosetta management’s estimates of Rosetta’s total proved and unproved reserves in Eagle Ford, Permian Basin and certain other non-core regions (discounted by industry standard discount rates), less (ii) the present value of certain facilities and leasehold capital expenditures, less (iii) working capital, less (iv) the book value of Rosetta debt and certain other non-current liabilities, plus (v) cash and the book value of other non-current assets, less (vi) the sum of the present values (discounted by industry standard discount rates) of future general and administrative expenses, corporate taxes and corporate capital, plus (vii) the present value (discounted by industry standard discount rates) of existing hedges.

Based on certain publicly available information, estimates provided by Rosetta management, and the assumed commodity prices described above, Morgan Stanley calculated the net asset value of Noble by adding (i) the present value of the pre-tax cash flows (discounted by industry standard discount rates) generated by Rosetta management’s estimates of Noble’s total proved and unproved reserves in domestic regions, which were based on certain information provided by Noble management to Rosetta management, less (ii) the present value of domestic corporate taxes (discounted by industry standard rates), plus (iii) the present value of the after-tax cash flows (discounted by industry standard discount rates) generated by Rosetta management’s estimates of Noble’s total proved and unproved reserves in international regions, which were based on certain information provided by Noble management to Rosetta management, less (iv) the book value of Noble debt and certain other non-current liabilities, plus (v) cash and the book value of other non-current assets, less (vi) the sum of the present values (discounted by industry standard discount rates) of future general and administrative expenses and corporate and infrastructure capital expenditures, plus (vii) the present value (discounted by industry standard discount rates) of existing hedges, plus (viii) the present value of certain midstream assets.

These net asset valuation analyses yielded the following per share valuation ranges for Rosetta and Noble based on industry standard discount rates and each of the Management Case, Strip, Bloomberg Consensus and Snap-Back Management Case commodity price assumptions, as compared to the closing stock prices of $19.33 per share and $49.12 per share for Rosetta common stock and Noble common stock, respectively:

	Management Case	Strip	Bloomberg Consensus	Snap-Back Management Case
Rosetta (Net Asset Value per share)	$18.24—$ 24.21	$6.61—$ 10.15	$16.93—$ 22.50	$20.47—$ 26.44
Noble (Net Asset Value per share)	$48.02—$ 57.84	$37.14—$ 44.75	$47.46—$ 57.26	$49.71—$ 59.53

Morgan Stanley used the per share Net Asset Value ranges in the table above to calculate the corresponding ranges of implied exchange ratios set forth in the table below. Morgan Stanley compared these exchange ratios against the 0.542 exchange ratio pursuant to the merger agreement and an exchange ratio of 0.394, which is based on the respective closing prices of Rosetta common stock and Noble common stock as of May 8, 2015 (the last full trading day prior to the meeting of Rosetta’s board to consider, approve and declare the advisability of the merger agreement and the transactions contemplated thereby and to recommend the adoption of the merger agreement by the holders of Rosetta common stock).

	Management Case	Strip	Bloomberg Consensus	Snap-Back Management Case
Implied Exchange Ratio	0.380x—0.418x	0.178x—0.227x	0.357x—0.393x	0.412x—0.444x

Comparable Company Analysis

In order to assess how the public market values shares of similar publicly traded companies, Morgan Stanley reviewed and compared specific financial and operating data relating to Rosetta and Noble with selected companies that Morgan Stanley deemed comparable to Rosetta and Noble, based on size, location of assets, expected growth and leverage profile.

With respect to Rosetta, the companies used in the comparisons consisted of the following companies:

•	Carrizo Oil & Gas, Inc.

•	EP Energy Corporation

•	Laredo Petroleum, Inc.

•	Matador Resources Company

•	Oasis Petroleum Inc.

•	Sanchez Energy Corporation

•	SM Energy Company

With respect to Noble, the companies used in the comparisons consisted of the following companies:

•	Anadarko Petroleum Corporation

•	Apache Corporation

•	Devon Energy Corporation

•	Hess Corporation

•	Marathon Oil Corporation

•	Murphy Oil Corporation

Morgan Stanley analyzed, among other things, the following financial metrics of each of the comparable companies listed above:

•	the ratio of aggregate value[5] to 2014 year-end proved reserves (measured in barrels of oil equivalent);

•	the ratio of aggregate value to current production (measured in barrels of oil equivalent per day);

•	the ratio of aggregate value to 2015 and 2016 EBITDA[6] (based on publicly available estimates); and

•	the ratio of share price[7] to 2015 and 2016 cash flow[8] (based on publicly available estimates).

Based on the analysis of the relevant metrics for each of the comparable companies, Morgan Stanley selected a representative range of financial multiples of the comparable companies and applied this range of multiples to the relevant Rosetta and Noble financial statistic.

Based on Rosetta’s current outstanding shares and options, Morgan Stanley estimated the implied value per share of Rosetta common stock as of May 8, 2015 as follows:

	Rosetta	Representative Comparable Company Range	Comparable Company Median	Implied Value Per Share Range for Rosetta
Aggregate Value to Proved Reserves ($/BOE)	$11.67	$11.00—$ 19.00	$16.72	$16.88—$ 45.90
Aggregate Value to Current Production ($/BOE/d)	$51,313	$50,000—$80,000	$87,072	$18.24—$ 43.00
Aggregate Value to Estimated 2015 EBITDA	7.4x	6.0x—9.0x	6.7x	$11.19—$ 28.29
Aggregate Value to Estimated 2016 EBITDA	8.6x	7.0x—10.0x	7.7x	$11.58—$ 26.41
Price to Estimated 2015 Cash Flow	4.0x	3.0x—6.0x	4.1x	$14.61—$ 29.22
Price to Estimated 2016 Cash Flow	4.6x	4.0x—7.0x	5.3x	$16.64—$ 29.12

Based on Noble’s current outstanding shares and options, Morgan Stanley estimated the implied value per share of Noble common stock as of May 8, 2015 as follows:

	Noble	Representative Comparable Company Range	Comparable Company Median	Implied Value Per Share Range for Noble
Aggregate Value to Proved Reserves ($/BOE)	$16.61	$12.00—$ 20.00	$14.49	$31.75—$ 60.40
Aggregate Value to Current Production ($/BOE/d)	$73,128	$50,000—$ 80,000	$58,669	$29.45—$ 53.86
Aggregate Value to Estimated 2015 EBITDA	9.2x	8.0x—12.0x	8.7x	$41.40—$ 67.71
Aggregate Value to Estimated 2016 EBITDA	8.3x	7.0x—10.0x	6.7x	$32.42—$ 61.52
Price to Estimated 2015 Cash Flow	8.5x	7.0x—10.0x	6.7x	$40.60—$ 58.00
Price to Estimated 2016 Cash Flow	7.7x	5.5x—8.5x	5.7x	$35.31—$ 54.57

No company utilized in the comparable company analysis is identical to Rosetta or Noble. In evaluating comparable companies, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, which are beyond the control of Rosetta and Noble. These include, among other things, the impact of competition on the businesses of Rosetta and Noble and the industry generally, industry growth, and the absence of any adverse material change in the financial condition and prospects of Rosetta, Noble or the industry, or in the financial markets in general.

[5]	Aggregate value is calculated as market capitalization plus debt and the book value of any preferred equity plus minority interest, where applicable, less cash.
[6]	Defined as consensus median EBITDA estimates for each company as of May 8, 2015.
[7]	As of closing on May 8, 2015.
[8]	Defined as consensus median cash flow per share estimates for each company as of May 8, 2015.

Precedent Transactions Analyses

Precedent Transactions Analysis Based on Reserve Locations

Morgan Stanley performed a precedent transactions analysis, which is designed to imply a value of a company based on publicly available financial terms applicable to selected transactions that share some characteristics with this merger.

In connection with its analysis, Morgan Stanley compared publicly available statistics for six transactions with exploration and production targets with assets primarily located in the Permian Basin, four transactions with exploration and production targets with assets primarily located in the Eagle Ford Formation and five transactions with exploration and production targets with diversified assets located in multiple regions. Morgan Stanley deemed these transactions to be comparable based on target asset location, unconventional development potential, transaction size, and transaction structure. The following is a list of these transactions:

Permian Basin:

•	Cimarex Energy Co. / Magnum Hunter Resources, Inc.

•	Concho Resources Inc. / Henry Petroleum LLC

•	Concho Resources Inc. / Marbob Engery Corp.

•	Encana Corporation / Athlon Energy Inc.

•	Petrohawk Energy Corporation / Mission Resources Corporation

•	SandRidge Energy, Inc. / Arena Resources, Inc.

Eagle Ford:

•	Baytex Energy Corp. / Aurora Oil & Gas Limited

•	BHP Billiton Limited / Petrohawk Energy Corporation

•	Devon Energy Corporation / GeoSouthern Energy Corp.

•	Petrohawk Energy Corporation / KCS Energy, Inc.

Diversified:

•	Denbury Resources Inc. / Encore Acquisition Company

•	Devon Energy Corporation / Ocean Energy Inc.

•	Devon Energy Corporation / Santa Fe Snyder Corporation

•	Halcon Resources Corporation / GeoResources, Inc.

•	Newfield Exploration Company / EEX Corporation

For purposes of the analysis of the precedent transactions, Morgan Stanley analyzed, among other things, the following statistics:

•	the ratio of aggregate value to proved reserves (measured in barrels of oil equivalent);

•	the ratio of aggregate value to current production (measured in barrels of oil equivalent per day);

•	the ratio of aggregate value to net acreage[9];

•	the ratio of aggregate value to FY + 1[10] EBITDA (based on publicly available estimates); and

•	the ratio of aggregate value to FY + 1 Cash Flow Per Share[11] (based on publicly available estimates).

[9]	Defined as total net acreage acquired as disclosed at the time of the corresponding transaction.
[10]	FY + 1 is defined as the fiscal year in which the transaction was announced.
[11]	Defined as the ratio of offer price per share to FY + 1 consensus median cash flow per share.

Based on the analysis of the relevant metrics for each of the precedent transactions, Morgan Stanley selected a representative range of financial multiples of the precedent transactions and applied this range of multiples to the relevant Rosetta statistic. Based on Rosetta’s outstanding shares and options, Morgan Stanley calculated the following ranges of the implied per share value of Rosetta common stock.

	Representative Range of Selected Precedent Transactions	Mean of Selected Precedent Transactions	Median of Selected Precedent Transactions	Implied Value Per Share Range for Rosetta
Aggregate Value to Proved Reserves ($/BOE)	$14.00—$ 18.00	$20.51	$20.17	$27.77—$ 42.27
Aggregate Value to Current Production ($/BOE/d)	$60,000—$ 80,000	$79,503	$75,067	$26.49—$ 43.00
Aggregate Value to Net Acreage	$20,000—$ 40,000	$42,143	$23,678	$2.06—$ 27.13
Aggregate Value to FY + 1 EBITDA	5.0x—8.0x	8.0x	6.2x	$5.49—$ 22.59
Price to FY + 1 Cash Flow Per Share	4.5x—6.5x	6.9x	5.3x	$21.92—$ 31.66

No company or transaction utilized in the precedent transaction analysis is identical to Rosetta, Noble or the merger. In evaluating the precedent transactions, Morgan Stanley made judgments and assumptions with regard to general business, market and financial conditions and other matters, which are beyond the control of Rosetta and Noble. These include, among other things, the impact of competition on the business of Rosetta, Noble or the industry generally, industry growth and the absence of any adverse material change in the financial condition of Rosetta, Noble or the industry or in the financial markets in general, which could affect the public trading value of the companies and the aggregate value and equity value of the transactions to which they are being compared.

Premiums Paid Analysis

Morgan Stanley performed a premiums paid transactions analysis, which is designed to imply a value of a company based on publicly available financial terms and premiums applicable to selected transactions that share some characteristics with this merger.

In connection with its analysis, Morgan Stanley compared the premiums paid in 36 selected transactions with exploration and production targets with transaction values greater than $500 million from January 1, 2000 to May 8, 2015 (the last full trading day prior to the meeting of Rosetta’s board to consider, approve and declare the advisability of the merger agreement and the transactions contemplated thereby and to recommend the adoption of the merger agreement by the holders of Rosetta common stock). The following is a list of these transactions:

•	Anadarko Petroleum Corporation / Kerr-McGee Corporation

•	Anadarko Petroleum Corporation / Union Pacific Resources Group Inc.

•	Anadarko Petroleum Corporation / Western Gas Resources, Inc.

•	Apache Corporation / Mariner Energy, Inc.

•	Baytex Energy Corp. / Aurora Oil & Gas Limited

•	BHP Billiton Limited / Petrohawk Energy Corporation

•	Chevron Corporation / Texaco Inc.

•	ChevronTexaco Corporation / Unocal Corporation

•	Cimarex Energy Co. / Magnum Hunter Resources, Inc.

•	ConocoPhillips / Burlington Resources, Inc.

•	Denbury Resources Inc. / Encore Acquisition Company

•	Devon Energy Corporation / Devon OEI Operating

•	Devon Energy Corporation / Mitchell Energy & Development Corp.

•	Devon Energy Corporation / Santa Fe Snyder Corporation

•	Encana Corporation / Athlon Energy Inc.

•	Encana Corporation / Tom Brown, Inc.

•	Exxon Mobil Corporation / XTO Energy, Inc.

•	Forest Oil Corporation / The Houston Exploration Company

•	Freeport-McMoRan Copper & Gold Inc. / McMoRan Exploration Co.

•	Freeport-McMoRan Copper & Gold Inc. / Plains Exploration & Production Company

•	Halcon Resources Corporation / GeoResources, Inc.

•	LinnCo, LLC / Berry Petroleum Company

•	Kerr-McGee Corporation / HS Resources Inc.

•	Kerr-McGee Corporation / Westport Resources Corporation

•	Petrohawk Energy Corporation / KCS Energy, Inc.

•	Petrohawk Energy Corporation / Mission Resources Corporation

•	Pioneer Natural Resources Company / Evergreen Resources, Inc.

•	Plains Exploration & Production Company / Nuevo Energy Company

•	Pogo Producing Company / Plains Exploration & Production Company

•	Newfield Exploration Company / EEX Corporation

•	Noble Energy, Inc. / Patina Oil & Gas Corporation

•	SandRidge Energy, Inc. / Arena Resources, Inc.

•	Statoil ASA / Brigham Exploration Company

•	Stone Energy Corporation / Bois d’Arc Energy, Inc.

•	Westport Resources Corp. / Belco Oil & Gas Corp.

•	Whiting Petroleum Corporation / Kodiak Oil & Gas Corp.

The following table summarizes Morgan Stanley’s analysis of the premia paid in the precedent transactions listed above:

	Mean of Premia Paid in Precedent Transactions	Median of Premia Paid in Precedent Transactions	Representative Premia Paid Range	Implied Value Per Share Range for Rosetta
Premium to unaffected spot price	24.4%	21.2%	10.0%—30.0%	$21.26—$25.12
Premium to unaffected 30-day average	26.4%	25.6%	15.0%—35.0%	$25.09—$29.46

No company or transaction utilized in the premiums paid analysis is identical to Rosetta, Noble or the merger. In evaluating the precedent transactions, Morgan Stanley made judgments and assumptions with regard to general business, market and financial conditions and other matters, which are beyond the control of Rosetta and Noble. These include, among other things, the impact of competition on the business of Rosetta, Noble or the industry generally, industry growth and the absence of any adverse material change in the financial condition of Rosetta, Noble or the industry or in the financial markets in general, which could affect the public trading value of the companies and the aggregate value and equity value of the transactions to which they are being compared. Mathematical analysis (such as determining the mean and median) is not in itself a meaningful method of using precedent transaction data.

Summary of Reference Data

In addition to conducting the analyses described above, Morgan Stanley reviewed the following data, which was used for reference purposes only and was not used in Morgan Stanley’s determination of the fairness, from a financial point of view, of the exchange ratio to be received by the holders of Rosetta common stock pursuant to the merger agreement.

Historical Trading Range Data

Morgan Stanley reviewed the range of closing prices of Rosetta common stock and Noble common stock during the periods beginning on November 28, 2014 (the trading day immediately following the date on which the Organization of the Petroleum Exporting Countries announced the decision to maintain the production level that was agreed to in December of 2011) and January 1, 2015, respectively, and ending on May 8, 2015 (the last full trading day prior to the meeting of Rosetta’s board to consider, approve and declare the advisability of the merger agreement and the transactions contemplated thereby and to recommend the adoption of the merger agreement by the holders of Rosetta common stock). For the periods reviewed, Morgan Stanley observed the following ranges of high and low closing prices:

Period	Rosetta Common Stock Range of Closing Prices	Noble Common Stock Range of Closing Prices
November 28, 2014—May 8, 2015	$16.46—$ 29.42	$41.52—$ 53.47
January 1, 2015—May 8, 2015	$16.46—$ 24.19	$41.52—$ 53.47

Morgan Stanley noted that, as of May 8, 2015 (the last full trading day prior to the meeting of Rosetta’s board to consider, approve and declare the advisability of the merger agreement and the transactions contemplated thereby and to recommend the adoption of the merger agreement by the holders of Rosetta common stock), the closing share price of Rosetta common stock was $19.33 and the closing price of Noble common stock was $49.12, and based on the exchange ratio of 0.542 pursuant to the merger agreement, the implied offer price for Rosetta common stock was $26.62 per share.

Equity Research Analysts’ Future Price Targets

Morgan Stanley reviewed and analyzed one-year public market trading price targets for Rosetta common stock and Noble common stock prepared and published by selected equity research analysts during the period between January 1, 2015 and May 8, 2015 (the last full trading day prior to the meeting of Rosetta’s board to consider, approve and declare the advisability of the merger agreement and the transactions contemplated thereby and to recommend the adoption of the merger agreement by the holders of Rosetta common stock). These forward targets reflected each analyst’s estimate of the future public market trading price of Rosetta common stock and Noble common stock and do not necessarily reflect current market trading prices for Rosetta common stock or Noble common stock, and these estimates are subject to uncertainties, including the future financial performance of Rosetta and Noble, and future financial market conditions.

The range of undiscounted analyst one year price targets for Rosetta common stock was $15.00 to $36.00 per share as of May 8, 2015 (the last full trading day prior to the meeting of Rosetta’s board to consider, approve and declare the advisability of the merger agreement and the transactions contemplated thereby and to recommend the adoption of the merger agreement by the holders of Rosetta common stock). Morgan Stanley then discounted the range of the analysts’ future share price targets for Rosetta common stock for one year at a rate of 16.1%, which was selected based on Morgan Stanley’s estimate of Rosetta’s cost of equity. This analysis indicated an implied range of equity values for Rosetta common stock of $12.91 to $31.00 per share.

The range of undiscounted analyst one year price targets for Noble common stock was $43.00 to $70.00 per share as of May 8, 2015 (the last full trading day prior to the meeting of Rosetta’s board to consider, approve and declare the advisability of the merger agreement and the transactions contemplated thereby and to recommend the adoption of the merger agreement by the holders of Rosetta common stock). Morgan Stanley then discounted the range of the analysts’ future share price targets for Noble common stock for one year at a rate of 12.6%, which was selected based on Morgan Stanley’s estimate of Noble’s cost of equity. This analysis indicated an implied range of equity values for Noble common stock of $38.19 to $62.16 per share.

Historical Exchange Ratio Data

Morgan Stanley reviewed the range of the ratio of closing prices of Rosetta common stock divided by the corresponding closing prices of Noble common stock over various periods ended on May 8, 2015. For each of the periods reviewed, Morgan Stanley observed the following ranges of exchange ratios.

Period Ending May 8, 2015	Range of Exchange Ratios	Average Exchange Ratio
Last 30 Trading Days	0.393x—0.453x	0.428x
Last 60 Trading Days	0.340x—0.453x	0.399x
Last 90 Trading Days	0.340x—0.509x	0.409x

Relative Contribution Analysis

Morgan Stanley compared the respective percentage ownership of Rosetta stockholders and Noble stockholders of the combined company to Rosetta’s and Noble’s respective percentage contribution (and the implied ownership and the implied exchange ratio based on such contribution) to the combined company’s estimated calendar year 2015 and 2016 Adjusted EBITDA, operating cash flow, production (Mboep/d), proved reserves and net asset value based on estimates prepared by Rosetta management, in the case of Rosetta’s contribution, and a certain publicly available forecast prepared by an independent equity research group that was relied on by Morgan Stanley with Rosetta’s consent, in the case of Noble’s contribution, in each case as more fully described under the section entitled “—Certain Unaudited Financial and Operating Forecasts” beginning on page 47 of this proxy statement/prospectus. The following table summarizes Morgan Stanley’s analysis:

	Contribution					Debt Adjusted Contribution
						Implied Ownership
	Rosetta ($ MM)	Rosetta (%)	Noble ($ MM)	Noble (%)	Combined	Rosetta (%)	Noble (%)	Implied Exchange Ratio
2015E Adjusted EBITDA	439	16	2,341	84	2,780	10	90	0.58x
2016E Adjusted EBITDA	458	12	3,319	88	3,777	6	94	0.30x
2015E Cash Flow	357	14	2,258	86	2,615	14	86	0.80x
2016E Cash Flow	376	11	3,097	89	3,473	11	89	0.62x
2015E Production (Mboep/d)	61	17	305	83	366	13	87	0.74x
2016E Production (Mboep/d)	70	17	345	83	415	13	87	0.76x
Total Proved Reserves (MMBoe)	280	17	1,404	83	1,685	13	87	0.74x
Net Asset Value
Management Case Price Deck	1,624	7	20,624	93	22,248	7	93	0.40x
Strip Price Deck	638	4	15,956	96	16,594	4	96	0.20x
Bloomberg Consensus Price Deck	1,508	7	20,396	93	21,904	7	93	0.38x
Snap-Back Management Case Price Deck	1,796	8	21,285	92	23,081	8	92	0.43x

General

In connection with the review of the merger by the Rosetta board, Morgan Stanley performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a financial opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor that it considered. Morgan Stanley believes that selecting any portion of its analyses, without considering all of the analyses as a whole, would create an incomplete view of the process underlying its analyses and opinion. In addition, Morgan Stanley may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions. As a result, the ranges of valuations resulting from any particular analysis described above should not be taken to be Morgan Stanley’s view of the actual value of Rosetta or Noble. In performing its analyses, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, regulatory, economic, market and financial conditions and other matters that are beyond the control of Rosetta or Noble. These include, among other things, the impact of competition on the businesses of Rosetta, Noble and the industry generally, industry growth, and the absence of any material adverse change in the financial condition and prospects of Rosetta, Noble and the industry, and in financial markets in general. Any estimates contained in Morgan Stanley’s analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates.

Morgan Stanley conducted the analyses described above solely as part of its analysis of the fairness, from a financial point of view, of the exchange ratio to be received by the holders of Rosetta common stock pursuant to the merger agreement and in connection with the delivery of its opinion, dated May 10, 2015, to the Rosetta board. These analyses do not purport to be appraisals or to reflect the prices at which shares of Rosetta common stock or shares of Noble common stock will trade following the consummation of the merger or at any time.

The exchange ratio to be received by the holders of Rosetta common stock pursuant to the merger agreement was determined by Rosetta and Noble through arm’s length negotiations between Rosetta and Noble and was approved by the Rosetta board. Morgan Stanley acted as financial advisor to the Rosetta board during these negotiations but did not recommend any specific exchange ratio to Rosetta or the Rosetta board or opine that any specific exchange ratio constituted the only appropriate exchange ratio for the merger.

Morgan Stanley’s opinion and its presentation to the Rosetta board was one of many factors taken into consideration by the Rosetta board in deciding to consider, approve and declare the advisability of the merger agreement and the transactions contemplated thereby and to recommend the adoption of the merger agreement by the holders of Rosetta common stock. Consequently, the analyses described above should not be viewed as determinative of the opinion of the Rosetta board with respect to the exchange ratio to be received by the holders of Rosetta common stock pursuant to the merger agreement or of whether the Rosetta board would have been willing to agree to a different exchange ratio. Morgan Stanley’s opinion was approved by a committee of Morgan Stanley investment banking and other professionals in accordance with Morgan Stanley’s customary practice.

Morgan Stanley’s opinion was not intended to, and does not, constitute advice or a recommendation to any holder of shares of Rosetta common stock as to how to vote or act on any matter with respect to the merger or related transactions or any other action with respect to the transactions contemplated by the merger agreement. Morgan Stanley’s opinion did not address any other aspect of the merger or related transactions, including the prices at which shares of Noble common stock would trade following the consummation of the merger or at any time, or any compensation or compensation agreements arising from (or relating to) the merger which benefit any officer, director or employee of Rosetta, or any class of such persons.

The Rosetta board retained Morgan Stanley based upon Morgan Stanley’s qualifications, experience and expertise. Morgan Stanley is a global financial services firm engaged in the securities, investment management and individual wealth management businesses. Its securities business is engaged in securities underwriting, trading and brokerage activities, foreign exchange, commodities and derivatives trading, prime brokerage, as well as providing investment banking, financing and financial advisory services. Morgan Stanley, its affiliates, directors and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions, finance positions, and may trade or otherwise structure and effect transactions, for their own account or for the accounts of their customers, in debt or equity securities or loans of Rosetta and Noble or any other company, or any currency or commodity, that may be involved in the transactions contemplated by the merger agreement, or any related derivative instrument.

Under the terms of its engagement letter, Morgan Stanley provided the Rosetta board with financial advisory services and a financial opinion in connection with the merger, described in this section and attached to this proxy statement/prospectus as Annex B and Rosetta has agreed to pay Morgan Stanley a fee for its services of $27.75 million, of which $3 million was payable upon the rendering of Morgan Stanley’s opinion and the remainder of which is contingent upon completion of the merger. Rosetta has also agreed to reimburse Morgan Stanley for its reasonable expenses, including reasonable fees of outside counsel and other professional advisors, incurred in connection with its engagement. In addition, Rosetta has agreed to indemnify Morgan Stanley and its affiliates, their respective directors, officers, agents and employees and each other person, if any, controlling Morgan Stanley or any of its affiliates against certain liabilities and expenses relating to or arising out of Morgan Stanley’s engagement.

In the two years prior to the date of its opinion, Morgan Stanley and its affiliates have provided financing services to Rosetta and Noble and have received aggregate fees of approximately $4,580,000 from Rosetta and approximately $665,000 from Noble in connection with such services. Morgan Stanley may seek to provide financial advisory and financing services to Rosetta and Noble in the future and would expect to receive fees for the rendering of these services.

Certain Unaudited Financial and Operating Forecasts

Neither Noble nor Rosetta, as a matter of course, publicly discloses long-term forecasts or internal projections as to its future performance, revenues, production, earnings or other results due to, among other reasons, the uncertainty of the underlying assumptions and estimates. However, Noble and Rosetta are including the following summaries of certain unaudited financial and operating forecasts of Rosetta because they were made available to Noble, Rosetta’s board of directors and Morgan Stanley in connection with their respective evaluations of the merger and, with respect to certain unaudited financial and operating forecasts of Noble, because Morgan Stanley was authorized to rely upon such forecasts for purposes of its analyses and opinion.

The inclusion of the unaudited financial and operating forecasts in this proxy statement/prospectus should not be regarded as an indication that Rosetta, Noble or any of their respective advisors or representatives considered or consider such forecasts to be accurate predictions of future events, and the unaudited financial and operating forecasts should not be relied upon as such. None of Rosetta, Noble or their respective advisors or representatives has made or makes any representation regarding the information contained in the unaudited financial and operating forecasts.

Noble stockholders and Rosetta stockholders are urged to review Noble’s and Rosetta’s SEC filings for a description of risk factors with respect to Noble’s business and Rosetta’s business, respectively, as well as the section of this proxy statement/prospectus entitled “Risk Factors.” See also “Cautionary Statement Regarding Forward-Looking Statements” and “Where You Can Find More Information.” The unaudited financial and operating forecasts were not prepared with a view toward public disclosure, nor were they prepared with a view toward compliance with GAAP, published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. In addition, the unaudited financial and operating forecasts require significant estimates and assumptions that make them inherently less comparable to the similarly titled GAAP measures in the historical GAAP financial statements of Noble and Rosetta. Other than with respect to the Noble Equity Research Case (as defined below), the unaudited financial and operating forecasts included in this proxy statement/prospectus have been prepared by, and are the responsibility of, management of Rosetta. None of Noble’s independent registered public accounting firm, Rosetta’s independent registered public accounting firm or any other independent accountants, has compiled, examined or performed any procedures with respect to the unaudited financial and operating forecasts contained herein, nor have they expressed any opinion or any other form of assurance on such information. The report of the independent registered public accounting firm to each of Noble and Rosetta contained in each such party’s Annual Report on Form 10-K for the year ended December 31, 2014, each of which is incorporated by reference into this proxy statement/prospectus, relates to the applicable party’s historical financial information. Those reports do not extend to the unaudited financial and operating forecasts and should not be read to do so. Furthermore, the following unaudited financial and operating forecasts do not take into account any circumstances or events occurring after the dates on which they were prepared. For the purposes of the tables set forth below, EBITDA is generally the amount of the respective company’s earnings before interest, taxes, depreciation, depletion, amortization and exploration expenses for a specified time period.

In addition to being used by the Rosetta board in connection with its evaluation of the merger, the unaudited financial and operating forecasts were also provided to Rosetta’s financial advisors, Morgan Stanley, and, with respect to the unaudited financial and operating forecasts prepared by Rosetta, to Noble. As discussed below, the unaudited financial and operating forecasts were prepared for use only by the Rosetta board, Noble and Morgan Stanley, as applicable, and do not, and were not intended to, act as public guidance regarding Rosetta’s or Noble’s future financial performance.

Unaudited Financial and Operating Forecasts of Rosetta

As part of the due diligence investigation of Rosetta undertaken by Noble and its advisors, on April 30, 2015, Rosetta provided Noble with certain forecasts that had previously been prepared by Rosetta management for internal planning purposes. These forecasts, which included expected future financial and operating performance, are referred to in this proxy statement/prospectus as the “3+9 Plan”. Summaries of the material financial and operating forecasts that were included in the 3+9 Plan are set forth below.

The financial and operating forecasts that were included in the 3+9 Plan were prepared utilizing the following NYMEX strip pricing assumptions with respect to future commodity prices for crude oil and natural gas as of March 23, 2015:

	2015E	2016E	2017E
Crude oil (WTI)($/Bbl)	$51.10	$57.84	$61.61

Natural gas (Henry Hub) ($/MMbtu)	$2.91	$3.18	$3.41

The summarized financial and operating information below represents Rosetta’s estimated annual results for 2015 through 2017 in the 3+9 Plan based on the above-referenced assumptions (in millions of dollars, other than operating data):

	2015E	2016E	2017E
Revenues	$722	$711	$716

Adjusted EBITDA(1)	$437	$402	$392

Discretionary Cash Flow	$355	$320	$310

Total Capital Expenditures	$344	$323	$308

Production (MBoe/d)	60.9	69.5	75.4

(1)	Adjusted EBITDA is defined as earnings before interest expense, income taxes and depreciation, depletion and amortization expense and other similar non-cash or non-recurring charges.

In addition, Rosetta provided Morgan Stanley, its financial advisor, with updated financial and operating forecasts, adjusted to reflect current consensus commodity price forecasts, which are referred to in this proxy statement/prospectus as the “3+9 Plan at Consensus Pricing”. The 3+9 Plan at Consensus Pricing and the 3+9 Plan are collectively referred to in this proxy statement/prospectus as the “Rosetta Forecasts”. The 3+9 Plan at Consensus Pricing was prepared utilizing the following Bloomberg consensus pricing assumptions based on consensus equity research analyst estimates for NYMEX commodity prices as of May 5, 2015:

	2015E	2016E	2017E
Crude oil (WTI)($/Bbl)	$53.25	$66.50	$71.00

Natural gas (Henry Hub) ($/MMbtu)	$2.97	$3.55	$4.00

The summarized financial and operating information below represents Rosetta’s estimated annual results for 2015 through 2017 in the 3+9 Plan at Consensus Pricing based on the above-referenced assumptions (in millions of dollars, other than operating data):

	2015E	2016E	2017E
Revenues	$725	$770	$830

Adjusted EBITDA(1)	$439	$458	$502

Discretionary Cash Flow	$357	$376	$420

Total Capital Expenditures	$344	$323	$308

Production (MBoe/d)	60.9	69.5	75.4

(1)	Adjusted EBITDA is defined as earnings before interest expense, income taxes and depreciation, depletion and amortization expense and other similar non-cash or non-recurring charges.

Unaudited Financial and Operating Forecasts of Noble

As part of the due diligence investigation of Noble undertaken by Rosetta and its financial advisor, Noble provided Rosetta and Morgan Stanley with four publicly available forecasts prepared by independent equity research groups that Noble noted were indicative of Noble’s internal plans, including a publicly available forecast prepared by the independent equity research group of Goldman, Sachs & Co. in a report dated May 6, 2015, which is referred to in this proxy statement/prospectus as the “Noble Equity Research Case”. Morgan Stanley used the Noble Equity Research Case in connection with certain analyses conducted for reference purposes only (see “—Opinion of Rosetta’s Financial Advisor” beginning on page 35 of this proxy statement/prospectus). Morgan Stanley, with Rosetta’s consent, relied on Rosetta management’s indication that the Noble Equity Research Case was a reasonable basis on which to evaluate Noble. The Noble Equity Research Case was not internally prepared or adopted by Noble management but rather was prepared, for purposes unrelated to the management of Noble’s business or the merger, by the independent equity research group at Goldman Sachs & Co., which was not representing or acting on behalf of Noble.

The following table presents a summary of the Noble Equity Research Case:

	2015E	2016E	2017E
Adjusted EBITDA ($ millions)(1)	$2,341	$3,319	$4,315

Cash Flow ($ millions)	$2,258	$3,097	$4,019

Production (Mboe/d)	305	345	466

(1)	In the Noble Equity Research Case, Adjusted EBITDA adds back exploration expense.

The inclusion of information about the Rosetta Forecasts and the Noble Equity Research Case in this proxy statement/prospectus should not be regarded as an indication that any of Rosetta, Noble or any other recipient of this information considered, or now considers, it to be predictive of actual future results or material information, and, in fact, both Rosetta and Noble view the unaudited financial and operating forecasts as non-material because of the inherent risks and uncertainties associated with such forecasts. The information about the Rosetta Forecasts and the Noble Equity Research Case included in this proxy statement/prospectus is presented solely to give Rosetta stockholders access to the information that was made available to Rosetta, Noble or their respective financial advisors. The Rosetta Forecasts and the Noble Equity Research Case are each subjective in many respects and thus subject to interpretation. While presented with numerical specificity, the Rosetta Forecasts and the Noble Equity Research Case reflect numerous assumptions and estimates as to future events and matters specific to Rosetta’s and Noble’s businesses, including the factors listed under “Risk Factors” beginning on page 16 of this proxy statement/prospectus, all of which are difficult to predict and many of which are beyond Rosetta’s or Noble’s control.

In particular, the unaudited financial and operating forecasts prepared by the management of Rosetta was prepared solely for Rosetta’s internal use and is subjective in many respects and the Noble Equity Research Case was not internally prepared or adopted by Noble management. The information in the Noble Equity Research Case was prepared by independent analysts not affiliated with Noble, for purposes unrelated to the management of Noble’s business or the merger. Neither Rosetta nor Noble can provide any assurance that the assumptions underlying the Rosetta Forecasts or the Noble Equity Research Case, respectively, will be realized, and there can be no assurance that the prospective results in the Rosetta Forecasts or the Noble Equity Research Case will be realized or that actual results will not be significantly higher or lower than estimated. Since the unaudited financial and operating forecasts cover multiple years, such information by its nature becomes less predictive with each successive year. No assurances can be given that the assumptions made in preparing the above unaudited financial and operating forecasts will accurately reflect future conditions. The estimates and assumptions underlying the unaudited financial and operating forecasts involve judgments with respect to, among other things, future economic, competitive, regulatory and financial market conditions and future business decisions that may not be realized and that are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, including, among others, risks and uncertainties described under “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements,” all of which are difficult to predict and many of which are beyond the control of Noble and Rosetta and will be beyond the control of the combined company following the merger. There can be no assurance that the underlying assumptions will prove to be accurate or that the projected results will be realized, and actual results likely will differ, and may differ materially, from those reflected in the unaudited financial and operating forecasts, whether or not the merger is completed.

The above unaudited financial and operating forecasts do not give effect to the merger or the related transactions. Noble stockholders and Rosetta stockholders are urged to review (i) Noble’s most recent SEC filings for a description of Noble’s reported results of operations and financial condition and capital resources during 2014, including “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Noble’s Annual Report on Form 10-K for the year ended December 31, 2014, which is incorporated by reference into this proxy statement/prospectus and (ii) Rosetta’s most recent SEC filings for a description of Rosetta’s reported results of operations and financial condition and capital resources during 2014, including “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Rosetta’s Annual Report on Form 10-K for the year ended December 31, 2014, which is incorporated by reference into this proxy statement/prospectus.

Readers of this proxy statement/prospectus are cautioned not to place undue reliance on the unaudited financial and operating forecasts set forth above. No representation is made by Noble, Rosetta, their respective financial advisors or any other person to any Noble stockholder or Rosetta stockholder regarding the ultimate performance of Noble or Rosetta compared to the information included in the above unaudited financial and operating forecasts. The inclusion of unaudited financial and operating forecasts in this proxy statement/

prospectus should not be regarded as an indication that such unaudited financial and operating forecasts will be an accurate prediction of future events, and such information should not be relied on as such.

NOBLE AND ROSETTA DO NOT INTEND TO UPDATE OR OTHERWISE REVISE THE ABOVE UNAUDITED FINANCIAL AND OPERATING FORECASTS TO REFLECT CIRCUMSTANCES EXISTING AFTER THE DATE WHEN MADE OR TO REFLECT THE OCCURRENCE OF FUTURE EVENTS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING SUCH UNAUDITED FINANCIAL AND OPERATING FORECASTS ARE NO LONGER APPROPRIATE, EXCEPT AS MAY BE REQUIRED BY LAW.

Board of Directors and Executive Officers After Completion of the Merger

Board of Directors. Upon completion of the merger, the board of directors of Noble will consist of eleven directors, including current Noble directors Jeffrey L. Berenson, Michael A. Cawley, Edward F. Cox, Thomas J. Edelman, Eric P. Grubman, Kirby L. Hedrick, David L. Stover, Scott D. Urban, William T. Van Kleef, and Molly K. Williamson and an additional director from the Rosetta board to be mutually agreed upon by Noble and Rosetta.

Executive Officers. Upon completion of the merger, the executive officers of Noble are expected to continue serving as executive officers of the combined company.

Accounting Treatment of the Merger

Noble prepares its financial statements in accordance with GAAP. The merger will be accounted for using the acquisition method of accounting with Noble being considered the acquirer of Rosetta for accounting purposes. This means that Noble will allocate the purchase price to the fair value of Rosetta’s tangible and intangible assets and liabilities at the acquisition date, with the excess purchase price, if any, being recorded as goodwill. Under the acquisition method of accounting, goodwill is not amortized but is tested for impairment at least annually.

Regulatory Approvals Required for the Merger

To complete the merger, Noble and Rosetta must make filings with and obtain authorizations, approvals or consents from a number of regulatory authorities. The merger is subject to requirements of the HSR Act, and the expiration or termination of the waiting period (and any extension of the waiting period) applicable to the merger under the HSR Act. In addition, the new shares of Noble common stock issued to former Rosetta stockholders must be approved for listing on the NYSE, subject to official notice of issuance.

Restrictions on Sales of Shares of Noble Common Stock Received in the Merger

All shares of Noble common stock received by Rosetta stockholders in the merger will be freely tradable for purposes of the Securities Act and the Securities Exchange Act of 1934, as amended, which is referred to as the Exchange Act, except for shares of Noble common stock received by any Rosetta stockholder who becomes an “affiliate” of Noble after completion of the merger (such as Rosetta directors or executive officers who become directors or executive officers of Noble after the merger). This proxy statement/prospectus does not cover resales of shares of Noble common stock received by any person upon completion of the merger, and no person is authorized to make any use of this proxy statement/prospectus in connection with any resale.

No Appraisal Rights

Under Section 262 of the DGCL, holders of shares of Noble common stock and Rosetta common stock do not have appraisal rights in connection with the merger.

NYSE Listing of Noble Common Stock; Delisting and Deregistration of Rosetta Common Stock

Before completion of the merger, Noble has agreed to use all reasonable efforts to cause the shares of Noble common stock to be issued in the merger and reserved for issuance under any equity awards to be approved for listing on the NYSE. The listing of the shares of Noble common stock is also a condition to completion of the merger. If the merger is completed, Rosetta common stock will cease to be listed on NASDAQ and its common stock will be deregistered under the Exchange Act.

Interests of Rosetta Directors and Executive Officers in the Merger

In considering the recommendation of the Rosetta board that Rosetta stockholders vote “FOR” the Merger proposal, Rosetta stockholders should be aware that some of Rosetta’s directors and executive officers have financial interests in the merger that may be different from, or in addition to, those of Rosetta stockholders generally. The Rosetta board was aware of these interests and considered them, among other matters, in approving the merger agreement and making its recommendation that the Rosetta stockholders approve the merger agreement. For purposes of all of the Rosetta agreements and plans described below, the completion of the merger will constitute a change in control.

Equity Compensation Awards

Pursuant to the merger agreement, equity compensation awards held by Rosetta’s directors and executive officers as of the effective time of the merger will be treated at the effective time of the merger as follows:

Options. At the effective time of the merger, each option to purchase Rosetta common shares (each, a “Rosetta Option”) that is outstanding as of immediately prior to the effective time of the merger will be converted into an option to purchase Noble common shares, on the same terms and conditions as were applicable to such Rosetta Option immediately prior to the effective time of the merger, with the number of Noble common shares, rounded down to the nearest whole share, determined by multiplying the number of Rosetta common shares subject to the Rosetta Option by the exchange ratio of 0.542, at an exercise price per Noble common share, rounded up to the nearest whole cent, equal to the per share exercise price for the Rosetta common shares otherwise purchasable pursuant to the Rosetta Option divided by the exchange ratio of 0.542. See the section titled “The Merger Agreement—Treatment of Rosetta Equity Awards” for more information.

The following table sets forth the number of Rosetta Options held by each Rosetta director and executive officer as of June 15, 2015, including the exercise price and expiration date applicable to each Rosetta Option. The Rosetta Options held by each director and executive officer are fully vested.

Name	Number of Rosetta Common Shares Subject To Rosetta Option	Exercise Price of Rosetta Option	Expiration Date of Rosetta Option
Executive Officers
James E. Craddock	34,664	$7.355	1/2/19
	18,000	21.390	5/1/18
John D. Clayton	—	—	—
John E. Hagale	—	—	—
Nathan P. Murphy	—	—	—
Don O. McCormack	—	—	—
J. Chad Driskill	22,342	7.355	1/2/19

Non-Employee Directors
Matthew D. Fitzgerald	5,000	20.255	9/12/18
Phillip L. Frederickson	5,000	26.760	7/14/18
Carin S. Knickel	—	—	—
Holli C. Ladhani	—	—	—
Donald D. Patteson, Jr.	5,000	24.595	5/15/17
	5,000	24.155	5/9/18
Jerry R. Schuyler	—	—	—

Restricted Shares. At the effective time of the merger, each Rosetta restricted share that is outstanding as of immediately prior to the effective time of the merger will be converted into the number of Noble restricted shares, subject to the same restrictions as were applicable to such Rosetta restricted share immediately prior to the effective time of the merger, determined by multiplying the number of Rosetta restricted shares subject to the award by the exchange ratio of 0.542, rounded up to the nearest whole share. See the section titled “The Merger Agreement—Treatment of Rosetta Equity Awards” for more information.

The following table sets forth the number of Rosetta restricted shares held by each Rosetta director and executive officer as of June 15, 2015.

Name	Number of Rosetta Restricted Shares
Executive Officers
James E. Craddock	118,341
John D. Clayton	106,562
John E. Hagale	106,562
Nathan P. Murphy	40,807
Don O. McCormack	35,673
J. Chad Driskill	31,012

Non-Employee Directors
Matthew D. Fitzgerald	6,863
Phillip L. Frederickson	6,863
Carin S. Knickel	6,863
Holli C. Ladhani	6,863
Donald D. Patteson, Jr.	6,863
Jerry R. Schuyler	6,863

For each Rosetta director (other than the director to be elected as a director of Noble), the Rosetta restricted shares set forth in the table above will vest upon the closing of the merger. For each executive officer, the Rosetta restricted shares set forth in the table above will vest on a double-trigger basis in the event such executive officer is terminated for any reason other than death, inability to perform or for cause or resigns for good reason, in each case, within two years following the merger, in accordance with the terms of the applicable Rosetta benefit plan. The numbers in the table above include, for each executive officer other than Mr. Craddock, the following number of Rosetta restricted shares, which were granted in February 2015 as payment for the executive officer’s 2014 annual bonus: Mr. Hagale 19,908 shares; Mr. Clayton 19,908 shares; Mr. Murphy 11,183 shares, Mr. McCormack 9,143 shares and Mr. Driskill 9,143 shares. Pursuant to the merger agreement, Rosetta may accelerate the vesting of these awards at any time prior to closing.

Performance Share Units. Rosetta performance share units typically pay out contingent on performance based on metrics generally related to Rosetta’s capital inventory expansion and operational and business execution. At the end of a three year performance period, Rosetta’s compensation committee assesses performance in each of these areas and, in its discretion, determines the level of vesting of the performance share units between 0 and 200% of the initial target award. At the effective time of the merger, each Rosetta performance share unit that is outstanding as of immediately prior to the effective time of the merger will be deemed earned at the target level of 100% and will be converted into time-based Noble restricted shares that will vest on the last day of the original three year performance period. The number of Noble restricted shares that will be received by each holder of outstanding Rosetta performance share units will be equal to the target number of Rosetta common shares subject to the applicable award of Rosetta performance share units multiplied by 0.542. See the section titled “The Merger Agreement—Treatment of Rosetta Equity Awards” for more information.

The following table sets forth the target number of Rosetta performance share units held by each Rosetta executive officer as of June 15, 2015. Rosetta’s non-employee directors do not hold any performance share units.

Name	Number of Rosetta Performance Share Units
Executive Officers
James E. Craddock	139,973
John D. Clayton	78,159
John E. Hagale	78,159
Nathan P. Murphy	28,838
Don O. McCormack	26,479
J. Chad Driskill	25,818

For each executive officer, the Rosetta performance share units set forth in the table will vest on a double-trigger basis in the event such executive officer is terminated for any reason other than death, inability to perform or for cause or resigns for good reason, in each case, within two years following the merger, in accordance with the terms of the applicable Rosetta benefit plan.

Executive Change-In-Control Plan

Under Rosetta’s Change-In-Control Plan for Executive Officers (the “Executive Change-In-Control Plan”), in the event that the employment of an executive officer is terminated for any reason other than death, inability to perform or cause, or the executive officer resigns for good reason, in each case, within two years following the merger (each, a “Qualifying Termination”), the executive officer will be entitled to the compensation and benefits described below. Each of Rosetta’s executive officers participates in the Executive Change-In-Control Plan.

Severance Payment. Upon a Qualifying Termination, the executive officer will become entitled to receive a lump sum payment equal to two and a half times (three times in the case of Mr. Craddock) the sum of the executive officer’s annual base salary in effect as of the date of the Qualifying Termination and the executive officer’s target bonus (utilizing the greater of the target bonus in effect as of the date of the Qualifying Termination or the target bonus in effect as of the day preceding the effective date of the merger), payable within 60 days after termination.

Medical Benefits Continuation. If upon a Qualifying Termination the executive officer participates in one or more group health plans provided by Rosetta, the executive officer will become entitled to receive reimbursement for healthcare continuation pursuant to COBRA for a period of up to 12 months following termination.

Accelerated Vesting of Equity Compensation Awards. Upon a Qualifying Termination, the executive officer will become entitled to full and immediate vesting of all equity compensation awards held by the executive officer as of the date of the Qualifying Termination, including options, restricted shares and performance share units (with performance share units vesting at the target level of 100%). For more information regarding the treatment of the equity compensation awards held by Rosetta’s executive officers in connection with the merger, see this section titled “—Interests of Rosetta Directors and Executive Officers in the Merger—Equity Compensation Awards.”

Non-Competition Agreements

Pursuant to the merger agreement, Rosetta has agreed to use commercially reasonable efforts to enter into non-competition agreements with each of its executive officers, for a period of at least 18 months following the closing of the merger, and may make cash payments to the executive officers as consideration for their entry into the non-competition agreements. Any cash payments made in relation to the non-competition agreements will be approved by Rosetta’s compensation committee and, pursuant to the terms of the merger agreement, will not exceed $5 million in the aggregate. As of June 15, 2015, Rosetta had not yet entered into non-competition agreements with any of the executive officers and the amounts of the cash payments, if any, that would be received by the executive officers in connection with entering into non-competition agreements had not yet been determined or approved by the compensation committee.

Director Position with the Combined Company

Pursuant to the merger agreement, Noble has agreed to take all necessary corporate action to appoint to its board of directors, as of the effective time of the merger, one member of the Rosetta board as mutually agreed upon by Noble and Rosetta.

Indemnification; Directors’ and Officers’ Insurance

From and after the effective time of the merger, Noble and the surviving company in the merger, jointly and severally, will (i) indemnify and hold harmless each present and former director and officer of Rosetta and its subsidiaries determined as of the effective time of the merger, or the indemnified parties, from and against any losses, claims, damages, liabilities, costs or expenses (including reasonable attorneys’ fees), judgments, fines, penalties and amounts paid in settlement arising out of or in connection with any claim or action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the effective time of the merger, in their capacity as a director or officer of Rosetta or its subsidiaries, to the fullest extent authorized or permitted under applicable law; and (ii) promptly pay on behalf of or advance to each of the indemnified parties any expenses incurred in defending, serving as a witness or otherwise participating with respect to any claims or action in advance of the final disposition of such claim or action, in each case, without the requirement of any bond or other security. In addition, for a period of 6 years after the effective time of the merger, Noble and the surviving company or their successors or assigns will maintain directors’ and officers’ insurance policies covering Rosetta’s present and former directors and executive officers determined as of the effective time of the merger that generally provide the same coverage amounts and no less advantageous terms and conditions as Rosetta’s current coverage.

Quantification of Payments and Benefits to Rosetta’s Executive Officers

The following table sets forth the information required by Item 402(t) of Regulation S-K regarding the compensation that is based on or otherwise relates to the merger and that may be paid or become payable to Rosetta’s named executive officers, which is referred to as the “golden parachute” compensation. The information set forth in the table below is intended to comply with Item 402(t) of Regulation S-K, which requires disclosure of information about certain compensation for each of Rosetta’s named executive officers that is based on or otherwise relates to the merger. The table below also sets forth similar compensation information for Rosetta’s other executive officer, Mr. Driskill.

Please note that the amounts indicated below are estimates based on the material assumptions described in the notes to the table below, which may or may not actually occur. Some of these assumptions are based on information not currently available and, as a result, the actual amounts, if any, that may be paid or become payable to a named executive officer may differ materially from the amounts set forth below. Furthermore, for purposes of calculating such amounts, Rosetta has assumed the following:

•	the relevant price per share of Rosetta common stock is $24.29, which is the average closing market price per share of Rosetta common stock as quoted on the NASDAQ over the first five business days following the first public announcement of the merger on May 11, 2015;

•	the merger will close on June 15, 2015, the last practicable date prior to the filing of this proxy statement/prospectus; and

•	the named executive officers experience a Qualifying Termination immediately following the merger on June 15, 2015, the last practicable date prior to the filing of this proxy statement/prospectus.

Name	Cash ($)(1)(5)	Equity ($)		Perquisites/ Benefits ($)(4)	Total ($)(5)
		(2)	(3)
Named Executive Officers
James E. Craddock	$4,800,000	$2,874,503	$3,399,944	$13,604	$11,088,051
John D. Clayton	$2,256,250	$2,588,391	$1,898,482	$22,303	$6,765,426
John E. Hagale	$2,256,250	$2,588,391	$1,898,482	$0	$6,743,123
Nathan P. Murphy	$1,531,250	$991,202	$700,475	$19,868	$3,242,795
Don O. McCormack	$1,400,000	$866,497	$643,175	$22,309	$2,931,981

Executive Officer
J. Chad Driskill	$1,320,000	$753,281	$627,119	$19,868	$2,720,268

(1)	Amounts reported consist of (i) for Mr. Craddock, three times his annual base salary in effect as of the date of termination plus three times his target bonus and (ii) for each of Messrs. Clayton, Hagale, Murphy, McCormack and Driskill two and a half times their respective annual base salary in effect as of the date of termination plus two and a half times their respective target bonus, in each case, payable in a single lump sum within 60 days after termination of employment. Pursuant to the Executive Change-In-Control Plan, these double-trigger cash severance amounts are payable in the event the named executive officer is terminated for any reason other than death, inability to perform or for cause or the executive resigns for good reason, in each case, within two years following the merger. See the section above titled “—Interests of Rosetta Directors and Executive Officers in the Merger—Executive Change-In-Control Plan” for more information.
(2)	Amounts reported represent the value of the accelerated vesting of all outstanding time-based Rosetta restricted shares held by the named executive officers. Pursuant to the terms of Rosetta’s long-term incentive plans, applicable award agreements and the Executive Change-In-Control Plan, a named executive officer would be entitled to this double-trigger accelerated vesting of the Rosetta restricted shares in the event the named executive officer is terminated for any reason other than death, inability to perform or for cause or resigns for good reason, in each case, following the merger. In addition, for each executive officer other than Mr. Craddock, the amount reported includes the following Rosetta restricted shares granted in February 2015 as payment for the executive officer’s 2014 annual bonus: Mr. Hagale 19,908 shares; Mr. Clayton 19,908 shares; Mr. Murphy 11,183 shares; Mr. McCormack 9,143 shares and Mr. Driskill 9,143 shares. Pursuant to the merger agreement, Rosetta may accelerate the vesting of these restricted shares at any time prior to the closing date.
(3)	Amounts reported represent the value of the accelerated vesting (at the target level of 100%) of all outstanding Rosetta performance share units held by the named executive officers. Pursuant to the merger agreement and the applicable award agreements, immediately prior to the effective time of the merger, the outstanding Rosetta performance share units will be deemed earned at the target level of 100% and will be converted into time-based Noble restricted shares. In the event of a named executive officer’s termination for any reason other than death, inability to perform or for cause or resignation for good reason, in each case, following the merger, the named executive officer would be entitled to this double-trigger accelerated vesting of the Converted PSU Shares.
(4)	Amounts reported consist of 12 months of reimbursements for healthcare continuation pursuant to COBRA. Pursuant to the Executive Change-In-Control Plan, these double-trigger health care reimbursements are payable in the event the named executive officer is terminated for any reason other than death, inability to perform or for cause or the executive resigns for good reason, in each case, within two years following the merger. See the section above titled “—Interests of Rosetta Directors and Executive Officers in the Merger—Executive Change-In-Control Plan” for more information.
(5)	Pursuant to the merger agreement, Rosetta has agreed to use commercially reasonable efforts to enter into non-competition agreements with each of its executive officers, including each of the named executive officers, prior to the closing date and may pay the executives up to $5 million in the aggregate as cash consideration for entering into the non-competition agreements. As of the date of this proxy statement/prospectus, no such agreements have been executed and the individual amounts of these payments to each named executive officer have not yet been determined and are not known. As a result, no amounts with respect to these payments are shown in the table. See the section above titled “—Interests of Rosetta Directors and Executive Officers in the Merger—Non-Competition Agreements” for more information.

U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a general discussion of the U.S. federal income tax consequences of the merger to U.S. holders (as defined below) of Rosetta common stock that exchange their shares of Rosetta common stock for shares of Noble common stock in the merger. The following discussion is based upon the Code, the U.S. Treasury regulations promulgated thereunder and judicial and administrative authorities, rulings and decisions, all as in effect as of the date of this proxy statement/prospectus. These authorities may change, possibly with retroactive effect, and any such change could affect the accuracy of the statements and conclusions set forth in this discussion. This discussion assumes that the merger will be completed in accordance with the merger agreement and as further described in this proxy statement/prospectus. This discussion is not a complete description of all of the tax consequences of the merger and, in particular, does not address any tax consequences arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010, nor does it address any tax consequences arising under the laws of any state, local or foreign jurisdiction, or under any U.S. federal laws other than those pertaining to the income tax.

The following discussion applies only to U.S. holders (as defined below) of shares of Rosetta common stock who hold such shares as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). Further, this discussion does not purport to consider all aspects of U.S. federal income taxation that might be relevant to U.S. holders in light of their particular circumstances and does not apply to U.S. holders subject to special treatment under the U.S. federal income tax laws (such as, for example, dealers or brokers in securities, commodities or foreign currencies, traders in securities that elect to apply a mark-to-market method of accounting, banks and certain other financial institutions, insurance companies, mutual funds, tax-exempt organizations, holders subject to the alternative minimum tax provisions of the Code, partnerships, S corporations or other pass-through entities or investors in partnerships, regulated investment companies, real estate investment trusts, controlled foreign corporations, passive foreign investment companies, former citizens or residents of the United States, U.S. expatriates, holders whose functional currency is not the U.S. dollar, holders who hold shares of Rosetta common stock as part of a hedge, straddle, constructive sale or conversion transaction or other integrated investment, holders who acquired Rosetta common stock pursuant to the exercise of employee stock options, through a tax qualified retirement plan or otherwise as compensation, holders who exercise appraisal rights, or holders who actually or constructively own more than 5% of Rosetta common stock.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of Rosetta common stock that is for U.S. federal income tax purposes (1) an individual citizen or resident of the United States, (2) a corporation, or entity treated as a corporation for U.S. federal income tax purposes, organized in or under the laws of the United States or any state thereof or the District of Columbia, (3) a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) such trust has made a valid election to be treated as a U.S. person for U.S. federal income tax purposes or (4) an estate, the income of which is includible in gross income for U.S. federal income tax purposes, regardless of its source.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Rosetta common stock, the tax treatment of a partner in such partnership generally will depend on the status of the partner and the activities of the partnership. Any entity treated as a partnership for U.S. federal income tax purposes that holds Rosetta common stock, and any partners in such partnership, should consult their own independent tax advisors regarding the tax consequences of the merger to their specific circumstances.

Determining the actual tax consequences of the merger to you may be complex and will depend on your specific situation and on factors that are not within our control. You should consult your own independent tax advisor as to the specific tax consequences of the merger in your particular circumstances, including the applicability and effect of the alternative minimum tax and any state, local, foreign and other tax laws and of changes in those laws.

Consequences of the Merger

Noble and Rosetta intend for the merger and the second merger, considered together, to be treated as a “reorganization” within the meaning of Section 368(a) of the Code for U.S. federal income tax purposes. It is a condition to the obligation of Noble to complete the merger that Noble receive an opinion from Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to Noble, dated the closing date of the merger, to the effect that, on the basis of facts, representations, assumptions and exclusions set forth or referred to in such opinion, the merger and the second merger, considered together, will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. It is a condition to the obligation of Rosetta to complete the merger that Rosetta receive an opinion from Latham & Watkins LLP, special counsel to Rosetta, dated the closing date of the merger, to the effect that, on the basis of facts, representations, assumptions and exclusions set forth or referred to in such opinion, the merger and the second merger, considered together, will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. These opinions will be based on representations, warranties and covenants contained in representation letters provided by Noble and Rosetta and on customary factual assumptions. Neither of the opinions described above will be binding on the Internal Revenue Service (which we refer to as the “IRS”) or any court. Noble and Rosetta have not sought and will not seek any ruling from the IRS regarding any matters relating to the merger or the second merger, and as a result, there can be no assurance that the IRS will not assert, or that a court would not sustain, a position contrary to any of the conclusions set forth below. In addition, if any of the representations, warranties, covenants or assumptions upon which those opinions are based are inconsistent with the actual facts, the U.S. federal income tax consequences of the merger and the second merger could be adversely affected. Assuming that, in accordance with the opinions described above, the merger and the second merger, considered together, qualify as a “reorganization” within the meaning of Section 368(a) of the Code, upon the exchange of Rosetta common stock for Noble common stock and cash in lieu of fractional shares, the U.S. federal income tax consequences will be as follows:

Upon exchanging your Rosetta common stock for Noble common stock, you generally will not recognize gain or loss, except with respect to cash received in lieu of fractional shares of Noble common stock (as discussed below). The aggregate tax basis of the Noble common stock that you receive in the merger (including any fractional shares deemed received and exchanged for cash, as discussed below) will equal your aggregate adjusted tax basis in the shares of Rosetta common stock you surrender in the merger. Your holding period for the shares of Noble common stock that you receive in the merger (including any fractional share deemed received and exchanged for cash, as discussed below) will include your holding period for the shares of Rosetta common stock that you surrender in the merger. If you acquired different blocks of Rosetta common stock at different times or at different prices, the Noble common stock you receive will be allocated pro rata to each block of Rosetta common stock, and the basis and holding period of each block of Noble common stock you receive will be determined on a block-for-block basis depending on the basis and holding period of the blocks of Rosetta common stock exchanged for such Noble common stock.

If you receive cash in lieu of a fractional share of Noble common stock, you will be treated as having received such fractional share of Noble common stock pursuant to the merger and then as having sold such fractional share of Noble common stock for cash. As a result, you generally will recognize capital gain or loss equal to the difference between the amount of cash received for such fractional share and your basis in your fractional share of Noble common stock as set forth above. Such capital gain or loss generally will be long-term capital gain or loss if, as of the effective date of the merger, your holding period for such fractional share (as described above) exceeds one year. Long-term capital gains of individuals are generally eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

This discussion of certain material U.S. federal income tax consequences is not intended to be, and should not be construed as, tax advice. Holders of Rosetta common stock are urged to consult their independent tax advisors with respect to the application of U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the U.S. federal estate or gift tax rules, or under the laws of any state, local, foreign or other taxing jurisdiction or under any applicable tax treaty.

THE MERGER AGREEMENT

This section of this proxy statement/prospectus describes the material provisions of the merger agreement, but does not describe all of the terms of the merger agreement and may not contain all of the information about the merger agreement that is important to you. The following summary is qualified by reference to the complete text of the merger agreement, which is attached as Annex A to this proxy statement/prospectus and incorporated by reference herein. You are urged to read the full text of the merger agreement because it is the legal document that governs the merger.

The merger agreement and this summary of its terms have been included to provide you with information regarding the terms of the merger agreement. Factual disclosures about Noble, Rosetta or any of their respective subsidiaries or affiliates contained in this proxy statement/prospectus or their respective public reports filed with the SEC may supplement, update or modify the factual disclosures contained in the merger agreement and described in this summary. The representations, warranties, and covenants contained in the merger agreement were made only for purposes of the merger agreement, as of a specific date. These representations were made solely for the benefit of the parties to the merger agreement and may be subject to important qualifications and limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purpose of allocating risk between parties to the merger agreement rather than the purpose of establishing these matters as facts, and may apply standards of materiality in ways that are different from those generally applicable to reports filed with the SEC or from what may be viewed as material by investors. These representations do not survive completion of the merger. For the foregoing reasons, one should not read these representations or any description thereof as characterizations of the actual state of facts or condition of Noble or Rosetta, which are disclosed in the other information provided elsewhere in this proxy statement/prospectus or incorporated by reference herein.

Terms of the Merger

The merger agreement provides that, upon the terms and subject to the conditions of the merger agreement, and in accordance with the DGCL, (i) at the effective time, Merger Sub will merge with and into Rosetta, with Rosetta continuing as the surviving corporation and an indirect, wholly owned subsidiary of Noble, and (ii) immediately thereafter Rosetta, as the surviving corporation in the merger, will merge with and into its parent, NBL Texas, LLC, in the second merger, with NBL Texas, LLC continuing as the surviving company and an indirect, wholly owned subsidiary of Noble. At the completion of the merger, each share of Rosetta common stock issued and outstanding immediately prior to the completion of the merger, other than treasury shares and shares held by Rosetta, Noble or their respective wholly owned subsidiaries, will be converted into the right to receive 0.542 shares of Noble common stock, which we refer to as new common shares. The exchange ratio will be adjusted appropriately to fully reflect the effect of any subdivisions, reclassifications, splits, share distributions, combinations or exchanges of shares of Rosetta common stock or Noble common stock. Any shares of Rosetta common stock owned directly or indirectly by Rosetta or any of its wholly owned subsidiaries or by Noble or any of its wholly-owned subsidiaries as of immediately prior to the completion of the merger (other than those held in a fiduciary capacity) will be cancelled and will receive no consideration.

Noble will not issue fractional shares of new common stock in the merger. Instead, each holder of Rosetta common stock who would otherwise be entitled to receive fractional shares of Noble common stock in the merger will be entitled to a cash payment in lieu of such fractional new common shares representing such holder’s proportionate interest, if any, in the proceeds from the sale by the exchange agent on the NYSE of the excess shares that would have otherwise been issued as fractional new common shares. The exchange agent will hold the proceeds of any such sale in trust for the Rosetta stockholders and will determine the amount of cash, if any, each is entitled to receive. As soon as practicable after the determination of the amount of cash to be paid to Rosetta stockholders in lieu of any fractional new common shares, the exchange agent will make available such amounts without interest.

Noble and the exchange agent are entitled to deduct and withhold from any amount payable pursuant to the merger agreement to any holder of Rosetta’s common shares, options, restricted shares, or performance share units such amounts or securities as Noble or the exchange agent reasonably deems to be required to deduct and withhold under the Code or any provision of state, local, or foreign tax law, with respect to the making of such payment or issuance.

Noble has agreed to cause the exchange agent to invest the cash in the trust held by the exchange agent as directed by Noble on a daily basis, in Noble’s sole discretion. Further, any portion of the trust held by the exchange agent that remains undistributed to the Rosetta stockholders after 180 days following the closing of the merger will be delivered to Noble, and after such delivery, any former Rosetta stockholders who have not complied with the steps described below under “—Exchange of Rosetta Stock Certificates” will thereafter look only to Noble for the merger consideration, any cash in lieu of fractional new common shares, or any distributions with respect to new common shares, in each case, without any interest thereon.

Exchange of Rosetta Stock Certificates

Promptly after the completion of the merger, if you are a Rosetta stockholder, Noble’s exchange agent will mail you a letter of transmittal and instructions for use in effecting the surrender of your Rosetta common stock (including any stock certificates if you hold shares in certificated form) in exchange for Noble common stock and cash in lieu of any fractional new common shares and distributions. When you surrender the certificates for cancellation together with letters of transmittal and any other documents (including in respect of book-entry shares), you will be entitled to receive (a) new common shares and (b) a check in an amount equal to the aggregate amount of cash that you have the right to receive, if any, including cash payable in lieu of any fractional new common shares and cash distributions in respect of new common shares.

Holders of Rosetta common stock will not receive physical stock certificates for the new shares of Noble common stock they are entitled to receive in the merger. Rather, they will receive statements indicating book-entry ownership of Noble common stock.

PLEASE DO NOT SUBMIT YOUR ROSETTA STOCK CERTIFICATES FOR EXCHANGE UNTIL YOU RECEIVE THE TRANSMITTAL INSTRUCTIONS AND LETTER OF TRANSMITTAL FROM THE EXCHANGE AGENT.

If you hold Rosetta stock certificates, you will not be entitled to receive any dividends or other distributions on Noble common stock until the merger is completed and you have surrendered your Rosetta stock certificates, together with validly completed letters of transmittal and other required documents, in exchange for Noble common stock. If Noble effects any dividend or other distribution on the Noble common stock with a record date occurring after the time the merger is completed and a payment date before the date you surrender your Rosetta stock certificates, you will receive the dividend or distribution, without interest, with respect to the whole shares of Noble common stock issued to you after you surrender your Rosetta stock certificates, together with validly completed letters of transmittal and other required documents, and the shares of Noble common stock are issued in exchange. If Noble effects any dividend or other distribution on the Noble common stock with a record date after the time the merger is completed and a payment date after the date you surrender your Rosetta stock certificates, you will receive the dividend or distribution, without interest, on that payment date with respect to the whole shares of Noble common stock issued to you. The exchange agent may deduct and withhold amounts required under federal, state or local tax law.

Treatment of Rosetta Equity Awards

Stock Options. Upon completion of the merger, each outstanding option to purchase shares of Rosetta common stock will be converted into an option to purchase Noble common shares, on the same terms and conditions as were applicable to such Rosetta option immediately prior to the completion of the merger, with the number of Noble common shares, rounded down to the nearest whole share, determined by multiplying the number of Rosetta common shares subject to the Rosetta option by 0.542, at an exercise price per Noble common share, rounded up to the nearest whole cent, equal to the per share exercise price for the Rosetta common share otherwise purchasable pursuant to the Rosetta option immediately prior to the completion of the merger divided by 0.542.

Restricted Shares. Upon completion of the merger, the Rosetta restricted shares that are outstanding immediately prior to the completion of the merger will be converted into a number of restricted Noble common shares, subject to the same vesting, repurchase, or other lapse restrictions, equal to the number of corresponding Rosetta restricted shares multiplied by 0.542, rounded up to the nearest whole share.

Performance Share Units. Upon completion of the merger, the Rosetta performance share units that are outstanding immediately prior to the completion of the merger will be deemed earned at the target level of 100% and will be converted into time-based restricted Noble common shares that will vest on the last day of the original three year performance period as provided under the terms of the applicable Rosetta performance share unit award agreement. The number of Noble common shares that will be received by each holder of outstanding Rosetta performance share units will be equal to the target number of Rosetta common shares subject to the applicable award of Rosetta performance share units multiplied by 0.542.

Converted Equity Awards. All of the converted options, restricted shares, and performance share units that are held by any employee, director, or consultant whose employment or service with Rosetta, Noble, the surviving company, or any of their subsidiaries is terminated without “cause” or who resigns his or her employment or service for “good reason,” will become fully vested and all restrictions will lapse and options will become and remain exercisable pursuant to (and for the time period set forth under) the terms of each converted award, in accordance with the applicable Rosetta long-term incentive plan, award agreement, or other Rosetta employee benefit plan.

Completion of the Merger

Unless Noble and Rosetta agree otherwise to another date, the parties are required to complete the merger no later than the third business day after satisfaction or waiver of all the conditions described under “—Conditions to Completion of the Merger” below. The merger will be effective at the time the certificate of merger is filed with the Secretary of State of the State of Delaware or at such later time as may be specified therein.

Conditions to Completion of the Merger

Each party’s obligation to consummate the merger is conditioned upon the satisfaction (or waiver by such party) at or prior to the closing of the merger of each of the following:

•	approval of the Merger proposal by vote of the holders of a majority of outstanding shares of Rosetta common stock;

•	termination or expiration of any waiting period (and any extension thereof) applicable to the merger under the HSR Act;

•	absence of any law, order, judgment or injunction prohibiting consummation of the merger;

•	effectiveness of the registration statement of which this proxy statement/prospectus is a part under the Securities Act and no stop order suspending the effectiveness of the registration statement having been issued and no proceedings for that purpose having been initiated or threatened by the SEC;

•	approval of the new shares of Noble common stock deliverable to the holders of shares of Rosetta common stock for listing on the NYSE, subject to official notice of issuance;

•	(i) the truth and correctness of the representations and warranties of the other party with respect to certain fundamental matters (organization, general authority and standing, certain capitalization matters, required power and authority, and required stockholder approval) as of the date of the merger agreement and as of the closing of the merger, as if made as of such date (except to the extent expressly made as of an earlier date, in which case as of such date), (ii) with respect to Noble, the truth and correctness of certain representations and warranties of Rosetta with respect to capitalization as of the date of the merger agreement and as of the closing date, except for any de minimis inaccuracies, and (iii) the truth and correctness of all other representations and warranties of the other party as of the date of the merger agreement and as of the closing of the merger, as if made as of such date (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure to be so true and correct (without giving effect to any limitation as to “materiality” or “material adverse effect” set forth in any individual such representation or warranty) would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the other party;

•	performance of and compliance with, in all material respects, each and all of the agreements and covenants of the other party required to be performed and complied with by such other party pursuant to the merger agreement;

•	receipt of a certificate signed by the chief executive officer of the other party, dated as of the closing date, certifying that the two preceding conditions have been satisfied; and

•	receipt of a legal opinion of such party’s tax counsel, to the effect that, on the basis of facts, representations, assumptions, and exclusions set forth or referred to in such opinion, the merger and the second merger, considered together, will qualify for U.S. federal income tax purposes as a “reorganization” within the meaning of Section 368(a) of the Code.

Representations and Warranties

Each of Noble and Merger Sub, on the one hand, and Rosetta, on the other hand, has made representations and warranties with respect to itself and its subsidiaries regarding, among other things:

•	organization, standing and corporate power, charter documents, subsidiaries and permits, and other approvals necessary to operate the business as presently constituted;

•	capital structure;

•	corporate authority to enter into and perform the merger agreement, enforceability of the merger agreement, and approval of the merger agreement by each party’s board of directors;

•	absence of conflicts with or defaults under organizational documents, other contracts, and applicable laws;

•	no consents or approvals necessary;

•	SEC filings since January 1, 2014, including financial statements contained in the filings, internal controls, and compliance with the Sarbanes-Oxley Act of 2002;

•	establishment and maintenance of internal controls and procedures;

•	absence of undisclosed liabilities;

•	conduct of the business and absence of certain changes since December 31, 2014, except as contemplated by the merger agreement, including that there has been no event, change, development, condition, or occurrence that has had or would reasonably be expected to have a material adverse effect on the party making the representation;

•	compliance with applicable laws;

•	the absence of pending or threatened investigations or litigation;

•	accuracy of the information supplied for inclusion in, and compliance with applicable securities laws by, this proxy statement/prospectus;

•	tax matters;

•	labor and other employment matters, including benefit plans;

•	effectiveness of insurance policies; and

•	absence of other representations and warranties.

The merger agreement also contains representations and warranties made only by Rosetta regarding, among other things:

•	equity interests in other entities;

•	certain approvals by the Rosetta board related to the transactions contemplated by the merger agreement;

•	required regulatory filings and consents and approvals of governmental entities;

•	validity of permits;

•	matters with respect to material contracts;

•	environmental matters;

•	reserve reports and title to oil and gas properties;

•	title to real and personal properties;

•	intellectual property and information technology matters;

•	the absence of undisclosed brokers’ fees and expenses;

•	regulatory matters;

•	no affiliate transactions; and

•	receipt of opinion of financial advisor.

Additionally, the merger agreement contains representations and warranties made only by Noble and Merger Sub regarding, among other things:

•	sole purpose of and lack of business engagement by Merger Sub; and

•	neither Noble nor Merger Sub, nor any of their respective “affiliates” and “associates,” being or in the past three years having been an “interested stockholder” of Rosetta, as defined in Section 203 of the DGCL.

Many of the representations and warranties in the merger agreement are qualified by a “materiality” or “material adverse effect” standard (that is, they will not be deemed to be untrue or incorrect unless their failure to be true or correct, individually or in the aggregate, would be material or reasonably be expected to have a material adverse effect). For purposes of the merger agreement, a “material adverse effect” means, when used with respect to a party to the merger agreement (1) a material adverse effect on the ability of such party to perform or comply with any material obligation under the merger agreement, or (2) any change, event, development, circumstance, condition, occurrence, effect, or combination of the foregoing that has or would be reasonably expected to have a material adverse effect on the business, condition (financial or otherwise), or results of operations of such party and its subsidiaries taken as a whole; provided, however, in no event may any of the following be taken into account, individually or in the aggregate, when determining whether there has been or would reasonably be expected to be a “material adverse effect” with respect to a party to the merger agreement:

•	changes in the general economic, financial, credit or securities markets, including prevailing interest rates or currency rates, or regulatory or political conditions and changes in oil, natural gas, condensate or natural gas liquids prices or the prices of other commodities, including changes in price differentials;

•	changes in general economic conditions in: (a) the oil and gas exploration and production industry; (b) the natural gas gathering, compressing, treating, processing and transportation industry generally; (c) the natural gas liquids fractionating and transportation industry generally; (d) the crude oil and condensate logistics and marketing industry generally; and (e) the natural gas marketing and trading industry generally (including in each case changes in law affecting such industries);

•	the outbreak or escalation of hostilities or acts of war or terrorism;

•	any hurricane, tornado, flood, earthquake or other natural disaster;

•	with respect to Rosetta only, the identity of, or actions or omissions of, Noble, Merger Sub or their respective affiliates or any action taken pursuant to or in accordance with the merger agreement or at the request of or with the consent of Noble;

•	the announcement or pendency of the merger agreement;

•	any change in the market price or trading volume of such party’s common stock;

•	any failure to meet any financial projections or estimates or forecasts of revenues, earnings or other financial metrics for any period;

•	any downgrade in rating of any indebtedness or debt securities of such person;

•	changes in any laws or regulations applicable or in applicable accounting regulations or the interpretations thereof; and

•	any legal proceedings commenced by or involving any current or former member, director, partner or stockholder of such party (on their own behalf or on behalf of such party) arising out of or related to the merger agreement, merger or other transactions contemplated by the merger agreement;

except that, with respect to the first through fourth bullets above, any such change, event, development, circumstance, condition, occurrence or effect will be taken into account if and to the extent that it disproportionately adversely effects such party, as compared to other similarly situated persons operating in the industries in which such party operates.

Conduct of Business Prior to Closing

Each of Noble and Rosetta has undertaken customary covenants in the merger agreement restricting the conduct of its respective business between the date of the merger agreement and the completion of the merger.

In general, Rosetta has agreed to (i) conduct its and its subsidiaries’ business in the ordinary course and (ii) use reasonable best efforts to preserve intact its and its subsidiaries’ present lines of business, maintain its rights and franchises and preserve its relationships with customers, suppliers, and employees.

In addition, between the date of the merger agreement and the completion of the merger, Rosetta has agreed, with respect to itself and its subsidiaries, not to, among other things, undertake any of the following (subject in each case to certain exceptions specified in the merger agreement or set forth in the disclosure letter to the merger agreement delivered by Rosetta to Noble) without Noble’s prior written consent:

•	take any action that adversely affects the ability of either party to obtain any approvals required under the HSR Act;

•	issue, deliver, sell, pledge, dispose of, grant, transfer, encumber or authorize the issuance, delivery, sale, pledge, disposition, grant, transfer or encumbrance of, any additional equity, amend any term of the shares of Rosetta common stock, or enter into any agreement, understanding or commitment with respect to the foregoing;

•	subdivide, reclassify, recapitalize, adjust, split, combine or exchange or enter into any similar transaction with respect to equity interests in Rosetta or any of its subsidiaries or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for equity interests in Rosetta or any of its subsidiaries, or repurchase, redeem or otherwise acquire or offer to repurchase, redeem or otherwise acquire, or permit any of its subsidiaries to purchase, redeem or otherwise acquire or offer to repurchase, redeem or otherwise acquire any capital stock, membership, partnership or other equity interests in Rosetta or any of its subsidiaries;

•	sell, lease, assign, license, mortgage or otherwise transfer, or create or incur any lien upon, or pledge, surrender, encumber, divest or otherwise dispose of any of the oil and gas properties or assets (including any intangible assets), licenses, operations, rights, securities, properties, interests or businesses of Rosetta or any of its subsidiaries, other than sales, leases, assignments or transfers of assets, properties or businesses with a value of less than $20,000,000 in the aggregate and sales of hydrocarbons and equipment in the ordinary course of business consistent with past practice; acquire, directly or indirectly, or lease any assets, securities, properties, interests or businesses other than the acquisition or lease of assets in the ordinary course of business consistent with past practice; merge, consolidate or enter into any partnership, joint venture or other business combination transaction with any other party, or convert to any other business entity;

•	make, declare, set aside or pay dividends or other distributions other than pro rata dividends and pro rata distributions paid by any subsidiary to Rosetta or its subsidiaries and purchases, redemptions or other acquisitions of shares required by the terms of the stock plans; or enter into any agreement, understanding or commitment with respect to the voting of the equity or voting securities;

•	adopt or propose any amendment to the Rosetta charter or bylaws or the certificate of incorporation, certification of formation, or similar organizational documents of any of Rosetta’s subsidiaries;

•	enter into any material contract, or modify or amend, or terminate or default under any material contract or certain specified agreements, or otherwise assign, waive or release any rights, claims or benefits under any material contract, other than any oil and gas lease entered into in the ordinary course of business consistent with past practice and except for renewals or term expirations;

•	enter into any contract, agreement or arrangement that would prevent or materially delay the consummation of the merger;

•	enter into new contracts to sell hydrocarbons other than in the ordinary course consistent with past practice, but in no event may any such contracts have a duration of more than 6 months, cover or commit volume in excess of 50.0 MMcf per day over a period of one month or include pricing to sell such hydrocarbons that are not based on a published market based index;

•	materially deviate from drilling the number of wells contemplated under Rosetta’s $350,000,000 capital budget for 2015 or create or incur any production burden on any oil and gas properties, other than in the ordinary course of business consistent with past practice;

•	waive, release, assign, settle or compromise any claim, action or proceeding, including any state or federal regulatory proceeding seeking damages or injunction or other equitable relief, that would, require the payment of monetary damages of $500,000 per claim, action or proceeding or $1,000,000 in the aggregate or involve any injunctive or other non-monetary relief which, in either case, imposes material restrictions on the business operations;

•	change in any material respect any of the methods of accounting or accounting practices, policies or procedures, except as required by concurrent changes in GAAP or SEC rules and regulations, in either case as agreed to by its independent public accountants;

•	fail to use commercially reasonable efforts to maintain, with financially responsible insurance companies, insurance in such amounts and against such risks and losses as is maintained by it at present;

•	change any material tax election, including elections for any and all joint ventures, partnerships or other investments where it has the capacity to make such binding election; file any material amended tax return, change any material tax accounting method; enter into any closing agreement, settle, compromise or surrender any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to taxes; surrender any material claim for a refund of taxes; or file any tax return that is inconsistent with past practice or consent to any extension or waiver of the limitation period;

•	except as required pursuant to any Rosetta employee benefit plan or as required by law: (i) grant or increase any retention, deal bonus, change-in-control, severance or termination pay to any company service provider; (ii) increase compensation or benefits payable under any existing change-in-control, severance or termination pay policies; (iii) establish, adopt or materially amend any material employee benefit plan; (iv) enter into any collective bargaining agreement or other agreement with a labor union or similar organization; (v) increase in any manner compensation, bonus, long-term incentive opportunities or other benefits; (vi) take any action to accelerate the vesting or payment, or fund or in any other way secure the payment, of compensation or benefits under any employee benefit plan; (vii) materially change any actuarial or other assumptions used to calculate funding obligations with respect to any employee benefit plan that is required by law to be funded or change the manner in which contributions to such plans are made or the basis on which such contributions are determined, except as may be required by GAAP or law; (viii) forgive any loans to any service provider, (ix) waive any post-employment restrictive covenant; (x) vest or waive any restrictions with respect to any equity or equity-based awards; (xi) grant any equity or equity-based awards; (xii) amend or modify any outstanding awards under the stock plans; (xiii) grant any gross-up, make whole or indemnification with respect to or related to Sections 409A or 4999 of the Code; or (xiv) hire or fire any executive officer level employee;

•	create, incur, assume, guarantee or otherwise be liable with respect to any indebtedness, issue or sell any debt securities or warrants or other rights to acquire any debt security or enter into any “keep well” or other agreement to maintain any financial statement condition other than borrowings under existing revolving credit facilities; enter into any material lease (whether operating or capital), other than oil and gas leases and compressor leases entered into in the ordinary course of business consistent with past practice; create any lien on its property or the property of its subsidiaries in connection with any pre-existing indebtedness, new indebtedness or lease or otherwise; or make or commit to make any capital expenditures or engage in any exploration, development, drilling, well completion or other development activities, other than such capital expenditures or activities as are (1) contemplated by Rosetta’s $350,000,000 capital budget for 2015, (2) not contemplated by Rosetta’s $350,000,000 capital budget for 2015, but do not exceed $5,000,000 individually, or $15,000,000 in the aggregate, or (3) required to respond to a bona fide emergency when there is insufficient time to obtain advance consent of Noble;

•	make any loans, advances or capital contributions to, or investments in, any party other than Rosetta and its subsidiaries and other than advances to employees for travel and other business expenses in the ordinary course of business consistent with past practice and pursuant to customary provisions in joint operating agreements;

•	enter into any contract or transaction with (including the making of any payment to) a director or officer or members of their “immediate family” or an affiliate of a related person, in each case of a type that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act;

•	authorize, recommend, propose or announce an intention to adopt, or adopt, a plan of complete or partial dissolution or liquidation;

•	fail to timely file any material report required to be filed with the SEC or any other governmental authority; or

•	recognize any union or labor organization as the bargaining representative for any employees or enter into any labor agreement or collective bargaining agreement, except as required by law.

In addition, between the date of the merger agreement and completion of the merger, Noble has agreed, with respect to itself and its subsidiaries, not to, among other things, undertake any of the following (subject in each case to certain exceptions specified in the merger agreement or set forth in the disclosure letter to the merger agreement delivered by Noble to Rosetta) without Rosetta’s prior written consent:

•	declare, set aside or pay any extraordinary or special dividend or distribution, whether payable in cash, stock or any other property or right, with respect to the Noble common shares, except increase the quarterly cash dividend on the Noble common shares;

•	change in any material respect its methods of accounting or accounting practices, policies or procedures, except as required by concurrent changes in GAAP or SEC rules and regulations, in either case as agreed to by its independent public accountants;

•	adopt or propose any amendment to its certificate of incorporation or bylaws in a manner that adversely affects the terms of the Noble common shares;

•	adopt or enter into a plan of complete or partial liquidation or dissolution; or

•	enter into any transaction or take any other action that would be reasonably likely to have a material adverse effect on, or materially delay, the merger.

No Solicitation of Other Offers

Rosetta has agreed that neither it nor its subsidiaries nor any of its or its subsidiaries’ respective officers, directors, employees or other representatives will, directly or indirectly:

•	initiate, solicit, knowingly encourage or knowingly facilitate any inquiries or the making or the submission of any proposal that constitutes, or would reasonably be expected to lead to, an alternative proposal (as defined below);

•	participate or engage in any discussions or negotiations with, or disclose any non-public information or data or afford access to Rosetta’s or its subsidiaries’ properties, books or records to any third party that has made an alternative proposal;

•	approve, endorse or recommend any alternative proposal or publicly propose to do the same;

•	enter into any letter of intent, term sheet, memorandum of understanding, merger agreement, acquisition agreement, exchange agreement or any other agreement with respect to an alternative proposal or requiring Rosetta to abandon, terminate or fail to consummate the merger;

•	amend or grant any waiver, release or modification under, or fail to enforce, any standstill or similar agreement with respect to any class of equity securities; or

•	resolve or agree to do any of the foregoing.

An “alternative proposal” means any proposal or offer from any third party relating to any (i) direct or indirect acquisition of assets equal to 20% or more of the consolidated assets of Rosetta and its subsidiaries or to which 20% or more of the consolidated revenues or earnings of Rosetta and its subsidiaries are attributable, (ii) direct or indirect acquisition of beneficial ownership of 20% or more of any class of equity securities or capital stock of Rosetta or any of its subsidiaries whose business constitutes 20% or more of the net revenues, net income or assets of Rosetta and its subsidiaries, taken as a whole, (iii) tender offer or exchange offer that if consummated would result in any person or “group” (as defined in Section 13(d) of the Exchange Act) beneficially owning 20% or more of the outstanding shares of Rosetta common stock, or (iv) merger, consolidation, share exchange, business combination, reorganization, liquidation, dissolution or similar transaction which is structured to permit such person or group to acquire beneficial ownership of at least 20% of the consolidated assets of Rosetta and its subsidiaries or at least 20% of any class of equity securities or capital stock of Rosetta or any of its subsidiaries whose business constitutes 20% or more of the net revenues, net income or assets of Rosetta and its subsidiaries, taken as a whole.

Notwithstanding the restrictions described above, if at any time prior to approval of the Merger proposal by Rosetta’s stockholders, (i) Rosetta receives an unsolicited, written alternative proposal from a third party, that Rosetta’s board believes in good faith is bona fide, (ii) the Rosetta board, after consultation with its financial advisors and outside legal counsel, determines in good faith that such alternative proposal constitutes or could reasonably be expected to lead to or result in a superior proposal (as defined below), and (iii) the Rosetta board determines in good faith, after consultation with its financial advisors and outside legal counsel, that the failure to participate in such negotiations or discussions or to furnish such information or data to such third party would be inconsistent with the Rosetta board’s fiduciary duties under applicable law, then Rosetta may, subject to the requirements described below, furnish information, including confidential information, and participate in discussions or negotiations regarding such alternative proposal.

The merger agreement requires Rosetta to promptly, and in no event later than 24 hours after receipt, provide notice to Noble of any alternative proposal, or any inquiry or request for discussions or negotiations regarding any alternative proposal. The required notice must include a copy of the alternative proposal and any draft agreements, if in writing, and, if oral, a reasonably detailed summary of the alternative proposal and the identity of the third party making the alternative proposal. Rosetta is obligated to keep Noble reasonably informed of material developments with respect to any alternative proposal (and to inform Noble in no event later than 24 hours following any such development). Furthermore, Rosetta will not, and will cause its subsidiaries and its and their respective directors, officers and employees not to, disclose any non-public information to the third party unless Rosetta has entered into a confidentiality agreement with the third party with confidentiality provisions that are not materially less restrictive to such third party than the provisions of the confidentiality agreement between Rosetta and Noble are to Noble, a copy of which must be promptly provided to Noble. Further, prior to providing to a third party any non-public information that was not previously provided or made available to Noble, Rosetta must provide such non-public information to Noble.

Board Recommendation

Under the merger agreement, the Rosetta board has agreed to recommend that Rosetta stockholders vote in favor of the Merger proposal, which is referred to as the Rosetta board recommendation. Subject to the provisions described below, the merger agreement provides that the Rosetta board, directly or indirectly, will not:

•	withhold, withdraw, modify, qualify or fail to make, or publically propose to withhold, withdraw, modify, qualify or fail to make, in any manner adverse to Noble, the Rosetta board recommendation;

•	publicly approve, adopt or recommend, or publicly propose to approve, adopt or recommend, any alternative proposal;

•	approve, adopt or recommend, or publicly propose to approve, adopt or recommend, or allow Rosetta or any of its subsidiaries to execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement or other similar contract or any tender or exchange offer providing for, with respect to, or in connection with, any alternative proposal;

•	approve any transaction under, or any third party becoming an “interested stockholder” under, Section 203 of the DGCL; or

•	resolve, propose, agree or publicly announce an intention to do any of the foregoing.

Each of the foregoing actions is referred to as a “change in recommendation.”

Notwithstanding these restrictions, before Rosetta obtains its stockholder approval, the Rosetta board may make a change in recommendation and terminate the merger agreement if:

•	Rosetta receives a written alternative proposal that the Rosetta board believes in good faith is bona fide and such alternative proposal was not initiated, solicited, encouraged or facilitated;

•	the Rosetta board, after consultation with its financial advisors and outside legal counsel, concludes that such alternative proposal constitutes a superior proposal;

•	following consultation with outside legal counsel, the Rosetta board determines that the failure of the Rosetta board to make a change in recommendation would be inconsistent with its fiduciary duties under applicable law; and

•	prior to or simultaneous with such termination, Rosetta has paid Noble the termination fee, as further described below.

The merger agreement further provides that the Rosetta board may not make a change of recommendation and terminate the merger agreement unless: (i) Rosetta has provided prior written notice to Noble specifying in reasonable detail the reasons for such action at least four calendar days in advance of its intention to take such action with respect to a change in recommendation; (ii) Rosetta has negotiated with Noble in good faith to make such adjustments in the terms and conditions of the merger agreement; and (iii) the Rosetta board again concludes in good faith, after consultation with its financial advisors and outside legal counsel, and taking into account any adjustment or modification to the terms and conditions of the merger agreement proposed by Noble, that the alternative proposal continues to constitute a superior proposal and that the failure of the Rosetta board to effect a change in recommendation with respect to such superior proposal would be inconsistent with its fiduciary duties under applicable law.

A “superior proposal” means a written offer, obtained after the date of the merger agreement, to acquire, directly or indirectly, more than 50% of the outstanding shares of Rosetta common stock or more than 50% of the consolidated assets of Rosetta and its subsidiaries, made by a third party, which is on terms and conditions which the Rosetta board determines in good faith to be more favorable to the Rosetta stockholders (in their capacity as stockholders), than the merger, taking into account at the time of determination all financial, legal and regulatory terms and conditions of the alternative proposal and the merger agreement, including any changes to the terms of the merger agreement that as of that time had been committed to by Noble in writing in response to such superior proposal, including any conditions to and expected timing of consummation, and any risks of non-consummation, of such alternative proposal.

Notwithstanding these restrictions, before Rosetta obtains its stockholder approval, the Rosetta board may make a change in recommendation in response to an intervening event (defined below) to the extent that the Rosetta board determines in good faith, after consultation with the outside legal counsel, that the failure of the Rosetta board to effect a change in recommendation would be inconsistent with its fiduciary duties under applicable law, and:

•	Rosetta provides Noble four calendar days written notice of its intention to take such action and the reasons for such action;

•	Rosetta negotiates in good faith with Noble during such four day period to make such revisions to the terms of the merger agreement as would permit the Rosetta board not to make a change in recommendation; and

•	the Rosetta board has considered in good faith any changes to the merger agreement offered in writing by Noble, and following such the four day period, has determined in good faith, after consultation with its outside legal counsel and financial advisors, that the Rosetta board’s fiduciary duties under applicable law would continue to require a change in recommendation with respect to such intervening event.

An “intervening event” means a material event, fact, circumstance, development or occurrence that is not known or reasonably foreseeable (or if known or reasonably foreseeable, the probability or magnitude of consequences of which were not known or reasonably foreseeable) to or by the Rosetta board, which event, fact, circumstance, development or occurrence becomes known to or by the Rosetta board prior to obtaining the Rosetta stockholder approval.

Notwithstanding the restrictions described above, the merger agreement does not prohibit Rosetta from (i) taking and disclosing to its respective stockholders a position required by Rule 14e-2 under the Exchange Act or (ii)  complying with Rule 14d-9 under the Exchange Act.

Reasonable Best Efforts to Obtain Required Stockholder Approval

Rosetta has agreed to, as soon as reasonably practicable after the date of the merger agreement, establish a record date for and, as soon as reasonably practicable after the effectiveness of the registration statement of which this proxy statement/prospectus is a part, duly call, give notice of, convene and hold a meeting of its stockholders to consider the Merger proposal. Without the prior written consent of Noble, the adoption of the merger agreement by Rosetta stockholders, approval of any adjournment of the Rosetta Special meeting, if necessary to solicit additional proxies if there are not sufficient votes to adopt the merger agreement at the time of the Rosetta Special meeting and an advisory vote on compensation payable to executive officers of Rosetta are the only proposals permitted to be submitted to, or voted on by, the Rosetta stockholders. Unless a change in recommendation occurs in compliance with the terms of the merger agreement, Rosetta’s board will recommend approval of the transaction to its stockholders and use its reasonable best efforts to solicit and obtain adoption.

Agreement to Take Further Action and to Use Reasonable Best Efforts

Each of Noble, Merger Sub, and Rosetta are required to cooperate with each other and use their reasonable best efforts to (i) take, or cause to be taken, all actions, and do, or cause to be done, promptly and to assist and cooperate with the other parties to the merger agreement in doing, all things necessary, proper or advisable to cause the conditions to the closing to be satisfied as promptly as practicable (and in any event no later than November 12, 2015) and to consummate and make effective the merger, including preparing and filing all documentation to effect all necessary filings, notifications, notices, petitions, statements, registrations, applications and other documents (including any required or recommended filings under applicable antitrust laws), (ii) obtain promptly (and in any event no later than November 12, 2015) all approvals, consents, clearances, expirations or terminations of waiting periods, registrations, permits and other confirmations from any governmental authority or third party necessary or advisable to consummate the merger, (iii) defend any lawsuits or other legal proceedings, whether judicial or administrative, challenging the merger agreement or the merger, (iv) obtain all necessary third party consents, approvals or waivers, and (v) execute and deliver any additional instruments necessary to consummate the merger.

Each party must file the notification and report form pursuant to the HSR Act as promptly as practicable, and in any event within 10 business days after the date of the merger agreement, and supply as promptly as practicable any additional information and documentary material that may be requested by any governmental authority pursuant to the HSR Act or any other antitrust law and use its reasonable best efforts to take all other actions necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable (and in any event no later than November 12, 2015).

Furthermore, each party must use its reasonable best efforts to (i) cooperate in all respects with the other party in connection with any filing or submission with a governmental authority in connection with the merger and in connection with any investigation or other inquiry relating to the merger, (ii) promptly inform the other party of, and supply to the other party, any communication received from the Federal Trade Commission, the Antitrust Division of the Department of Justice, or any other governmental authority and any material communication received or given in connection with any proceeding by a private party, in each case regarding the merger, (iii) permit the other party to review in advance and incorporate the other party’s reasonable comments in any communication to be given by it to any governmental authority with respect to obtaining any clearances required under any antitrust law, and (iv) consult with the other party in advance of any meeting or teleconference with any governmental authority or, in connection with any proceeding by a private party, with any other person, and give the other party the opportunity to attend and participate in such meetings and teleconferences.

Employee Benefits Matters

From the completion of the merger through December 31, 2015, Noble will provide or will cause to be provided to each employee who remains in the active employment of Noble (referred to in this proxy statement/prospectus as a “continuing employee”) with

•	a base salary or wages that are no less than the continuing employee’s base salary or wages as of the completion of the merger;

•	bonus, equity and long-term incentive compensation opportunities that are no less favorable, in the aggregate, than those provided to the continuing employee as of the completion of the merger, and

•	employee benefits that are substantially comparable, in the aggregate, to the employee benefits provided to the continuing employee as of the completion of the merger.

From January 1, 2016 through December 31, 2016, Noble will provide or will cause to be provided to continuing employees compensation and employee benefits that are no less favorable, in the aggregate, than the compensation and employee benefits provided to similarly situated employees of Noble.

For a period of two years following the completion of the merger, Noble will provide or will cause to be provided to continuing employees severance benefits that are no less favorable than (i) the severance benefits provided under the Executive Change-in-Control Plan for employees designated as eligible to participate in as of the date of the merger agreement, and (ii) for other employees, those provided under the Rosetta Employee Change-in-Control Plan.

Pursuant to the merger agreement, Noble will honor each Rosetta employee benefit plan listed in Rosetta’s disclosure letter and all obligations thereunder including any rights or benefits arising as a result of the merger. Effective as of the completion of the merger, Noble will or will cause each material Noble employee benefit plan in which any continuing employee becomes eligible to participate to treat the prior service of the continuing employee as service rendered to Noble for all purposes (other than for purposes of benefit accrual under any defined benefit plan or vesting under any equity compensation plan), subject to customary exceptions.

Further, Noble will use commercially reasonable efforts to (i) waive any limitation on health and welfare coverage of any continuing employee and his or her eligible dependents due to pre-existing conditions and/or waiting periods, active employment requirements, and requirements to show evidence of good health under the applicable health and welfare plan of Noble to the extent the continuing employee is covered under a Rosetta health and welfare benefit plan; and (ii) credit each continuing employee and his or her eligible dependents with all deductible payments, co-payments and co-insurance paid by such continuing employee and covered dependents under the Rosetta medical plan prior to the completion of the merger during the year in which the closing of the merger occurs for the purpose of determining the extent to which any such continuing employee and his or her dependents have satisfied their deductible and whether they have reached the out-of-pocket maximum under any Noble medical plan.

For purposes of determining the number of vacation days and other paid time off to which each continuing employee is entitled during the calendar year in which the completion of merger occurs, Noble will assume and honor all vacation and other paid time off days accrued or earned but not yet taken by such employee as of the completion of the merger to the extent reflected on Rosetta’s books and records.

Other Covenants and Agreements

The merger agreement contains additional agreements relating to, among other matters:

Access to Information; Confidentiality

Until completion of the merger, each of Noble and Rosetta have agreed to afford the other party and its representatives reasonable access, during normal business hours and on certain conditions, to all of its and its subsidiaries’ respective properties, books, contracts, commitments, personnel and records. Also, each of Noble and Rosetta have agreed to keep confidential any nonpublic information in accordance with the terms of the confidentiality agreement.

State Takeover Laws

Neither Noble nor Rosetta will take any action that would cause the transactions contemplated by the merger agreement to be subject to requirements imposed by any takeover laws, and each of them will take all reasonable steps within its control to exempt (or ensure the continued exemption of) the transactions contemplated by the merger agreement from the takeover laws of any state that purport to apply to the merger agreement or the merger.

Indemnification and Insurance

After the closing of the merger, Noble and the surviving company, jointly and severally, will (i) indemnify and hold harmless officers or directors of Rosetta or any of its subsidiaries or a director, officer, employee, member, trustee or fiduciary of another corporation, foundation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise if such service was at the request or for the benefit of the Rosetta or any of its subsidiaries, together with such party’s heirs, executors, trustees, fiduciaries and administrators, which are referred to collectively as the indemnified parties, to the fullest extent authorized or permitted by applicable law from and against any losses, claims, damages, liabilities, costs, indemnification expenses, judgments, fines, penalties and amounts paid in settlement arising out of or in connection with any claim or action, and (ii) promptly pay on behalf of or advance to each of the indemnified parties, any expenses incurred in defending, serving as a witness with respect to or otherwise participating with respect to any claim or action in advance.

Pursuant to the merger agreement, for a period of six years from the closing of the merger, the certificate of incorporation and bylaws of the surviving company and the organizational documents of Rosetta’s subsidiaries will contain provisions no less favorable with respect to indemnification, advancement of expenses, exculpation and limitations on liability of directors and officers than are set forth in the Rosetta charter and bylaws, and Noble and the surviving company will maintain in effect directors’ and officers’ liability and fiduciary liability insurance policies which will cover the indemnified parties with respect to matters occurring on or before the closing of the merger on substantially the same terms and conditions as the policies currently maintained by Rosetta, with annual premiums not to exceed 300% of the last annual premiums paid for such insurance policies.

Certain Tax Matters

All parties to the merger agreement agreed to adopt the merger agreement as a “plan of reorganization” within the meaning of Treasury Regulation Section 1.368-2(g). The parties must cooperate and use their respective reasonable efforts in order for Rosetta and Noble to obtain the tax opinions from Latham & Watkins LLP and Skadden, Arps, Slate, Meagher & Flom LLP, respectively.

Any liability arising out of any real estate transfer tax with respect to interests in real property owned directly or indirectly by Rosetta or any of its subsidiaries immediately prior to the closing of the merger will be borne by Rosetta.

Section 16 Matters

Prior to the completion of the merger, Noble and Rosetta have agreed to take all steps as may be required to cause any dispositions of shares of Rosetta common stock resulting from the merger by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Rosetta, or will become subject to such reporting requirements with respect to the surviving company, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Public Statements

Noble and Rosetta will not issue any public announcements or make other public disclosures regarding the merger or the merger agreement, without the prior written approval of the other party; provided, however, that each of Noble and Rosetta may make a public statement or other public disclosure required by law or any applicable stock exchange, provided that the disclosing party has used reasonable best efforts to consult with the other party before issuing, and provide the other party with the reasonable opportunity to review and provide reasonable comment regarding, any press release or any public announcement primarily relating to the merger agreement or the transactions contemplated thereby.

Listing

Noble has agreed to use its commercially reasonable efforts to list the new common shares on the NYSE, prior to the completion of the merger, subject to official notice of issuance.

Non-Competition Agreements

Prior to the closing of the merger, Rosetta has agreed to use commercially reasonable efforts to enter into a non-competition agreement with certain of Rosetta’s executive officers in a form and on such terms and conditions as will be agreed between the executive officers and Rosetta.

Notification of Certain Matters

Each Noble and Rosetta has agreed to give prompt notice to the other party of (i) any notice or other communication from any governmental authority in connection with the merger or from any party alleging that its consent is or may be required in connection with the merger, if the subject matter of such communication or the failure of such party to obtain such consent is reasonably likely to be material to Rosetta, Noble, or the surviving company, or to materially impede or delay the consummation of the merger, (ii) any actions, suits, claims, investigations or proceedings commenced or threatened against, relating to or involving or otherwise affecting such party and that relate to the merger, (iii) any inaccuracy of any representation or warranty of Rosetta or Noble, as applicable, contained in the merger agreement, (iv) the discovery of any fact or circumstance that, or the occurrence or non-occurrence of any event the occurrence or non-occurrence of which, would result in the failure to be satisfied of any of the conditions to the closing of merger, and (v) any material failure of such party to comply with or satisfy any covenant or agreement to be complied with or satisfied by it hereby which would result in the failure to be satisfied of any of the conditions to the closing of the merger.

Transaction Litigation

Rosetta has agreed to give Noble the opportunity to participate in the defense or settlement of any security holder litigation against Rosetta and/or its directors relating to the merger, and no settlement can be agreed to without the prior written consent of Noble, which consent must not be unreasonably withheld, conditioned or delayed.

Governance Matters

Noble has agreed to take all necessary corporate actions to appoint to Noble’s board of directors, as of the closing of the merger, one member of Rosetta’s board to be mutually agreed upon by Noble and Rosetta.

Rosetta Debt and Termination of Liens

Rosetta has agreed to use commercially reasonable efforts to, concurrently with or before the closing of the merger, (i) obtain customary payoff letters to terminate Rosetta’s existing credit agreement, (ii) coordinate with Noble and hedge providers to make arrangements with respect to derivative transactions and (iii) make arrangements satisfactory to Noble for the release of all liens arising from or granted in connection with Rosetta’s existing credit agreement. In connection with the merger, in the event that Noble desires to consummate an exchange offer, tender offer, repurchase offer, consent solicitation, discharge, defeasance, redemption or similar transaction, or any combination thereof, with respect to Rosetta’s 5.625% Senior Notes due 2021, 5.875% Senior Notes due 2022 and 5.875% Senior Notes due 2024, each of Rosetta, Noble and Merger Sub has agreed to use its respective reasonable best efforts to, and to cause its respective subsidiaries and representatives (and, in the case of the Rosetta, the trustee) to, cooperate with one another in good faith to permit such debt transactions to be effected on such terms, conditions and timing as reasonably requested by Noble, including if so requested by Noble, causing those debt transactions to be consummated substantially concurrently with, but not prior to, the closing of the merger.

Noble has agreed to promptly reimburse Rosetta for any documented reasonable out-of-pocket costs, fees and expenses incurred in connection with any debt transactions. In addition, Noble and Merger Sub will, on a joint and several basis, indemnify and hold harmless Rosetta, its subsidiaries and their respective officers, employees, partners, members, directors and affiliates, and any dealer-manager, information agent, solicitation agent, depositary or other agent for and against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by them in connection with any debt transactions.

Termination of the Merger Agreement

The merger agreement may be terminated prior to the closing of the merger, whether before or after approval of the Merger proposal by Rosetta’s stockholders is obtained (except as otherwise provided below), as follows:

•	by the mutual written consent of Noble and Rosetta; or

•	by either Rosetta or Noble:

•	if there is in effect a final nonappealable order of a governmental authority of competent jurisdiction restraining, enjoining or otherwise prohibiting the merger; provided that this termination right is not available to a party whose failure to perform its obligations under the merger agreement is the primary cause of such order;

•	if the other party breached or failed to perform any of its representations, warranties, covenants or agreements in the merger agreement in a way that the related condition to closing would not be satisfied, and this breach is either incurable or not cured within 30 days;

•	if the closing does not occur on or before November 12, 2015; provided that this termination right will not be available to a party whose failure to perform and comply in all material respects with the covenants and agreements is the cause of the failure of the closing;

•	if the Rosetta stockholder meeting has occurred and the required Rosetta stockholder approval is not obtained;

•	by Noble, if Rosetta’s board makes a change in recommendation; or

•	by Rosetta, if Rosetta is terminating the merger agreement to enter into a definitive agreement relating to a superior proposal in accordance with the terms of the merger agreement.

Effect of Termination; Termination Fees

If the merger agreement is validly terminated, then, except as described below, each of the parties will be relieved of its duties and obligations and such termination will be without liability to either party. However, termination will not relieve either party of any liability for fraud or any willful breach of any covenant or agreement contained in the merger agreement prior to termination, or as provided in the confidentiality agreement entered into between Noble and Rosetta, in which case the aggrieved party is entitled to all rights and remedies available at law or in equity.

The merger agreement contains a termination fee of $65 million, which is referred to as the termination fee, payable under the circumstances described below:

•	if (i) an alternative proposal is publicly proposed or publicly disclosed prior to, and not publicly withdrawn at the time of, the date of the Rosetta special meeting (or, if the Rosetta special meeting has not occurred, prior to the termination of the merger agreement by Noble due to Rosetta’s breach or failure to perform its representations, warranties, covenants or agreement or by either party due to closing not occurring on or before November 12, 2015), (ii) the merger agreement is terminated (a) by Noble due to Rosetta’s breach or failure to perform any of its representations, warranties, covenants or agreements where such breach, failure to perform or untruth is incapable of being cured or is not cured within 30 days following receipt by Rosetta of notice of such breach, (b) by either party, due to closing not occurring on or before November 12, 2015, or (c) by either party, due to failure to obtain the approval of the Merger proposal by Rosetta stockholders at the special meeting, and (iii) Rosetta enters into a definitive agreement with respect to, or consummates, an alternative proposal within 12 months after the date the merger agreement is terminated. If such circumstances are met, then Rosetta will pay to Noble the termination fee, upon the earlier of the date of the execution of such definitive agreement by Rosetta or the consummation of any such transaction;

•	if the merger agreement is terminated by Noble because of a change in recommendation by the Rosetta board, then Rosetta will pay Noble the termination fee within 2 business days after the date of termination; or

•	if the merger agreement is terminated by Rosetta in order to enter into a definitive agreement relating to a superior proposal, then Rosetta will pay Noble the termination fee immediately prior to or simultaneously with such termination.

Amendment and Waiver

Amendment. At any time prior to the closing of the merger, the merger agreement may be amended or supplemented in any and all respects, whether before or after the approval of the Merger proposal by Rosetta stockholders, by written agreement of the parties to the merger agreement, by action taken or authorized by their respective boards of directors; provided, however, that following receipt of such approval, there will be no amendment or change to the provisions of the merger agreement that by law would require further approval by Rosetta stockholders without such approval.

Waiver. At any time prior to the closing of the merger, the parties may (i) extend the time for the performance of any of the obligations or other acts of the other parties, (ii) waive any inaccuracies in the representations and warranties of the other parties, or (iii) waive compliance with any of the agreements or covenants of the other parties. Any agreement on the part of any party to any such extension or waiver is valid only if set forth in an instrument in writing signed on behalf of such party. The rights and remedies provided in the merger agreement are cumulative and none is exclusive of any other, or of any rights or remedies that any party may otherwise have at law or in equity.

Assignment

The merger agreement and any interests, rights or obligations under the merger agreement are not assignable, by operation of law or otherwise, by either party without the prior written consent of the other party.

Specific Performance

The parties to the merger agreement have agreed that each party will be entitled to an injunction or injunctions to prevent breaches of the merger agreement and to enforce specifically the terms and provisions of the merger agreement. Each of the parties has agreed that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that (i) either party has an adequate remedy at law, or (ii) an award of specific performance is not an appropriate remedy for any reason at law or equity. Each party has further agreed that no party is required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy, and each party has irrevocably waived any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

Governing Law

The merger agreement is governed by and will be construed and enforced in accordance with the laws of the State of Delaware.

INFORMATION ABOUT NOBLE

Business

Noble is a leading independent energy company engaged in worldwide crude oil, natural gas and NGL exploration and production. Founded in 1932, Noble is a Delaware corporation, incorporated in 1969, and has been publicly traded on the NYSE since 1980. Noble has a unique history of growth, evolving from a regional crude oil and natural gas producer to a global exploration and production company included in the S&P 500.

Noble’s purpose, Energizing the World, Bettering People’s Lives®, reflects Noble’s commitment to find and deliver energy through crude oil, natural gas and NGL exploration and production while embracing its commitment to contribute to the betterment of people’s lives in the communities in which Noble operates. Noble strives to build trust through stakeholder engagement, act on its values, provide a safe work environment, respect its environment and care for its people and the communities where Noble operates.

Noble aims to achieve sustainable growth in value and cash flow through exploration success and the development of a high-quality, diversified portfolio of assets with investment flexibility between onshore unconventional developments and offshore organic exploration leading to major development projects; US and international projects; and production mix among crude oil, natural gas and NGLs. Exploration success, along with development capital investment in the US and in international locations such as West Africa and the Eastern Mediterranean, has resulted in a visible lineup of major development projects which positions Noble for long-term future reserves, production and cash flow growth. Occasional strategic acquisitions of producing and non-producing properties, combined with the periodic divestment of non-core assets, have allowed Noble to achieve its objective of a well-diversified, growing portfolio. During 2014, Noble spent over $4.8 billion in oil and gas exploration and development activities.

Noble’s portfolio is diversified between short-term and long-term projects, onshore and offshore, domestic and international. Its organization and business model is focused on sustainable, high return growth through effective major development project execution complemented by pursuit of exploration opportunities which can be monetized on a competitive discovery-to-production cycle. Noble’s ability to deliver major development projects on schedule and within budget has provided a competitive and financial advantage in the industry.

Onshore US assets provide a stable base of production along with high return, low risk development programs that deliver growth and accommodate a capital investment program that can be adjusted in response to ongoing changes in the economic environment. Noble continues to enhance project performance through technology and operational efficiency. Its long cycle offshore development projects, while requiring multi-year capital investment, are expected to offer attractive financial returns, and sustained production and cash flow.

Noble currently has operations in five core areas:

•	the DJ Basin (onshore US);

•	the Marcellus Shale (onshore US);

•	the deepwater Gulf of Mexico (offshore US);

•	offshore West Africa; and

•	offshore Eastern Mediterranean.

These five core areas provide:

•	almost all of Noble’s crude oil, natural gas and NGL production;

•	visible growth from major development projects; and

•	exploration opportunities.

For the year ended December 31, 2014, Noble had total revenues of approximately $5.1 billion and net income of approximately $1.2 billion.

Noble’s principal offices are located at 1001 Noble Energy Way, Houston, Texas 77070 and its telephone number is (281)  872-3100. Noble common stock is listed on the NYSE, trading under the symbol “NBL.”

Directors and Executive Officers

Directors

Upon completion of the merger, the board of directors of the combined company will consist of eleven directors, including the ten current Noble directors and an additional director from the Rosetta board to be mutually agreed upon by Noble and Rosetta. All Noble directors are elected annually to serve until the next annual meeting and until their successors are elected. The current directors of Noble are:

Jeffrey L. Berenson (64): Mr. Berenson is Chairman and Chief Executive Officer of Berenson & Company, a private investment banking firm in New York City that he co-founded in 1990. From 1978 until co-founding Berenson & Company, he was with Merrill Lynch’s Mergers and Acquisitions department, becoming head of that department in 1986 and then co-head of its Merchant Banking unit in 1988. Mr. Berenson was appointed to the board of directors of Patina Oil & Gas Corporation (“Patina”) in December 2002 and joined Noble’s board upon completion of Noble’s merger with Patina in May 2005. He previously served on the board of directors of Epoch Holding Corporation. Mr. Berenson has a high level of financial literacy, having spent more than 35 years in the investment banking business, and has a thorough understanding of the economic environment in which Noble operates. In addition, Mr. Berenson has relevant chief executive officer and president experience, as he has served as the Chairman and CEO of the private investment banking firm that he co-founded. He also has extensive knowledge of Noble’s industry and business through his service as a director of Patina and broad exposure through over nine years of service on Noble’s board.

Michael A. Cawley (68): Mr. Cawley has served as President and Manager of The Cawley Consulting Group, LLC since January 2012. He previously served as President and Chief Executive Officer of The Samuel Roberts Noble Foundation, Inc. (“Foundation”) from February 1992 until his retirement in January 2012, after serving as Executive Vice President of the Foundation since January 1991. Prior to 1991, Mr. Cawley was the President of Thompson and Cawley, a professional corporation, attorneys at law. Mr. Cawley also served as a trustee of the Foundation from 1988 until his retirement and is a director of Noble Corporation. He has served on Noble’s board since 1995 and has been Noble’s Lead Independent Director since 2001. Mr. Cawley has relevant chief executive officer and president experience , having served as the President and CEO of the Foundation for nearly 20 years and as the President of the law firm Thompson and Cawley. He also has extensive knowledge of Noble’s industry and business, through his broad exposure to Noble’s business over 19 years of service on Noble’s board. Finally, Mr. Cawley has strong governance experience as he has worked as an attorney and law firm partner, and for over 14 years has served as chair of Noble’s Governance Committee and Lead Independent Director.

Edward F. Cox (68): Mr. Cox is a retired partner in the law firm of Patterson Belknap Webb & Tyler LLP, New York, New York, having served as the chair of the firm’s corporate department and as a member of its management committee. He currently serves as chair of the New York Republican State Committee (“NYRSC”). For more than five years he has been chair of the New York League of Conservation Voters Education Fund and, for more than five years prior to his election as NYRSC chair in 2009, was chair of the finance, community college and charter school committees of the Trustees of The State University of New York and of The State University Construction Fund, and was a member of New York’s Merit Selection Constitutional Commission on Judicial Nomination. During the two years leading up to his 2009 election as NYRSC chair, Mr. Cox served as the New York State Chair of Senator John McCain’s presidential campaign. He has served Presidents Nixon,

Reagan and H. W. Bush in the international arena, has been a member of the Council on Foreign Relations since 1993 and serves on the boards of the Foreign Policy Association and the American Ditchley Foundation. He has served on Noble’s board since 1984. Mr. Cox has broad international exposure for he has served three U.S. presidents in the international arena. He also has extensive knowledge of Noble’s industry and business through his exposure to Noble’s business over 30 years of service on Noble’s board. In addition, Mr. Cox has governmental and geopolitical expertise, since he currently serves as chair of the NYRSC and has previously served in a leadership role of a presidential campaign. Finally, he has strong governance experience, through his work as an attorney in private practice, where he chaired his firm’s corporate department.

Thomas J. Edelman (64): Mr. Edelman is a managing partner of White Deer Energy, an energy private equity fund. He founded Patina and served as its Chairman and Chief Executive Officer from its formation in 1996 through its merger with Noble in 2005. Mr. Edelman co-founded Snyder Oil Corporation and was its President from 1981 through 1997. He served as Chairman and CEO and later as Chairman of Range Resources Corporation from 1988 through 2003. From 1980 to 1981 he was with the First Boston Corporation and from 1975 through 1980 with Lehman Brothers Kuhn Loeb Incorporated. Mr. Edelman serves on the boards of directors of Berenson & Company and PostRock Energy Corporation, and previously served on the boards of directors of Emerald Oil, Inc. and BioFuel Energy Corporation. He currently chairs the Investment Committee and serves as a Trustee of The Hotchkiss School, is a Trustee of the Wildlife Conservation Society and Chairman Emeritus of Lenox Hill Neighborhood House. He joined Noble’s board upon completion of Noble’s merger with Patina in May 2005. Mr. Edelman has a high level of financial literacy from his extensive experience with investment banking and private equity funds, as well as his experience with the financial aspects of Noble’s business through leadership of large independent oil and gas companies. He also has relevant chief executive officer and president experience, as he has served as President and CEO of several independent oil and gas companies and devoted a substantial portion of his career to the oil and gas industry. Finally, Mr. Cox has extensive knowledge of Noble’s industry and business, as he has historical knowledge of Noble’s DJ Basin assets through his service as founder, Chairman and CEO of Patina. Further, he has had broad exposure to Noble’s business through over nine years of service on Noble’s board.

Eric P. Grubman (57): Mr. Grubman has served as Executive Vice President of the National Football League since 2004. He was responsible for Finance and Strategic Transactions from 2004 to 2006 and has served as the League’s President of Business Ventures from 2006 to the present. Mr. Grubman served as Co-President of Constellation Energy Group, Inc. from 2000 to 2001, was partner and co-head of the Energy Group at Goldman Sachs from 1996 to 2000, and worked in its merger department from 1987 to 2000. He served as an officer in the U.S. Navy from 1980 to 1985. Mr. Grubman serves on the board of directors of the U.S. Naval Academy Foundation. He joined Noble’s board in January 2009. Mr. Grubman has a high level of financial literacy, as he has overseen finance and strategic transactions for the National Football League and previously served as co-head of the Energy Group at Goldman Sachs. In addition, he has relevant chief executive officer and president experience through his experience as the Executive Vice President of the National Football League and Co-President of Constellation Energy Group, Inc. Finally, Mr. Grubman has extensive knowledge of Noble’s industry and business, because he has worked with the oil and gas industry while with Constellation Energy Group and as partner and co-head of the Energy Group at Goldman Sachs, and has had broad exposure to Noble’s business through over six years of service on Noble’s board.

Kirby L. Hedrick (63): Mr. Hedrick served as Executive Vice President over upstream operations for Phillips Petroleum Company from 1997 until his retirement in 2000. In that role, he was responsible for exploration and production and midstream gas gathering, processing and marketing, including activities in 22 countries. He had a varied 25-year career with Phillips, including serving as petroleum engineer from 1975 to 1984 on various onshore and offshore projects in the U.S., the North Sea, Indonesia and the west coast of Africa; Manager of Offshore Operations from 1985 to 1987, responsible for all greater Ekofisk offshore operations for Phillips Pet. Co. Norway; Manager, Corporate Planning from 1987 to 1989; Managing Director from 1990 to 1992, Phillips Pet. Co. UK with upstream and downstream responsibilities, including gas marketing; President and Chief Executive Officer at GPM Gas Co. from 1993 to 1994, responsible for Phillips’ gas gathering, processing and marketing in Texas, Oklahoma and New Mexico; and Senior Vice President, Refining, Marketing and Transportation from 1995 to 1997. He joined Noble’s board in August 2002. Mr. Hedrick has relevant chief executive officer and president experience, as he has served as Executive Vice President of a major international oil and gas company. He also has broad international exposure, because he has led various onshore and offshore projects in the North Sea, Indonesia, the west coast of Africa, Norway and the UK. In addition, Mr. Hedrick has extensive knowledge of Noble’s industry and business, because he has devoted a career to the oil and gas industry and has had broad exposure to Noble’s business through over 12 years of service on Noble’s board.

David L. Stover (57): Mr. Stover has served as President and Chief Executive Officer of Noble Energy, Inc. since October 21, 2014, previously as President and Chief Operating Officer since April 2009, and Executive Vice President and Chief Operating Officer since August 2006. He joined Noble in 2002 and has served in various other senior leadership capacities, including Senior Vice President of North America and Business Development and Vice President of Business Development. Prior to joining Noble, he held various positions with BP America, Inc., Vastar Resources, Inc., and ARCO. He joined Noble’s board in April 2014. Mr. Stover has a high level of financial literacy, as he has extensive exposure to the financial aspects of Noble’s business through his leadership roles in several oil and gas companies. In addition, Mr. Stover has broad international exposure, because he has led Noble’s exploration and production efforts in the Eastern Mediterranean and West Africa, as well as other international locations. He also has extensive knowledge of Noble’s industry and business, through his devoted career to the oil and gas industry and his experience overseeing Noble’s operations since 2006. Finally, Mr. Stover is active in the community, where he serves in leadership roles in the industry and community organizations in the Houston area.

Scott D. Urban (62): Mr. Urban served in executive management positions at Amoco and its successor, BP, from 1977 to 2005. At the time of his retirement from BP in 2005, he was Group Vice President, Upstream for several profit centers including North America Gas, Alaska, Egypt and Middle East and, before that, Group Vice President, Upstream North Sea. He held various positions at Amoco including, at the time of its merger with BP, Group Vice President, Worldwide Exploration. Mr. Urban is a partner in Edgewater Energy LLC, an investment consulting firm, and a member of the board of directors of Pioneer Energy Services Corporation. He joined Noble’s board in October 2007. Mr. Urban has relevant chief executive officer and president experience, as he has served as Group Vice President of a major international oil and gas company. He also has broad international exposure, having led various onshore and offshore projects in Egypt, Middle East and North Sea, with an emphasis on exploration. Finally, Mr. Urban has extensive knowledge of Noble’s industry and business, because he has devoted a career to the oil and gas industry and has had broad exposure to Noble’s business through over seven years of service on Noble’s board.

William T. Van Kleef (63): Mr. Van Kleef served in executive management positions at Tesoro Corporation (“Tesoro”) from 1993 to 2005, most recently as Tesoro’s Executive Vice President and Chief Operating Officer. During his tenure at Tesoro he held various positions, including President, Tesoro Refining and Marketing, and Executive Vice President and Chief Financial Officer. Before joining Tesoro, Mr. Van Kleef, a Certified Public Accountant, served in various financial and accounting positions with Damson Oil from 1982 to 1991, most recently as Senior Vice President and Chief Financial Officer. Mr. Van Kleef is also a member of the board of directors of Oil States International, Inc. He joined Noble’s board in November 2005. Mr. Van Kleef has a high level of financial literacy, because he is a Certified Public Accountant, serving in various financial and accounting positions throughout his career. In addition, he has relevant chief executive officer and president experience, as he has served as Executive Vice President and COO of a large refining and marketing company. Mr. Van Kleef also has extensive knowledge of Noble’s industry and business, for he has had broad exposure to Noble’s business through over nine years of service on Noble’s board.

Molly K. Williamson (69): Ms. Williamson has served in a unique combination of senior executive policy positions in four cabinet departments of the U.S. government. Her postings included senior foreign policy advisor to the U.S. Secretary of Energy; Deputy Assistant Secretary in the Departments of State, Defense, and Commerce; U.S. interim ambassador to Bahrain; and Chief of Mission and Consul General in Jerusalem during the Madrid peace process which culminated in the Oslo Accords. Ms. Williamson is a scholar with the Middle East Institute, a consultant, frequent lecturer at Johns Hopkins University and a past member of the board of directors of the American Foreign Service Association, currently serving on the boards of directors of the American Academy of Diplomacy and International Executive Service Corps. She is a former Foreign Service Officer, having served six U.S. presidents, achieving the rank of Career Minister. She joined Noble’s board in March 2013. Ms. Williamson has broad international exposure, because she has extensive experience in foreign policy and international affairs, serving six U.S. presidents. In addition, she has governmental and geopolitical expertise, as she has a résumé of broad government service, with expertise in the geopolitics of the Middle East.

Executive Officers

Upon completion of the merger, the executive officers of Noble are expected to continue serving as executive officers of the combined company. Executive officers of Noble are appointed by the Noble board to hold office until their successors are chosen and qualified. The current executive officers of Noble are:

•	David L. Stover (57): Mr. Stover was elected President and Chief Executive Officer in October 2014 and as a director of Noble’s board in April 2014. He previously served as President and Chief Operating Officer since April 2009, and as Executive Vice President and Chief Operating Officer since August 2006. Mr. Stover joined Noble in 2002 and has served in various senior management capacities, including Senior Vice President of North America and Business Development and Vice President of Business Development. Prior to joining Noble, he held various positions with ARCO, Vastar and BP America.

•	Kenneth M. Fisher (53): Mr. Fisher was elected Executive Vice President and Chief Financial Officer in April 2014, previously serving as Senior Vice President and Chief Financial Officer from November 2009. Before joining Noble, Mr. Fisher served as Executive Vice President of Finance for Upstream Americas for Shell from July 2009 to November 2009 and as Director of Strategy & Business Development for Royal Dutch Shell plc in The Hague from August 2007 to July 2009. Prior to joining Shell in 2002, Mr. Fisher held senior finance positions within business units of General Electric Company.

•	Susan M. Cunningham (59): Ms. Cunningham was elected Executive Vice President in October 2014 and is currently responsible for environment, health and safety regulatory, new frontiers and exploration, previously serving as Senior Vice President since April 2001. Ms. Cunningham joined Noble in April 2001 and previously served as Senior Vice President for operational activity in the Gulf of Mexico, West Africa and international frontier areas until October 2014. Before joining Noble, Ms. Cunningham held various exploration and development positions with Texaco, Statoil, and Amoco.

•	Gary W. Willingham (51): Mr. Willingham was elected Executive Vice President in October 2014 and is currently responsible for global production, drilling, major projects and supply chain activities, previously serving as Senior Vice President of U.S. onshore operations since April 2013. Prior to joining Noble, he held various positions at ARCO, Vastar and BP America.

•	J. Keith Elliott (57): Mr. Elliott was elected Senior Vice President in April 2013 and is currently responsible for Eastern Mediterranean operations. He previously served as Vice President of Global Drilling, Major Projects and Supply Chain from 2012 and as Vice President of Major Projects from 2009. Prior to joining Noble, Mr. Elliott held various positions with BP Exploration.

•	Arnold J. Johnson (59): Mr. Johnson was elected Senior Vice President, General Counsel and Secretary in July 2008, and is currently responsible for Corporate Affairs. He previously served as Vice President, General Counsel and Secretary beginning in February 2004 and as Associate General Counsel and Assistant Secretary from January 2001. Prior to joining Noble he held various positions with ARCO, Vastar and BP America.

•	Chris Kendall (48): Mr. Kendall was elected Senior Vice President in October 2014 and is currently responsible for drilling, major projects, supply chain and aviation. He previously served as Vice President, Gulf of Mexico from 2013 and was Gulf of Mexico Business Unit Manager from 2011. He managed Noble’s Eastern Mediterranean business from 2009. Prior to joining Noble, he held various positions at Mobil and ExxonMobil.

•	John T. Lewis (59): Mr. Lewis was elected Senior Vice President in April of 2013 and is currently responsible for Corporate Development. He previously served as Vice President of the Southern Region of Noble’s North America division from 2008 and was Director of Asset Development and Reserve from 2006. Prior to joining Noble, he served in various positions with ARCO, Vastar and BP America.

•	Charles J. (Chip) Rimer (56): Mr. Rimer was elected Senior Vice President in April 2013 and is currently responsible for U.S. onshore operations. He previously served as Vice President of Operations Services from 2012 and managed Noble’s international West Africa, non-operated and new ventures division from 2002. Prior to joining Noble, he held various positions at ARCO, Vastar and Aspect Resources.

•	Andrea Lee Robinson (56): Ms. Robinson was elected Senior Vice President in April of 2013 and is currently responsible for human resources and administration. She previously served as Vice President from October 2007 and Director of Human Resources from May 2002. Prior to joining Noble, she held various positions with ARCO, Vastar and BP America.

•	Michael W. Putnam (58): Mr. Putnam was elected Vice President in April 2013 and is currently responsible for exploration and geoscience. He previously served as Director of North America Exploration, business unit manager for the deepwater Gulf of Mexico and geophysical manager from 1987. Prior to joining Noble, he served in various positions with Cities Service Oil and Gas.

Director Independence

Noble’s Governance Committee annually reviews the independence of all of Noble’s non-management directors and reports its findings to Noble’s full board. To assist in this review, Noble’s board has adopted standards for director independence, which are consistent with the NYSE and SEC independence criteria. These independence standards are set forth in Noble’s Corporate Governance Guidelines, which are available on Noble’s website under the heading “About Us” and then under the heading “Corporate Governance.”

In making independence determinations, Noble’s board considers all relevant facts and circumstances. The following table contains a description of some of the transactions, relationships and arrangements considered by Noble’s board on February 17, 2015 in confirming its determination that these directors are independent.

Director	Description of Relationship
Jeffrey L. Berenson	Chairman and CEO of Berenson & Company, as well as a former director of Epoch Holding Corporation, a holding company that provides investment management and advisory services. Mr. Berenson is a former director of Patina, which Noble acquired by merger in May 2005.

Michael A. Cawley	Former President, CEO and Trustee of The Samuel Roberts Noble Foundation, Inc. Mr. Cawley received payments totaling approximately $30,899 in 2014 attributable to his interests in certain oil and gas royalties that he purchased from Noble in the 1990s. Mr. Cawley is also a director and chair of the Compensation Committee of Noble Corporation, a publicly-traded drilling company with which Noble has conducted business.

Edward F. Cox	Chair of the New York Republican State Committee. Received payments in 2014 totaling approximately $1,159,888 attributable to his interests in certain oil and gas royalties and interests in two general partnerships that hold royalties and are managed by Noble. Mr. Cox purchased these interests from Noble in the 1980s and 1990s.

Director	Description of Relationship
Thomas J. Edelman	A managing partner of White Deer Energy, an energy private equity fund that owns interests in oil service companies with which Noble has conducted business. Mr. Edelman is a director of Berenson & Company and PostRock Energy Corporation and is the former Chairman and CEO of Patina, which Noble acquired by merger in May 2005.

Eric P. Grubman	Executive Vice President of the National Football League.

Kirby L. Hedrick	Former Executive Vice President of Phillips Petroleum Company.

Scott D. Urban	Former Group Vice President, Upstream, for several profit centers at BP. As a partner in Edgewater Energy LLC, an exploration and production consulting and private investment firm, he serves as a lead partner in a private equity company working in the Delaware Basin. Mr. Urban is also a director and chair of the Compensation Committee, and member of the Nominating and Governance Committee, of Pioneer Energy Services Corporation.

William T. Van Kleef	Director and chair of the Audit Committee of Oil States International, Inc., a publicly-traded company that provides specialty products and services to oil and gas drilling and production companies worldwide and with which Noble has conducted business.

Molly K. Williamson	Scholar with the Middle East Institute, Director of the American Academy of Diplomacy and Director of the International Executive Service Corps.

After reviewing these transactions, relationships and arrangements, Noble’s board affirmatively determined that no material relationship existed that would interfere with the ability of Messrs. Berenson, Cawley, Cox, Edelman, Grubman, Hedrick, Urban or Van Kleef or Ms. Williamson to exercise independent judgment and that each is independent for board membership purposes. Noble’s board has also determined that all members of Noble’s Audit Committee, Compensation Committee and Governance Committee are independent under the applicable NYSE independence standards and SEC rules.

Compensation Discussion and Analysis

In addition to the expected officers of the combined company discussed above under “—Directors and Executive Officers—Executive Officers,” this Compensation Discussion and Analysis includes information regarding the compensation of Charles D. Davidson, who served as Noble’s CEO until October 21, 2014 and Noble’s Chairman until April 28, 2015. Mr. Davidson retired, effective May 1, 2015. In addition, this Compensation Discussion and Analysis includes information regarding the compensation of Ted D. Brown, who served as Noble’s Senior Vice President and Advisor to the CEO and President until his retirement on January 31, 2015.

Role of the Compensation Committee

Noble’s executive compensation program is overseen by its Compensation Committee, with input from its management and outside compensation consultant. During 2014, the committee met eight times. In its oversight role, the committee is responsible for:

•	Reviewing and approving corporate goals and objectives in the areas of salary and bonus compensation, benefits, and equity-based compensation, as these areas relate to the CEO, evaluating the CEO’s performance based on those goals and objectives and, either as a committee or together with the other independent directors (as directed by the board), determining and approving the CEO’s compensation level based on that evaluation;

•	Making recommendations to the board with respect to non-CEO executive officer compensation, incentive compensation plans and equity-based plans that are subject to board approval;

•	Producing an annual report on executive compensation as required by the SEC to be included, or incorporated by reference, in Noble’s annual proxy statement or other applicable SEC filings;

•	Under delegation from the board, determining and approving Noble’s compensation philosophy, the compensation of its non-CEO executive officers and equity-based compensation applicable to non-executive officer employees;

•	Reviewing Noble’s compensation program in an effort to ensure that it remains aligned with its compensation objectives and to address any potential risks that are reasonably likely to have a material adverse effect on Noble; and

•	Monitoring executive officer compliance with Noble’s stock ownership guidelines.

Role of Management

Noble’s CEO and Noble’s Senior Vice President of Human Resources and Administration provide input to the committee with respect to executive compensation, key job responsibilities, performance objectives and compensation trends. Noble believes these individuals are best qualified to support the committee in these areas given their understanding of Noble’s business and personnel, compensation program and competitive environment. Noble’s Compensation Committee is not obligated to accept management’s recommendations with respect to executive compensation matters, and meets in executive session to discuss such matters outside of the presence of Noble’s management. During 2014, the committee held five executive sessions.

Role of Independent Compensation Consultants

Noble’s Compensation Committee may retain, at Noble’s expense, independent compensation consultants it deems advisable to assist it in executive compensation matters. The committee meets with the compensation consultants, within and outside the presence of Noble’s management, to review findings based on market research regarding executive compensation and considers those findings in determining and making adjustments to Noble’s executive compensation program.

Noble’s Compensation Committee continued to retain Meridian Compensation Partners, LLC (“Meridian”) as its independent consultant on executive compensation for 2014, after considering all factors relevant to Meridian’s independence from Noble’s management and members of Noble’s Compensation Committee. The committee considered a number of traits in making this decision, including:

•	Effective past performance;

•	Provides services to Noble’s board and its committees, not Noble’s management;

•	Familiar with Noble’s executive compensation program and the programs of Noble’s compensation peer group;

•	Offers a comprehensive range of services associated strictly with executive compensation;

•	No conflicts of interest; and

•	Maintains policies and procedures designed to avoid conflicts of interest.

In 2014 the compensation consultant was responsible for reviewing Noble’s executive compensation program and providing comparative market data and trends on compensation practices and programs based on an analysis of Noble’s peer companies and other factors. Representatives of the compensation consultant participated in all regular scheduled meetings of the committee, including executive sessions without management, and provided input on prevailing trends. The compensation consultant also provided consulting services to Noble’s Governance Committee in 2014 in reviewing Noble’s non-employee director total compensation. A breakdown of fees paid to the compensation consultant for fiscal years 2014 and 2013 is set out below.

	2014	%	2013	%
Executive Compensation Fees	$183,208	88	$140,747	85
Director Compensation Fees	24,983	12	24,838	15

Total	$208,191	100	$165,585	100

Compensation Considerations

Compensation Benchmarking

When making compensation decisions, Noble also benchmarks the compensation of Noble’s CEO and other executive officers relative to that paid to similarly situated executives at companies that Noble considers to be Noble’s peers. Noble’s Compensation Committee maintains a compensation peer group of companies, which consists of larger and smaller publicly-traded oil and gas exploration and production companies that have similar operating and financial characteristics to Noble’s. Noble’s Compensation Committee, with the assistance of Noble’s CEO and the compensation consultant, reviews the composition of the peer group annually to ensure that companies remain relevant for comparative purposes.

There are a number of factors considered in determining Noble’s compensation peer group, such as base and similarity of operations, relevant market valuation, stock exchange membership, business profile, production and reserves and the identity and operations of companies that consider Noble to be one of their peers. Taking these factors into account, Noble’s Compensation Committee approved the following compensation peer group for 2014, and has approved continuing with the same compensation peer group for 2015, to be considered along with Noble’s company for comparison purposes:

•	Anadarko Petroleum Corp.

•	Apache Corp.

•	Cabot Oil & Gas Corp.

•	Chesapeake Energy Corp.

•	Continental Resources, Inc.

•	Devon Energy Corp.

•	EOG Resources, Inc.

•	Hess Corp.

•	Marathon Corp.

•	Murphy Oil Corp.

•	Pioneer Natural Resources Co.

•	Range Resources Corp.

•	Southwestern Energy Co.

Use of Compensation Data

Over the course of the year, Noble’s Compensation Committee analyzes the comparative total compensation of Noble’s executive officers. To facilitate this analysis, Noble’s CEO and Noble’s Senior Vice President of Human Resources and Administration work with the compensation consultant to provide the committee with comparative compensation data that include base salaries, short-term incentive opportunities, and long-term incentive opportunities. They also provide separate summary information on post-employment compensation trends, benefits and other relevant factors. This information reflects recent publicly available information and other market data. Noble believes that it provides Noble’s Compensation Committee with a sufficient basis to analyze the comparative total compensation of Noble’s executive officers.

Internal Pay Equity

Noble believes that its executive compensation program should be internally consistent and equitable. In its review of total compensation, Noble’s Compensation Committee considers the relationship between Noble’s CEO’s total compensation and that of Noble’s other named executive officers, as well as the consistency and equity among all non-CEO executive officers. For 2014, the committee concluded that Noble’s CEO’s compensation was reasonable compared to that of Noble’s other named executive officers, recognizing the CEO’s broad responsibility and accountability for company strategy and operations, compliance and controls and investor and government relations.

Noble’s Compensation Committee likewise found that the 2014 total compensation of each of Noble’s remaining named executive officers was internally consistent and equitable in light of their respective roles, responsibilities and reporting relationships.

CEO Pay Ratio

Noble’s Compensation Committee recognizes that executive compensation is an evolving area. Noble is still awaiting final rules to be adopted to implement certain provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 relating to compensation clawbacks, hedging transactions, pay ratio and pay for performance disclosures. In the absence of final rules, Noble’s board has adopted a compensation clawback policy and a policy with respect to the hedging and pledging of Noble’s stock. Noble has also elected to disclose an estimate of the ratio between the pay of Noble’s CEO and the median for all of Noble’s other employees.

Mr. Davidson, who was both Chairman and CEO until Mr. Stover was appointed CEO on October 21, 2014, had 2014 annual total direct compensation of $8,479,814, while Mr. Stover’s was $4,901,031, as reflected in the Summary Compensation Table included below. Noble estimates that the median of the annual total direct compensation for all of Noble’s employees, excluding Noble’s CEO, was $103,500 for 2014. As a result, Noble estimates that Mr. Davidson’s 2014 annual total direct compensation was approximately 82 times that of the median annual total direct compensation for all of Noble’s other employees and Mr. Stover’s 2014 annual total direct compensation was approximately 47 times that of the median annual total direct compensation for all of Noble’s other employees.

The foregoing estimate may not be reflective of the pay ratio information required under rules, if any, that ultimately are adopted by the SEC.

Elements of Compensation

Noble’s compensation program is designed to attract and retain high quality employees and to link their compensation to performance. Noble has three elements of total direct compensation: base salary, Noble’s short-term incentive plan and Noble’s long-term incentive plan. The following table summarizes these three components, as well as Noble’s post-employment compensation programs.

Component	Base Salary	Short-Term Incentive Plan	Long-Term Incentive Plan	Post-Employment Compensation Programs
Type	• cash	• annual cash bonus	• annual stock option grant, time-based restricted shares and performance-based shares	• qualified and non-qualified plans

Purpose	• deliver baseline cash compensation commensurate with experience and expertise in role	• motivate performance and compensate employees for annual contributions	• incentivize retention through long-term compensation opportunities • align long-term interests of employees and stockholders	• incentivize retention by providing financial security in, and a tax-efficient means to save for, retirement

Structure	• market-based, considering salary range for job grade and responsibilities	• performance-based quantitative and qualitative factors

•  stock options with 10 year term-vesting over three years, time-based restricted shares vesting 40% in year one and 60% in year two, and performance-based shares vesting after three years based on relative total stockholder return

• plans and programs with broad eligibility

Base Salary

Base salary adjustments for Noble’s named executive officers are individually determined by the Compensation Committee after consideration of:

•	Breadth, scope and complexity of the role;

•	Fairness (employees with similar responsibilities, experience and historical performance are treated comparably);

•	Current compensation; and

•	Individual performance.

Noble does not set the base salary of any employee, including any named executive officer, at a certain multiple of the salary of another employee. There are two situations that may warrant a change to base salary: annual market adjustments and changes in role.

2014 Adjustments

Adjustments in base salary for certain of Noble’s named executive officers were approved by Noble’s Compensation Committee on October 20, 2014, to be effective November 1, 2014, as follows:

•	Mr. Davidson, who retired May 1, 2015, received no increase;

•	Mr. Stover received a 29.3% increase (to $950,000) in light of additional responsibilities resulting from his appointment as CEO on October 21, 2014;

•	Mr. Fisher received a 3.9% increase (to $610,000), in light of his responsibility over Noble’s finance organization;

•	Ms. Cunningham received a 4.7% increase (to $560,000) in light of her broadened responsibilities over global exploration, new ventures and environment, health & safety;

•	Mr. Brown, who retired January 31, 2015, received no increase; and

•	Mr. Johnson received a 7.9% increase (to $480,000) in light of his broadened responsibilities over Noble’s corporate affairs functions including global security.

Short-Term Incentive Plan

Noble’s short-term incentive plan (“STIP”) is available to all of Noble’s full-time employees, including Noble’s named executive officers. The target STIP bonus for an employee is the employee’s base salary at year-end multiplied by the percentage factor assigned to the employee’s salary classification. The target bonus percentage factors for Noble’s named executive officers for 2014 were as follows:

Mr. Davidson	110%

Mr. Stover	110%

Mr. Fisher	85%

Ms. Cunningham	80%

Mr. Brown	75%

Mr. Johnson	75%

These target bonus percentage factors were unchanged from 2013 for Messrs. Davidson, Fisher and Brown. For 2014, Mr. Stover’s 2013 target of 100% was increased in light of additional responsibilities resulting from his appointment as CEO on October 21, 2014. Ms. Cunningham’s 2013 target of 75% was increased in light of her broadened responsibilities over global exploration, new ventures and environment, health and safety. Mr. Johnson’s 2013 target of 65% was increased in light of his broadened responsibilities over Noble’s corporate affairs functions including global security.

Payout under the plan may range from 0 to 2.5 times the aggregate target bonus pool for all employees. No named executive officer received a STIP bonus in excess of 2.5 times such officer’s target bonus percentage factor for 2014.

At the beginning of each year, typically in January, Noble’s Compensation Committee approves annual STIP quantitative performance-based measures, including their relative weighting and specific targets. The measures, weighting and targets are communicated to Noble’s executive officers at that time.

Noble’s Compensation Committee approves the target for each quantitative measure after considering prior year results, the board-approved budget, planned projects and capital spending plans for the upcoming year. Noble’s Compensation Committee also considers that the achievement of those targets can be significantly affected by availability of labor and equipment, acquisitions and sales, weather, product demand and pricing, competition, regulatory changes and other industry conditions that cannot be determined with certainty at the time the targets are set. Noble believes that its targets are set aggressively in light of these variables and require achievement of significant performance.

The targets for the annual STIP quantitative measures may include certain adjustments that are not normally included in publicly reported results. In addition, the effects of any significant acquisitions or divestitures are taken into account when considering performance against the production and discretionary cash flow targets.

Payout curves were approved for each quantitative measure at the time targets were set, ranging from a factor of 0 to 2.5, with a 1.0 factor at each target. Noble’s Compensation Committee reviewed information provided by Noble’s management on actual performance for each measure, as reflected below, as applied to the measure’s payout curve to determine the bonus factor for that measure. Each bonus factor was then multiplied by the weighting for its respective measure, with the sum of the bonus factors, as adjusted for weighting, yielding the STIP quantitative non-discretionary performance-based component. Noble’s Compensation Committee likewise considered Noble’s results in areas such as those noted below in determining the qualitative discretionary component factor.

Quantitative Measures (60% weighted)

Noble’s Compensation Committee considered Noble’s 2014 results against targets in the following five areas in arriving at a quantitative non-discretionary STIP component:

Measure	Weight	Target(1)	Result(1)	Factor
Production	15%	312.3 MBoe/d	304 MBoe/d	.57
Relative Controllable Unit Costs	15%	50th Percentile of Peers	7th out of 14	1.1
Relative Total Stockholder Return	15%	50th Percentile of Peers	11th out of 14.225
Discretionary Cash Flow	7.5%	$3.681 billion	$3.370 billion(2)	.57
Free Cash Flow	7.5%	($500) million	($959) million(3)	.697

Final quantitative non-discretionary factor				.6325

(1)	The results for 2014 were adjusted to minimize the impact of acquisitions and divestitures that occurred during the year.
(2)	Non-GAAP financial measure. Noble defines discretionary cash flow as net cash provided by operating activities before changes in working capital, cash exploration costs, current tax expense of earnings adjustments and certain other adjustments.
(3)	Non-GAAP financial measure. Noble defines free cash flow as net cash provided by operating activities less net cash used in investing activities.

Qualitative Measures (40% of weighted)

The Compensation Committee also considered Noble’s 2014 results in the following areas in arriving at the qualitative discretionary STIP component:

Measure	Result
Exploration success	Discoveries at Katmai (deepwater Gulf of Mexico), Normantown (Marcellus) and in Nevada. Dry holes at Bright and Madison (deepwater Gulf of Mexico).

Additions to proved oil and natural gas reserves	141 MMBoe (net) added.

EH&S performance	Company record best OSHA recordable and lost time incident rates.

Total stockholder return	-30%

Strategic initiatives	Successful leadership and organizational transitions. Favorable outcome of Colorado anti-development ballot initiative. Progress in developing Eastern Mediterranean natural gas market.

Final qualitative discretionary factor	.425

Taking into account the .6325 final quantitative non-discretionary factor and .425 final discretionary qualitative factor noted above, and their relative weighting, an overall weighted factor of .55 was applied to Noble’s aggregate target bonus pool to determine the total bonus amount to be paid. This amount was then allocated between executive officers and other employees. In the case of executive officers, the committee considered the performance of the CEO as measured against operational and financial goals submitted by the CEO earlier in the year, as well as the CEO’s assessment of the performance of the other executive officers as measured against goals each submitted earlier in the year for his or her business unit or organization, and allocated the pool based on that assessment of individual performance and each executive officer’s respective target bonus percentage factor. A cash payout under the plan based on Noble’s 2014 performance occurred in February 2015.

Long-Term Incentive Plan

Under Noble’s long-term incentive plan (“LTIP”) Noble’s Compensation Committee may make grants or awards of stock options, restricted stock and performance units. Stock options and restricted stock are granted and awarded under Noble’s 1992 Stock Option and Restricted Stock Plan (“1992 Plan”).

Approval of Grants and Awards

In approving grants and awards, Noble’s Compensation Committee assesses Noble’s relative three-year performance versus Noble’s compensation peer group on measures such as total stockholder return, debt-adjusted per share production growth and reserve replacement. Other considerations include input from the CEO, market data provided by the compensation consultant, executive officer total compensation and internal pay equity. Grants for the CEO and other executive officers are approved by Noble’s Compensation Committee and discussed with Noble’s board, outside the presence of the CEO and the other executive officers.

The regular board and Compensation Committee meeting schedule for the upcoming year is set in April of the prior year, with regular board meetings held in January, April, July, October and December. Noble’s Compensation Committee meetings are usually held the day before each board meeting. The timing of these meetings is not determined by executive officers and is usually in advance of the announcement of earnings. Noble does not time the release of material non-public information for the purpose of affecting the values of executive compensation. Noble’s Compensation Committee may be aware of approximate earnings results at the time of making equity grant decisions, but it does not adjust the size or timing of grants to reflect possible market reaction.

Generally, annual stock option grants and restricted stock awards are approved at a January meeting of Noble’s Compensation Committee. Stock options and restricted stock are granted and awarded annually on February 1 (or the preceding business day if February 1 falls on a Saturday, Sunday or holiday). It is Noble’s policy to make grants and awards to executive officers and other employees at the same time. However, specific grants of stock options or awards of restricted stock may be approved at other regular or special meetings to recognize the completion of a significant transaction or project, a change in an employee’s responsibility or a specific achievement, or as an inducement to, or for the retention of, employment. No special grants were made to executive officers in 2014. Noble communicates grants to executive officers and other employees shortly after the date of approval, in accordance with Noble’s customary practices.

Terms of Grants and Awards

Stock option grants represent the right to purchase shares of Noble’s common stock over a period of up to 10 years at fair market value, as defined in the 1992 Plan. Stock options vest ratably over a three-year period.

Time-based restricted stock awards will vest 40% on the first anniversary and 60% on the second anniversary. Performance-based restricted stock awards will vest on the third anniversary of the award date, with the number of shares vesting adjusted for Noble’s relative total stockholder return ranking as a percentile versus Noble’s compensation peer group for the period beginning January 1 of the year of award and ending December 31 of the third year thereafter.

The performance vesting restricted stock awarded in 2014 will vest as shown in the chart below, based on Noble’s relative total stockholder ranking (versus compensation peer group), during the three-year performance period.

Company Percentile Rank	Payout %
90th percentile or higher	200%
75th percentile or higher	150%
50th percentile or higher	100%
25th percentile or higher	50%
Below 25th percentile	0%

If the percentile level of Noble’s total stockholder return ranking falls between two levels indicated above, the amount vested will be determined on the basis of a straight-line interpolation between the two levels. Dividends (to the extent declared) paid on restricted stock will be equal to the amount paid to other stockholders but will be retained by Noble and will only vest and be paid if and when the restricted stock vests.

On July 22, 2013, Noble’s Compensation Committee adopted a policy by which it would allow the continued or accelerated vesting of equity benefits to employees retiring after attaining age 60 with 10 years of service who provide at least six months written notice of retirement and meet certain other requirements.

On February 17, 2015, Noble’s board approved (i) a change in the calculation of the performance-based portion of future awards of restricted stock to provide for vesting based on performance, versus at target, in the event of a change of control and (ii) the inclusion of a double-trigger mechanism so that accelerated vesting of future grants of stock options and awards of restricted stock will only occur upon termination without cause or for good reason in the event of a change of control.

Stock Ownership Guidelines

Noble’s board has adopted stock ownership guidelines for Noble’s officers and non-employee directors that are set out in Noble’s Corporate Governance Guidelines. On December 9, 2014 Noble’s board revised these guidelines to establish a 3X base salary guideline for Noble’s executive vice presidents. Noble believes that Noble’s stock ownership guidelines reinforce the alignment of the long-term interests of Noble’s executive officers, non-employee directors and stockholders. Noble also believes that they help discourage the taking of excessive business risks.

Each officer listed below is expected to own a number of Noble’s shares with a value that is a multiple of the officer’s current base salary and each non-employee director is expected to own a number of shares with a value that is a multiple of the director’s annual cash retainer, as follows:

Position	Multiple
Chief Executive Officer	6.0X base salary
Chief Financial Officer	3.0X base salary
Executive Vice President	3.0X base salary
Senior Vice President	2.5X base salary
Vice President	2.0X base salary
Non-Employee Director	5.0X annual cash retainer

Holding Requirement

Individuals not meeting these guidelines within a prescribed time frame will be required to retain 50% of any net shares they subsequently acquire upon the vesting of restricted stock and/or the exercise of stock options until the required ownership multiple is met.

On December 8, 2014 Noble’s Compensation Committee and Governance Committee reviewed the holdings of Noble’s officers and non-employee directors, finding that all of Noble’s officers and non-employee directors were in compliance with the guidelines (or, in the case of recently elected officers or non-employee directors, were within the permitted time frame to come into compliance with the guidelines).

Policy on Stock Hedging and Pledging

On December 10, 2013, Noble’s board adopted a policy that prohibits Noble’s executive officers and directors from pledging shares of Company stock awarded as compensation for services as an employee or director (including shares owned as a result of the exercise of compensatory stock options) as collateral for a loan or hedging such shares through a covered call, collar or other derivative transaction.

2014 Compensation of Named Executive Officers

Noble’s Compensation Committee, with input from Noble’s other independent directors, evaluates Noble’s CEO’s compensation and performance, including making decisions in January about his annual equity grant and in October about his continued cash compensation. This evaluation provides the basis for the determination of Noble’s CEO’s compensation and considers Noble’s operational and financial results as well as other areas such as leadership development, risk management, balance sheet management, strategic growth initiatives and succession planning.

In determining the compensation of Messrs. Davidson, Stover and Fisher, Ms. Cunningham and Messrs. Brown and Johnson for 2014, Noble’s Compensation Committee considered their respective roles, responsibilities and reporting within Noble’s Company; their respective contributions to Noble’s overall performance; the performance of their respective business units or organizations; comparisons to Noble’s compensation peer group; and internal pay equity.

The following table provides a comparison of each of Noble’s named executive officer’s respective 2013 and 2014 total direct compensation, with the exception of Messrs. Brown and Johnson, who were not named executive officers in 2013. (Dollar amounts below are expressed in thousands.)

Charles D. Davidson

Year	Base Salary ($)	Bonus ($)	STIP Award ($)	Equity Award ($)	Total Direct Comp. ($)	Change vs. 2013
2014	1,125	—	681	6,674	8,480	(12.8)%
2013	1,125	—	1,856	6,739	9,723

David L. Stover

Year	Base Salary ($)	Bonus ($)	STIP Award ($)	Equity Award ($)	Total Direct Comp. ($)	Change vs. 2013
2014	764	—	489	3,649	4,901	(10.6)%
2013	713	—	1,103	3,668	5,483

Kenneth M. Fisher

Year	Base Salary ($)	Bonus ($)	STIP Award ($)	Equity Award ($)	Total Direct Comp. ($)	Change vs. 2013
2014	590	—	306	1,913	2,810	(16.8)%
2013	572	—	788	2,017	3,378

Susan M. Cunningham

Year	Base Salary ($)	Bonus ($)	STIP Award ($)	Equity Award ($)	Total Direct Comp. ($)	Change vs. 2013
2014	538	—	240	1,424	2,202	(20.4)%
2013	522	—	550	1,696	2,768

Ted D. Brown

Year	Base Salary ($)	Bonus ($)	STIP Award ($)	Equity Award ($)	Total Direct Comp. ($)	Change vs. 2013
2014	480	—	360	1,780	2,620

Arnold J. Johnson

Year	Base Salary ($)	Bonus ($)	STIP Award ($)	Equity Award ($)	Total Direct Comp. ($)	Change vs. 2013
2014	450	—	188	1,112	1,750

Noble believes that Mr. Davidson’s and Mr. Stover’s compensation levels are consistent with the objectives of Noble’s compensation program, provide an appropriate mix of fixed and variable compensation, rewards leadership performance that produced some key results in 2014 and provide for the continued achievement of short- and long-term goals necessary for stockholder value creation.

Noble also believes that the payments and awards to Noble’s other named executive officers are appropriate in light of Noble’s performance in 2014 and reflect the relative contributions of these individuals, including Mr. Fisher’s leadership within Noble’s financial organization; Ms. Cunningham’s role in Noble’s global exploration, new ventures and EH&S areas; Mr. Brown’s role as special advisor to the President and in the progress made in addressing Colorado anti-development ballot initiatives; and Mr. Johnson’s leadership over Noble’s corporate affairs.

On January 27, 2014 Noble’s Compensation Committee approved the following stock option grants and restricted stock awards under Noble’s 1992 Plan to Noble’s named executive officers:

	Stock Options	Targeted Shares of Restricted Stock
		(Time-based)	(Performance-based)
Charles D. Davidson	150,421	30,082	30,082
David L. Stover	82,230	16,445	16,445
Kenneth M. Fisher	43,121	8,623	8,623
Susan M. Cunningham	32,090	6,417	6,417
Ted D. Brown	40,112	8,022	8,022
Arnold J. Johnson	25,070	5,014	5,014

In determining the level of these grants and awards, Noble’s Compensation Committee considered market data provided by Noble’s compensation consultant regarding Noble’s compensation program and appropriate long-term incentive grant levels in light of compensation peer group practices and Noble’s relative performance versus that group.

Post-Employment Compensation

Noble’s post-employment compensation is provided under qualified and non-qualified defined benefit plans, qualified and non-qualified defined contribution plans, and either individual change of control agreements or, alternatively, a change of control plan.

Qualified Defined Benefit Plan

In the fall of 2013, Noble notified its employees, including the participating named executive officers, that effective December 31, 2013 Noble’s qualified defined benefit plan (“the Retirement Plan”) would be terminated and liquidated, which Noble anticipates will occur by the end of calendar year 2015. For additional information about the benefits available to participating named executive officers under Noble’s Retirement Plan, please see “—Pension Benefits” on page 104.

Non-qualified Defined Benefit Plan

Noble’s non-qualified defined benefit plan (“Restoration Plan”) is an unfunded plan that provides the benefits under the Retirement Plan’s benefit formula that cannot be provided by the Retirement Plan because of the annual compensation and annual benefit limitations applicable to the Retirement Plan under the Code. The amount of an employee’s monthly Restoration Plan benefit will depend upon the employee’s final average monthly compensation, age and the number of his or her years of credited service (which is limited to a maximum of 30 years). Restoration Plan benefits are calculated using the same methodology utilized for Noble’s Retirement Plan. Employees originally hired before May 1, 2006, which include all of Noble’s named executive officers except Mr. Fisher, continued to accrue benefits under the Restoration Plan through December 31, 2013.

Noble amended its Restoration Plan effective December 31, 2013 to freeze the accrual of benefits under the plan in coordination with the termination of Noble’s Retirement Plan so that no additional benefits will accrue under the Restoration Plan after December 31, 2013. Benefits accrued under the Restoration Plan as of that date will be frozen, and payments under the Restoration Plan will continue to be made in ordinary course without acceleration of payment. Participants in the Restoration Plan who remain employed by Noble upon final liquidation and distribution of assets of the Retirement Plan may elect to have the lump sum present value of their Restoration Plan benefits converted into an account balance under Noble’s non-qualified deferred compensation plan. For additional information about the benefits available to participating named executive officers under Noble’s Restoration Plan, please see “—Pension Benefits” on page 104.

Qualified Defined Contribution Plan

Noble’s qualified defined contribution plan (“401(k) Plan,” formerly referred to as the Thrift Plan) is a tax-qualified retirement savings plan generally available to Noble’s employees, including Noble’s named executive officers. The 401(k) Plan allows participants to contribute the lesser of up to 50% of their basic compensation, or the limit prescribed by the Code, on a pre-tax basis. Noble matches 100% of the first six percent of a participant’s eligible pre-tax contribution. Participants are 100% vested in Noble’s contributions after three years of service, vesting 34%, 67% and 100% following years one, two and three.

In addition, since 2006, Noble has made the following age-weighted contribution to the 401(k) Plan for each participant whose initial employment date was on or after May 1, 2006 (which does not include any of Noble’s named executive officers except Mr. Fisher):

Age of Participant	Contribution Percentage (Below the FICA Taxable Wage Base)	Contribution Percentage (Above the FICA Taxable Wage Base)
Under 35	4%	8%
At least 35 but under 48	7%	10%
At least 48	9%	12%

Starting in 2014, these age-weighted contributions will also be made to participants whose initial employment dates were prior to May 1, 2006. The contributions made to Noble’s 401(k) Plan by or for a participant are credited to accounts maintained for such participant under the plan. The amounts credited to a participant’s account are invested at the direction of the participant in various investment fund options available under the 401(k) Plan, including investment in shares of Noble’s common stock.

Effective beginning in 2014, an additional transition contribution equal to 6% of a participant’s basic compensation will be made to the accounts of certain eligible employees who were participating in the Retirement Plan when it terminated on December 31, 2013 and who meet certain other criteria.

Non-qualified Deferred Compensation Plan

Noble’s non-qualified deferred compensation plan (“Deferred Compensation Plan”) allows executive officers, and certain other employees, to save for retirement in a tax-effective way at a favorable cost to Noble. Under the Deferred Compensation Plan, participants are allowed to defer portions of their salary and bonus and to receive certain matching and age-weighted contributions that would have been made to Noble’s 401(k) Plan if the 401(k) Plan had not been subject to Code compensation and contribution limitations. Under this unfunded program, amounts deferred by the participant have been credited annually with interest at a rate equal to the greater of 125% of the 120-month rolling average of 10-year U.S. Treasury notes or the 120-month rolling average of the prime rate as published in The Wall Street Journal.

Noble amended its Deferred Compensation Plan effective January 1, 2014 to:

•	Allow participants to elect, in lieu of having their accounts credited with the interest rate described above, to have their accounts adjusted to reflect the results of an array of notional investment options;

•	Provide for additional contribution credits to be made for certain participants that are designed to offset the financial impact to them of the freezing of benefit accruals under the Retirement Plan; and

•	Establish additional account balances for those participants who elect to have the lump sum present value of their Restoration Plan benefits converted into an account balance under the Deferred Compensation Plan.

Change of Control Arrangements

Noble has adopted change of control arrangements for Noble’s executive officers and certain other employees. A change of control could result in a material change in the leadership and direction of Noble’s Company, creating uncertainties among employees and executive officers in such areas as the continuity of management, continued employment opportunities, and Noble’s ability to execute existing programs. These arrangements are intended to preserve morale and productivity and encourage retention in the face of the disruptive impact of an actual or rumored change of control. Based on information provided by Noble’s compensation consultant, Noble believes that these arrangements are common practice and align Noble’s executive officer interests with those of Noble’s stockholders by enabling Noble’s executive officers to consider corporate transactions that are in the best interest of stockholders without undue concern over whether the transactions may jeopardize their continued employment.

All of Noble’s change of control arrangements include provisions regarding severance benefits that Noble’s executive officers and certain other employees may be entitled to receive if they are terminated within two years following a change of control. Under these arrangements, if a named executive officer is terminated for any reason (other than for cause, disability or death) within two years after a change of control, Noble will then pay or provide the following to that named executive officer:

•	All unpaid salary and expenses;

•	A lump sum equal to a multiple of his or her annual cash compensation (made up of annual salary and bonus) ranging from 2.5 times to 2.99 times;

•	An amount equal to his or her pro rata target bonus for the then-current year;

•	Life, disability, medical and dental insurance benefits, upon his or her written request, ranging among named executive officers from 30 to 36 months or such shorter period until the executive obtains substantially equivalent coverage from a subsequent employer; the vesting of his or her stock options and restricted stock; and

•	Reimbursement for reasonable fees up to $15,000 for out-placement employment services.

If Noble terminates the named executive officer for cause, no benefit is payable to, or with respect to, that named executive officer under Noble’s change of control arrangements. A termination for cause may only be made by the affirmative vote of a majority of the members of Noble’s board.

Noble’s change of control arrangements include a plan or, in the alternative, individual change of control agreements. Specifically, on October 24, 2006, Noble’s board approved a Change of Control Severance Plan for Executives (“Executive Change of Control Plan”), which became effective on that date. The plan covers Noble’s executive officers and certain key employees, provided that they are not already party to pre-existing change of control agreements with Noble. All of Noble’s named executive officers, except Messrs. Stover and Fisher, are parties to pre-existing change of control agreements and therefore may not participate in the plan at this time. Messrs. Stover and Fisher currently participate in Noble’s Executive Change of Control Plan.

In the case of Mr. Stover, his pre-existing change of control agreement was terminated upon his appointment as President and Chief Executive Officer effective October 21, 2014, at which time he became a participant in the Executive Change of Control Plan, with an increase in the lump sum payment multiple in the event of a change of control from 2.5 times his annual cash compensation to 2.99 times and the period for certain continuing welfare benefits was increased from 30 months to 36 months.

Noble’s change of control arrangements previously provided for a tax gross-up payment to the named executive officer that would fully offset the effect of (a) any excise tax imposed by Section 4999 of the Code upon the benefits payable under such arrangements (or under any other Company plan, arrangement or agreement), and (b) any federal, state or local income tax or additional Section 4999 excise tax that is attributable to the tax gross-up payment. Effective February 1, 2011, the tax gross-up provision was eliminated from all of Noble’s individual change of control agreements and Noble’s Executive Change of Control Plan.

Severance Benefit Plan

Noble’s Severance Benefit Plan (“Severance Benefit Plan”) is an unfunded plan that provides for severance benefits to eligible employees, including Noble’s executive officers, in certain instances based upon years of completed service. The severance benefits are comprised of:

•	A cash payment of two weeks of base salary pay for every year of completed service, with a minimum of 12 weeks of pay and a maximum of 52 weeks of pay;

•	A prorated STIP payment based on the number of months of employment during the calendar year of termination;

•	Six months of reduced-rate contributions under Noble’s medical and dental plans; and

•	Twelve weeks of coverage under Noble’s employee assistance plan.

Perquisites

Noble does not consider perquisites to be a material component of executive compensation. In 2014, certain of Noble’s executive officers received modest personal benefits that have a sound value to Noble’s business, such as club membership dues reimbursement and comprehensive physical examinations.

Other Compensation Matters

Health and Welfare Programs

Noble offers a number of other benefits to Noble’s executive officers pursuant to benefit programs that provide for broad-based employee participation. These benefit programs include medical, dental and vision insurance, long-term disability (“LTD”) and short-term disability insurance, life and accidental death and dismemberment (“AD&D”) insurance, health and dependent care, flexible spending accounts, relocation/expatriate programs and services, educational assistance, employee assistance and certain other benefits.

On October 20, 2014 Noble’s Compensation Committee agreed to discontinue retiree healthcare benefits as of January 1, 2015, transitioning benefits for pre-age 65 retirees under a defined contribution model and implementing a buyout of eligible pre-age 65 active employees.

Indemnification Agreements

Noble has entered into an indemnification agreement with each of Noble’s non-employee directors and Noble’s executive officers. These agreements provide for Noble to indemnify such persons against certain liabilities that may arise by reason of their status or service as directors or executive officers and to advance their expenses incurred as a result of a proceeding as to which they may be indemnified. Noble also covers such persons under a directors’ and officers’ liability insurance policy that Noble chooses, in Noble’s discretion, to maintain. These indemnification agreements are intended to provide indemnification rights to the fullest extent permitted under applicable law and are in addition to any other rights the individual may have under Noble’s Certificate of Incorporation, By-Laws and applicable law. Noble believes these indemnification agreements enhance Noble’s ability to attract and retain knowledgeable and experienced executive officers and non-employee directors.

Tax and Accounting Considerations

Section 162(m) of the Code may limit Noble’s ability to deduct annual compensation in excess of $1,000,000 that is paid to Noble’s CEO and other named executive officers, unless that compensation is “performance-based compensation” within the meaning of Section 162(m) and the regulations promulgated thereunder. Noble believes that all of the stock options and performance-based restricted shares granted under the 1992 Plan qualify as performance-based compensation and therefore are not subject to the deduction limitation of Section 162(m). However, the salary and STIP payouts paid to Noble’s executive officers, the time-vested restricted stock awards, and certain payments provided for under Noble’s change of control arrangements with the named executive officers are not exempt from this deduction limit.

Although Noble considers tax deductibility in the design and administration of Noble’s executive compensation plans and program, Noble believes that there are circumstances where Noble’s interests are best served by maintaining flexibility in the way compensation is provided, even if it results in the non-deductibility of certain compensation under the Code.

Rules under generally accepted accounting principles determine the manner in which Noble accounts in its consolidated financial statements for grants of equity-based compensation to Noble’s employees. Noble’s accounting policies for equity-based compensation are further discussed in Note 11 to Noble’s consolidated financial statements, included in Noble’s 2014 Annual Report on Form 10-K.

Executive Compensation

Summary Compensation Table

The following table sets forth summary information concerning the compensation earned by Noble’s named executive officers during 2012, 2013 and 2014.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
Charles D. Davidson	2014	1,125,000	—	3,634,206	3,040,008	680,600	729,721	280,612	9,490,147
Chairman (also CEO until October 21, 2014)	2013	1,125,000	—	3,787,477	2,951,607	1,856,250	4,219,830	79,472	14,019,636
	2012	1,125,000	—	3,750,031	3,025,060	2,165,625	2,102,110	78,703	12,246,529

David L. Stover	2014	763,943	—	1,986,720	1,661,868	488,500	186,049	191,393	5,278,473
President and Chief Executive Officer (CEO as of October 21, 2014)	2013	713,414	—	2,061,191	1,606,308	1,102,500	2,455,659	56,511	7,995,583
	2012	679,930	—	2,250,018	1,815,042	1,242,500	866,440	51,615	6,905,545

Kenneth M. Fisher	2014	590,096		1,041,745	871,475	306,200	2,743	116,675	2,928,934
Executive Vice President and Chief Financial Officer	2013	572,321	—	1,133,678	883,483	788,449	5,116	113,574	3,496,621
	2012	552,817	—	1,149,955	927,690	789,919	997	111,896	3,533,274

Susan M. Cunningham	2014	538,366		775,238	648,539	240,000	123,900	116,700	2,442,743
Executive Vice President, EHSR & New Frontiers	2013	522,048	—	953,172	742,916	550,030	1,515,840	48,521	4,332,527
	2012	502,817	—	1,324,984	1,068,854	675,588	624,323	250,501	4,447,067

Ted D. Brown	2014	480,000	—	969,138	810,664	360,000	83,369	100,475	2,803,646
Senior Vice President, Advisor to President & CEO

Arnold J. Johnson	2014	449,712	—	605,741	506,665	187,900	141,330	106,281	1,997,629
Senior Vice President, General Counsel and Secretary

(1)	Certain of Noble’s named executive officers deferred a portion of their base salaries under Noble’s Deferred Compensation Plan:

Name	Year	Percentage of Salary Deferred	Amount Deferred ($)
Charles D. Davidson	2014	45%	506,250
	2013	45%	506,250
	2012	45%	506,250

David L. Stover	2014	5%	38,197
	2013	6%	42,805
	2012	6%	40,796

Kenneth M. Fisher	2014	4%	23,604
	2013	4%	22,893
	2012	4%	22,113

Arnold J. Johnson	2014	3%	13,491

(2)	Reflects the aggregate grant date fair value of restricted stock awarded under Noble’s 1992 Plan, which was computed in accordance with FASB ASC Topic 718. Shares awarded in 2013 and 2014 will vest according to the following schedule: 40% after year one and 60% after year two. Performance restricted stock awarded in 2013 and 2014 will vest three years after the date of grant upon, and subject to a formula related to, Noble’s achievement of certain levels of total stockholder return relative to a pre-determined compensation peer group. Shares awarded in 2012 will vest according to the following schedule: 20% on the first anniversary of the award date; an additional 30% on the second anniversary of the award date; and the remaining 50% on the third anniversary of the award date. The vesting of these 2012 shares is not contingent upon the satisfaction of any performance goals. See the Grants of Plan-Based Awards table for information on restricted stock awarded in 2014.

(3)	Reflects the aggregate grant date fair value of non-qualified stock options granted under Noble’s 1992 Plan. Options represent the right to purchase shares of common stock at a price per share equal to fair market value on the date of grant. Options will vest ratably over three years in equal installments on the first, second and third anniversaries of the date of grant. Vesting of these options is not contingent upon the satisfaction of any performance goals, although none of the options may be exercised before the first anniversary (absent a change of control) or after the tenth anniversary of the date of grant. See the Grants of Plan-Based Awards table for information on stock options granted in 2014.
(4)	Reflects payments under Noble’s STIP based on the achievement of certain performance goals during the year indicated. STIP awards earned during the year indicated were paid or deferred in February of the following year, as follows:

Name	Year	STIP Payout ($)
Charles D. Davidson	2014	680,600
	2013	1,856,250
	2012	2,165,625

David L. Stover	2014	488,500
	2013	1,102,500
	2012	1,242,500

Kenneth M. Fisher	2014	306,200
	2013	788,449
	2012	789,919

Susan M. Cunningham	2014	240,000
	2013	550,030
	2012	675,588

Ted D. Brown	2014	360,000

Arnold J. Johnson	2014	187,900

(5)	Reflects during the year indicated: (a) the aggregate increase in actuarial present value of the named executive officer’s benefits under Noble’s Retirement Plan and Restoration Plan; and (b) the above-market Deferred Compensation Plan earnings, as follows:

Name	Year	Increase in Retirement and Restoration Plans ($)(a)	Deferred Compensation Above- Market Earnings ($)(b)
Charles D. Davidson	2014	424,024	305,697
	2013	3,510,498	709,332
	2012	1,893,070	209,040

David L. Stover	2014	159,516	26,533
	2013	2,391,405	64,254
	2012	848,025	18,415

Kenneth M. Fisher	2014	—	2,743
	2013	—	5,116
	2012	—	997

Susan M. Cunningham	2014	123,900	—
	2013	1,515,840	—
	2012	624,323	—

Ted D. Brown	2014	83,369	—

Arnold J. Johnson	2014	107,169	34,161

(a)

Beginning of year values for calculating the aggregate increase in actuarial present value reflect a 3.25% discount rate for the Retirement Plan and a 3.00% discount rate for the Restoration Plan; end of year values reflect a 3.50% discount rate for the Retirement Plan and Restoration Plan. Present values are based on the same actuarial assumptions and measurement dates used to determine the pension benefit obligations disclosed in Note 11 to Noble’s consolidated financial statements included in Noble’s 2014 Annual Report on Form 10-K, except that for year 2012 for purposes of the present value calculations, participants are assumed to work until age 65 and commence their benefits at that time. Effective December 31, 2013, Noble adopted an amendment to the Retirement Plan to cease benefit accruals and to terminate the plan (see “—Pension Benefits” on page 104 for more information). Noble anticipates that the Retirement Plan benefits will be distributed to the participants in 2015. Therefore, for years 2013 and 2014, the present value calculations assume that the participants will commence their benefit on December 31, 2015 (for Mr. Davidson it is assumed that he will commence his benefit on his 65th birthday in 2015). The following factors contributed to the 2013 increase (with the respective percentage that each factor contributed to the total increase for each named executive officer): (i) normal growth of benefit due to an additional year of benefit accrual (for Mr. Davidson 34%, for Mr. Stover 26%, and for Ms. Cunningham 26%), (ii) lower discount rates used for the present value calculation (for Mr. Davidson 2%, for Mr. Stover 8%, and for Ms. Cunningham 8%), (iii) the change in the definition of final average earnings in connection with the plan termination (for Mr. Davidson 64%, for Mr. Stover 30%, and for Ms. Cunningham 26%), and (iv) due to the anticipated distribution of plan benefits in 2015, the present value calculation assumes that participants will commence their benefit on December 31, 2015 (as opposed to age 65) which includes the effect of capturing the value of pre-65 early retirement subsidies (these subsidies were not reflected in the 2012 increase since it was assumed that benefits commenced at age 65) and a shorter discounting period (for Mr. Davidson 0%, Mr. Stover 36%, and for Ms. Cunningham 40%).
(b)	Above-market earnings in 2014 are based on the difference between the plan crediting rate of 4.81% and 120% of the annual long-term Applicable Federal Rate as of September 2013 (3.94%); earnings in 2013 are based on the difference between the plan crediting rate of 4.90% and 120% of the annual long-term Applicable Federal Rate as of September 2012 (2.62%); and earnings in 2012 are based on the difference between the plan crediting rate of 5.06% and 120% of the annual long-term Applicable Federal Rate as of September 2011 (4.30%).

(6)	All other compensation includes:

Name	Year	401(k) Matching Contributions ($)	401(k) Retirement Savings Contributions ($)	Deferred Compensation Plan Registrant Contributions ($)(a)	Club Memberships ($)	Insurance Premiums ($)	Holiday Bonus ($)	Physical Examinations ($)	Temporary Expatriate Assignment Compensation ($)(b)
Charles D. Davidson	2014	15,600	18,900	231,990	9,928	1,872	172	2,150
	2013	15,300	—	52,200	9,928	1,872	172	—	—
	2012	15,000	—	52,500	9,174	1,872	157	—	—

David L. Stover	2014	15,600	18,900	145,337	9,512	1,872	172	—	—
	2013	15,300	—	27,505	9,512	1,872	172	2,150	—
	2012	15,000	—	25,796	8,790	1,872	157	—	—

Kenneth M. Fisher	2014	15,600	18,900	68,208	11,923	1,872	172	—	—
	2013	15,300	18,200	66,107	11,923	1,872	172	—	—
	2012	15,000	18,000	63,204	11,178	1,872	157	2,485	—

Susan M. Cunningham	2014	15,600	18,900	74,496	—	1,872	172	5,660	—
	2013	15,300	—	—	—	1,872	172	—	30,600
	2012	15,000	—	—	—	1,872	157	—	232,885

Ted D. Brown	2014	15,600	18,900	63,990	—	1,797	188	—	—

Arnold J. Johnson	2014	15,600	18,900	69,921	—	1,688	172	—	—

(a)	The following amounts were credited to the named executive officer’s Non-Qualified Deferred Compensation Plan Account:

Name	Year	Matching Contribution ($)	Retirement Savings Contribution ($)	Transition Contribution ($)	Total Deferred Compensation Plan Registrant Contributions ($)
Charles D. Davidson	2014	51,900	112,590	67,500	231,990
	2013	52,200	— —	—	52,200
	2012	52,500		—	52,500

David L. Stover	2014	30,237	69,263 — —	45,837	145,337
	2013	27,505		—	27,505
	2012	25,796		—	25,796

Kenneth M. Fisher	2014	19,806	48,402	—	68,208
	2013	19,039	47,068	—	66,107
	2012	18,169	45,035	—	63,204

Susan M. Cunningham	2014	—	42,194 — —	32,302	74,496
	2013	—		—	—
	2012	—		—	—

Ted D. Brown	2014	—	35,190	28,800	63,990

Arnold J. Johnson	2014	11,383	31,555	26,983	69,921

(b)	In 2013, Ms. Cunningham completed a temporary expatriate assignment in Israel. As part of Noble’s expatriate assignment policy, the amounts in this column include the following compensation uplifts: expatriate assignment premium in the amount of $10,200, expatriate hardship pay in the amount of $13,600 and an expatriate location premium in the amount of $6,800. In 2012, Ms. Cunningham received the following compensation uplifts as part of Noble’s expatriate assignment policy: expatriate assignment premium in the amount of $31,615, expatriate hardship pay in the amount of $42,154 and an expatriate location premium in the amount of $21,077. In addition, the 2012 amount includes imputed income in the amount of $133,318 which represents federal income and FICA taxes paid on behalf of Ms. Cunningham as part of Noble’s expatriate assignment tax equalization policy. Finally, this amount includes a short-term relocation allowance payment of $3,000 which was grossed up for federal income and FICA taxes in the amount of $1,721.

As reflected in the Summary Compensation Table above, the salary received by each of Noble’s named executive officers as a percentage of their respective total compensation during the year indicated was as follows:

Name	Year	Percentage of Total Compensation
Charles D. Davidson	2014	11.9%
	2013	8.0%
	2012	9.2%

David L. Stover	2014	14.5%
	2013	8.9%
	2012	9.9%

Kenneth M. Fisher	2014	20.1%
	2013	16.4%
	2012	15.7%

Susan M. Cunningham	2014	22.0%
	2013	12.1%
	2012	11.3%

Ted. D. Brown	2014	17.1%

Arnold J. Johnson	2014	22.5%

Grants of Plan-Based Awards

The table below sets forth information regarding grants of plan-based awards made to Noble’s named executive officers during 2014.

Name	Approval Date(1)	Grant Date(1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	All Other Option Awards: Number of Securities Underlying Options (#) (4)	Exercise or Base Price of Option Awards ($/Sh)(5)	Grant Date Fair Value of Stock and Option Awards ($)(6)
			Threshold ($)	Target ($)	Max ($)	Threshold (#)	Target (#)	Max (#)
Charles D. Davidson	1/27/2014	1/31/2014	—	1,237,500	—
	1/27/2014	1/31/2014				15,041	30,082	60,164				1,759,195
	1/27/2014	1/31/2014							30,082			1,875,011
	1/27/2014	1/31/2014								150,421	62.33	3,040,008

David L. Stover	1/27/2014	1/31/2014	—	840,337	—
	1/27/2014	1/31/2014				8,223	16,445	32,890				961,703
	1/27/2014	1/31/2014							16,445			1,025,017
	1/27/2014	1/31/2014								82,230	62.33	1,661,868

Kenneth M. Fisher	1/27/2014	1/31/2014	—	501,582	—
	1/27/2014	1/31/2014				4,312	8,623	17,246				504,273
	1/27/2014	1/31/2014							8,623			537,472
	1/27/2014	1/31/2014								43,121	62.33	871,475

Susan M. Cunningham	1/27/2014	1/31/2014	—	430,693	—
	1/27/2014	1/31/2014				3,209	6,417	12,834				375,266
	1/27/2014	1/31/2014							6,417			399,972
	1/27/2014	1/31/2014								32,090	62.33	648,539

Ted D. Brown	1/27/2014	1/31/2014	—	360,000	—
	1/27/2014	1/31/2014				4,011	8,022	16,044				469,126
	1/27/2014	1/31/2014							8,022			500,011
	1/27/2014	1/31/2014								40,112	62.33	810,664

Arnold J. Johnson	1/27/2014	1/31/2014	—	337,284	—
	1/27/2014	1/31/2014				2,507	5,014	10,028				293,219
	1/27/2014	1/31/2014							5,014			312,523
	1/27/2014	1/31/2014								25,070	62.33	506,665

(1)	All grants were approved by Noble’s Compensation Committee, and were effective and priced on the date of grant.
(2)	Represents the shares of restricted stock granted under Noble’s 1992 Plan in 2014. The shares will vest on January 31, 2017 if specified performance goals are satisfied. Performance goals for determining vesting are described in this section under the heading “—Elements of Compensation—Long-Term Incentive Plan.” Dividends declared on shares of restricted stock are accrued during the three-year restricted period and will be paid upon vesting of restricted shares.
(3)	Represents the shares of restricted stock awarded under Noble’s 1992 Plan in 2014. The shares will vest according to the following schedule: 40% of the award will vest on the first anniversary of the award date and remaining 60% of the award will vest on the second anniversary of the award date. Dividends declared on shares of restricted stock are accrued during the two-year restricted period and will be paid upon vesting of restricted shares.
(4)	Represents grants of non-qualified stock options under Noble’s 1992 Plan in 2014. Options represent the right to purchase shares of common stock at the price per share (equal to fair market value on the date of grant) indicated in the table. Options will vest ratably over three years in equal installments on the first, second and third anniversaries of the date of grant.
(5)	Exercise price at “fair market value” was defined in Noble’s 1992 Plan as the closing price of Noble’s common stock on the NYSE on the date of grant. The closing price of Noble’s common stock on January 31, 2014 was $62.33.
(6)	Reflects aggregate grant date fair value of restricted stock awarded and non-qualified stock options granted to Noble’s named executive officers on January 31, 2014 computed in accordance with FASB ASC Topic 718.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information with respect to restricted stock and stock options held by Noble’s named executive officers as of December 31, 2014.

Name	Number of Securities Underlying Unexercised Options (# Exercisable)	Number of Securities Underlying Unexercised Options (# Unexercisable)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock Held That Have Not Vested (#)		Market Value of Shares or Units of Stock Held That Have Not Vested ($)(6)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Charles D. Davidson	164,118	—			26.71	2/1/2017	36,830	(4)	1,746,847
	250,400	—			36.47	2/1/2018	20,194	(4)	957,801	67,312	(7)	3,192,608
	260,980	—			25.10	1/30/2019	30,082	(5)	1,426,789	60,164	(8)	2,853,579
	211,520	—			37.55	2/1/2020
	189,546	—			45.20	2/1/2021
	125,690	62,846	(1)		50.91	2/1/2022
	57,688	115,376	(2)		54.60	2/1/2023
	—	150,421	(3)		62.33	1/31/2024

David L. Stover	31,960	—			22.97	2/1/2016	22,098	(4)	1,048,108
	97,220	—			26.71	2/1/2017	10,990	(4)	521,256	36,632	(7)	1,737,456
	119,498	—			36.47	2/1/2018	16,445	(5)	779,986	32,890	(8)	1,559,973
	145,420	—			25.10	1/30/2019
	31,948	—			25.40	3/18/2019
	111,682	—			37.55	2/1/2020
	97,482	—			45.20	2/1/2021
	75,414	37,708	(1)		50.91	2/1/2022
	31,396	62,788	(2)		54.60	2/1/2023
	—	82,230	(3)		62.33	1/31/2024

Kenneth M. Fisher	65,898	—			33.73	11/16/2019	11,294	(4)	535,674
	53,792	—			37.55	2/1/2020	6,046	(4)	286,762	20,148	(7)	955,620
	54,158	—			45.20	2/1/2021	8,623	(5)	408,989	17,246	(8)	817,978
	38,546	19,272	(1)		50.91	2/1/2022
	17,268	34,534	(2)		54.60	2/1/2023
	—	43,121	(3)		62.33	1/31/2024

Name	Number of Securities Underlying Unexercised Options (# Exercisable)	Number of Securities Underlying Unexercised Options (# Unexercisable)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock Held That Have Not Vested (#)		Market Value of Shares or Units of Stock Held That Have Not Vested ($)(6)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Susan M. Cunningham	31,160	—			14.94	2/1/2015	13,014	(4)	617,254
	16,000	—			20.73	8/1/2015	5,082	(4)	241,039	16,940	(7)	803,464
	31,960	—			22.97	2/1/2016	6,417	(5)	304,358	12,834	(8)	608,717
	68,910	—			26.71	2/1/2017
	59,244	—			36.47	2/1/2018
	68,118	—			25.10	1/30/2019
	53,248	—			25.40	3/18/2019
	53,694	—			37.55	2/1/2020
	47,384	—			45.20	2/1/2021
	44,412	22,204	(1)		50.91	2/1/2022
	14,520	29,040	(2)		54.60	2/1/2023
	—	32,090	(3)		62.33	1/31/2024

Ted D. Brown	39,088	—			37.55	2/1/2020	9,330	(4)	442,522
	47,384	—			45.20	2/1/2021	5,496	(4)	260,675	18,316	(7)	868,728
	31,842	15,920	(1)		50.91	2/1/2022	8,022	(5)	380,483	16,044	(8)	760,967
	15,698	31,394	(2)		54.60	2/1/2023
	—	40,112	(3)		62.33	1/31/2024

Arnold J. Johnson	25,142				22.97	2/1/2016	6,138	(4)	291,125
	49,010				26.71	2/1/2017	3,160	(4)	149,879	10,532	(7)	499,533
	26,842				36.47	2/1/2018	5,014	(5)	237,814	10,028	(8)	475,628
	41,330				25.10	1/30/2019
	35,438				37.55	2/1/2020
	32,492				45.20	2/1/2021
	20,948	10,474	(1)		50.91	2/1/2022
	9,026	18,052	(2)		54.60	2/1/2023
	—	25,070	(3)		62.33	1/31/2024

(1)	Stock options vested February 1, 2015.
(2)	50% of stock options vested February 1, 2015; and 50% of stock options vest February 1, 2016.
(3)	33 1/3% of stock options vested January 31, 2015; 33 1/3% of stock options vest January 31, 2016; and 33 1/3% of stock options vest January 31, 2017.
(4)	Restricted stock vested February 1, 2015.
(5)	40% of restricted stock vested January 31, 2015; and 60% of restricted stock vests January 31, 2016.
(6)	Market value based on December 31, 2014 closing price of $47.43.
(7)	Performance restricted stock will vest February 1, 2016 upon, and subject to a formula related to, Noble’s achievement of certain levels of total stockholder return relative to a pre-determined industry peer group, granted under the 1992 Plan. Performance goals for determining vesting are described in this section under the heading “—Elements of Compensation—Long-Term Incentive Plan.”
(8)	Performance restricted stock will vest January 31, 2017 upon, and subject to a formula related to, Noble’s achievement of certain levels of total stockholder return relative to a pre-determined industry peer group, granted under the 1992 Plan. Performance goals for determining vesting are described in this section under the heading “—Elements of Compensation—Long-Term Incentive Plan.”

Stock Option Exercises and Stock Vesting

The table below sets forth certain information with respect to vesting of restricted stock and the exercise of stock options held by Noble’s named executive officers during fiscal year 2014.

Name	Option Awards		Number of Shares Acquired on Vesting (#)	Stock Awards Value Realized on Vesting ($)(1)
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
Charles D. Davidson	320,032	16,276,301	74,276	4,632,333
David L. Stover	—	—	40,496	2,525,509
Kenneth M. Fisher	—	—	21,868	1,363,807
Susan M. Cunningham	34,188	1,780,074	20,876	1,301,879
Ted D. Brown	—	—	18,940	1,181,208
Arnold J. Johnson	—	—	12,428	775,102

(1)	Shares of restricted stock awarded Noble’s named executive officers on February 1, 2011, February 1, 2012 and February 1, 2013 vested on February 1, 2014. Income was recognized on vesting based on the average of the high and low trading price of Noble’s common stock of $62.40 on January 31, 2014 (as February 1 fell on a Saturday) for restricted stock awarded on February 1, 2011. Based on the amended 1992 Plan, shares of restricted stock awarded beginning in 2012 will have income recognized on vesting based on the closing trading price of Noble’s common stock ($62.33 on January 31, 2014). Dividends that accrued on shares of restricted stock that vested were paid in 2014 as follows: Mr. Davidson—$83,637; Mr. Stover—$45,127; Mr. Fisher—$24,460; Ms. Cunningham—$23,206; Mr. Brown—$21,146; and Mr. Johnson—$14,125.

Pension Benefits

The amounts reported in the table below reflect the present value of accumulated benefits as of December 31, 2014 for the named executive officers under Noble’s Retirement Plan and Restoration Plan. The estimates assume that benefits are received in the form of a ten-year certain and life annuity. Effective December 31, 2013, Noble adopted an amendment to the Retirement Plan to cease benefit accruals and to terminate the plan. Certain other amendments were adopted related to final average earnings, early retirement subsidies and interest rates used for lump sum payments in order to transition active participants to Noble’s defined contribution plan platform. Noble is in the process of obtaining approvals from certain governmental agencies to terminate and liquidate the Retirement Plan assets. Upon approval from these agencies, active and deferred vested participants will have the opportunity to receive the value of their Retirement Plan benefit in the form of a lump sum payment. Noble is also in the process of securing an insurance company to purchase an annuity contract to secure the accrued benefits of those participants who do not elect to receive a lump sum payment and for those participants who are receiving a monthly benefit from the Retirement Plan in the form of an annuity. It is anticipated that this winding down process of the Retirement Plan will be completed in 2015.

Name	Plan Name	Number of Years of Credited Service(1)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)
Charles D. Davidson	Retirement Plan	13	962,263	—
	Restoration Plan	13	12,717,555	—

David L. Stover	Retirement Plan	11	736,413	—
	Restoration Plan	11	4,988,661	—

Susan M. Cunningham	Retirement Plan	13	908,258	—
	Restoration Plan	13	3,378,282	—

Ted D. Brown	Retirement Plan	8	584,014	—
	Restoration Plan	8	2,038,037	—

Arnold J. Johnson	Retirement Plan	13	934,620	—
	Restoration Plan	13	2,415,770	—

(1)	The above named executive officers are fully vested in their retirement benefits. Each is eligible for immediate commencement and can elect an unlimited lump sum option for his or her Retirement Plan benefit. For the Restoration Plan benefit, participants previously elected to receive their benefit as either an annuity or lump sum, and specified the timing for receipt of benefits. Each of the above named executive officers elected to receive a lump sum from the Restoration Plan. Messrs. Davidson, Brown, and Johnson and Ms. Cunningham elected to receive their Restoration Plan benefits upon separation of service and Mr. Stover elected to receive his Restoration Plan benefit at the later of age 55 or separation of service. The following amounts would be payable to Noble’s named executive officers from Noble’s Retirement Plan and Restoration Plan effective January 1, 2015:

Name	Age at 12/31/2014	Retirement Plan Monthly Annuity ($)	Retirement Plan Lump Sum ($)	Restoration Plan Lump Sum ($)
Charles D. Davidson	64.83	5,626	970,305	12,830,578
David L. Stover	57.17	3,685	734,518	4,989,634
Susan M. Cunningham	59.00	4,700	907,961	3,384,623
Ted D. Brown	59.58	3,067	586,400	2,046,462
Arnold J. Johnson	59.42	4,879	935,685	2,423,230

(2)	Represents the actuarial present value of the accumulated pension benefits as of December 31, 2014 under Noble’s Retirement Plan and Restoration Plan. Present values are based on the same actuarial assumptions and measurement dates used to calculate Noble’s benefit obligations disclosed in Note 11 to Noble’s consolidated financial statements included in Noble’s 2014 Annual Report on Form 10-K.

Non-qualified Deferred Compensation Table

The following table sets forth certain information with respect to contributions made to Noble’s Deferred Compensation Plan by Noble’s named executive officers during fiscal year 2014.

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)		Aggregate Earnings in Last FY ($)(5)	Aggregate Withdrawals/ Distributions in Last FY ($)	Aggregate Balance at Last FYE ($)(6)
Charles D. Davidson	2,362,500	231,990	(2)	1,691,349	—	36,806,432
David L. Stover	258,697	145,337	(2)	166,624	—	3,544,236
Kenneth M. Fisher	23,604	68,208	(3)	15,173	—	415,220
Susan M. Cunningham	—	74,496	(4)	—	—	74,496
Ted D. Brown	—	63,990	(4)	—	—	63,990
Arnold J. Johnson	13,491	69,921	(2)	190,521	—	4,128,051

(1)	Mr. Davidson deferred 100% ($1,856,250) of the STIP payment he earned in 2013 (otherwise paid in 2014) and 45% ($506,250) of base salary in 2014. Mr. Stover deferred 20% ($220,500) of the STIP payment he earned in 2013 (otherwise paid in 2014) and 5% ($38,197) of base salary in 2014. Mr. Fisher deferred 4% ($23,604) of base salary in 2014. Mr. Johnson deferred 3% ($13,491) of base salary in 2014.
(2)	Represents Matching Contributions, Retirement Savings Contributions and Transition Contributions that could not be made to the Noble Energy, Inc. 401(k) Plan as a result of Code limitations.
(3)	Represents Matching Contributions and Retirement Savings Contributions that could not be made to the Noble Energy, Inc. 401(k) Plan as a result of Code limitations.
(4)	Represents Retirement Savings Contributions and Transition Contributions that could not be made to the Noble Energy, Inc. 401(k) Plan as a result of Code limitations.
(5)	Earnings are credited in accordance with the named executive officer’s investment direction.
(6)	All named executive officers are 100% vested in these balances.

The matching contributions and a portion of the interest earnings credited to the Deferred Compensation Plan accounts of Noble’s named executive officers are reflected in the “All Other Compensation” and the “Change in Pension Value” columns of the Summary Compensation Table above, respectively.

Potential Payments and Benefits Upon Termination of Employment

The tables below estimate the amount of compensation payable to each of Noble’s named executive officers upon voluntary and involuntary termination of employment, termination following a change of control and in the event of disability or death, in each case effective as of December 31, 2014. The actual amount of compensation payable to each of Noble’s named executive officers can only be determined at the time of his or her separation from Noble. For purposes of this discussion with respect to the payment of compensation that is deferred compensation subject to Section 409A of the Code, an individual’s termination of employment should be interpreted to mean the date as of which the individual has a “separation from service” for the purposes of Section 409A.

Payments Made Upon Termination

•	Upon termination of employment for reasons other than disability, death or in connection with a change of control, each named executive officer is entitled to receive amounts earned during his or her term of employment. Such amounts include:

•	Amounts credited under Noble’s Deferred Compensation Plan;

•	Unused vacation pay; and

•	Amounts accrued and vested under Noble’s Retirement Plan, Restoration Plan and 401(k) Plan.

Payments Made Upon Retirement

In the event of the retirement of a named executive officer, in addition to the items identified above, the named executive officer:

•	Will have until the earlier of (1) the fifth anniversary of his or her retirement date or (2) the expiration of the remainder of the outstanding ten-year option term, to exercise all stock options that are vested as of his or her retirement date;

•	May elect to continue to participate in Noble’s medical and dental plans at subsidized retiree rates until he or she reaches age 65 (continued coverage for medical and dental benefits for the named executive officer’s dependents may also be elected at subsidized retiree rates), but note that on October 20, 2014 Noble’s Compensation Committee agreed to discontinue retiree healthcare benefits as of January 1, 2015 (see “—Compensation Discussion and Analysis—Other Compensation Matters—Health and Welfare Programs); and

•	May continue to receive life insurance coverage until the attainment of age 65 at reduced premium rates.

Payments Made Upon Death or Disability

In the event of the death or disability of a named executive officer, in addition to the benefits listed under the headings “—Payments Made Upon Termination” and “—Payments Made Upon Retirement” above, the named executive officer or his or her named beneficiary will receive benefits under Noble’s disability plan or payments under Noble’s life insurance plan, as appropriate.

Payments Made Upon a Change of Control

Noble has entered into change of control arrangements with each of Noble’s named executive officers. If a named executive officer’s employment is terminated within two years after a change of control, he or she may be entitled to receive certain severance benefits pursuant to the terms of his or her change of control arrangement.

Charles D. Davidson

The following table shows the potential payments to Mr. Davidson, Chairman (also CEO until October 21, 2014), in the event of his termination of employment as of December 31, 2014.

Executive Benefits and Payments Upon Separation	Voluntary Termination on 12/31/2014 ($)		Involuntary Termination on 12/31/2014 ($)		Involuntary Termination or Termination Without Cause in Connection With a Change of Control on 12/31/2014 ($)		Disability on 12/31/2014 ($)		Death on 12/31/2014 ($)
Compensation:
Severance	—		—	(6)	8,050,550	(7)	—		—
STIP Payments	—	(1)	—	(1)	1,237,500	(7)	—	(1)	1,237,500	(1)
Stock Options	—		—		—	(8)	—	(8)	—	(8)
Restricted Stock	—	(2)	—	(2)	7,323,283	(9)	7,323,283	(2)	7,323,283	(2)

Benefits and Perquisites:
Retirement Plans	—	(3)	—	(3)	—	(3)	—	(3)	—	(3)
Deferred Compensation Plan	—	(4)	—	(4)	—	(4)	—	(4)	—	(4)
Health & Welfare Benefits	—		—		10,039	(10)	—		—
Disability Income	—		—		—		—	(12)	—
Life Insurance Benefits	—		—		—		—		1,000,000	(13)
Accrued Vacation Pay	—	(5)	—	(5)	—	(5)	—	(5)	—	(5)
Employment Services	—		—		15,000	(11)	—		—

TOTAL	—		—		16,636,372		7,323,283		9,560,783

(1)	Mr. Davidson would not be entitled to a STIP payment for 2014 in the event of his termination of employment on December 31, 2014, other than in the event of a change of control or death. Employees must be employed on the STIP payment date, which occurred in February 2015, in order to receive payment.
(2)	All unvested shares of restricted stock will be forfeited as a result of Mr. Davidson’s voluntary or involuntary termination of employment, unless the board, in its discretion, takes action to accelerate the vesting of these shares. All unvested shares of time-based restricted stock and a portion of the performance-based restricted stock, including accrued dividends, will vest in the event of termination of employment as a result of death or disability as follows: 2012 award—36,830 shares; 2013 award—53,850 shares; and 2014 award—60,164 shares. Value is based on the closing price of Noble’s common stock on December 31, 2014 ($47.43). Note that on August 14, 2014 Noble entered into a Retention and Confidentiality Agreement with Mr. Davidson that provided for his continued employment until his retirement on May 1, 2015, with him in return receiving continued vesting of previously awarded stock options and restricted stock, subject to certain conditions including observance of certain confidentiality, non-competition and non-solicitation covenants.
(3)	Mr. Davidson would not be entitled to any additional benefit under Noble’s Retirement Plan or Restoration Plan in the event of his termination of employment other than the vested amount included in the table following Note 13.
(4)	Mr. Davidson would not be entitled to any additional benefit under Noble’s Deferred Compensation Plan in the event of his termination of employment other than the vested amount included in the table following Note 13.
(5)	Mr. Davidson is entitled to six weeks of paid vacation each calendar year. Unused vacation does not carry over from year to year. Noble has assumed for purposes of this table that Mr. Davidson used all of his vacation during 2014 and would therefore not be entitled to payment for any unused vacation in the event of his termination on December 31, 2014. In the event of termination during the year, all amounts of unused vacation would be paid based on Mr. Davidson’s salary.
(6)	Mr. Davidson is not a party to any agreement that provides for a severance payment absent termination of employment following a change of control. However, Noble’s Severance Benefit Plan provides for a severance payment in certain instances based upon years of completed service. If Mr. Davidson is entitled to a severance payment under the plan, he would receive two weeks of pay for every year of completed service, not to exceed 52 weeks or be less than 12 weeks, plus a prorated STIP payment based on his STIP target percentage (110%) for a total payment of $1,843,269.
(7)

Noble entered into a Change of Control Agreement with Mr. Davidson that provides for severance benefits in the event that Mr. Davidson’s employment terminates within two years after a change of control. Under Mr. Davidson’s Change of Control Agreement, if Mr. Davidson is terminated following a change of control (other than termination for cause or by reason of death or disability), he is entitled to receive a lump sum severance payment equal to 2.99 times his annual cash compensation. Cash compensation for purposes of calculating severance is the sum of annual base salary and the greater of target bonus for the current year and the average STIP paid or payable for the three years prior to the change of control. Mr. Davidson is also entitled to a prorated STIP payment based on his termination date in the year of the change of control.
(8)	Vesting of stock options accelerates in the event of a change of control and effective with the 2013 grants in the event of death or disability. Represents the difference between the exercise price of each stock option and the closing price of Noble’s common stock on December 31, 2014 ($47.43) on all unvested stock options held by Mr. Davidson as of December 31, 2014.
(9)	Vesting of restricted stock accelerates in the event of a change of control. Represents the value of all time-based restricted stock and a portion of the performance-based restricted stock, including accrued dividends, held by Mr. Davidson on December 31, 2014 based on the closing price of Noble’s common stock on December 31, 2014 ($47.43).
(10)	Mr. Davidson’s Change of Control Agreement provides for continued medical, dental, life, AD&D, and LTD benefits for a period of 36 months following a change of control. The value reflected is the total estimated cost to us to provide these benefits.
(11)	Mr. Davidson’s Change of Control Agreement provides for reimbursement for reasonable fees up to $15,000 for out-placement employment services.
(12)	Noble’s LTD benefits are fully insured through Prudential. Eligibility for benefits is determined by Prudential only after the employee’s termination of employment because of a medical condition. Benefits pay at 66.67% of monthly income, capped at $15,000 per month.
(13)	Noble provides group term life insurance coverage equal to two times base salary, capped at $1,000,000.

In addition to the payments Mr. Davidson may receive upon the termination of his employment, he will continue to hold stock options that were vested immediately prior to his termination. Mr. Davidson also will be entitled to receive the vested balance of his contributions to Noble’s Deferred Compensation Plan. The table below shows the vested benefits that Mr. Davidson has accumulated as of December 31, 2014 and the benefits he will receive as a result of his termination of employment on that date. Noble refers to the combined amounts as the total “walk-away” value:

	Voluntary Termination on 12/31/2014 ($)(1)		Involuntary Termination on 12/31/2014 ($)(1)		Involuntary Termination or Termination Without Cause in Connection With a Change of Control on 12/31/2014 ($)		Disability on 12/31/2014 ($)(1)		Death on 12/31/2014 ($)
Vested Benefits as of December 31, 2014:
Stock Options(2)	14,485,439		14,485,439		14,485,439		14,485,439		14,485,439
Retirement Plans	13,819,783	(3)	13,819,783	(3)	13,819,783	(3)	13,819,783	(4)	7,706,442	(5)
Deferred Compensation Plan(6)	36,806,432		36,806,432		36,806,432		36,806,432		36,806,432

Total Vested Benefits	65,111,654		65,111,654		65,111,654		65,111,654		58,998,313

Benefits and Payments Upon Separation:	—		—		16,636,372		7,323,283		9,560,783

Total “Walk-Away” Value	65,111,654		65,111,654		81,748,026		72,434,937		68,559,096

(1)	Mr. Davidson was eligible for early retirement as of December 31, 2014. Upon his termination of employment he will be entitled to retiree benefits under all of Noble’s benefit plans.
(2)	Represents the difference between the exercise price of each stock option and the closing price of Noble’s common stock on December 31, 2014 ($47.43) on all stock options vested and exercisable as of December 31, 2014.
(3)

Reflects the total lump sum payable to Mr. Davidson under Noble’s Retirement Plan and Restoration Plan as of January 1, 2015. Due to plan changes made effective January 1, 2008, all employees are eligible for immediate commencement of benefits upon separation from service and can elect a lump sum payment of their accrued Retirement

Plan benefits. Based on a December 31, 2014 termination date, Mr. Davidson’s monthly age 65 benefit from Noble’s Retirement Plan would be $5,631. If Mr. Davidson commences his retirement benefit immediately following termination of employment on December 31, 2014, his monthly Retirement Plan benefit, reduced for early commencement, would be $5,626. For the Restoration Plan benefit, participants previously elected to receive their benefit as either an annuity or lump sum, and elected specific timing of receiving their benefits. Mr. Davidson elected to receive a lump sum from the Restoration Plan upon separation of service. The lump sum payable to Mr. Davidson from Noble’s Restoration Plan based on a December 31, 2014 termination date is $12,830,578. Refer to “—Executive Compensation—Pension Benefits” above for further disclosure of Mr. Davidson’s vested Retirement Plan benefits. Effective January 1, 2014, Mr. Davidson became an eligible participant with respect to the Retirement Savings Contribution under the Noble Energy, Inc. 401(k) Plan. The value of this account is included in the above amount.
(4)	Reflects the total lump sum payable to Mr. Davidson under Noble’s Retirement Plan and Restoration Plan in the event of Mr. Davidson’s termination of employment due to permanent and total disability. Effective December 31, 2013, the Retirement Plan was terminated and the disability benefits were discontinued for employees becoming disabled on or after January 1, 2014. The value reflected represents the actuarial present value of Mr. Davidson’s age 65 benefits based on a disability date of December 31, 2014. The calculation is based on Mr. Davidson’s final average compensation as of his date of disability. In the event that Mr. Davidson elects to immediately commence his retirement benefits, the amounts payable will be as described in Note 3. Refer to “—Executive Compensation—Pension Benefits” above for further disclosure of Mr. Davidson’s vested Retirement Plan benefits. Effective, January 1, 2014 Mr. Davidson became an eligible participant with respect to the Retirement Savings Contribution under the Noble Energy, Inc. 401(k) Plan. The value of this account is included in the above amount.
(5)	In the event of Mr. Davidson’s death while an active employee, his named beneficiary is entitled to a death benefit under Noble’s Retirement Plan and Restoration Plan. The death benefit payable in the event of his death on December 31, 2014 is $7,687,542. This lump sum payment was calculated based on the 2013 Applicable Mortality Table published by the IRS in Notice 2008-85 and the November 2012 segment rates of 0.97% for the first five years, 3.50% for the next 15 years and 4.60% after 20 years as required by Code Section 417(e). The accrued death benefit was reduced for early commencement. Refer to “—Executive Compensation—Pension Benefits” above for further disclosure of Mr. Davidson’s vested Retirement Plan benefits. Effective January 1, 2014, Mr. Davidson became an eligible participant with respect to the Retirement Savings Contribution under the Noble Energy, Inc. 401(k) Plan. The value of this account is included in the above amount.
(6)	Refer to the Non-qualified Deferred Compensation Table above for further disclosure of Mr. Davidson’s vested non-qualified deferred compensation benefits.

David L. Stover

The following table shows the potential payments to Mr. Stover, President & CEO (CEO as of October 21, 2014), in the event of his termination of employment as of December 31, 2014.

Executive Benefits and Payments Upon Separation	Voluntary Termination on 12/31/2014 ($)		Involuntary Termination on 12/31/2014 ($)		Involuntary Termination or Termination Without Cause in Connection With a Change of Control on 12/31/2014 ($)		Disability on 12/31/2014 ($)		Death on 12/31/2014 ($)
Compensation:
Severance	—		—	(6)	5,965,050	(7)	—		—
STIP Payments	—	(1)	—	(1)	1,045,000	(7)	—	(1)	1,045,000	(1)
Stock Options	—		—		—	(8)	—	(8)	—	(8)
Restricted Stock	—	(2)	—	(2)	4,093,454	(9)	4,093,454	(2)	4,093,454	(2)

Benefits and Perquisites:
Retirement Plans	—	(3)	—	(3)	—	(3)	—	(3)	—	(3)
Deferred Compensation Plan	—	(4)	—	(4)	—	(4)	—	(4)	—	(4)
Health & Welfare Benefits	—		—		47,397	(10)	—		—
Disability Income	—		—		—		—	(12)	—
Life Insurance Benefits	—		—		—		—		1,000,000	(13)
Accrued Vacation Pay	—	(5)	—	(5)	—	(5)	—	(5)	—	(5)
Employment Services	—		—		15,000	(11)	—		—

TOTAL	—		—		11,165,901		4,093,454		6,138,454

(1)	Mr. Stover would not be entitled to a STIP payment for 2014 in the event of his termination of employment on December 31, 2014, other than in the event of a change of control or death. Employees must be employed on the STIP payment date, which occurred in February 2015, in order to receive payment.
(2)	All unvested shares of restricted stock will be forfeited as a result of Mr. Stover’s voluntary or involuntary termination of employment, unless the board, in its discretion, takes action to accelerate the vesting of these shares. All unvested shares of time-based restricted stock and a portion of the performance-based restricted stock, including accrued dividends, will vest in the event of termination of employment as a result of death or disability as follows: 2012 award—22,098 shares; 2013 award—29,306 shares; and 2014 award—32,890 shares. Value is based on the closing price of Noble’s common stock on December 31, 2014 ($47.43).
(3)	Mr. Stover would not be entitled to any additional benefit under Noble’s Retirement Plan or Restoration Plan in the event of his termination of employment other than the vested amount included in the table following Note 13.
(4)	Mr. Stover would not be entitled to any additional benefit under Noble’s Deferred Compensation Plan in the event of his termination of employment other than the vested amount included in the table following Note 13.
(5)	Mr. Stover is entitled to six weeks of paid vacation each calendar year. Unused vacation does not carry over from year to year. Noble has assumed for purposes of this table that Mr. Stover used all of his vacation during 2014 and would therefore not be entitled to payment for any unused vacation in the event of his termination on December 31, 2014. In the event of termination during the year, all amounts of unused vacation would be paid based on Mr. Stover’s salary.
(6)	Mr. Stover is not a party to any agreement that provides for a severance payment absent termination of employment following a change of control. However, Noble’s Severance Benefit Plan provides for a severance payment in certain instances based upon years of completed service. If Mr. Stover is entitled to a severance payment under the plan, he would receive two weeks of pay for every year of completed service, not to exceed 52 weeks or be less than 12 weeks, plus a prorated STIP payment based on his STIP target percentage (110%) for a total payment of $1,483,462.
(7)	Noble entered into a Change of Control Agreement with Mr. Stover that provides for severance benefits in the event that Mr. Stover’s employment terminates within two years after a change of control. Effective October 21, 2014, Mr. Stover’s Change of Control Agreement was terminated and Mr. Stover became a covered participant under the Executive Change of Control Plan. Noble’s Executive Change of Control Plan provides for severance benefits in the event that Mr. Stover’s employment terminates within two years after a change of control. Under the plan, if Mr. Stover is terminated following a change of control (other than termination for cause or by reason of death or disability), he is entitled to receive a lump sum severance payment equal to 2.99 times his annual cash compensation. Cash compensation for purposes of calculating severance is the sum of annual base salary and the greater of target bonus for the current year and the average STIP paid or payable for the three years prior to the change of control. Mr. Stover is also entitled to a prorated STIP payment based on his termination date in the year of the change of control.
(8)	Vesting of stock options accelerates in the event of a change of control and effective with the 2013 grants in the event of death or disability. Represents the difference between the exercise price of each stock option and the closing price of Noble’s common stock on December 31, 2014 ($47.43) on all unvested stock options held by Mr. Stover as of December 31, 2014.
(9)	Vesting of restricted stock accelerates in the event of a change of control. Represents the value of all time-based restricted stock and a portion of the performance-based restricted stock, including accrued dividends, held by Mr. Stover on December 31, 2014 based on the closing price of Noble’s common stock on December 31, 2014 ($47.43).
(10)	Noble’s Executive Change of Control Plan provides for continued medical, dental, life, AD&D, and vision benefits for a period of 36 months following a change of control with Mr. Stover continuing to pay the active premium for the 36 month period. The value reflected is the present value of the total estimated cost to us to provide these benefits.
(11)	Noble’s Executive Change of Control Plan provides for reimbursement for reasonable fees up to $15,000 for out-placement employment services.
(12)	Noble’s LTD benefits are fully insured through Prudential. Eligibility for benefits is determined by Prudential only after the employee’s termination of employment because of a medical condition. Benefits pay at 66.67% of monthly income, capped at $15,000 per month.
(13)	Noble provides group term life insurance coverage equal to two times base salary, capped at $1,000,000.

In addition to the payments Mr. Stover may receive upon the termination of his employment, he will continue to hold stock options that were vested immediately prior to his termination. Mr. Stover also will be entitled to receive the vested balance of his contributions to Noble’s Deferred Compensation Plan. The table below shows the vested benefits that Mr. Stover has accumulated as of December 31, 2014 and the benefits he will receive as a result of his termination of employment on that date. Noble refers to the combined amounts as the total “walk-away” value:

	Voluntary Termination on 12/31/2014 ($)(1)		Involuntary Termination on 12/31/2014 ($)(1)		Involuntary Termination or Termination Without Cause in Connection With a Change of Control on 12/31/2014 ($)		Disability on 12/31/2014 ($)(1)		Death on 12/31/2014 ($)
Vested Benefits as of December 31, 2014:
Stock Options (2)	9,377,878		9,377,878		9,377,878		9,377,878		9,377,878
Retirement Plans	5,743,052	(3)	5,743,052	(3)	5,743,052	(3)	5,743,052	(4)	2,890,541	(5)
Deferred Compensation Plan (6)	3,544,236		3,544,236		3,544,236		3,544,236		3,544,236

Total Vested Benefits	18,665,166		18,665,166		18,665,166		18,665,166		15,812,655

Benefits and Payments Upon Separation:	—		—		11,165,901		4,093,454		6,138,454

Total “Walk-Away” Value	18,665,166		18,665,166		29,831,067		22,758,620		21,951,109

(1)	Mr. Stover was eligible for early retirement as of December 31, 2014. Upon his termination of employment he will be entitled to retiree benefits under all of Noble’s benefit plans.
(2)	Represents the difference between the exercise price of each stock option and the closing price of Noble’s common stock on December 31, 2014 ($47.43) on all stock options vested and exercisable as of December 31, 2014.
(3)	Reflects the total lump sum payable to Mr. Stover under Noble’s Retirement Plan and Restoration Plan as of January 1, 2015. Due to plan changes made effective January 1, 2008, all employees are eligible for immediate commencement of benefits upon separation from service and can elect a lump sum payment of their accrued Retirement Plan benefits. Based on a December 31, 2014 termination date, Mr. Stover’s monthly age 65 benefit from Noble’s Retirement Plan would be $4,675. If Mr. Stover commences his retirement benefit immediately following termination of employment on December 31, 2014, his monthly Retirement Plan benefit, reduced for early commencement, would be $3,685. For the Restoration Plan benefit, participants previously elected to receive their benefit as either an annuity or lump sum, and elected specific timing of receiving their benefits. Mr. Stover elected to receive a lump sum from the Restoration Plan at the later of attainment of age 55 or separation of service. Mr. Stover’s Restoration Plan lump sum amount as of December 31, 2014 is $4,989,634. Refer to “—Executive Compensation—Pension Benefits” above for further disclosure of Mr. Stover’s vested Retirement Plan benefits. Effective January 1, 2014, Mr. Stover became an eligible participant with respect to the Retirement Savings Contribution under the Noble Energy, Inc. 401(k) Plan. The value of this account is included in the above amount.
(4)	Reflects the total lump sum payable to Mr. Stover under Noble’s Retirement Plan and Restoration Plan in the event of Mr. Stover’s termination of employment due to permanent and total disability. Effective December 31, 2013, the Retirement Plan was terminated and the disability benefits were discontinued for employees becoming disabled on or after January 1, 2014. The value reflected represents the actuarial present value of Mr. Stover’s age 65 benefits based on a disability date of December 31, 2014. The calculation is based on Mr. Stover’s final average compensation as of his date of disability. In the event that Mr. Stover elects to immediately commence his retirement benefits, the amounts payable will be as described in Note 3. Refer to “—Executive Compensation—Pension Benefits” above for further disclosure of Mr. Stover’s vested Retirement Plan benefits. Effective, January 1, 2014 Mr. Stover became an eligible participant with respect to the Retirement Savings Contribution under the Noble Energy, Inc. 401(k) Plan. The value of this account is included in the above amount.
(5)

In the event of Mr. Stover’s death while an active employee, his named beneficiary is entitled to a death benefit under the Retirement Plan and Restoration Plan. The death benefit payable in the event of Mr. Stover’s death on December 31,

2014 is $2,871,641. This lump sum payment was calculated based on the 2013 Applicable Mortality Table published by the IRS in Notice 2008-85 and the November 2012 segment rates of 0.97% for the first five years, 3.50% for the next 15 years, and 4.60% after 20 years as required by Code Section 417(e). The accrued death benefit was reduced for early commencement. Refer to “—Executive Compensation—Pension Benefits” above for further disclosure of Mr. Stover’s vested Retirement Plan benefits. Effective January 1, 2014, Mr. Stover became an eligible participant with respect to the Retirement Savings Contribution under the Noble Energy, Inc. 401(k) Plan. The value of this account is included in the above amount.
(6)	Refer to the Non-qualified Deferred Compensation Table above for further disclosure of Mr. Stover’s vested non-qualified deferred compensation benefits.

Kenneth M. Fisher

The following table shows the potential payments to Mr. Fisher, Executive Vice President & Chief Financial Officer, in the event of his termination of employment as of December 31, 2014.

Executive Benefits and Payments Upon Separation	Voluntary Termination on 12/31/2014 ($)		Involuntary Termination on 12/31/2014 ($)		Involuntary Termination or Termination Without Cause in Connection With a Change of Control on 12/31/2014 ($)		Disability on 12/31/2014 ($)		Death on 12/31/2014 ($)
Compensation:
Severance	—		—	(6)	3,095,473	(7)	—		—
STIP Payments	—	(1)	—	(1)	518,500	(7)	—	(1)	518,500	(1)
Stock Options	—		—		—	(8)	—	(8)	—	(8)
Restricted Stock	—	(2)	—	(2)	2,168,575	(9)	2,168,575	(2)	2,168,575	(2)

Benefits and Perquisites:
Retirement Plans	—	(3)	—	(3)	—	(3)	—	(3)	—	(3)
Deferred Compensation Plan	—	(4)	—	(4)	—	(4)	—	(4)	—	(4)
Health & Welfare Benefits	—		—		54,443	(10)	—		—
Disability Income	—		—		—		—	(12)	—
Life Insurance Benefits	—		—		—		—		1,000,000	(13)
Accrued Vacation Pay	—	(5)	—	(5)	—	(5)	—	(5)	—	(5)
Employment Services	—		—		15,000	(11)	—		—

TOTAL	—		—		5,851,991		2,168,575		3,687,075

(1)	Mr. Fisher would not be entitled to a STIP payment for 2014 in the event of his termination of employment on December 31, 2014, other than in the event of a change of control or death. Employees must be employed on the STIP payment date, which occurred in February 2015, in order to receive payment.
(2)	All unvested shares of restricted stock will be forfeited as a result of Mr. Fisher’s voluntary or involuntary termination of employment, unless the board, in its discretion, takes action to accelerate the vesting of these shares. All unvested shares of time-based restricted stock and a portion of performance-based restricted stock, including accrued dividends, will vest in the event of termination of employment as a result of death or disability as follows: 2012 award—11,294 shares; 2013 award—16,120 shares; and 2014 award—17,246 shares. Value is based on the closing price of Noble’s common stock on December 31, 2014 ($47.43).
(3)	Mr. Fisher would not be entitled to any additional benefit under Noble’s 401(k) Plan in the event of his termination of employment other than the vested amount included in the table following Note 13.
(4)	Mr. Fisher would not be entitled to any additional benefit under Noble’s Deferred Compensation Plan in the event of his termination of employment other than the vested amount included in the table following Note 13.
(5)	Mr. Fisher is entitled to five weeks of paid vacation each calendar year. Unused vacation does not carry over from year to year. Noble has assumed for purposes of this table that Mr. Fisher used all of his vacation during 2014 and would therefore not be entitled to payment for any unused vacation in the event of his termination on December 31, 2014. In the event of termination during the year, all amounts of unused vacation would be paid based on Mr. Fisher’s salary.

(6)	Mr. Fisher is not a party to any agreement that provides for a severance payment absent termination of employment following a change of control. However, Noble’s Severance Benefit Plan provides for a severance payment in certain instances based upon years of completed service. If Mr. Fisher is entitled to a severance payment under the plan, he would receive two weeks of pay for every year of completed service, not to exceed 52 weeks or be less than 12 weeks, plus a prorated STIP payment based on his STIP target percentage (85%) for a total payment of $659,269.
(7)	Noble’s Executive Change of Control Plan provides for severance benefits in the event that Mr. Fisher’s employment terminates within two years after a change of control. Under the plan, if Mr. Fisher is terminated following a change of control (other than termination for cause or by reason of death or disability), he is entitled to receive a lump sum severance payment equal to 2.5 times his annual cash compensation. Cash compensation for purposes of calculating severance is the sum of annual base salary and the greater of target bonus for the current year and the average STIP paid or payable for the three years prior to the change of control. Mr. Fisher is also entitled to a prorated STIP payment based on his termination date in the year of the change of control.
(8)	Vesting of stock options accelerates in the event of a change of control and effective with the 2013 grants in the event of death or disability. Represents the difference between the exercise price of each stock option and the closing price of Noble’s common stock on December 31, 2014 ($47.43) on all unvested stock options held by Mr. Fisher as of December 31, 2014.
(9)	Vesting of restricted stock accelerates in the event of a change of control. Represents the value of all time-based restricted stock and a portion of the performance-based restricted stock, including accrued dividends, held by Mr. Fisher on December 31, 2014 based on the closing price of Noble’s common stock on December 31, 2014 ($47.43).
(10)	Noble’s Executive Change of Control Plan provides for continued medical, dental, life, AD&D, and vision benefits for a period of 30 months following a change of control with Mr. Fisher continuing to pay the active premium for the 30 month period. The value reflected is the present value of the total estimated cost to us to provide these benefits.
(11)	Noble’s Executive Change of Control Plan provides for reimbursement for reasonable fees up to $15,000 for out-placement employment services.
(12)	Noble’s LTD benefits are fully insured through Prudential. Eligibility for benefits is determined by Prudential only after the employee’s termination of employment because of a medical condition. Benefits pay at 66.67% of monthly income, capped at $15,000 per month.
(13)	Noble provides group term life insurance coverage equal to two times base salary, capped at $1,000,000.

In addition to the payments Mr. Fisher may receive upon the termination of his employment, he will continue to hold stock options that were vested immediately prior to his termination. The table below shows the vested benefits that Mr. Fisher has accumulated as of December 31, 2014 and the benefits he will receive as a result of his termination of employment on that date. Noble refers to the combined amounts as the total “walk-away” value:

	Voluntary Termination on 12/31/2014 ($)	Involuntary Termination on 12/31/2014 ($)	Involuntary Termination or Termination Without Cause in Connection With a Change of Control on 12/31/2014 ($)	Disability on 12/31/2014 ($)	Death on 12/31/2014 ($)
Vested Benefits as of December 31, 2014:
Stock Options(1)	1,555,173	1,555,173	1,555,173	1,555,173	1,555,173
Retirement Plans	134,985	134,985	134,985	134,985	134,985
Deferred Compensation Plan(2)	415,220	415,220	415,220	415,220	415,220

Total Vested Benefits	2,105,378	2,105,378	2,105,378	2,105,378	2,105,378

Benefits and Payments Upon Separation:	—	—	5,851,991	2,168,575	3,687,075

Total “Walk-Away” Value	2,105,378	2,105,378	7,957,369	4,273,953	5,792,453

(1)	Represents the difference between the exercise price of each stock option and the closing price of Noble’s common stock on December 31, 2014 ($47.43) on all stock options vested and exercisable as of December 31, 2014.
(2)	Refer to the Non-qualified Deferred Compensation Table above for further disclosure of Mr. Fisher’s vested non-qualified deferred compensation benefits.

Susan M. Cunningham

The following table shows the potential payments to Ms. Cunningham, Executive Vice President EHSR and New Frontiers, in the event of her termination of employment as of December 31, 2014.

Executive Benefits and Payments Upon Separation	Voluntary Termination on 12/31/2014 ($)		Involuntary Termination on 12/31/2014 ($)		Involuntary Termination or Termination Without Cause in Connection With a Change of Control on 12/31/2014 ($)		Disability on 12/31/2014 ($)		Death on 12/31/2014 ($)
Compensation:
Severance	—		—	(6)	2,621,349	(7)	—		—
STIP Payments	—	(1)	—	(1)	448,000	(7)	—	(1)	448,000	(1)
Stock Options	—		—		—	(8)	—	(8)	—	(8)
Restricted Stock	—	(2)	—	(2)	1,915,934	(9)	1,915,934	(2)	1,915,934	(2)

Benefits and Perquisites:
Retirement Plans	—	(3)	—	(3)	—	(3)	—	(3)	—	(3)
Deferred Compensation Plan	—	(4)	—	(4)	—	(4)	—	(4)	—	(4)
Health & Welfare Benefits	—		—		45,725	(10)	—		—
Disability Income	—		—		—		—	(12)	—
Life Insurance Benefits	—		—		—		—		1,000,000	(13)
Accrued Vacation Pay	—	(5)	—	(5)	—	(5)	—	(5)	—	(5)
Employment Services	—		—		15,000	(11)	—		—

TOTAL	—		—		5,046,008		1,915,934		3,363,934

(1)	Ms. Cunningham would not be entitled to a STIP payment for 2014 in the event of her termination of employment on December 31, 2014, other than in the event of a change of control or death. Employees must be employed on the STIP payment date, which occurred in February 2015, in order to receive payment.
(2)	All unvested shares of restricted stock will be forfeited as a result of Ms. Cunningham’s voluntary or involuntary termination of employment, unless the board, in its discretion, takes action to accelerate the vesting of these shares. All unvested shares of time-based restricted stock and a portion of performance-based restricted stock, including accrued dividends, will vest in the event of termination of employment as a result of death or disability as follows: 2012 awards—13,014 shares; 2013 award—13,552 shares; and 2014 award—12,834 shares. Value is based on the closing price of Noble’s common stock on December 31, 2014 ($47.43).
(3)	Ms. Cunningham would not be entitled to any additional benefit under Noble’s Retirement Plan or Restoration Plan in the event of her termination of employment other than the vested amount included in the table following Note 13.
(4)	Ms. Cunningham would not be entitled to any additional benefit under Noble’s Deferred Compensation Plan in the event of her termination of employment other than the vested amount included in the table following Note 13.
(5)	Ms. Cunningham is entitled to six weeks of paid vacation each calendar year. Unused vacation does not carry over from year to year. Noble has assumed for purposes of this table that Ms. Cunningham used all of her vacation during 2014 and would therefore not be entitled to payment for any unused vacation in the event of her termination on December 31, 2014. In the event of termination during the year, all amounts of unused vacation would be paid based on Ms. Cunningham’s salary.
(6)	Ms. Cunningham is not a party to any agreement that provides for a severance payment absent termination of employment following a change of control. However, Noble’s Severance Benefit Plan provides for a severance payment in certain instances based upon years of completed service. If Ms. Cunningham is entitled to a severance payment under the plan, she would receive two weeks of pay for every year of completed service, not to exceed 52 weeks or be less than 12 weeks, plus a prorated STIP payment based on her STIP target percentage (80%) for a total payment of $728,000.
(7)

Noble entered into a Change of Control Agreement with Ms. Cunningham that provides for severance benefits in the event that Ms. Cunningham’s employment terminates within two years after a change of control. Under Ms. Cunningham’s Change of Control Agreement, if Ms. Cunningham is terminated following a change of control (other than termination for cause or by reason of death or disability), she is entitled to receive a lump sum severance payment equal to 2.5 times her annual cash compensation. Cash compensation for purposes of calculating severance is the sum of annual base salary and the greater of target bonus for the current year and the average STIP paid or payable for the three years prior to the change of control. Ms. Cunningham is also entitled to a prorated STIP payment based on her termination date in the year of the change of control.
(8)	Vesting of stock options accelerates in the event of a change of control and effective with the 2013 grants in the event of death or disability. Represents the difference between the exercise price of each stock option and the closing price of Noble’s common stock on December 31, 2014 ($47.43) on all unvested stock options held by Ms. Cunningham as of December 31, 2014.
(9)	Vesting of restricted stock accelerates in the event of a change of control. Represents the value of all time-based restricted stock and a portion of the performance-based restricted stock, including accrued dividends, held by Ms. Cunningham on December 31, 2014 based on the closing price of Noble’s common stock on December 31, 2014 ($47.43).
(10)	Ms. Cunningham’s Change of Control Agreement provides for continued medical, dental, life, AD&D, and LTD benefits for a period of 30 months following a change of control. The value reflected is the total estimated cost to us to provide these benefits.
(11)	Ms. Cunningham’s Change of Control Agreement provides for reimbursement for reasonable fees up to $15,000 for out-placement employment services.
(12)	Noble’s LTD benefits are fully insured through Prudential. Eligibility for benefits is determined by Prudential only after the employee’s termination of employment because of a medical condition. Benefits pay at 66.67% of monthly income, capped at $15,000 per month.
(13)	Noble provides group term life insurance coverage equal to two times base salary, capped at $1,000,000

In addition to the payments Ms. Cunningham may receive upon the termination of her employment, she will continue to hold stock options that were vested immediately prior to her termination. Ms. Cunningham also will be entitled to receive the vested balance of her contributions to Noble’s Deferred Compensation Plan. The table below shows the vested benefits that Ms. Cunningham has accumulated as of December 31, 2014 and the benefits she will receive as a result of her termination of employment on that date. Noble refers to the combined amounts as the total “walk-away” value:

	Voluntary Termination on 12/31/2014 ($)(1)		Involuntary Termination on 12/31/2014 ($)(1)		Involuntary Termination or Termination Without Cause in Connection With a Change of Control on 12/31/2014 ($)		Disability on 12/31/2014 ($)(1)		Death on 12/31/2014 ($)
Vested Benefits as of December 31, 2014:
Stock Options (2)	7,629,019		7,629,019		7,629,019		7,629,019		7,629,019
Retirement Plans	4,311,484	(3)	4,311,484	(3)	4,311,484	(3)	4,311,484	(4)	2,100,850	(5)
Deferred Compensation Plan	74,496		74,496		74,496		74,496		74,496

Total Vested Benefits	12,014,999		12,014,999		12,014,999		12,014,999		9,804,365

Benefits and Payments Upon Separation:	—		—		5,046,008		1,915,934		3,363,934

Total “Walk-Away” Value	12,014,999		12,014,999		17,061,007		13,930,933		13,168,299

(1)	Ms. Cunningham was eligible for early retirement as of December 31, 2014. Upon her termination of employment she will be entitled to retiree benefits under all of Noble’s benefit plans.
(2)	Represents the difference between the exercise price of each stock option and the closing price of Noble’s common stock on December 31, 2014 ($47.43) on all stock options vested and exercisable as of December 31, 2014.
(3)

Reflects the total lump sum payable to Ms. Cunningham under Noble’s Retirement Plan and Restoration Plan as of January 1, 2015. Due to plan changes made effective January 1, 2008, all employees are eligible for immediate commencement of benefits upon separation from service and can elect a lump sum payment of their accrued Retirement Plan benefits. Based on a December 31, 2014 termination date, Ms. Cunningham’s monthly age 65 benefit from Noble’s Retirement Plan would be $5,419. If Ms. Cunningham commences her retirement benefit immediately following termination of employment on December 31, 2014, her monthly Retirement Plan benefit, reduced for early commencement, would be $4,700. For the Restoration Plan benefit, participants previously elected to receive their benefit as either an annuity or lump sum, and elected specific timing of receiving their benefits. Ms. Cunningham elected to receive a lump sum from the Restoration Plan upon separation of service. The lump sum payable to Ms. Cunningham from Noble’s Restoration Plan based on a December 31, 2014 termination date is $3,384,623. Refer to “—Executive Compensation—Pension Benefits,” above for further disclosure of Ms. Cunningham’s vested Retirement Plan benefits. Effective January 1, 2014, Ms. Cunningham became an eligible participant with respect to the Retirement Savings Contribution under the Noble Energy, Inc. 401(k) Plan. The value of this account is included in the above amount.
(4)	Reflects the total lump sum payable to Ms. Cunningham under Noble’s Retirement Plan and Restoration Plan in the event of Ms. Cunningham’s termination of employment due to permanent and total disability. Effective December 31, 2013, the Retirement Plan was terminated and the disability benefits were discontinued for employees becoming disabled on or after January 1, 2014. The value reflected represents the actuarial present value of Ms. Cunningham’s age 65 benefits based on a disability date of December 31, 2014. The calculation is based on Ms. Cunningham’s final average compensation as of her date of disability. In the event that Ms. Cunningham elects to immediately commence her retirement benefits, the amounts payable will be as described in Note 3. Refer to “—Executive Compensation—Pension Benefits” above for further disclosure of Ms. Cunningham’s vested Retirement Plan benefits. Effective January 1, 2014 Ms. Cunningham became an eligible participant with respect to the Retirement Savings Contribution under the Noble Energy, Inc. 401(k) Plan. The value of this account is included in the above amount.
(5)	In the event of Ms. Cunningham’s death while an active employee, her named beneficiary is entitled to a death benefit under Noble’s Retirement Plan and Restoration Plan. The death benefit payable in the event of her death on December 31, 2014 is $2,081,950. This lump sum payment was calculated based on the 2013 Applicable Mortality Table published by the IRS in Notice 2008-85 and the November 2012 segment rates of 0.97% for the first five years, 3.50% for the next 15 years and 4.60% after 20 years as required by Code Section 417(e). The accrued death benefit was reduced for early commencement. Refer to “—Executive Compensation—Pension Benefits” above for further disclosure of Ms. Cunningham’s vested Retirement Plan benefits. Effective January 1, 2014, Ms. Cunningham became an eligible participant with respect to the Retirement Savings Contribution under the Noble Energy, Inc. 401(k) Plan. The value of this account is included in the above amount.

Ted D. Brown

The following table shows the potential payments to Mr. Brown, Senior Vice President and Advisor to the CEO and President, in the event of his termination of employment as of December 31, 2014.

Executive Benefits and Payments Upon Separation	Voluntary Termination on 12/31/2014 ($)		Involuntary Termination on 12/31/2014 ($)		Involuntary Termination or Termination Without Cause in Connection With a Change of Control on 12/31/2014 ($)		Disability on 12/31/2014 ($)		Death on 12/31/2014 ($)
Compensation:
Severance	—		—	(6)	2,503,182	(7)	—		—
STIP Payments	—	(1)	—	(1)	360,000	(7)	—	(1)	360,000	(1)
Stock Options	—		—		—	(8)	—	(8)	—	(8)
Restricted Stock	—	(2)	—	(2)	1,943,015	(9)	1,943,015	(2)	1,943,015	(2)

Benefits and Perquisites:
Retirement Plans	—	(3)	—	(3)	—	(3)	—	(3)	—	(3)
Deferred Compensation Plan	—	(4)	—	(4)	—	(4)	—	(4)	—	(4)
Health & Welfare Benefits	—		—		41,389	(10)	—		—
Disability Income	—		—		—		—	(12)	—
Life Insurance Benefits	—		—		—		—		960,000	(13)
Accrued Vacation Pay	—	(5)	—	(5)	—	(5)	—	(5)	—	(5)
Employment Services	—		—		15,000	(11)	—		—

TOTAL	—		—		4,862,586		1,943,015		3,263,015

(1)	Mr. Brown would not be entitled to a STIP payment for 2014 in the event of his termination of employment on December 31, 2014, other than in the event of a change of control or death. Under Mr. Brown’s Retention and Confidentiality Agreement, he must be employed on and through January 31, 2015 in order to receive payment, which occurred in February 2015.
(2)	All unvested shares of restricted stock will be forfeited as a result of Mr. Brown’s voluntary or involuntary termination of employment, unless the board, in its discretion, takes action to accelerate the vesting of these shares. All unvested shares of time-based restricted stock and a portion of the performance-based restricted stock, including accrued dividends, will vest in the event of termination of employment as a result of death or disability as follows: 2012 awards—9,330 shares; 2013 award—14,654 shares; and 2014 award—16,044 shares. Value is based on the closing price of Noble’s common stock on December 31, 2014 ($47.43). Note that on May 1, 2013, Noble entered into a Retention and Confidentiality Agreement with Mr. Brown that provided for his continued employment until his retirement in January 2015, with him in return receiving continued vesting of previously awarded stock options and restricted stock, subject to certain conditions.
(3)	Mr. Brown would not be entitled to any additional benefit under Noble’s Retirement Plan or Restoration Plans in the event of his termination of employment other than the vested amount included in the table following Note 13.
(4)	Mr. Brown would not be entitled to any additional benefit under Noble’s Deferred Compensation Plan in the event of his termination of employment other than the vested amount included in the table following Note 13.
(5)	Mr. Brown is entitled to six weeks of paid vacation each calendar year. Unused vacation does not carry over from year to year. Noble has assumed for purposes of this table that Mr. Brown used all of his vacation during 2014 and would therefore not be entitled to payment for any unused vacation in the event of his termination on December 31, 2014. In the event of termination during the year, all amounts of unused vacation would be paid based on Mr. Brown’s salary.
(6)	Mr. Brown is not a party to any agreement that provides for a severance payment absent termination of employment following a change of control. However, Noble’s Severance Benefit Plan provides for a severance payment in certain instances based upon years of completed service. If Mr. Brown is entitled to a severance payment under the plan, he would receive two weeks of pay for every year of completed service, not to exceed 52 weeks or be less than 12 weeks, plus a prorated STIP payment based on his STIP target percentage (75%) for a total payment of $544,615.
(7)	Noble’s Executive Change of Control Plan provides for severance benefits in the event that Mr. Brown’s employment terminates within two years after a change of control. Under the plan, if Mr. Brown is terminated following a change of control (other than termination for cause or by reason of death or disability), he is entitled to receive a lump sum severance payment equal to 2.5 times his annual cash compensation. Cash compensation for purposes of calculating severance is the sum of annual base salary and the greater of target bonus for the current year and the average STIP paid for the three years prior to the change of control. Mr. Brown is also entitled to a prorated STIP payment based on his termination date in the year of the change of control.
(8)	Vesting of stock options accelerates in the event of a change of control and effective with the 2013 grants in the event of death or disability. Represents the difference between the exercise price of each stock option and the closing price of Noble’s common stock on December 31, 2014 ($47.43) on all unvested stock options held by Mr. Brown as of December 31, 2014.
(9)	Vesting of restricted stock accelerates in the event of a change of control. Represents the value of all time-based restricted stock and a portion of performance-based restricted stock, including accrued dividends, held by Mr. Brown on December 31, 2014 based on the closing price of Noble’s common stock on December 31, 2014 ($47.43).
(10)	Noble’s Executive Change of Control Plan provides for continued medical, dental, life, AD&D, and vision benefits for a period of 30 months following a change of control with Mr. Brown continuing to pay the active premium for the 30 month period. The value reflected is the total estimated cost to us to provide these benefits.
(11)	Noble’s Executive Change of Control Plan provides for reimbursement for reasonable fees up to $15,000 for out-placement employment services.
(12)	Noble’s LTD benefits are fully insured through Prudential. Eligibility for benefits is determined by Prudential only after the employee’s termination of employment because of a medical condition. Benefits pay at 66.67% of monthly income, capped at $15,000 per month.
(13)	Noble provides group term life insurance coverage equal to two times base salary, capped at $1,000,000.

In addition to the payments Mr. Brown may receive upon the termination of his employment, he will continue to hold stock options that were vested immediately prior to his termination. Mr. Brown also will be entitled to receive the vested balance of his contributions to Noble’s Deferred Compensation Plan. The table below shows the vested benefits that Mr. Brown has accumulated as of December 31, 2014 and the benefits he will receive as a result of his termination of employment on that date. Noble refers to the combined amounts as the total “walk-away” value:

	Voluntary Termination on 12/31/2014 ($)(1)		Involuntary Termination on 12/31/2014 ($)(1)		Involuntary Termination or Termination Without Cause in Connection With a Change of Control on 12/31/2014 ($)		Disability on 12/31/2014 ($)(1)		Death on 12/31/2014 ($)
Vested Benefits as of December 31, 2014:
Stock Options(2)	491,933		491,933		491,933		491,933		491,933
Retirement Plans	2,651,762	(3)	2,651,762	(3)	2,651,762	(3)	2,651,762	(4)	1,371,839	(5)
Deferred Compensation Plan(6)	63,990		63,990		63,990		63,990		63,990

Total Vested Benefits	3,207,685		3,207,685		3,207,685		3,207,685		1,927,762

Benefits and Payments Upon Separation:	—		—		4,862,586		1,943,015		3,263,015
Total “Walk-Away” Value	3,207,685		3,207,685		8,070,271		5,150,700		5,190,777

(1)	Mr. Brown was eligible for early retirement as of December 31, 2014. Upon his termination of employment he will be entitled to retiree benefits under all of Noble’s benefit plans.
(2)	Represents the difference between the exercise price of each stock option and the closing price of Noble’s common stock on December 31, 2014 ($47.43) on all stock options vested and exercisable as of December 31, 2014.
(3)	Reflects the total lump sum payable to Mr. Brown under Noble’s Retirement Plan and Restoration Plan as of January 1, 2015. Due to plan changes made effective January 1, 2008, all employees are eligible for immediate commencement of benefits upon separation from service and can elect a lump sum payment of their accrued Retirement Plan benefits. Based on a December 31, 2014 termination date, Mr. Brown’s monthly age 65 benefit from Noble’s Retirement Plan would be $3,400. If Mr. Brown commences his retirement benefits immediately following termination on December 31, 2014, his monthly Retirement Plan benefit, reduced for early commencement, would be $3,067. For the Restoration Plan benefit, participants previously elected to receive their benefit as either an annuity or lump sum, and elected specific timing of receiving their benefits. Mr. Brown elected to receive a lump sum from the Restoration Plan upon separation of service. Mr. Brown’s Restoration Plan lump sum amount as of December 31, 2014 is $2,046,462. Refer to “—Executive Compensation—Pension Benefits” above for further disclosure of Mr. Brown’s vested Retirement Plan benefits. Effective January 1, 2014, Mr. Brown became an eligible participant with respect to the Retirement Savings Contribution under the Noble Energy, Inc. 401(k) Plan. The value of this account is included in the above amount.
(4)	Reflects the total lump sum payable to Mr. Brown under Noble’s Retirement Plan and Restoration Plan in the event of Mr. Brown’s termination of employment due to permanent and total disability. Effective December 31, 2013, the Retirement Plan was terminated and the disability benefits were discontinued for employees becoming disabled on or after January 1, 2014. The value reflected represents the actuarial present value of Mr. Brown’s age 65 benefits based on a disability date of December 31, 2014. The calculation is based on Mr. Brown’s final average compensation as of his date of disability. In the event that Mr. Brown elects to immediately commence his retirement benefits, the amounts payable will be as described in Note 3. Refer to “—Executive Compensation—Pension Benefits” above for further disclosure of Mr. Brown’s vested Retirement Plan benefits. Effective, January 1, 2014 Mr. Brown became an eligible participant with respect to the Retirement Savings Contribution under the Noble Energy, Inc. 401(k) Plan. The value of this account is included in the above amount.
(5)

In the event of Mr. Brown’s death while an active employee, his named beneficiary is entitled to a death benefit under Noble’s Retirement Plan and Restoration Plan. The death benefit payable in the event of Mr. Brown’s death on December 31, 2014 is $1,352,939. This lump sum payment was calculated based on the 2013 Applicable Mortality Table published by the IRS in Notice 2008-85 and the November 2012 segment rates of 0.97% for the first five years, 3.50% for the next 15 years, and 4.60% after 20 years, as required by Code Section 471(e). The accrued death benefit was reduced for early commencement. Refer to “—Executive Compensation—Pension Benefits” above for further disclosure of Mr. Brown’s vested Retirement Plan benefits. Effective January 1, 2014, Mr. Brown became an eligible participant with respect to the Retirement Savings Contribution under the Noble Energy, Inc. 401(k) Plan. The value of this account is included in the above amount.
(6)	Refer to the Non-qualified Deferred Compensation Table above for further disclosure of Mr. Brown’s vested non-qualified deferred compensation benefits.

Arnold J. Johnson

The following table shows the potential payments to Mr. Johnson, Senior Vice President, General Counsel and Secretary in the event of his termination of employment as of December 31, 2014.

Executive Benefits and Payments Upon Separation	Voluntary Termination on 12/31/2014 ($)		Involuntary Termination on 12/31/2014 ($)		Involuntary Termination or Termination Without Cause in Connection With a Change of Control on 12/31/2014 ($)		Disability on 12/31/2014 ($)		Death on 12/31/2014 ($)
Compensation:
Severance	—		—	(6)	2,113,446	(7)	—		—
STIP Payments	—	(1)	—	(1)	360,000	(7)	—	(1)	360,000	(1)
Stock Options	—		—		—	(8)	—	(8)	—	(8)
Restricted Stock	—	(2)	—	(2)	1,193,852	(9)	1,193,852	(2)	1,193,852	(2)

Benefits and Perquisites:
Retirement Plans	—	(3)	—	(3)	—	(3)	—	(3)	—	(3)
Deferred Compensation Plan	—	(4)	—	(4)	—	(4)	—	(4)	—	(4)
Health & Welfare Benefits	—		—		21,726	(10)	—		—
Disability Income	—		—		—		—	(12)	—
Life Insurance Benefits	—		—		—		—		960,000	(13)
Accrued Vacation Pay	—	(5)	—	(5)	—	(5)	—	(5)	—	(5)
Employment Services	—		—		15,000	(11)	—		—

TOTAL	—		—		3,704,024		1,193,852		2,513,852

(1)	Mr. Johnson would not be entitled to a STIP payment for 2014 in the event of his termination of employment on December 31, 2014, other than in the event of a change of control or death. Employees must be employed on the STIP payment date, which occurred in February 2015, in order to receive payment.
(2)	All unvested shares of restricted stock will be forfeited as a result of Mr. Johnson’s voluntary or involuntary termination of employment, unless the board, in its discretion, takes action to accelerate the vesting of these shares. All unvested shares of time-based restricted stock and a portion of performance-based restricted stock, including accrued dividends, will vest in the event of termination of employment as a result of death or disability as follows: 2012 awards—6,138 shares; 2013 award—8,426 shares; and 2014 award—10,028 shares. Value is based on the closing price of Noble’s common stock on December 31, 2014 ($47.43).
(3)	Mr. Johnson would not be entitled to any additional benefit under Noble’s Retirement Plan or Restoration Plans in the event of his termination of employment other than the vested amount included in the table following Note 13.
(4)	Mr. Johnson would not be entitled to any additional benefit under Noble’s Deferred Compensation Plan in the event of his termination of employment other than the vested amount included in the table following Note 13.
(5)	Mr. Johnson is entitled to six weeks of paid vacation each calendar year. Unused vacation does not carry over from year to year. Noble has assumed for purposes of this table that Mr. Johnson used all of his vacation during 2014 and would therefore not be entitled to payment for any unused vacation in the event of his termination on December 31, 2014. In the event of termination during the year, all amounts of unused vacation would be paid based on Mr. Johnson’s salary.
(6)	Mr. Johnson is not a party to any agreement that provides for a severance payment absent termination of employment following a change of control. However, Noble’s Severance Benefit Plan provides for a severance payment in certain instances based upon years of completed service. If Mr. Johnson is entitled to a severance payment under the plan, he would receive two weeks of pay for every year of completed service, not to exceed 52 weeks or be less than 12 weeks, plus a prorated STIP payment based on his STIP target percentage (75%) for a total payment of $600,000.

(7)	Noble entered into a Change of Control Agreement with Mr. Johnson that provides for severance benefits in the event that Mr. Johnson’s employment terminates within two years after a change of control. Under Mr. Johnson’s Change of Control Agreement, if Mr. Johnson is terminated following a change of control (other than termination for cause or by reason of death or disability), he is entitled to receive a lump sum severance payment equal to 2.5 times his annual cash compensation. Cash compensation for purposes of calculating severance is the sum of annual base salary and the greater of target bonus for the current year and the average STIP paid or payable for the three years prior to the change of control. Mr. Johnson is also entitled to a prorated STIP payment based on his termination date in the year of the change of control.
(8)	Vesting of stock options accelerates in the event of a change of control and effective with the 2013 grants in the event of death and disability. Represents the difference between the exercise price of each stock option and the closing price of Noble’s common stock on December 31, 2014 ($47.43) on all unvested stock options held by Mr. Johnson as of December 31, 2014.
(9)	Vesting of restricted stock accelerates in the event of a change of control. Represents the value of all time-based restricted stock and a portion of performance-based restricted stock, including accrued dividends, held by Mr. Johnson on December 31, 2014 based on the closing price of Noble’s common stock on December 31, 2014 ($47.43).
(10)	Mr. Johnson’s Change of Control Agreement provides for continued medical, dental, life, AD&D, and LTD benefits for a period of 30 months following a change of control. The value reflected is the total estimated cost to us to provide these benefits.
(11)	Noble’s Executive Change of Control Plan provides for reimbursement for reasonable fees up to $15,000 for out-placement employment services.
(12)	Noble’s LTD benefits are fully insured through Prudential. Eligibility for benefits is determined by Prudential only after the employee’s termination of employment because of a medical condition. Benefits pay at 66.67% of monthly income, capped at $15,000 per month.
(13)	Noble provides group term life insurance coverage equal to two times base salary, capped at $1,000,000.

In addition to the payments Mr. Johnson may receive upon the termination of his employment, he will continue to hold stock options that were vested immediately prior to his termination. Mr. Johnson also will be entitled to receive the vested balance of his contributions to Noble’s Deferred Compensation Plan. The table below shows the vested benefits that Mr. Johnson has accumulated as of December 31, 2014 and the benefits he will receive as a result of his termination of employment on that date. Noble refers to the combined amounts as the total “walk-away” value:

	Voluntary Termination on 12/31/2014 ($)(1)		Involuntary Termination on 12/31/2014 ($)(1)		Involuntary Termination or Termination Without Cause in Connection With a Change of Control on 12/31/2014 ($)		Disability on 12/31/2014 ($)(1)		Death on 12/31/2014 ($)
Vested Benefits as of December 31, 2014:
Stock Options(2)	3,270,248		3,270,248		3,270,248		3,270,248		3,270,248
Retirement Plans	3,377,815	(3)	3,377,815	(3)	3,377,815	(3)	3,377,815	(4)	1,729,802	(5)
Deferred Compensation Plan(6)	4,128,051		4,128,051		4,128,051		4,128,051		4,128,051

Total Vested Benefits	10,776,114		10,776,114		10,776,114		10,776,114		9,128,101

Benefits and Payments Upon Separation:	—		—		3,704,024		1,193,852		2,513,852

Total “Walk-Away” Value	10,776,114		10,776,114		14,480,138		11,969,966		11,641,953

(1)	Mr. Johnson was eligible for early retirement as of December 31, 2014. Upon his termination of employment he will be entitled to retiree benefits under all of Noble’s benefit plans.

(2)	Represents the difference between the exercise price of each stock option and the closing price of Noble’s common stock on December 31, 2014 ($47.43) on all stock options vested and exercisable as of December 31, 2014.
(3)	Reflects the total lump sum payable to Mr. Johnson under Noble’s Retirement Plan and Restoration Plan as of January 1, 2015. Due to plan changes made effective January 1, 2008, all employees are eligible for immediate commencement of benefits upon separation from service and can elect a lump sum payment of their accrued Retirement Plan benefits. Based on a December 31, 2014 termination date, Mr. Johnson’s monthly age 65 benefit from Noble’s Retirement Plan would be $5,490. If Mr. Johnson commences his retirement benefits immediately following termination on December 31, 2014, his monthly Retirement Plan benefit, reduced for early commencement, would be $4,879. For the Restoration Plan benefit, participants previously elected to receive their benefit as either an annuity or lump sum, and elected specific timing of receiving their benefits. Mr. Johnson elected to receive a lump sum from the Restoration Plan upon separation of service. Mr. Johnson’s Restoration Plan lump sum amount as of December 31, 2014 is $2,423,230. Refer to “—Executive Compensation—Pension Benefits” above for further disclosure of Mr. Johnson’s vested Retirement Plan benefits. Effective January 1, 2014, Mr. Johnson became an eligible participant with respect to the Retirement Savings Contribution under the Noble Energy, Inc. 401(k) Plan. The value of this account is included in the above amount.
(4)	Reflects the total lump sum payable to Mr. Johnson under Noble’s Retirement Plan and Restoration Plan in the event of Mr. Johnson’s termination of employment due to permanent and total disability. Effective December 31, 2013, the Retirement Plan was terminated and the disability benefits were discontinued for employees becoming disabled on or after January 1, 2014. The value reflected represents the actuarial present value of Mr. Johnson’s age 65 benefits based on a disability date of December 31, 2014. The calculation is based on Mr. Johnson’s final average compensation as of his date of disability. In the event that Mr. Johnson elects to immediately commence his retirement benefits, the amounts payable will be as described in Note 3. Refer to “—Executive Compensation—Pension Benefits” above for further disclosure of Mr. Johnson’s vested Retirement Plan benefits. Effective January 1, 2014, Mr. Johnson became an eligible participant with respect to the Retirement Savings Contribution under the Noble Energy, Inc. 401(k) Plan. The value of this account is included in the above amount.
(5)	In the event of Mr. Johnson’s death while an active employee, his named beneficiary is entitled to a death benefit under Noble’s Retirement Plan and Restoration Plan. The death benefit payable in the event of Mr. Johnson’s death on December 31, 2014 is $1,710,902. This lump sum payment was calculated based on the 2013 Applicable Mortality Table published by the IRS in Notice 2008-85 and the November 2012 segment rates of 0.97% for the first five years, 3.50% for the next 15 years, and 4.60% after 20 years, as required by Code Section 471(e). The accrued death benefit was reduced for early commencement. Refer to “—Executive Compensation—Pension Benefits” above for further disclosure of Mr. Johnson’s vested Retirement Plan benefits. Effective, January 1, 2014 Mr. Johnson became an eligible participant with respect to the Retirement Savings Contribution under the Noble Energy, Inc. 401(k) Plan. The value of this account is included in the above amount.
(6)	Refer to the Non-qualified Deferred Compensation Table above for further disclosure of Mr. Johnson’s vested non-qualified deferred compensation benefits.

Director Compensation Summary

The table below sets forth certain information concerning the compensation earned in 2014 by our non-employee directors.

Name	Fees Earned or Paid Other in Cash ($)(1)	Stock Awards Compensation ($)(2)	Option Awards Total ($)(3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-qualified Deferred Compensation Earnings($)	All ($)	($)
Jeffrey L. Berenson	113,000	99,977	81,062	—	—	—	294,039
Michael A. Cawley	138,500	99,977	81,062	—	—	—	319,539
Edward F. Cox	128,500	99,977	81,062	—	—	—	309,539
Thomas J. Edelman	119,000	99,977	81,062	—	—	—	300,039
Eric P. Grubman	111,000	99,977	81,062	—	—	—	292,039
Kirby L. Hedrick	134,000	99,977	81,062	—	—	—	315,039
Scott D. Urban	115,000	99,977	81,062	—	—	—	296,039
William T. Van Kleef	126,000	99,977	81,062	—	—	—	307,039
Molly K. Williamson	119,000	99,977	81,062	—	—	—	300,039

(1)	Reflects annual retainer and meeting fees paid or earned by Noble’s non-employee directors in 2014. Each non-employee director earned the following: an annual retainer of $75,000 and $2,000 for each Board or committee meeting attended. Mr. Cawley received an additional $20,000 for serving as Noble’s Lead Independent Director. Messrs. Van Kleef and Hedrick each received an additional $15,000 for serving as Chair of Noble’s Audit Committee and its Compensation Committee, respectively. Messrs. Cox and Cawley each received an additional $7,500 for serving as Chair of Noble’s EH&S Committee and its Governance Committee, respectively.
(2)	Reflects the aggregate grant date fair value for restricted stock awarded to Noble’s non-employee directors in 2014 under its 2005 Plan, computed in accordance with FASB ASC Topic 718. Restricted stock awarded to Noble’s non-employee directors in 2014 will vest on the one-year anniversary of the award date. The vesting of the restricted shares will accelerate in the event of a change of control. Each non-employee director received an award of 1,604 shares of restricted stock on January 31, 2014 that was unvested as of December 31, 2014.
(3)	Reflects the aggregate grant date fair value for non-qualified stock options granted to Noble’s non-employee directors in 2014 under its 2005 Plan, computed in accordance with FASB ASC Topic 718. Options represent the right to purchase shares of common stock at a fixed price per share equal to fair market value on the date of grant. Noble’s 2005 Plan defines “fair market value” as the closing price of our common stock on the NYSE on the date of grant. Options granted to Noble’s non-employee directors in 2014 will vest on the one-year anniversary of the grant date. The vesting of the options will accelerate in the event of a change of control. Vesting of these options is not contingent upon the satisfaction of any performance criteria, although none of the options may be exercised until the first anniversary (absent a change of control) or after the tenth anniversary of the date of grant. Each non-employee director received 4,011 non-qualified stock options on January 31, 2014 that were unvested as of December 31, 2014.

The following directors have option grants outstanding as of December 31, 2014: Mr. Berenson—62,173 shares; Mr. Cawley—55,773 shares; Mr. Cox—55,773 shares; Mr. Edelman—78,173 shares; Mr. Grubman—46,021 shares; Mr. Hedrick—55,773 shares; Mr. Urban—60,807 shares; Mr. Van Kleef—78,173 shares; and Ms. Williamson—9,445 shares.

Related Person Transactions

Transactions With Related Parties

Noble reviews all relationships and transactions in which Noble and its directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. Noble has developed and implemented processes and controls to obtain information from its directors and executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether Noble or a related person has a direct or indirect material interest in the transaction.

As required under SEC rules, transactions that are determined to be directly or indirectly material to Noble or a related person are disclosed in Noble’s annual Proxy Statement. In addition, Noble’s Governance Committee or board (if appropriate) reviews and approves or ratifies any related person transaction that is required to be disclosed. In the course of its review and approval or ratification of a disclosable related person transaction, consideration is given to:

•	The nature of the related person’s interest in the transaction;

•	The material terms of the transaction, including, without limitation, the amount and type of transaction;

•	The importance of the transaction to the related person;

•	The importance of the transaction to Noble;

•	Whether the transaction would impair the judgment or ability of a director or executive officer to act in Noble’s best interest; and

•	Any other matters deemed appropriate.

Any director who is a related person with respect to a transaction under review may not participate in the deliberations or vote respecting approval or ratification of the transaction; but that director may be counted in determining the presence of a quorum at the meeting where the transaction is considered.

During fiscal year 2014, there were no transactions in excess of $120,000 between Noble and a related person in which the related person had a direct or indirect material interest.

Compensation Committee Interlocks and Insider Participation

The members of Noble’s Compensation Committee during 2014 were Jeffrey L. Berenson, Edward F. Cox, Thomas J. Edelman, Kirby L. Hedrick (chair), and Molly K. Williamson.

All members of Noble’s Compensation Committee have been determined to meet the NYSE standards for independence, with each a “Non-Employee Director” as defined in Rule 16b-3 under the Exchange Act, and an “outside director” as defined for purposes of Section 162(m) of the Code. No member of Noble’s Compensation Committee is a current, or during 2014 was a former, officer or employee of Noble or any of its subsidiaries. During 2014, no member of the Compensation Committee had a relationship that must be described under the SEC rules relating to disclosure of related person transactions. In 2014, none of Noble’s executive officers served on the board of directors or compensation committee of any entity that had one or more of its executive officers serving on Noble’s board or Compensation Committee.

INFORMATION ABOUT ROSETTA

Business

Rosetta is an independent exploration and production company engaged in the acquisition and development of onshore energy resources in the United States. Its operations are located in the Eagle Ford shale in South Texas, where it holds approximately 50,000 net acres located in the liquids-rich area of the play and in the Permian Basin in West Texas, where it holds approximately 57,000 net acres.

The Eagle Ford area is Rosetta’s largest producing area. For 2014, the Eagle Ford area provided approximately 90% of Rosetta’s total production, with approximately 62% of that production attributable to crude oil, condensate and NGLs. Rosetta’s 2014 activities within the Eagle Ford targeted the delineation and development of four core areas: the Gates Ranch, central Dimmit County, northern LaSalle County and Briscoe Ranch areas. Rosetta believes these areas provide it with a multi-year project inventory of attractive investment opportunities.

As part of Rosetta’s long-term strategy to pursue new growth opportunities, in 2013 and 2014 it acquired producing and undeveloped oil, natural gas and NGL interests in the Permian Basin in Reeves and Gaines Counties, Texas. For 2014, the Permian Basin area provided approximately 10% of Rosetta’s total production, with approximately 88% of that production attributable to crude oil, condensate and NGLs. Rosetta’s operations in the Permian Basin are focused primarily in Reeves County in the southern Delaware Basin. Rosetta’s strategy involves the disciplined delineation of its Delaware Basin potential and testing of optimal Permian horizontal well spacing to grow its reserves, production and project inventory. As part of its strategic decision to focus on the Eagle Ford area and to explore prospective basins, over the past few years Rosetta has divested certain natural gas-based assets that it believes did not offer the same investment opportunities or rates of return as its liquids-rich unconventional resources.

For the year ended December 31, 2014, Rosetta had total revenues of approximately $1.3 billion and net income of approximately $313.6 million.

Rosetta’s principal offices are located at 1111 Bagby Street, Suite 1600, Houston, Texas 77002 and its telephone number is (713) 335-4000. Rosetta common stock is listed on NASDAQ, trading under the symbol “ROSE.”

Security Ownership of Certain Beneficial Owners

The following table sets forth, as of March 5, 2015, information with respect to the only persons who were known to the Company to be beneficial owners of more than five percent of the outstanding shares of common stock of the Company.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
SailingStone Capital Partners LLC One California Street, 30th Floor San Francisco, California 94111	6,868,390	(1)	10.9

BlackRock, Inc. 55 East 52nd Street New York, New York 10022	5,421,237	(2)	8.6

Prudential Financial, Inc. 751 Broad St. Newark, New Jersey 07102	4,884,007	(3)	7.7

First Pacific Advisors, LLC 11601 Wilshire Blvd., Suite 1200 Los Angeles, California 90025	4,841,400	(4)	7.7

Jennison Associates LLC 466 Lexington Avenue New York, New York 10017	4,837,641	(5)	7.7

The Vanguard Group 100 Vanguard Blvd. Malvern, Pennsylvania 19355	3,864,228	(6)	6.1

Citadel Advisors LLC 131 S. Dearborn Street, 32nd Floor Chicago, Illinois 60603	3,323,655	(7)	5.3

(1)	Based solely on a Schedule 13G/A filed with the SEC by SailingStone Capital Partners LLC (“SailingStone”) on February 25, 2015. SailingStone, in its capacity as investment advisor, has sole voting power with respect to 6,868,390 shares of Rosetta common stock and sole dispositive power with respect to 6,868,390 shares of Rosetta common stock. RS Global Natural Resources Fund, appearing on SailingStone’s Schedule 13G/A has sole voting power with respect to 3,694,571 shares of Rosetta common stock and sole dispositive power with respect to 3,694,571 shares of Rosetta common stock.

(2)	Based solely on a Schedule 13G/A filed with the SEC by BlackRock, Inc. (“BlackRock”) on January 22, 2015. As of such date, BlackRock had sole voting power with respect to 5,277,956 shares of Rosetta common stock and sole dispositive power with respect to 5,421,237 shares of Rosetta common stock. On May 8, 2015, BlackRock filed an updated Schedule 13G/A disclosing that, as of such date, BlackRock had sole voting power with respect to 7,426,023 shares of Rosetta common stock and sole dispositive power with respect to 7,595,998 shares of Rosetta common stock.

(3)	Based solely on a Schedule 13G/A filed with the SEC by Prudential Financial, Inc. (“Prudential”) on January 27, 2015. Prudential has sole voting power with respect to 167,090 shares of Rosetta common stock, shared voting power with respect to 4,610,066 shares of Rosetta common stock, sole dispositive power with respect to 167,090 shares of Rosetta common stock, and shared dispositive power with respect to 4,716,917 shares of Rosetta common stock. Prudential has a parent/subsidiary relationship with Jennison Associates LLC, which beneficially owns 4,837,641 shares of Rosetta common stock.

(4)	Based solely on a Schedule 13G filed with the SEC by First Pacific Advisors, LLC (“First Pacific”) on February 13, 2015. First Pacific, in its capacity as investment adviser, has shared voting power with respect to 2,037,800 shares of Rosetta common stock and shared dispositive power with respect to 4,841,400 shares of Rosetta common stock. Robert L. Rodriguez, J. Richard Atwood, and Steven T. Romick, each as part-owners of First Pacific, may be deemed to beneficially own 4,841,400 shares of Rosetta common stock. Each of Messrs Rodriguez, Atwood and Romick disclaim beneficial ownership of Rosetta common stock.

(5)	Based solely on a Schedule 13G filed with the SEC by Jennison Associates LLC (“Jennison”) on February 10, 2015. Jennison, in its capacity as investment adviser, has sole voting power with respect to 4,730,790 shares of Rosetta common stock and shared dispositive power with respect to 4,837,641 shares of Rosetta common stock.

(6)	Based solely on a Schedule 13G/A filed with the SEC by The Vanguard Group (“Vanguard”) on February 10, 2015. Vanguard, in its capacity as investment adviser, has sole voting power with respect to 85,177 shares of Rosetta common stock, has sole dispositive power with respect to 3,783,551 shares of Rosetta common stock and shared dispositive power with respect to 80,677 shares of Rosetta common stock.

(7)	Based solely on a Schedule 13G jointly filed by Citadel Advisors LLC (“Citadel Advisors”), Citadel Advisors Holdings III LP (“CAH3”), Citadel GP LLC (“CGP”) and Mr. Kenneth Griffin (collectively with Citadel Advisors, CAH3 and CGP, the “Reporting Persons”) on February 10, 2015 with respect to shares of common stock (and options to purchase common stock) of the above-named issuer owned by Citadel Global Equities Master Fund Ltd., a Cayman Islands limited company (“CG”), Citadel Event Driven Master Fund Ltd., a Cayman Islands limited company (“CED”), Citadel Quantitative Strategies Master Fund Ltd., a Cayman Islands limited company (“CQ”), and Citadel Securities LLC, a Delaware limited liability company (“Citadel Securities”). Citadel Advisors is the portfolio manager for CG and CED. Citadel Advisors II LLC, a Delaware limited liability company (“CA2”), is the portfolio manager for CQ. CAH3 is the managing member of Citadel Advisors and CA2. CALC III LP, a Delaware limited partnership (“CALC3”), is the non-member manager of Citadel Securities. CGP is the general partner of CALC3 and CAH3. Mr. Griffin is the President and Chief Executive Officer of, and owns a controlling interest in, CGP. Citadel Advisors has shared voting power with respect to 3,323,655 shares of Rosetta common stock and shared dispositive power with respect to 3,323,655 shares of Rosetta common stock. CAH3 has shared voting power with respect to 3,383,601 shares of Rosetta common stock and shared dispositive power with respect to 3,383,601 shares of Rosetta common stock. CGP has shared voting power with respect to 3,422,318 shares of Rosetta common stock and shared dispositive power with respect to 3,422,318 shares of Rosetta common stock.

INFORMATION ABOUT MERGER SUB AND NBL TEXAS

Merger Sub

Merger Sub, an indirect, wholly owned subsidiary of Noble, is a Delaware corporation formed on May 8, 2015, for the purpose of effecting the merger. Upon completion of the merger, Merger Sub will merge with and into Rosetta, with Rosetta continuing as the surviving entity and an indirect, wholly owned subsidiary of Noble. Merger Sub has not conducted any activities other than those incidental to its formation and the matters contemplated by the merger agreement, including the preparation of applicable regulatory filings in connection with the merger.

NBL Texas

NBL Texas, an indirect, wholly owned subsidiary of Noble, is a Delaware limited liability company formed on May 6, 2015, for the purpose of effecting the merger. After completion of the merger of Merger Sub with and into Rosetta, Rosetta will merge with and into its parent NBL Texas, with NBL Texas continuing as the surviving entity and an indirect, wholly owned subsidiary of Noble. NBL Texas has not conducted any activities other than those incidental to its formation and the matters contemplated by the merger agreement, including the formation of Merger Sub and the preparation of applicable regulatory filings in connection with the merger.

ROSETTA SPECIAL MEETING

Date, Time and Place

The special meeting of Rosetta stockholders will be held on July 20, 2015, at 9:00 a.m., Central time, at the DoubleTree by Hilton Houston Downtown, La Salle A Room, 400 Dallas Street, Houston, Texas 77002. On or about June 19, 2015, Rosetta commenced mailing this proxy statement/prospectus and the enclosed form of proxy to its stockholders entitled to vote at the Rosetta special meeting.

Purpose of the Rosetta Special Meeting

At the Rosetta special meeting, Rosetta stockholders will be asked to consider and vote solely on the following proposals:

•	Merger proposal: To adopt the merger agreement;

•	Adjournment proposal: To approve the adjournment of the Rosetta special meeting, if necessary to solicit additional proxies if there are not sufficient votes to adopt the merger agreement at the time of the special meeting; and

•	Advisory compensation proposal: To approve, on an advisory (non-binding) basis, the payments that will or may be paid by Rosetta to its named executive officers in connection with the merger.

Recommendation of the Rosetta Board

The Rosetta board has unanimously determined that the merger is advisable and in the best interests of Rosetta and its stockholders and unanimously recommends that Rosetta stockholders vote:

•	“FOR” the Merger proposal;

•	“FOR” the Adjournment proposal, if necessary; and

•	“FOR” the Advisory compensation proposal.

See “The Merger—Rosetta Board Recommendation and Its Reasons for the Merger.”

Rosetta Record Date; Stock Entitled to Vote

Only Rosetta stockholders of record at the close of business on June 18, 2015, which is referred to as the Rosetta record date, will be entitled to notice of, and to vote at, the Rosetta special meeting or any adjournments thereof.

As of June 15, 2015, the last practicable day before the filing of this proxy statement/prospectus, there were 76,866,295 shares of Rosetta common stock outstanding. Each share of Rosetta common stock outstanding on the Rosetta record date is entitled to one vote on each proposal to be considered at the Rosetta special meeting, in person or by proxy through the Internet or by telephone or by a properly executed and delivered proxy with respect to the Rosetta special meeting.

A complete list of stockholders entitled to vote at the Rosetta special meeting will be available for examination by any Rosetta stockholder at Rosetta’s headquarters, located at 1111 Bagby Street, Suite 1600, Houston, Texas 77002, for any purpose germane to the Rosetta special meeting, during ordinary business hours for a period of 10 days before the Rosetta special meeting and at the Rosetta special meeting.

Quorum

A quorum of stockholders represented in person or by proxy at the Rosetta special meeting is required to vote on the adoption of the merger agreement, the approval of compensation to be paid to Rosetta’s named executive officers in connection with the merger, and the approval of any adjournment of the Rosetta special meeting if necessary to solicit additional proxies if there are not sufficient votes to adopt the merger agreement. A quorum requires the presence, in person or by proxy, of the holders of shares of Rosetta common stock representing a majority of the votes of all common stock of Rosetta entitled to vote at the Rosetta special meeting. Any abstentions and broker non-votes will be treated as present for the purposes of determining whether a quorum exists at the Rosetta special meeting.

Required Vote

Required Vote to Approve the Merger Proposal (Item 1 on the Proxy Card)

Approval of the Merger proposal requires the affirmative vote of holders of a majority of the outstanding shares of Rosetta common stock entitled to vote on the Merger proposal.

Required Vote to Approve the Adjournment Proposal (Item 2 on the Proxy Card)

Approval of the Adjournment proposal requires the affirmative vote of holders of a majority of the shares of Rosetta common stock represented at the Rosetta special meeting (in person or by proxy) and entitled to vote on the Adjournment proposal.

Required Vote to Approve the Advisory Compensation Proposal (Item 3 on the Proxy Card)

Approval of the Advisory compensation proposal requires the affirmative vote of a majority of the votes cast thereon at the Rosetta special meeting.

Treatment of Abstentions; Failure to Vote

For purposes of the Rosetta special meeting, an abstention occurs when a Rosetta stockholder attends the Rosetta special meeting, either in person or by proxy, but abstains from voting or fails to vote.

•	For the Merger proposal, an abstention or a failure to submit a proxy card or to vote in person at the Rosetta special meeting will have the same effect as a vote “AGAINST” such proposal.

•	For the Adjournment proposal, an abstention will have the same effect as a vote “AGAINST” such proposal. A failure to submit a proxy card or to vote in person at the Rosetta special meeting will have no effect on the outcome of the vote for the Adjournment proposal.

•	For the Advisory compensation proposal, an abstention or a failure to submit a proxy card or to vote in person at the Rosetta special meeting will have no effect on the outcome of the vote count for the Advisory compensation proposal.

Voting of Proxies; Incomplete Proxies

Giving a proxy means that a Rosetta stockholder authorizes the persons named in the enclosed proxy card to vote its shares at the Rosetta special meeting in the manner it directs. A Rosetta stockholder may vote by proxy or in person at the Rosetta special meeting. If you hold your shares of Rosetta common stock in your name as a stockholder of record, you, as a Rosetta stockholder, may submit a proxy:

•	By Telephone, by dialing the toll-free number specified on the proxy card and following the instructions on the proxy card;

•	Via the Internet, by accessing the website specified on the proxy card and following the instructions on the proxy card; or

•	By Mail, by completing and returning the proxy card in the enclosed envelope. The envelope requires no additional postage if mailed in the United States.

Rosetta requests that Rosetta stockholders submit their proxies over the phone or internet or by completing and returning the accompanying proxy as soon as possible in the enclosed postage-paid envelope. When the accompanying proxy is returned properly executed, the shares of Rosetta stock represented by it will be voted at the Rosetta special meeting in accordance with the instructions contained on the proxy card.

If any proxy is returned without indication as to how to vote, the Rosetta common stock represented by the proxy will be voted as recommended by the Rosetta board. Unless a Rosetta stockholder checks the box on its proxy card to withhold discretionary authority, the proxyholders may use their discretion to vote on other matters relating to the Rosetta special meeting.

Every Rosetta stockholder’s vote is important. Accordingly, each Rosetta stockholder should sign, date and return the enclosed proxy card, or submit a proxy by telephone or via the Internet, whether or not it plans to attend the Rosetta special meeting in person. Proxies must be received by 11.59 p.m., Central time, on July 19, 2015.

Shares Held in Street Name; Broker Non-Votes

If you are a Rosetta stockholder and your shares are held in an account at a broker or through another nominee, you must instruct the broker or other nominee on how to vote your shares by following the instructions that the broker or other nominee provides to you with this prospectus/proxy statement. Most brokers offer the ability for stockholders to submit voting instructions by mail by completing a voting instruction card, by telephone and via the internet.

If you do not provide voting instructions to your broker or other nominee, your shares will not be voted on any proposal on which your broker or other nominee does not have discretionary authority to vote. This is referred to in this proxy statement/prospectus and in general as a broker non-vote. In these cases, the broker or other nominee can register your shares as being present at the Rosetta special meeting for purposes of determining a quorum, but will not be able to vote your shares on those matters for which specific authorization is required. Under current NASDAQ rules, brokers do not have discretionary authority to vote on any of the proposals, including the Merger proposal. As a result, a broker non-vote of a share of Rosetta common stock will have the same effect as a vote “AGAINST” the Merger proposal and will have no effect on the outcome of the vote on the Adjournment proposal or the Advisory compensation proposal.

Revocability of Proxies and Changes to a Rosetta Stockholder’s Vote

You may revoke your proxy and/or change your vote at any time before your shares of Rosetta common stock are voted by proxy at the Rosetta special meeting by:

•	sending a written notice, which is received prior to your vote being cast at the Rosetta special meeting, to Rosetta Resources Inc. at 1111 Bagby Street, Suite 1600, Houston, Texas 77002, Attention: Corporate Secretary, that bears a date later than the date of the proxy and states that you revoke your proxy;

•	submitting a valid, later-dated proxy by mail, telephone or via the internet that is received prior to your vote being cast at the Rosetta special meeting; or

•	attending the Rosetta special meeting and voting by ballot in person (your attendance at the special meeting will not, by itself, revoke any proxy that you have previously given).

If you hold your shares of Rosetta common stock through a broker or other nominee, you must follow the directions you receive from your broker or other nominee in order to revoke your proxy or change your voting instructions.

Solicitation of Proxies

This proxy statement/prospectus is furnished in connection with the solicitation of proxies by the Rosetta board. Rosetta will bear all costs and expenses in connection with the solicitation of proxies. Rosetta has engaged Innisfree M&A Incorporated to assist in the solicitation of proxies for the meeting and Rosetta estimates it will pay Innisfree M&A Incorporated a fee of approximately $20,000 (plus reimbursement of expenses) for these services.

In addition to solicitation of proxies by mail, proxies may be solicited by Rosetta’s officers, directors and regular employees, without additional remuneration, by personal interview, telephone or other means of communication. Rosetta may also reimburse brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses incurred in forwarding proxy solicitation materials to beneficial owners of Rosetta common stock.

Voting by Rosetta Directors and Executive Officers

On June 15, 2015, the last practicable day before the filing of this proxy statement/prospectus, directors and executive officers of Rosetta and their affiliates owned and were entitled to vote 866,600 shares of Rosetta common stock, or approximately 1.1% of the total voting power of the shares of Rosetta common stock outstanding on that date. It is currently expected that Rosetta’s directors and executive officers will vote their shares of Rosetta common stock in favor of each of the proposals to be considered at the Rosetta special meeting, although none of them have entered into any agreements obligating them to do so.

Stockholders Should Not Send Certificates with Their Proxies

A letter of transmittal and instructions for the surrender of Rosetta common stock certificates or book-entry shares in exchange for the merger consideration will be mailed to Rosetta stockholders shortly after the completion of the merger.

Attending the Rosetta Special Meeting

Subject to space availability, all Rosetta stockholders as of the Rosetta record date, or their duly appointed proxies, may attend the Rosetta special meeting. Since seating is limited, admission to the Rosetta special meeting will be on a first-come, first-served basis. Registration and seating will begin at 8:30 a.m., Central time.

If you hold your shares of Rosetta common stock in your name as a stockholder of record and you wish to attend the Rosetta special meeting, please bring your proxy and evidence of your stock ownership, such as your most recent account statement, to the Rosetta special meeting. You should also bring valid picture identification.

If your shares of Rosetta common stock are held in “street name” in a stock brokerage account or by a bank or nominee and you wish to attend the Rosetta special meeting, you need to bring a copy of a bank or brokerage statement to the Rosetta special meeting reflecting your stock ownership as of the Rosetta record date. You should also bring valid picture identification.

No Other Business

Under Rosetta’s bylaws, the business to be conducted at the Rosetta special meeting will be limited to the purposes stated in the notice to Rosetta stockholders provided with this proxy statement/prospectus and any matters reasonably related thereto.

ROSETTA PROPOSALS

Item 1. The Merger Proposal

(Item 1 on Proxy Card)

As discussed throughout this proxy statement/prospectus, Rosetta is asking Rosetta stockholders to approve the Merger proposal. Rosetta stockholders should carefully read this proxy statement/prospectus in its entirety, including the annexes, for more detailed information concerning the merger agreement and the merger. In particular, Rosetta stockholders are directed to the merger agreement, a copy of which is attached as Annex A to this proxy statement/prospectus.

The Rosetta board recommends a vote “FOR” the Merger proposal.

Item 2. The Adjournment Proposal

(Item 2 on Proxy Card)

The Rosetta special meeting may be adjourned to another time or place, if necessary to solicit additional proxies if there are insufficient votes at the time of the Rosetta special meeting to approve the Merger proposal.

If, at the Rosetta special meeting, the number of shares of Rosetta common stock present or represented by proxy and voting in favor of the merger is insufficient to approve the Merger proposal, Rosetta intends to move to adjourn the Rosetta special meeting in order to enable the Rosetta board to solicit additional proxies for approval of the Merger proposal. In that event, Rosetta will ask its stockholders to vote only upon the Adjournment proposal, and not upon any other proposal.

In this proposal, Rosetta is asking Rosetta stockholders to authorize the holder of any proxy solicited by the Rosetta board to vote in favor of granting discretionary authority to the proxy holders, and each of them individually, to adjourn the Rosetta special meeting to another time and place for the purpose of soliciting additional proxies. If the Rosetta stockholders approve the Adjournment proposal, Rosetta could adjourn the Rosetta special meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from Rosetta stockholders who have previously voted.

The Rosetta board recommends a vote “FOR” the Adjournment proposal, if necessary.

Item 3. The Advisory Compensation Proposal

(Item 3 on Proxy Card)

In this proposal, Rosetta is asking its stockholders to approve, on an advisory (non-binding) basis, specified compensation that may be payable to Rosetta’s named executive officers in connection with the merger and therefore is asking stockholders to adopt the following resolution:

“RESOLVED, that the compensation that may be paid or become payable to Rosetta’s named executive officers in connection with the merger, as disclosed in the table in the section of the proxy statement/prospectus entitled “Interests of Rosetta Directors and Executive Officers in the Merger—Quantification of Payments and Benefits to Rosetta’s Named Executive Officers,” including the preceding narrative discussion, and the agreements pursuant to which such compensation may be paid or become payable, are hereby APPROVED.”

The advisory vote on executive compensation payable in connection with the merger is a vote separate and apart from the vote to adopt the merger agreement, and approval of such executive compensation is not a condition to completion of the merger. Accordingly, you may vote to adopt the merger agreement and vote not to approve the advisory executive compensation and vice versa. Because the vote is advisory in nature only, it will not be binding on either Rosetta or Noble. Accordingly, to the extent Rosetta or Noble is contractually obligated to pay the compensation, the compensation will be payable to the named executive officers, subject only to the conditions applicable thereto, if the merger agreement is adopted and the merger completed, regardless of the outcome of the advisory vote.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information is derived from the historical consolidated financial statements of Noble and Rosetta, and has been adjusted to reflect the proposed merger of Noble and Rosetta. Certain of Rosetta’s historical amounts have been reclassified to conform to Noble’s financial statement presentation. The unaudited pro forma combined balance sheet as of March 31, 2015 gives effect to the merger as if it had occurred on March 31, 2015. The unaudited pro forma combined statements of operations for the three months ended March 31, 2015 and the year ended December 31, 2014 both give effect to the merger as if it had occurred on January 1, 2014.

The unaudited pro forma combined financial statements reflect the following merger-related pro forma adjustments, based on available information and certain assumptions that Noble believes are reasonable:

•	Noble’s merger with Rosetta, which will be accounted for using the acquisition method of accounting;

•	adjustments to conform Rosetta’s historical accounting policies related to oil and natural gas properties from the full cost method of accounting to the successful efforts method of accounting used by Noble;

•	the exchange of Rosetta’s outstanding equity awards, including restricted stock awards, vested stock options and performance share units, for similar Noble awards;

•	the assumption of liabilities for transaction-related expenses; and

•	the recognition of estimated tax impacts of the pro forma adjustments.

Assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma condensed combined financial information. In Noble’s opinion, all adjustments that are necessary to present fairly the pro forma information have been made.

The unaudited pro forma combined financial information does not purport to represent what Noble’s financial position or results of operations would have been had the merger actually been consummated on the assumed dates nor is it indicative of Noble’s future financial position or results of operations. The unaudited pro forma combined financial information does not reflect future events that may occur after the merger, including, but not limited to, the anticipated realization of ongoing savings from operating efficiencies. These unaudited pro forma combined financial statements should be read in conjunction with the historical consolidated financial statements and related notes of Noble and Rosetta for the periods presented.

Noble Energy, Inc.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of March 31, 2015

(In millions, except per share amounts)

	Noble Historical	Rosetta Historical	Pro Forma Adjustments		Noble Pro Forma Combined
Current Assets
Cash and Cash Equivalents	$1,709	$9	$—		$1,718
Accounts Receivable, net	769	92	—		861
Commodity Derivative Assets, Current	661	210	—		871
Other Current Assets	259	14	—		273

Total Current Assets	3,398	325	—		3,723
Property, Plant and Equipment
Oil and Gas Properties	26,337	6,327	(2,677	)(a)	29,987
Property, Plant and Equipment, Other	684	34	—		718

Total Property, Plant and Equipment, Gross	27,021	6,361	(2,677)		30,705
Accumulated Depreciation, Depletion and Amortization	(8,559)	(3,333)	3,333	(b)	(8,559)

Total Property, Plant and Equipment, Net	18,462	3,028	656		22,146
Goodwill	617	—	230	(a)	847
Other Noncurrent Assets	784	173	(85	)(c)	872

Total Assets	$23,261	$3,526	$801		$27,588

Current Liabilities
Accounts Payable - Trade	1,269	11	—		1,280
Other Current Liabilities	874	306	53	(d)	1,233

Total Current liabilities	2,143	317	53		2,513
Long-Term Debt	6,113	1,840	94	(a)	8,047
Deferred Income Taxes, Noncurrent	2,491	—	(85	)(a)(c)	2,636
			230	(a)(c)
Other Noncurrent Liabilities	1,157	27	17	(a)	1,201

Total Liabilities	$11,904	$2,184	$309		$14,397

Stockholders’ Equity
Preferred Stock	—	—	—		—
Common Stock	4	—	—	(e)	4
Additional Paid in Capital	4,761	1,406	(1,406	)(f)	6,648
			1,887	(e)
Accumulated Other Comprehensive Loss	(97)	—	—		(97)
Treasury Stock	(683)	(28)	28	(f)	(683)
Retained Earnings	7,372	(36)	36	(f)	7,319
			(53	)(d)

Total Stockholders’ Equity	$11,357	$1,342	$492		$13,191

Total Liabilities and Shareholders’ Equity	$23,261	$3,526	$801		$27,588

The accompanying notes are an integral part of these unaudited pro forma financial statements.

Noble Energy, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

For The Three Months Ended March 31, 2015

(In millions, except per share amounts)

	Noble Historical	Rosetta Historical	Pro Forma Adjustments		Noble Pro Forma Combined
Revenues
Oil, Gas and NGL Sales	$740	$126	$—		$866
Income from Equity Method Investees	18	—	—		18
Other	1	—	—		1

Total	759	126	—		885
Costs and Expenses
Production Expense	245	55	—		300
Exploration Expense	65	—	2	(g)	67
Depreciation, Depletion and Amortization	454	101	(44	)(h)	511
General and Administrative	94	22	—		116
Asset Impairments	27	798	(798	)(i)	27
Other Operating Expense, Net	8	9	16	(j)	33

Total	893	985	(824)		1,054

Operating Income (Loss)	(134)	(859)	824		(169)
Other (Income) Expense
(Gain) Loss on Commodity Derivative Instruments	(150)	(48)	—		(198)
Interest, Net of Amount Capitalized	57	22	—		79
Other Non-Operating (Income) Expense, Net	1	—	—		1

Total	(92)	(26)	—		(118)

Income (Loss) Before Income Taxes	(42)	(833)	824		(51)

Income Tax (Benefit) Provision	(20)	(294)	290	(k)	(24)

Net Income (Loss)	$(22)	$(539)	$534		$(27)

Earnings (Loss) Per Share, Basic	$(0.06)				$(0.07)
Earnings (Loss) Per Share, Diluted	$(0.06)				$(0.07)

Weighted Average Number of Shares Outstanding
Basic	370		40	(l)	410
Diluted	370		40	(l)	410

The accompanying notes are an integral part of these unaudited pro forma financial statements.

Noble Energy, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

For The Year Ended December 31, 2014

(In millions, except per share amounts)

	Noble Historical	Rosetta Historical	Pro Forma Adjustments		Noble Pro Forma Combined
Revenues
Oil, Gas and NGL Sales	$4,931	$1,011	$—		$5,942
Income from Equity Method Investees	170	—	—		170
Other	—	—	—		—

Total	5,101	1,011	—		6,112
Costs and Expenses
Production Expense	958	228	—		1,186
Exploration Expense	498	—	10	(g)	508
Depreciation, Depletion and Amortization	1,759	416	(184	)(h)	1,991
General and Administrative	503	79	—		582
Gain on Divestitures	(73)	—	—		(73)
Asset Impairments	500	—	51	(i)	551
Other Operating Expense, Net	38	6	—		44

Total	4,183	729	(123)		4,789

Operating Income (Loss)	918	282	123		1,323
Other (Income) Expense
(Gain) Loss on Commodity Derivative Instruments	(976)	(294)	—		(1,270)
Interest, Net of Amount Capitalized	210	75	—		285
Other Non-Operating (Income) Expense, Net	(26)	12	—		(14)

Total	(792)	(207)	—		(999)

Income (Loss) Before Income Taxes	1,710	489	123		2,322

Income Tax (Benefit) Provision	496	175	44	(k)	715

Net Income (Loss)	$1,214	$314	$79		$1,607

Earnings (Loss) Per Share, Basic	$3.36				$4.01
Earnings (Loss) Per Share, Diluted	$3.27				$3.94

Weighted Average Number of Shares Outstanding
Basic	361		40	(l)	401
Diluted	367		41	(l)	408

The accompanying notes are an integral part of these unaudited pro forma financial statements.

Noble Energy, Inc.

Notes to Unaudited Pro Forma Combined Financial Statements

Note 1. Basis of Presentation

The unaudited pro forma combined financial information has been derived from the historical consolidated financial statements of Noble and Rosetta. Certain of Rosetta’s historical amounts have been reclassified to conform to Noble’s financial statement presentation. The unaudited pro forma combined balance sheet as of March 31, 2015 gives effect to the merger as if it had occurred on March 31, 2015. The unaudited pro forma combined statements of operations for the three months ended March 31, 2015 and the year ended December 31, 2014 both give effect to the merger as if it had occurred on January 1, 2014.

The unaudited pro forma combined financial statements reflect pro forma adjustments that are described in the accompanying notes and are based on available information and certain assumptions that Noble believes are reasonable, however, actual results may differ from those reflected in these statements. In Noble’s opinion, all adjustments that are necessary to present fairly the pro forma information have been made. The following unaudited pro forma combined statements do not purport to represent what the Company’s financial position or results of operations would have been if the transaction had actually occurred on the dates indicated above, nor are they indicative of Noble’s future financial position or results of operations. These unaudited pro forma combined financial statements should be read in conjunction with the historical consolidated financial statements and related notes of Noble and Rosetta for the periods presented.

The unaudited pro forma combined financial information includes adjustments to conform Rosetta’s accounting policies for oil and gas properties to the successful efforts method. Rosetta follows the full cost method of accounting for oil and gas properties, while Noble follows the successful efforts method of accounting for oil and gas properties. Certain costs that are capitalized under the full cost method are expensed under the successful efforts method, including unsuccessful exploration drilling costs, geological and geophysical costs, delay rental on leases and general and administrative expenses directly related to exploration and development activities. Under the successful efforts method of accounting, property acquisition costs are amortized on a units-of-production basis over total proved reserves, while costs of wells and related equipment and facilities are amortized on a units-of-production basis over the life of the proved developed reserves. Under the full cost method of accounting, property acquisition costs, costs of wells, related equipment and facilities and future development costs are all included in a single full cost pool, which is amortized on a units-of-production basis over total proved reserves. Additionally, the pro forma financial information has eliminated Rosetta’s impairments calculated in accordance with the full cost method and has included only impairments of oil and gas properties consistent with the successful efforts method.

Note 2. Unaudited Pro Forma Combined Balance Sheet

The merger will be accounted for using the acquisition method of accounting for business combinations. The allocation of the preliminary estimated purchase price is based upon management’s estimates of and assumptions related to the fair value of assets to be acquired and liabilities to be assumed as of March 31, 2015 using currently available information. Due to the fact that the unaudited pro forma combined financial information has been prepared based on these preliminary estimates, the final purchase price allocation and the resulting effect on financial position and results of operations may differ significantly from the pro forma amounts included herein. Noble expects to finalize its allocation of the purchase consideration as soon as practicable after completion of the proposed transaction.

The preliminary purchase price allocation is subject to change due to several factors, including but not limited to:

•	changes in the estimated fair value of Noble’s common stock consideration transferred to Rosetta’s stockholders, based on Noble’s share price at the date of closing;

•	changes in the estimated fair value of Rosetta’s assets acquired and liabilities assumed as of the date of the transaction, which could result from changes in future oil and gas commodity prices, reserve estimates, interest rates, and other factors; and

•	the tax bases of Rosetta’s assets and liabilities as of the closing date of the transaction.

The preliminary consideration to be transferred, fair value of assets acquired and liabilities assumed and resulting goodwill expected to be recorded is as follows:

Preliminary Purchase Price Allocation (In millions)
Consideration:
Fair value of Noble’s common stock to be issued (1)	$1,878
Fair value of Rosetta restricted stock awards and PSU’s to be assumed by Noble (2)	39
Fair value of Rosetta options to be assumed by Noble (3)	1

Total Consideration	$1,918
Fair value of liabilities assumed:
Accounts Payable-Trade	$11
Other Current Liabilities	233
Deferred Income Taxes, Current	73
Deferred Income Taxes, Noncurrent	145
Long-Term Debt	1,934
Asset Retirement Obligations	36
Other Noncurrent Liabilities	8

Amount attributable to liabilities assumed as of March 31, 2015	$2,440
Fair value of assets acquired
Cash and Cash Equivalents	$9
Accounts Receivable, net	92
Other Current Assets	14
Commodity Derivative Assets	272
Oil and Gas Properties	3,650
Property, Plant and Equipment, Other	34
Other Assets	26

Amount attributable to assets acquired as of March 31, 2015	$4,097
Less proceeds from Rosetta equity offering subsequent to March 31, 2015 (4)	(31)

Goodwill as of March 31, 2015	$230

(1)	Based on 41,046,212 shares of Noble common stock at $45.75 per share (closing price as of June 9, 2015).
(2)	Based on 908,731 shares of Noble common stock at $45.75 per share (closing price as of June 9, 2015).
(3)	Based on 51,764 options to purchase Noble common stock.
(4)	Subsequent to March 31, 2015, Rosetta received $31 million of net proceeds associated with an underwritten public offering of 1.8 million shares of common stock. As the transaction occurred subsequent to March 31, 2015, no pro forma adjustments have been included in the pro forma financial information to include the impact of the offering. However, the fair value associated with these shares was considered in the calculation of goodwill.

Noble has agreed to acquire Rosetta for per-share consideration consisting of 0.542 of a share of Noble’s common stock for each share of Rosetta’s outstanding common stock, including Rosetta’s outstanding equity awards which will result in Noble issuing approximately $1.9 billion of common shares. Based on the closing price of Noble’s common stock of $45.75 on June 9, 2015, the proposed transaction has a preliminary value of approximately $3.8 billion, including the fair value of Rosetta’s long-term debt assumed of $1.9 billion.

Goodwill recognized is primarily attributable to the excess of the consideration transferred over the acquisition-date identifiable assets acquired net of liabilities assumed, measured in accordance with GAAP. Because the merger will be non-taxable, Rosetta’s tax basis in the assets and liabilities will carry over to Noble.

From the date prior to the transaction’s initial public announcement to June 9, 2015, the preliminary value of Noble’s purchase consideration to be transferred had decreased approximately $141 million, as a result of the decrease in Noble’s share price from $49.12 to $45.75. The final value of Noble consideration will be determined based on the actual number of Noble shares issued and the market price of Noble’s common stock on the closing date of the merger. A ten percent increase or decrease in the closing price of Noble’s common stock, as compared to the June 9, 2015 closing price of $45.75, would increase or decrease the purchase price by approximately $192 million, assuming all other factors are held constant.

The following adjustments have been made to the accompanying unaudited pro forma combined balance sheet as of March 31, 2015:

(a)	The allocation of the estimated fair value of consideration transferred (based on the closing price of Noble’s common stock as of June 9, 2015) to the estimated fair value of the assets acquired and liabilities assumed resulted in the following purchase price allocation adjustments:

•	a $2.7 billion decrease in Rosetta’s gross book basis of oil and gas properties to reflect them at fair value;

•	$230 million in goodwill associated with the transaction;

•	a $94 million increase in Rosetta’s long-term senior notes to reflect them at fair value;

•	a net $145 million increase in deferred tax liabilities associated with the transaction;

•	a $17 million increase in Rosetta’s asset retirement obligations to reflect them at fair value; and

(b)	Reflects the elimination of Rosetta’s historical accumulated depreciation, depletion and amortization (“DD&A”) balances.

(c)	Reflects the netting of Rosetta’s $85 million federal deferred tax asset against $230 million of deferred tax liability resulting from the step-up in book basis of oil and gas properties.

(d)	Reflects the impact of estimated transaction costs of $53 million expected to be incurred by Noble and Rosetta in connection with the merger, including estimated underwriting, banking, legal and accounting fees that are not capitalizable as part of the transaction. These costs are not reflected in the historical March 31, 2015 balance sheets of Noble and Rosetta, but are reflected in the unaudited pro forma balance sheet as an increase to liabilities and a reduction of equity as they will be expensed by Noble and Rosetta as incurred. These amounts and their corresponding tax effect have not been reflected in the pro forma statements of operations due to their nonrecurring nature.

(e)	Reflects the estimated increase in Noble’s common stock and additional paid-in capital resulting from the issuance of Noble shares to Rosetta stockholders to effect the transaction as follows (in millions, except share and per share amounts):

Noble common shares to be issued	41,046,212
Noble common shares to be issued subject to Rosetta equity awards	908,731

Total shares to be issued	41,954,943
Price per share of Noble’s common stock on June 9, 2015	$45.75
Fair value of common stock and equity based awards to be issued	$1,917
Fair value of Rosetta options to be assumed by Noble	$1

Total fair value of Noble equity to be issued	$1,918
Less proceeds from Rosetta equity offering subsequent to March 31, 2015	$(31)
Increase in Noble’s common stock ($0.01 par value per share) as of March 31, 2015	$0

Increase in Noble’s additional paid-in capital as of March 31, 2015	$1,887

(f)	Reflects the elimination of Rosetta’s historical equity balances in accordance with the acquisition method of accounting

Note 3. Adjustments to the Unaudited Pro Forma Combined Statements of Operations

The following adjustments have been made to the accompanying unaudited pro forma combined statements of operations for the three months ended March 31, 2015 and the year ended December 31, 2014:

(g)	Reflects additional exploration expense related to Rosetta’s geological and geophysical costs and delay rentals, which were previously capitalized under the full cost method of accounting for oil and natural gas properties.

(h)	Reflects the elimination of Rosetta’s DD&A expense calculated under the full cost method of accounting for oil and natural gas properties, partially offset by the impact of DD&A expense calculated under the successful efforts method of accounting for oil and natural gas properties.

(i)	Reflects the elimination of the $798 million impairment charge resulting from Rosetta’s capitalized oil and gas properties exceeding the calculated ceiling amount under the full cost method of accounting for oil and natural gas properties for the three months ended March 31, 2015, and for the additional impairment charge of $51 million associated with Rosetta’s impairment of undeveloped leasehold and associated capitalized interest for the year ended December 31, 2014 calculated under the successful efforts method.

(j)	Reflects additional other operating expense related to Rosetta’s drilling rig termination fees, which were previously capitalized under the full cost method of accounting for oil and natural gas properties.

(k)	Reflects the income tax effects of the pro forma adjustments presented.

(l)	Reflects Noble’s common stock estimated to be issued to Rosetta stockholders.

Note 4. Supplemental Pro Forma Oil, Natural Gas and NGL Reserves Information

The following tables present the estimated pro forma combined net proved developed and undeveloped oil, natural gas and NGL reserves as of December 31, 2014, along with a summary of changes in quantities of net remaining proved reserves during the year ended December 31, 2014. The pro forma reserve information set forth below gives effect to the merger as if the transaction had occurred on January 1, 2014.

	Crude Oil and Condensate (MMBbls)
	Noble Historical United States	Rosetta Historical	Noble Pro Forma Combined United States	Noble Historical Equatorial Guinea	Noble Historical Other Int’l	Noble Pro Forma Combined Total
Balance - December 31, 2013	236	66	302	77	9	388
Revisions of Previous Estimates	(5)	—	(5)	1	—	(4)
Extensions, Discoveries and Other Additions	30	8	38	—	—	38
Purchase of Minerals in Place	—	1	1	—	—	1
Sale of Minerals in Place	—	—	—	—	(5)	(5)
Production	(25)	(7)	(32)	(13)	(1)	(46)

Balance - December 31, 2014	236	68	304	65	3	372

Proved Developed Reserves as of
December 31, 2013	102	23	125	64	8	197
December 31, 2014	119	31	150	52	3	205
Proved Undeveloped Reserves as of
December 31, 2013	134	44	178	12	2	192
December 31, 2014	117	37	154	13	—	167

	Natural Gas and Casinghead Gas (Bcf)
	Noble Historical United States	Rosetta Historical	Noble Pro Forma Combined United States	Noble Historical Equatorial Guinea	Noble Historical Israel	Noble Historical Other Int’l	Noble Pro Forma Combined Total
Balance - December 31, 2013	2,656	677	3,333	691	2,479	2	6,505
Revisions of Previous Estimates	58	(21)	37	11	21	—	69
Extensions, Discoveries and Other Additions	433	50	483	—	—	—	483
Purchase of Minerals in Place	—	1	1	—	—	—	1
Sale of Minerals in Place	(154)	—	(154)	—	—	(2)	(156)
Production	(189)	(52)	(241)	(89)	(84)	—	(414)

Balance - December 31, 2014	2,804	655	3,459	613	2,416	—	6,488

Proved Developed Reserves as of
December 31, 2013	1,212	217	1,429	457	2,046	2	3,934
December 31, 2014	1,459	332	1,791	377	1,973	—	4,141
Proved Undeveloped Reserves as of
December 31, 2013	1,444	459	1,903	234	433	—	2,570
December 31, 2014	1,345	323	1,668	236	443	—	2,347

	NGLs (MMBbls)
	Noble Historical United States	Rosetta Historical	Noble Pro Forma Combined United States	Noble Historical Equatorial Guinea	Noble Historical Other Int’l	Noble Pro Forma Combined Total
Balance - December 31, 2013	95	99	194	18	—	212
Revisions of Previous Estimates	7	6	13	—	—	13
Extensions, Discoveries and Other Additions	18	8	26	—	—	26
Purchase of Minerals in Place	—	—	—	—	—	—
Sale of Minerals in Place	—	—	—	—	—	—
Production	(7)	(8)	(15)	(3)	—	(18)

Balance - December 31, 2014	113	105	218	15	—	233

Proved Developed Reserves as of
December 31, 2013	44	32	76	11	—	87
December 31, 2014	64	52	116	8	—	124
Proved Undeveloped Reserves as of
December 31, 2013	51	68	119	7	—	126
December 31, 2014	49	52	101	7	—	108

The pro forma standardized measure of discounted future net cash flows relating to proved oil, natural gas and NGL reserves as of December 31, 2014 is as follows (in millions):

	Noble Historical United States	Rosetta Historical	Noble Pro Forma Combined United States	Noble Historical Equatorial Guinea	Noble Historical Israel	Noble Historical Other Int’l	Noble Pro Forma Combined Total
December 31, 2014
Future Cash Inflows	36,352	11,545	47,897	7,402	15,110	11	70,420
Future Production Costs	10,337	3,833	14,170	2,294	1,829	8	18,301
Future Development Costs	7,272	1,488	8,760	186	724	100	9,770
Future Income Tax Expense	5,448	1,241	6,689	1,075	2,365	—	10,129

Future Net Cash Flows	13,295	4,983	18,278	3,847	10,192	(97)	32,220
10% Annual Discount for Estimated Timing of Cash Flows	6,040	2,366	8,406	995	6,240	(17)	15,624

Standardized Measure of Discounted Future Net Cash Flows	7,255	2,617	9,872	2,852	3,952	(80)	16,596

The changes in the pro forma standardized measure of discounted future net cash flows relating to proved oil, natural gas and NGL reserves for the year ended December 31, 2014 are as follows (in millions):

	Noble Historical	Rosetta Historical	Noble Pro Forma Combined Total
December 31, 2014
Standardized Measure of Discounted Future Net Cash Flows, Beginning of Year	14,090	2,294	16,384
Changes in Standardized Measure of Discounted Future Net Cash Flows
Sales of Oil and Gas Produced, Net of Production Costs	(4,027)	(783)	(4,810)
Net Changes in Prices and Production Costs	(1,090)	(275)	(1,365)
Extensions, Discoveries and Improved Recovery, Less Related Costs	1,457	397	1,854
Changes in Estimated Future Development Costs	(2,179)	52	(2,127)
Development Costs Incurred During the Period	4,042	504	4,546
Revisions of Previous Quantity Estimates	162	22	184
Purchases of Minerals in Place	—	37	37
Sales of Minerals in Place	(268)	—	(268)
Accretion of Discount	1,919	301	2,220
Net Changes in Income Taxes	671	94	765
Change in Timing of Estimated Future Production and Other	(798)	(26)	(824)

Aggregate Change in Standardized Measure of Discounted Future Net Cash Flows	(111)	323	212

Standardized Measure of Discounted Future Net Cash Flows, End of Year	13,979	2,617	16,596

DESCRIPTION OF NOBLE CAPITAL STOCK

This section of the proxy statement/prospectus summarizes the material terms of Noble’s capital stock that will be in effect if the merger is completed. You are encouraged to read the Noble certificate of incorporation, which is incorporated by reference as Exhibit 3.1 to this proxy statement/prospectus, the Noble bylaws, which is incorporated by reference as Exhibit 3.2 to this proxy statement/prospectus, and the DGCL for greater detail on the provisions that may be important to you. All references within this section to common stock mean the common stock of Noble unless otherwise noted.

Authorized Capital Stock of Noble

The Noble certificate of incorporation provides that the total number of shares of capital stock which may be issued by Noble is 1,004,000,000, and the designation, the number of authorized shares and the par value of the shares of each class or series is as follows:

Designation	Class	No. of Shares Authorized	No. of Shares Issued and Outstanding	Par Value
Common Stock	Common	1,000,000,000	387,039,658	$0.01
Preferred Stock	Preferred	4,000,000	0	$1.00

All outstanding shares of Noble common stock are fully paid and nonassessable.

Description of Noble Common Stock

Dividends

Holders of Noble common stock are entitled to receive dividends when, as and if declared by Noble’s board of directors, out of funds legally available for their payment (subject to the rights of holders of the preferred stock, if any).

Voting Rights

Each holder of Noble common stock is entitled to one vote per share. Subject to the rights, if any, of the holder of any series of preferred stock pursuant to applicable law or the provisions of the certificate of designations creating that series, all voting rights are vested in the holders of shares of common stock. The holders of Noble’s common stock are not entitled to cumulate their votes for the election of directors. The Noble board of directors is not classified.

Generally, the vote of the holders of a majority of the total number of votes of Noble capital stock represented at a meeting and entitled to vote on a matter is required in order to approve such matter. Certain extraordinary transactions and other actions require supermajority votes, including but not limited to the supermajority voting provisions described below in “—Delaware Anti-takeover Law.”

Rights Upon Liquidation

In the event of Noble’s voluntary or involuntary liquidation, dissolution or winding up, the holders of common stock will be entitled to share equally in any of Noble’s assets available for distribution after the payment in full of all debts and distributions and after the holders of all series of outstanding preferred stock, if any, have received their liquidation preferences in full.

Miscellaneous

Holders of shares of Noble common stock are not entitled to preemptive rights. Shares of Noble common stock are not convertible into shares of any other class of capital stock. There are no redemption, purchase, retirement or sinking fund provisions applicable to the common stock. The approval of 75% of Noble’s outstanding voting stock is required for a merger or consolidation or the sale of all or substantially all of Noble’s assets.

Transfer Agent

The transfer agent and registrar for Noble’s common stock is Wells Fargo Shareowner Services, P.O. Box 6495, St. Paul, MN 55164-0945.

Delaware Anti-takeover Law

Noble is subject to Section 203 of the DGCL. Section 203 provides that, subject to certain exceptions specified in the law, a Delaware corporation shall not engage in certain “business combinations” with any “interested stockholder” for a three-year period following the time that the stockholder became an interested stockholder unless:

•	prior to such time, the Noble board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock outstanding at the time the transaction commenced, excluding certain shares; or

•	at or subsequent to that time, the business combination is approved by the Noble board of directors and by the affirmative vote of holders of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years did own, 15% or more of Noble’s voting stock.

Under certain circumstances, Section 203 makes it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three-year period. The provisions of Section 203 may encourage companies interested in acquiring Noble to negotiate in advance with the Noble board of directors because the stockholder approval requirement would be avoided if the Noble board of directors approves either the business combination or the transaction that results in the stockholder becoming an interested stockholder. These provisions also may make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Description of Noble Preferred Stock

Noble’s certificate of incorporation authorizes the Noble board of directors to cause preferred stock to be issued in one or more series, without stockholder action.

Noble’s board of directors is authorized to determine the number of shares of each series, and the rights, preference and limitations of each series. Noble may amend its certificate of incorporation to increase the number of authorized shares of preferred stock in a manner permitted by the certificate of incorporation and the DGCL.

The particular terms of any series of preferred stock will be set by Noble’s board of directors for that series of preferred stock. Those terms may include:

(1) The number of shares of the series of preferred stock being offered;

(2) Voting rights, if any, of the series of preferred stock;

(3) The title and liquidation preference per share of that series of the preferred stock;

(4) The purchase price of the preferred stock;

(5) The dividend rate (or method for determining dividend rates);

(6) The dates on which dividends will be paid;

(7) Whether dividends on that series of preferred stock will be cumulative or noncumulative and, if cumulative, the dates from which dividends will begin to accumulate;

(8) Any redemption or sinking fund provisions applicable to that series of preferred stock;

(9) Any conversion provisions applicable to that series of preferred stock; and

(10) Any additional dividend, liquidation, redemption, sinking fund and other rights and restrictions applicable to that series of preferred stock.

The following summary is not complete. You should refer to the certificate of designations relating to the series of the preferred stock for the complete terms of that preferred stock.

The preferred stock will, when issued, be fully paid and nonassessable. Unless otherwise specified in the terms of the preferred stock series, if Noble liquidates, dissolves or winds-up its business, each series of preferred stock will have the same rank as to dividends and distributions as each other series of the preferred stock Noble may issue in the future. The preferred stock will have no preemptive rights.

Dividend Rights

Holders of preferred stock of each series will be entitled to receive, when, as and if declared by the Noble board of directors, cash dividends at the rates and on the dates set forth by the board of directors. Dividend rates may be fixed or variable or both. Different series of preferred stock may be entitled to dividends at different dividend rates or based upon different methods of determination. Each dividend will be payable to the holders of record as they appear on Noble’s stock books on record dates determined by Noble’s board of directors.

Dividends on any series of the preferred stock may be cumulative or noncumulative, as specified in the terms of the preferred stock. If the Noble board of directors fails to declare a dividend on any series of preferred stock for which dividends are noncumulative, then the right to receive that dividend will be lost, and Noble will have no obligation to pay the dividend for that dividend period, whether or not dividends are declared for any future dividend period.

Noble may not declare or pay any full dividends on any series of preferred stock, unless Noble has declared and paid, or contemporaneously declares and pays, full dividends for the dividend period commencing after the immediately preceding dividend payment date (and cumulative dividends still owing, if any) on all other series of preferred stock that have the same rank as, or rank senior to, that preferred stock. When Noble does not pay those dividends in full, Noble will declare dividends pro rata, so that the amount of dividends declared per share on that series of preferred stock and on each other series of preferred stock having the same rank as, or ranking senior to, that series of preferred stock will in all cases bear to each other the same ratio that accrued dividends per share on that series of preferred stock and the other preferred stock bear to each other. In addition, Noble generally may not declare or pay any dividends on its common stock or redeem or purchase any common stock, unless it has paid full dividends, including cumulative dividends still owing, if any, on all outstanding shares of any series of preferred stock. Noble will not pay any interest, or sum of money in lieu of interest, in connection with any dividend payment or payments that may be in arrears.

Unless otherwise described in the terms of the preferred stock, Noble will compute the amount of dividends payable for each dividend period by annualizing the applicable dividend rate and dividing by the number of dividend periods in a year, except that Noble will compute the amount of dividends payable for the initial dividend period or any period shorter than a full dividend period on the basis of a 360-day year consisting of twelve 30-day months and, for any period less than a full month, the actual number of days elapsed in the period.

Rights Upon Liquidation

If Noble liquidates, dissolves or winds-up its affairs, either voluntarily or involuntarily, the holders of each series of preferred stock will be entitled to receive liquidating distributions in the amount set forth in the terms relating to that series of preferred stock, plus an amount equal to accrued and unpaid dividends, if any, before any distribution of assets is made to the holders of common stock. If the amounts payable with respect to preferred stock of any series and any stock having the same rank as that series of preferred stock are not paid in full, the holders of preferred stock and of the other stock will share ratably in any distribution of assets in proportion to the full respective preferential amounts to which they are entitled. After the holders of each series of preferred stock and any stock having the same rank as the preferred stock are paid in full, they will have no right or claim to any of Noble’s remaining assets. Neither the sale of all or substantially all our property or business nor a merger or consolidation by Noble with any other corporation will be considered a dissolution, liquidation or winding up of Noble’s business or affairs.

Redemption

A series of preferred stock may be redeemable, in whole or in part, at Noble’s option. In addition, any series of preferred stock may be subject to mandatory redemption pursuant to a sinking fund. Any redemption provisions that apply to a series of preferred stock, including the redemption dates and the redemption prices for that series, will be set forth in the terms relating to that series.

If a series of preferred stock is subject to mandatory redemption, the terms relating to the series will specify the year Noble can begin to redeem shares of the preferred stock, the number of shares of the preferred stock Noble can redeem each year, and the redemption price per share. Noble may pay the redemption price in cash, stock or in cash that it has received specifically from the sale of its capital stock, as specified in the terms of the preferred stock. If the redemption price is to be paid only from the proceeds of the sale of Noble’s capital stock, the terms of the series of preferred stock may also provide that, if no capital stock is sold or if the amount of cash received is insufficient to pay in full the redemption price then due, the series of preferred stock will automatically be converted into shares of the applicable capital stock pursuant to conversion provisions specified in the terms of the preferred stock.

If fewer than all the outstanding shares of any series of preferred stock are to be redeemed, whether by mandatory or optional redemption, Noble’s board of directors will determine the method for selecting the shares to be redeemed, which may be by lot or pro rata or by any other method determined to be equitable. From and after the redemption date, dividends will cease to accrue on the shares of preferred stock called for redemption and all rights of the holders of those shares (except the right to receive the redemption price) will cease.

If Noble has not paid full dividends, including accrued but unpaid dividends, if any, on any series of preferred stock, Noble may not redeem that series in part and Noble may not purchase or acquire any shares of that series of preferred stock, except by any offer made on the same terms to all holders of that series of preferred stock.

Voting Rights

Except as indicated in the terms of the preferred stock, or except as expressly required by applicable law, the holders of preferred stock will not be entitled to vote.

COMPARISON OF RIGHTS OF STOCKHOLDERS OF ROSETTA AND NOBLE

Both Noble and Rosetta are incorporated under the laws of the State of Delaware and, accordingly, the rights of the stockholders of each are currently governed by the DGCL. The combined company will continue to be a Delaware corporation following completion of the merger and will be governed by the DGCL.

Upon completion of the merger, the Rosetta stockholders will become Noble stockholders. The rights of the former Rosetta stockholders and the Noble stockholders will therefore be governed by the DGCL and the certificate of incorporation and the bylaws of Noble, each as amended from time to time.

The following description summarizes the material differences that may affect the rights of the stockholders of Noble and Rosetta, but is not a complete statement of all those differences, or a complete description of the specific provisions referred to in this summary. Stockholders should read carefully the relevant provisions of the DGCL and the respective certificates of incorporation and bylaws of Noble and Rosetta. For more information on how to obtain the documents that are not attached to this proxy statement/prospectus, see “Where You Can Find More Information” beginning on page 154.

	Rights of Rosetta Stockholders	Rights of Noble Stockholders
Outstanding Capital Stock	Rosetta has outstanding only one class of common stock. Holders of Rosetta common stock are entitled to all of the respective rights and obligations provided to common stockholders under Delaware law and Rosetta’s certificate of incorporation and bylaws.	Noble has outstanding only one class of common stock. Holders of Noble common stock are entitled to all of the respective rights and obligations provided to common stockholders under Delaware law and Noble’s certificate of incorporation and bylaws.

Authorized Capital Stock	The authorized capital stock of Rosetta consists of 150,000,000 shares of common stock, $0.001 par value per share, and 5,000,000 shares of preferred stock, $0.001 par value per share. As of May 29, 2015, no shares of Rosetta preferred stock were outstanding and Rosetta has no present plans to issue any shares of Rosetta preferred stock.	The authorized capital stock of Noble consists of 1,000,000,000 shares of common stock, $0.01 par value per share, and 4,000,000 shares of preferred stock, $1.00 par value per share. As of May 29, no shares of Noble preferred stock were outstanding and Noble has no present plans to issue any shares of Noble preferred stock.

Special Meetings of Stockholders	Under the DGCL, a special meeting of stockholders may be called by the board of directors or by any other person authorized to do so in the certificate of incorporation or bylaws.

Rosetta’s bylaws provide that a special meeting of stockholders may be called only by the chairman of the board or the chief executive officer or by the chief executive officer or secretary at the written request of a majority of the board of directors.

Noble’s bylaws provide that a special meeting of stockholders may be called by a majority of the Noble board of directors or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote.

Stockholder Proposals and Nominations of Candidates for Election to the Board of Directors	Rosetta’s bylaws allow stockholders to propose business to be brought before an annual meeting and allow stockholders who are entitled to vote in the election of directors to nominate candidates for election to the Rosetta board.	Noble’s bylaws allow stockholders to propose business to be brought before an annual meeting and allow stockholders who are entitled to vote in the election of directors to nominate candidates for election to the Noble board of directors.

	Rights of Rosetta Stockholders	Rights of Noble Stockholders
	Such proposals and nominations, however, may only be brought by a stockholder who has given timely notice in proper written form to Rosetta’s Secretary prior to the meeting.	Such proposals and nominations, however, may only be brought by a stockholder who has given timely notice in proper written form to Noble’s Corporate Secretary prior to the meeting.

	In connection with an annual meeting, to be timely, notice of such proposals and nominations must be received by Rosetta’s Secretary not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is not within 45 days before or after the anniversary of the preceding year’s annual meeting, notice by the stockholder must be received not earlier than opening of business on the 120th day before the meeting and not later than the later of the close of business on the 90th day before the meeting or the close of business on the 10th day following the day on which public announcement of the date of the annual meeting is first made.	In connection with an annual meeting, to be timely, notice of such proposals and nominations must be received by Noble’s Corporate Secretary not less than 120 days prior to the first anniversary of the immediately preceding year’s annual meeting of stockholders; provided, however, that if the date of the annual meeting is not within 30 days before or after the anniversary of the preceding year’s annual meeting, notice by the stockholder must be received not later than close of business on the tenth day following the day on which notice of such meeting was mailed or public disclosure of the date of the annual meeting was made by Noble, whichever first occurs.

	In connection with a special meeting, if the Rosetta board has previously determined that directors are to be elected at a special meeting, notice for nominations must be received not earlier than the opening of business on the 120th day before the meeting and not later than the later of the close of business on the 90th day before the meeting or the close of business on the tenth day following the day on which public announcement of the date of the special meeting is first made.	In connection with a special meeting, if the Noble board of directors has previously determined that directors are to be elected at a special meeting, a stockholder may submit nominations so long as notice of such nomination is received at Noble’s principal executive office no later than the close of business on the seventh day following the earlier of the day on which notice of the meeting was mailed or public disclosure of the meeting date was made.

Stockholder Action by Written Consent	The DGCL allows action by written consent to be made by the holders of the minimum number of votes that would be needed to approve such a matter at an annual or special meeting of stockholders if all shares entitled to vote thereat were present and voted, unless this right to act by written consent is denied in the certificate of incorporation.

	Rosetta’s certificate of incorporation and bylaws provide that the stockholders may act by written consent only if all members of the board consent thereto in writing.	Noble’s certificate of incorporation provides that the stockholders may act by written consent in a manner prescribed by statute.

Number of Directors	The DGCL provides that the board of directors of a Delaware corporation must consist of one or more directors as fixed by the corporation’s certificate of incorporation or bylaws.

	Rights of Rosetta Stockholders	Rights of Noble Stockholders
Rosetta’s bylaws provide that the number of directors constituting the whole Rosetta board is to be determined from time to time by resolution of the board; provided that the Rosetta board of directors may not consist of less than three directors. There are currently seven directors serving on the Rosetta board.

Noble’s certificate of incorporation and bylaws provide that the number of directors constituting the whole Noble board of directors is to be determined from time to time by the vote of a majority of the directors then in office; provided, that the Noble board of directors may consist of not less than three nor more than fifteen directors. There are currently ten positions authorized and ten directors serving on the Noble board of directors.

Upon completion of the merger, there will be eleven positions authorized and eleven directors serving on the board of directors of the combined company.

Election of Directors	The DGCL provides that, unless the certificate of incorporation or bylaws provide otherwise, directors will be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote thereon.

	Rosetta’s bylaws provide a director nominee is elected if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election; provided that if the number of nominees exceeds the number of directors to be elected, director nominees are elected by the vote of the plurality of the votes cast. Any vacancy on the board of directors resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by the sole remaining director. Directors hold office until their successors are duly elected and qualified.	Noble’s bylaws provide that a director nominee is elected if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election at a meeting at which a quorum is present; provided, however, that director nominees are elected by the vote of the plurality of the votes cast at any meeting for which the Secretary receives proper advance notice of a director nominee from a stockholder. Any vacancy on the board of directors (whether resulting from an increase in the total number of directors or the departure of one of the directors) may be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum. Each director is elected annually.

Limitation on Liability of Directors	Rosetta’s certificate of incorporation provides that no director of Rosetta will be personally liable to Rosetta or any of its stockholders for monetary damages for breach of fiduciary duty as a director of Rosetta, except for liability (i) for any breach of the director’s duty of loyalty to Rosetta or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.	Noble’s certificate of incorporation provides that no director of Noble will be personally liable to Noble or any of its stockholders for monetary damages for breach of fiduciary duty as a director of Noble; provided, however, that personal liability of a director will not be eliminated or limited (i) for any breach of such director’s duty of loyalty to Noble or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transactions from which such director derived an improper personal benefit.

	Rights of Rosetta Stockholders	Rights of Noble Stockholders
Indemnification of Directors and Officers

Under the DGCL, a Delaware corporation must indemnify its present or former directors and officers against expenses (including attorneys’ fees) actually and reasonably incurred to the extent that the officer or director has been successful on the merits or otherwise in defense of any action, suit or proceeding brought against him or her by reason of the fact that he or she is or was a director or officer of the corporation.

The DGCL generally permits a Delaware corporation to indemnify directors and officers against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement of any action or suit for actions taken in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action, which they had no reasonable cause to believe was unlawful; provided, that in an action by or in the right of the corporation such indemnification is limited to expenses (including attorneys’ fees).

Rosetta’s bylaws provide that Rosetta will, to the fullest extent permitted by law, indemnify any person made party to any action or proceeding by reason of the fact that the person is or was a director or officer of Rosetta or was serving at Rosetta’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

Noble’s bylaws provide that Noble will, to the fullest extent permitted by law, indemnify any person made party to any action or proceeding by reason of the fact that the person is or was a director or officer of Noble. Noble may indemnify any person made party to a proceeding by reason of the fact that the person is or was an employee or agent of Noble.

The DGCL and Rosetta’s bylaws permit Rosetta to maintain insurance to protect any person who is or was a director or officer of Rosetta, or is or was serving at the request of Rosetta as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, whether or not Rosetta would have the power to indemnify such person against such liability under applicable law, Rosetta’s certificate of incorporation or bylaws.

The DGCL and Noble’s bylaws permit Noble to maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of Noble or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not Noble would have the power to indemnify such person against such expense, liability or loss under applicable law.

Amendments to Certificate of Incorporation	Under the DGCL, an amendment to the certificate of incorporation requires (i) the approval of the board of directors, (ii) the approval of a majority of the outstanding stock entitled to vote upon the proposed amendment and (iii) the approval of the holders of a majority of the outstanding stock of each class entitled to vote thereon as a class.
	Rosetta’s certificate of incorporation may be altered, changed or repealed in the manner prescribed by statute.	Noble’s certificate of incorporation provides that it may be altered, changed or repealed in the manner prescribed by statute.

	Rights of Rosetta Stockholders	Rights of Noble Stockholders
Amendments to Bylaws	The Rosetta certificate of incorporation and bylaws provide that the Rosetta board may adopt, amend or repeal any of Rosetta’s bylaws, but any bylaws adopted by the board may be amended or repealed by the stockholders entitled to vote thereon.	The Noble bylaws provide that the bylaws may be altered, amended or repealed or new Noble bylaws may be adopted by the stockholders or by the board of directors of Noble, when such power is conferred upon the board of directors by the Noble certificate of incorporation, at any regular meeting of the stockholders or of the board of directors or at any special meeting of the stockholders or of the board of directors if notice of the amendment is contained in the notice of the special meeting.

Certain Business Combinations	Section 203 of the DGCL prohibits a Delaware corporation from engaging in a business combination with a stockholder that owns more than 15% of the outstanding voting stock, or a stockholder acquiring more than 15% but less than 85% of the corporation’s outstanding voting stock, for three years following the time that person becomes an “interested stockholder” unless (i) prior to such time, the board of directors approves either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, or (ii) the business combination is approved by the board of directors and by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.
	Rosetta has not opted out of Section 203 of the DGCL.	Noble has not opted out of Section 203 of the DGCL.

Stockholder Rights Plan	Rosetta does not currently have a stockholder rights plan.	Noble does not currently have a stockholder rights plan.

LEGAL MATTERS

The validity of the Noble common stock will be passed upon for Noble by Arnold J. Johnson, Senior Vice President, General Counsel and Secretary of Noble, and certain U.S. federal income tax matters will be passed upon for Noble by Skadden, Arps, Slate, Meagher & Flom LLP, and certain U.S. federal income tax matters will be passed upon for Rosetta by Latham & Watkins LLP.

EXPERTS

The consolidated financial statements of Noble as of December 31, 2014 and 2013, and for each of the years in the three-year period ended December 31, 2014, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2014 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Certain information with respect to the oil and gas reserves associated with Noble’s oil and gas prospects is confirmed in the audit reports of Netherland, Sewell & Associates, Inc., an independent petroleum consulting firm, and has been included in this proxy/registration statement, and incorporated by reference herein, upon the authority of said firm as experts with respect to the matters covered by such reports and in giving such reports.

The consolidated financial statements of Rosetta as of December 31, 2014 and 2013, and for each of the three years in the period ended December 31, 2014, and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) as of December 31, 2014 incorporated in this Prospectus by reference to Rosetta’s Annual Report on Form 10-K for the year-ended December 31, 2014 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

Certain information with respect to the oil and gas reserves associated with Rosetta’s oil and gas prospects is confirmed in the audit reports of Netherland, Sewell & Associates, Inc., an independent petroleum consulting firm, and has been included in this proxy/registration statement, and incorporated by reference herein, upon the authority of said firm as experts with respect to the matters covered by such reports and in giving such reports.

DATES FOR SUBMISSION OF STOCKHOLDER PROPOSALS FOR 2016 ANNUAL MEETINGS

Noble

In order for stockholder proposals submitted under Rule 14a-8 of the Exchange Act to be presented at Noble’s 2016 annual meeting of stockholders and included in its proxy statement and form of proxy relating to that meeting, the proposals must be received no later than December 23, 2015 by Noble’s Secretary via mail to Noble Energy, Inc., 1001 Noble Energy Way, Houston, TX 77070. Any change of address will be posted on the Noble website at www.nobleenergyinc.com, which Noble stockholders should verify prior to any mailing to Noble’s Secretary.

In addition, Noble stockholders may present business at a stockholder meeting without having submitted the proposal under Rule 14a-8 as discussed above. For business to be properly brought or nominations of persons for election to the Noble board to be properly brought at the time of the 2016 annual meeting of stockholders, notice must be received by the Secretary of Noble at the address in the preceding paragraph (or as may be updated on the Noble website) no later than December 30, 2015; provided, however, that in the event that the annual meeting is called for a date that is not within 30 calendar days before or after April 28, 2016 (the anniversary date of the immediately preceding annual meeting), notice by the stockholder to be timely must be received no later than the close of business on the tenth day following the earlier of the day on which notice of Noble’s 2016 annual meeting of stockholders was mailed or public disclosure of such date was made. The notice must comply with the requirements of Article II, Section 2(b) or Article III, Section 1(h) of Noble’s bylaws, as applicable.

Rosetta

Rosetta held its 2015 annual meeting of stockholders on May 15, 2015. If the merger is completed, Rosetta does not expect to hold an annual meeting of stockholders in 2016. In that case, stockholder proposals must be submitted to the Corporate Secretary of Noble in accordance with the procedures described above. If the merger is not completed, Rosetta will hold a 2016 annual meeting of stockholders.

Any Rosetta stockholder who wants to present a proposal at Rosetta’s 2016 annual meeting of stockholders and have that proposal set forth in the proxy statement and form of proxy mailed in conjunction with that meeting must submit their proposal in writing to the Company’s principal executive offices at 1111 Bagby, Suite 1600, Houston, Texas 77002; Attn.: Corporate Secretary. Under Rule 14a-8 of the Exchange Act, proposals that Rosetta stockholders intend to have included in Rosetta’s Proxy Statement and form of proxy for Rosetta’s 2016 annual meeting of stockholders must be received by Rosetta at the address above no later than December 11, 2015. If a stockholder intends to present a proposal for consideration at Rosetta’s 2016 annual meeting of stockholders without inclusion in the proxy statement and form of proxy, such proposal must comply with Rosetta’s Bylaws and any applicable rules and regulations of the SEC and be received by Rosetta at the address above no earlier than January 16, 2016 and no later than February 15, 2016.

WHERE YOU CAN FIND MORE INFORMATION

Noble and Rosetta file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any of this information at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or 202-942-8090 for further information on the public reference room. The SEC also maintains an Internet website that contains reports, proxy statements and other information regarding issuers, including Noble and Rosetta, who file electronically with the SEC. The address of that site is www.sec.gov. The information contained on the SEC’s website is expressly not incorporated by reference into this proxy statement/prospectus.

Noble has filed with the SEC a registration statement on Form S-4 of which this proxy statement/prospectus forms a part. The registration statement registers the shares of Noble common stock to be issued to Rosetta stockholders in connection with the merger. The registration statement, including the attached exhibits and annexes, contains additional relevant information about Noble and Rosetta, respectively. The rules and regulations of the SEC allow Noble and Rosetta to omit certain information included in the registration statement from this proxy statement/prospectus.

In addition, the SEC allows Noble and Rosetta to disclose important information to you by referring you to other documents filed separately with the SEC. This information is considered to be a part of this proxy statement/prospectus, except for any information that is superseded by information included directly in this proxy statement/prospectus or incorporated by reference subsequent to the date of this proxy statement/prospectus as described below.

This proxy statement/prospectus incorporates by reference the documents listed below that Noble and Rosetta have previously filed with the SEC. They contain important information about the companies and their financial condition.

Noble SEC Filings

•	Annual report on Form 10-K for the fiscal year ended December 31, 2014;

•	Quarterly report on Form 10-Q for the quarter ended March 31, 2015; and

•	Current reports on Form 8-K filed on March 3, 2015, March 25, 2015, April 29, 2015 and May 11, 2015 (other than the portions of those documents not deemed to be filed pursuant to the rules promulgated under the Exchange Act).

Rosetta SEC Filings

•	Annual report on Form 10-K for the fiscal year ended December 31, 2014;

•	Quarterly report on Form 10-Q for the quarter ended March 31, 2015; and

•	Current reports on Form 8-K filed on March 13, 2015, May 11, 2015 and May 18, 2015 (other than the portions of those documents not deemed to be filed pursuant to the rules promulgated under the Exchange Act).

To the extent that any information contained in any report on Form 8-K, or any exhibit thereto, was furnished to, rather than filed with, the SEC, such information or exhibit is specifically not incorporated by reference.

In addition, Noble and Rosetta incorporate by reference any future filings they make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement/prospectus and before the date of the Rosetta special meeting (excluding any current reports on Form 8-K to the extent disclosure is furnished and not filed). Those documents are considered to be a part of this proxy statement/prospectus, effective as of the date they are filed. In the event of conflicting information in these documents, the information in the latest filed document should be considered correct.

You can obtain any of the other documents listed above from the SEC, through the SEC’s web site at the address indicated above, or from Noble or Rosetta, as applicable, by requesting them in writing or by telephone from the appropriate company at the following addresses and telephone numbers:

By Mail:	By Mail:

Noble Energy, Inc.	Rosetta Resources Inc.
1001 Noble Energy Way	1111 Bagby Street, Suite 1600
Houston, TX 77070	Houston, TX 77002
Attention: Company Secretary	Attention: Corporate Secretary
(281) 872-3100	(713) 335-4000

These documents are available from Noble or Rosetta, as the case may be, without charge, excluding any exhibits to them unless the exhibit is specifically listed as an exhibit to the registration statement of which this proxy statement/prospectus forms a part. You can also find information about Noble and Rosetta at their Internet websites at www.nobleenergyinc.com and www.rosettaresources.com, respectively. Information contained on these websites does not constitute part of this proxy statement/prospectus.

If you are a stockholder of Rosetta, you may also obtain documents incorporated by reference into this document by requesting them in writing or by telephone from Innisfree M&A Incorporated, Rosetta’s proxy solicitor, at the following address and telephone number:

Innisfree M&A Incorporated
501 Madison Avenue, 20th floor
New York, NY 10022
(888) 750-5834 (toll-free)
(212) 750-5833 (banks and brokers only)

If you are a stockholder of Rosetta and would like to request documents, please do so by to receive them before the Rosetta special meeting. If you request any documents from Noble or Rosetta, Noble or Rosetta will mail them to you by first class mail, or another equally prompt means, within one business day after Noble or Rosetta, as the case may be, receives your request.

This document is a prospectus of Noble and is a proxy statement of Rosetta for the Rosetta special meeting. Neither Noble nor Rosetta has authorized anyone to give any information or make any representation about the merger or Noble or Rosetta that is different from, or in addition to, that contained in this proxy statement/prospectus or in any of the materials that Noble or Rosetta has incorporated by reference into this proxy statement/prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

Annex A

Execution Version

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

NOBLE ENERGY, INC.,

BLUEBONNET MERGER SUB INC.

AND

ROSETTA RESOURCES INC.

DATED AS OF MAY 10, 2015

ARTICLE I CERTAIN DEFINITIONS		A-1
1.1	Certain Definitions	A-1
1.2	Terms Defined Elsewhere	A-10
1.3	Interpretation	A-13

ARTICLE II THE MERGER; EFFECTS OF THE MERGER		A-14
2.1	The Merger	A-14
2.2	Closing	A-14

ARTICLE III MERGER CONSIDERATION; EXCHANGE PROCEDURES		A-14
3.1	Merger Consideration	A-14
3.2	Rights As Stockholders; Share Transfers	A-15
3.3	Exchange of Certificates	A-15
3.4	Anti-Dilution Provisions	A-18
3.5	Treatment of Company Options; Company Restricted Shares and Company PSUs	A-18

ARTICLE IV ACTIONS PENDING MERGER		A-19
4.1	Conduct of Business by the Company	A-19
4.2	Conduct of Business by Parent	A-22

ARTICLE V REPRESENTATIONS AND WARRANTIES OF THE COMPANY		A-23
5.1	Organization, General Authority and Standing	A-23
5.2	Capitalization	A-24
5.3	Equity Interests in Other Entities	A-25
5.4	Power, Authority and Approvals of Transactions	A-25
5.5	No Violations or Defaults	A-26
5.6	Consents and Approvals	A-26
5.7	Financial Reports and the Company SEC Documents	A-26
5.8	Internal Controls and Procedures	A-27
5.9	Absence of Undisclosed Liabilities	A-28
5.10	Absence of Certain Changes or Events	A-28
5.11	Compliance with Applicable Law; Permits	A-29
5.12	Material Contracts	A-30
5.13	Environmental Matters	A-32
5.14	Reserve Report	A-33
5.15	Title to Properties	A-33
5.16	Litigation	A-36
5.17	Information Supplied	A-36
5.18	Tax Matters	A-36
5.19	Employee Benefits; Labor	A-37
5.20	Intellectual Property/IT	A-39
5.21	Financial Advisors	A-39
5.22	Regulatory Matters	A-39
5.23	Insurance Coverage	A-40
5.24	Affiliate Transactions	A-40
5.25	Fairness Opinion	A-40
5.26	No Other Representations and Warranties	A-40

ARTICLE VI REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB		A-40
6.1	Organization, General Authority and Standing	A-41
6.2	Capitalization	A-41
6.3	Power, Authority and Approvals of Transactions	A-42

A-i

6.4	No Violations or Defaults	A-42
6.5	Consents and Approvals	A-42
6.6	Financial Reports and Parent SEC Documents	A-43
6.7	Internal Controls and Procedures	A-43
6.8	Absence of Undisclosed Liabilities	A-44
6.9	Absence of Certain Changes or Events	A-44
6.10	Compliance with Applicable Law	A-44
6.11	Litigation	A-45
6.12	Information Supplied	A-45
6.13	Operations of Merger Sub	A-45
6.14	Tax Matters	A-45
6.15	Status under Section 203 of the DGCL	A-45
6.16	Employee Benefits	A-45
6.17	Insurance Coverage	A-45
6.18	No Other Representations and Warranties	A-46

ARTICLE VII COVENANTS		A-46
7.1	Consummation of the Merger	A-46
7.2	Registration Statement; Proxy Statement	A-48
7.3	Alternative Proposals; Change in Recommendation	A-49
7.4	Access to Information; Confidentiality	A-52
7.5	Public Statements	A-53
7.6	Confidentiality	A-53
7.7	Takeover Laws	A-54
7.8	New Common Shares Listed	A-54
7.9	Non-Competition Agreements	A-54
7.10	Indemnification; Directors’ and Officers’ Insurance	A-54
7.11	Notification of Certain Matters	A-56
7.12	Section 16 Matters	A-56
7.13	Employee Benefits	A-57
7.14	Certain Tax Matters	A-58
7.15	Transaction Litigation	A-58
7.16	Governance Matters	A-58
7.17	Target Debt and Termination of Mortgages	A-58

ARTICLE VIII CONDITIONS TO CONSUMMATION OF THE MERGER		A-59
8.1	Mutual Closing Conditions	A-59
8.2	Additional Company Conditions to Closing	A-59
8.3	Additional Parent Conditions to Closing	A-60

ARTICLE IX TERMINATION		A-61
9.1	Termination of Agreement	A-61
9.2	Procedure Upon Termination	A-61
9.3	Effect of Termination	A-61
9.4	Fees and Expenses	A-62

ARTICLE X MISCELLANEOUS		A-63
10.1	Amendment or Supplement; Waiver	A-63
10.2	Counterparts	A-63
10.3	Governing Law	A-63
10.4	Notices	A-63
10.5	Assignment	A-64
10.6	Entire Understanding; No Third-Party Beneficiaries	A-64
10.7	Severability	A-64
10.8	Jurisdiction	A-64

A-ii

10.9	Waiver of Jury Trial	A-65
10.10	No Recourse	A-65
10.11	Specific Performance	A-65
10.12	Survival	A-65

A-iii

Execution Version

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER, dated as of May 10, 2015 (this “Agreement”), is entered into by and among NOBLE ENERGY, INC., a Delaware corporation (“Parent”), BLUEBONNET MERGER SUB INC., a Delaware corporation and an indirect wholly owned subsidiary of Parent (“Merger Sub”), and ROSETTA RESOURCES INC., a Delaware corporation (the “Company” and, together with Parent and Merger Sub, the “Parties”).

RECITALS

WHEREAS, upon the terms and subject to the conditions of this Agreement and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), the Parties intend that: (i) Merger Sub will merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation in the Merger and an indirect wholly owned subsidiary of Parent (sometimes referred to in such capacity as the “Surviving Corporation”); and (ii) immediately thereafter the Company will merge (the “Second-Step Merger”), and together with the Merger, the “Integrated Mergers”) with and into NBL Texas, LLC (“NBL Texas”), with NBL Texas being the surviving company;

WHEREAS, for U.S. federal income tax purposes, it is intended that the Integrated Mergers shall together be treated as a single integrated transaction that qualifies as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and the Treasury Regulations promulgated thereunder, and this Agreement is intended to be, and is adopted as, a plan of reorganization for purposes of Sections 354 and 361 of the Code and within the meaning of Treasury regulation section 1.368-2(g);

WHEREAS, the Board of Directors of the Company (the “Company Board”) has (a) determined that it is in the best interests of the Company and the Company Stockholders (as defined herein) to enter into, and has declared advisable, this Agreement and the transactions contemplated hereby, including the Merger, (b) approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Merger, and (c) resolved to submit this Agreement to a vote of the Company Stockholders and recommend adoption of this Agreement by the Company Stockholders;

WHEREAS, the Board of Directors of Parent (the “Parent Board”) has (a) determined that it is in the best interests of Parent, and declared it advisable, to enter into this Agreement and the transactions contemplated hereby, including the Merger, and (b) approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Merger; and

WHEREAS, Parent will cause the sole stockholder of Merger Sub to adopt this Agreement promptly following its execution.

NOW, THEREFORE, in consideration of the premises and the respective representations, warranties, covenants, agreements and conditions contained herein, the Parties hereto agree as follows:

ARTICLE I

CERTAIN DEFINITIONS

1.1 Certain Definitions. As used in this Agreement, the following terms have the meanings set forth below:

“Affiliate” means, with respect to a specified Person, any other Person, whether now in existence or hereafter created, directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person. For purposes of this definition and the definition of Subsidiary, “control” (including, with correlative meanings, “controlling”, “controlled by” and “under common control with”) means, with respect to a Person, the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of equity interests, including but not limited to voting securities, by contract or agency or otherwise. Notwithstanding anything in this Agreement to the contrary, none of the CONE Midstream Companies shall constitute an Affiliate of Parent or Merger Sub or any of their respective Affiliates for any reason under this Agreement.

“Business Day” means any day which is not a Saturday, Sunday or other day on which banks are authorized or required to be closed in the City of Houston, Texas.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. §9601 et seq, as amended.

“Company Bylaws” means the Amended and Restated Bylaws of the Company, dated as of December 9, 2008, as amended on December 8, 2010 and as further amended on December 6, 2012.

“Company Charter” means the Certificate of Incorporation of the Company, dated as of June 3, 2005.

“Company Common Shares” means the shares of common stock, $0.001 par value per share, of the Company.

“Company Financial Advisor” means Morgan Stanley & Co. LLC, financial advisor to the Company.

“Company Option” means an award of an option to purchase Company Common Shares granted pursuant to a Company Stock Plan.

“Company PSU” means a performance share unit with respect to Company Common Shares granted pursuant to a Company Stock Plan.

“Company Restricted Share” means a restricted Company Common Share granted pursuant to a Company Stock Plan.

“Company Stock Plans” means the Company’s 2005 Long-Term Incentive Plan, the Company’s 2013 Long-Term Incentive Plan and the Company’s 2015 Long-Term Incentive Plan.

“Company Stockholders” means the holders of outstanding Company Common Shares.

“CONE Midstream Companies” means CONE Gathering, LLC, CONE Midstream GP LLC and CONE Midstream Partners LP and their respective Subsidiaries.

“Confidentiality Agreement” means that certain Confidentiality Agreement entered into by and between Parent and the Company dated as of March 16, 2015.

“Data Site” means the “Project Amphion” electronic data site established and maintained by the Company at services.intralinks.com.

“Derivative Transaction” means any swap transaction, option, warrant, forward purchase or sale transaction, futures transaction, cap transaction, floor transaction or collar transaction relating to one or more currencies, commodities, bonds, equity securities, loans, interest rates, catastrophe events, weather-related events, credit-related events or conditions or any indexes, or any other similar transaction (including any option with respect to any of these transactions) or combination of any of these transactions, including collateralized mortgage obligations or other similar instruments or any debt or equity instruments evidencing or embedding any such types of transactions, and any related credit support, collateral or other similar arrangements related to such transactions.

“Director and Officer Indemnification Agreements” means those certain Indemnification Agreements between the directors and officers of the Company and the Company which are listed in Section 5.12(a)(xiii) of the Company Disclosure Letter, as in effect on the date of this Agreement.

“Employee” means, as of any time, any individual employed by the Company or any of its Affiliates as of immediately prior to the Effective Time.

“Employee Benefit Plan” means:

(a) any “employee benefit plan” (within the meaning of Section 3(3) of ERISA), and

(b) any personnel policy (oral or written), share or unit option, restricted share or unit, share or unit purchase plan, equity compensation plan, phantom equity or appreciation rights plan, bonus plan or arrangement, incentive award plan or arrangement, vacation or holiday pay policy, retention or severance pay plan, policy or agreement, deferred compensation agreement or arrangement, change in control, hospitalization or other medical, dental, vision, accident, disability, life or other insurance, executive compensation or supplemental income arrangement, consulting agreement, employment agreement, and other employee benefit plan, agreement, arrangement, program, practice, or understanding.

“Environmental Law” means any applicable Law that relates to:

(a) the protection of the environment (including air, surface water, groundwater, surface land, subsurface land, plant and animal life or any other natural resource), or

(b) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, or Release of, or exposure to, Hazardous Materials, in each case as in effect at the date of this Agreement.

“Environmental Permit” means any permit, license, regulation, consent, variance, exemption, approval or other authorization required under any Environmental Law.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any Person under common control with the Company or Parent, as applicable, within the meaning of Section 414(b), (k), or (m) of the Code or Section 4001 of ERISA.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Existing Credit Agreement” means the Amended and Restated Senior Revolving Credit Agreement, effective as of October 1, 2009, among the Company, as borrower, BNP Paribas, as administrative agent, and the lenders party thereto, as amended through the date hereof.

“GAAP” means U.S. generally accepted accounting principles.

“Governmental Authority” means any national, state, local, county, parish or municipal government, domestic or foreign, any agency, board, bureau, commission, court, tribunal, subdivision, department or other governmental or regulatory authority or instrumentality, in each case that has jurisdiction over Parent or the Company, as the case may be, or any of their respective Subsidiaries or any of their or their respective Subsidiaries’ properties or assets.

“Hazardous Material” means any substance, material or waste that is listed, defined, designated, classified or otherwise regulated as hazardous, toxic, radioactive, dangerous or a “pollutant” or “contaminant” pursuant to any Environmental Law, including without limitation Hydrocarbons and greenhouse gases.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“Hydrocarbons” means crude oil, natural gas, condensate, drip gas and natural gas liquids, coalbed gas, ethane, propane, iso-butane, nor-butane, gasoline, scrubber liquids and other liquids or gaseous hydrocarbons or other substances (including minerals or gases), or any combination thereof, produced or associated therewith.

“Indebtedness” of any Person means:

(a) indebtedness created, issued or incurred by such Person for borrowed money (whether by loan or the issuance and sale of debt securities or the sale of property of such Person to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such property) or payment obligations issued or incurred by such Person in substitution or exchange for payment obligations for borrowed money;

(b) obligations of such Person to pay the deferred purchase or acquisition price for any property of such Person or any services received by such Person, including “earnout” payments;

(c) obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person;

(d) obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) any property to such Person to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP;

(e) payment obligations secured by (or for which the holder of such payment obligations has an existing right, contingent or otherwise, to be secured by) any Lien, other than a Permitted Encumbrance, on assets or properties of such Person, whether or not the obligations secured thereby have been assumed;

(f) obligations to repay deposits or other amounts advanced by and therefore owing to any party that is not an Affiliate of such Person;

(g) obligations of such Person under any Derivative Transaction;

(h) indebtedness of others as described in clauses (a) through (g) above in any manner guaranteed by such Person or for which it is or may become contingently liable;

but Indebtedness does not include accounts payable to trade creditors, or accrued expenses arising in the ordinary course of business consistent with past practice, in each case, that are not yet due and payable, or are being disputed in good faith, and the endorsement of negotiable instruments for collection in the ordinary course of business.

“Indemnitees” means each Person entitled to indemnification by the Company under Article X of the Company Charter or Article VIII of the Company Bylaws.

“Intellectual Property” means all intellectual property rights of every kind and description throughout the world, including all U.S., foreign and transnational patents, trademarks, service marks, trade names, domain names and other indicia of source or origin, together with all goodwill symbolized thereby, copyrights and copyrightable subject matter, trade secrets and all other proprietary rights to confidential information (including any seismic and other exploration, drilling and production data and information), all other proprietary rights in technology, and all applications and registrations for any of the foregoing.

“Knowledge” means the actual knowledge of, in the case of the Company, the individuals listed in Section 1.1 of the Company Disclosure Letter and, in the case of Parent, the individuals listed in Section 1.1 of the Parent Disclosure Letter.

“Law” means any law, rule, regulation, ordinance, code, judgment, order, treaty, convention, governmental directive or other legally enforceable requirement, U.S. or non-U.S., of any Governmental Authority, including common law.

“Lien” means any mortgage, lien, charge, restriction (including restrictions on transfer), pledge, security interest, option, right of first offer or refusal, preemptive right, lease or sublease, claim, right of any Third Party, covenant, right of way, easement, encroachment or encumbrance.

“Material Adverse Effect” means, when used with respect to a Person, (1) a material adverse effect on the ability of such Person to perform or comply with any material obligation under this Agreement or to consummate the transactions contemplated hereby in accordance with the terms hereof, or (2) any change, event, development, circumstance, condition, occurrence, effect or combination of the foregoing that has or would be reasonably expected to have a material adverse effect on the business, condition (financial or otherwise) or results of operations of such Person and its Subsidiaries taken as a whole, but none of the following changes, events, developments, conditions, occurrences or effects (either alone or in combination) will be taken into account for purposes of determining whether or not a Material Adverse Effect has occurred:

(a) changes in the general economic, financial, credit or securities markets, including prevailing interest rates or currency rates, or regulatory or political conditions and changes in oil, natural gas, condensate or natural gas liquids prices or the prices of other commodities, including changes in price differentials;

(b) changes in general economic conditions in the:

(i) oil and gas exploration and production industry;

(ii) the natural gas gathering, compressing, treating, processing and transportation industry generally;

(iii) the natural gas liquids fractionating and transportation industry generally;

(iv) the crude oil and condensate logistics and marketing industry generally; and

(v) the natural gas marketing and trading industry generally (including in each case changes in law affecting such industries);

(c) the outbreak or escalation of hostilities or acts of war or terrorism;

(d) any hurricane, tornado, flood, earthquake or other natural disaster;

(e) with respect to the Company only, the identity of, or actions or omissions of, Parent, Merger Sub or their respective Affiliates or any action taken pursuant to or in accordance with this Agreement or at the request of or with the consent of Parent; provided that the exception in this clause (e) shall not apply to references to “Company Material Adverse Effect” in the representations and warranties set forth in Section 5.5 and, to the extent related thereto, the condition in Section 8.3(a);

(f) the announcement or pendency of this Agreement (including, for the avoidance of doubt, compliance with or performance of obligations under this Agreement or the transactions contemplated hereby); provided that the exception in this clause (f) shall not apply to references to “Company Material Adverse Effect” in the representations and warranties set forth in Section 5.5 and, to the extent related thereto, the condition in Section 8.3(a) or to references to “Parent Material Adverse Effect” in the representations and warranties set forth in Section 6.4 and, to the extent related thereto, the condition in Section 8.2(a);

(g) any change in the market price or trading volume of the common stock of such Person (it being understood and agreed that the exception in this clause (g) shall not prevent or otherwise affect a determination that the facts, circumstances, changes, events, developments, conditions, occurrences or effects giving rise to such change should be deemed to constitute, or be taken into account in determining whether there has been, a Material Adverse Effect);

(h) any failure to meet any financial projections or estimates or forecasts of revenues, earnings or other financial metrics for any period (it being understood and agreed that the exception in this clause (h) shall not prevent or otherwise affect a determination that the facts, circumstances, changes, events, developments, conditions, occurrences or effects giving rise to such failure should be deemed to constitute, or be taken into account in determining whether there has been, a Material Adverse Effect);

(i) any downgrade in rating of any Indebtedness or debt securities of such Person or any of its Subsidiaries (it being understood and agreed that the exception in this clause (i) shall not prevent or otherwise affect a determination that the facts, circumstances, changes, events, developments, conditions, occurrences or effects giving rise to such downgrade should be deemed to constitute, or be taken into account in determining whether there has been, a Material Adverse Effect);

(j) changes in any Laws or regulations applicable to such Person or in applicable accounting regulations or the interpretations thereof; and

(k) any legal proceedings commenced by or involving any current or former member, director, partner or stockholder of such Person (on their own behalf or on behalf of such Person) arising out of or related to this Agreement or the Merger or other transactions contemplated hereby;

provided, however, that any change, event, development, circumstance, condition, occurrence or effect referred to in clause (a), (b), (c) or (d) will be taken into account for purposes of determining whether or not a Material Adverse Effect has occurred if and to the extent that such change, event, development, circumstance, condition, occurrence or effect disproportionately adversely affects such Person, as compared to other similarly situated Persons operating in the industries in which such Person operates.

“Merger Sub Bylaws” means the bylaws of Merger Sub, dated May, 8, 2015.

“Merger Sub Charter” means the Certificate of Incorporation of Merger Sub, dated May 8, 2015.

“Mineral Interest” means any fee mineral interests or an undivided fee mineral interest, mineral interests, non-participating royalty interests, term mineral interests, coalbed methane interests, oil interests, gas interests, reversionary interests, reservations, concessions, executive rights or other similar interests in Hydrocarbons in place or other fee interests in Hydrocarbons.

“NASDAQ” means the NASDAQ Stock Market.

“NYSE” means the New York Stock Exchange.

“Oil and Gas Leases” means all leases, subleases, licenses or other occupancy or similar agreements under which a Person leases, subleases or licenses or otherwise acquires or obtains operating rights in and to Hydrocarbons or any other real property which is material to the operation of such Person’s business.

“Oil and Gas Properties” means (a) all direct and indirect interests in and rights with respect to Hydrocarbon, mineral, water and similar properties of any kind and nature, including all Oil and Gas Leases and the interests in lands covered thereby or included in Units with which the Oil and Gas Leases may have been pooled, communitized or unitized, working, leasehold and Mineral Interests and estates and operating rights and royalties, overriding royalties, production payments, net profit interests, carried interests, non-participating royalty interests and other non-working interests and non-operating interests (including all oil and gas leases, operating agreements, unitization, communitization and pooling agreements and orders, division orders, transfer orders, mineral deeds, royalty deeds, and in each case, interests thereunder), fee interests, reversionary interests, back-in interests, reservations, and concessions, (b) all surface interests, easements, surface use agreements, rights of way, licenses and permits, in each case, in connection with Oil and Gas Leases, the drilling of Wells or the production, gathering, processing, storage, disposition, transportation or sale of Hydrocarbons, (c) all interests in machinery, equipment (including Wells, well equipment and machinery), production, completion, injection, disposal, gathering, transportation, transmission, treating, processing, and storage facilities (including tanks, tank batteries, pipelines, flow lines, gathering systems and metering equipment), rigs, pumps, water plants, electric plants, platforms, processing plants, separation plants, refineries, testing and monitoring equipment, in each case, in connection with Oil and Gas Leases, the drilling of Wells or the production, gathering, processing, storage, disposition, transportation or sale of Hydrocarbons and (d) all other interests of any kind or character associated with, appurtenant to, or necessary for the operation of any of the foregoing.

“Parent Bylaws” means the bylaws of Parent, as amended through April 23, 2013.

“Parent Charter” means the Certificate of Incorporation of Parent, dated as of December 29, 1969, as amended through April 29, 2015.

“Parent Common Shares” means the shares of common stock, par value $0.01 per share, of Parent.

“Parent Option” means an award of an option to purchase Parent Common Shares granted pursuant to a Parent Stock Plan.

“Parent Restricted Share” means a restricted Parent Common Share granted pursuant to a Parent Stock Plan.

“Parent Stock Plans” means any share or unit option, restricted share or unit, share or unit purchase plan, equity compensation plan, phantom equity or appreciation rights plan, bonus plan or arrangement, incentive award plan or arrangement, or other similar plan or arrangement of Parent or any of its Subsidiaries.

“Permitted Encumbrances” means:

(a) to the extent waived prior to the Effective Time, preferential purchase rights, rights of first refusal, purchase options and similar rights granted pursuant to any contracts, including joint operating agreements, joint ownership agreements, stockholders agreements, organic documents and other similar agreements and documents;

(b) contractual or statutory mechanic’s, materialmen’s, warehouseman’s, journeyman’s and carrier’s Liens and other similar Liens arising in the ordinary course of business for amounts not yet delinquent and Liens for current Taxes or assessments that are not yet delinquent or that are being contested in good faith in the ordinary course of business and in each case for which adequate reserves have been established by the party responsible for payment thereof;

(c) lease burdens payable to third parties which are deducted in the calculation of discounted present value in the Company Reserve Report, including any royalty, overriding royalty, net profits interest, production payment, carried interest or reversionary working interest;

(d) (i) contractual or statutory Liens securing obligations for labor, services, materials and supplies furnished to mineral interests, or (ii) Liens on pipeline or pipeline facilities which arise out of operation of Law, or (iii) Liens arising in the ordinary course of business under operating agreements, joint venture agreements, partnership agreements, oil and gas leases, farm-out agreements, division orders, contracts for the sale, purchase, transportation, processing or exchange of oil, gas or other Hydrocarbons, unitization and pooling declarations and agreements, area of mutual interest agreements, development agreements, joint ownership arrangements and other agreements which are customary in the oil and gas business, provided, however, that, in the case of any Lien described in the foregoing clauses (i), (ii) or (iii), such Lien (A) secures obligations that are not Indebtedness and are not delinquent and (B) has no material adverse effect on the value, use or operation of the property encumbered thereby;

(e) Liens incurred in the ordinary course of business on cash or securities pledged in connection with workmen’s compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts (other than for Indebtedness) entered into in the ordinary course of business (including lessee and operator obligations under statute, governmental regulations or instruments related to the ownership, exploration and production of oil, gas and minerals on state, federal or foreign lands or waters) or to secure obligations on surety or appeal bonds;

(f) customary Liens for the fees, costs and expenses of trustees and escrow agents pursuant to the indenture, escrow agreement or other similar agreement establishing such trust or escrow arrangement;

(g) rights reserved or vested in any Governmental Authority by Law to control or regulate any of the Company’s or Parent’s or their respective Subsidiaries’ properties or assets in any manner;

(h) Liens existing on the date of this Agreement securing any Indebtedness reflected on the audited consolidated balance sheet of the Company as of December 31, 2014 or incurred after such date in the ordinary course of business;

(i) all easements, zoning restrictions, rights-of-way, servitudes, permits, surface leases and other similar rights in respect of surface operations, and easements for pipelines, streets, alleys, highways, telephone lines, power lines, railways and other easements and rights-of-way, on, over or in respect of any of the properties of the Company or the Parent or any of their respective Subsidiaries that are customarily granted in the oil and gas industry and do not materially interfere with the operation, value, development, exploration or use of the property or asset affected; and

(j) any Liens discharged at or prior to the Effective Time; and

(k) all other Liens, charges, encumbrances, defects and irregularities not arising in connection with Indebtedness, and any encroachments, overlapping improvements, and other state of facts as would be shown on an accurate survey of any real property, that are not such as to materially interfere with the operation, value, development, exploration or use of the property or asset affected.

“Person” or “person” means any individual, corporation, limited liability company, limited or general partnership, limited liability partnership, limited liability limited partnership, joint venture, association, joint stock company, trust, unincorporated organization, Governmental Authority, or any group comprised of two or more of the foregoing.

“Production Burdens” means all royalty interests, overriding royalty interests, production payments, reversionary interests, net profit interests, production payments, carried interests, non-participating royalty interests, royalty burdens or other similar interests or encumbrances that constitute a burden on, and are measured by or are payable out of, the production of Hydrocarbons from, or allocated to, the Oil and Gas Properties or the proceeds realized from the sale or other disposition thereof (including any amounts payable to publicly traded royalty trusts), other than Taxes and assessments of Governmental Authorities.

“Release” means any depositing, spilling, leaking, pumping, pouring, placing, emitting, discarding, abandoning, emptying, discharging, migrating, injecting, escaping, leaching, seeping, dumping or disposing.

“Representatives” means with respect to a Person, its directors, officers, employees, agents and representatives, including any investment banker, financial advisor, attorney, accountant or other advisor, agent or representative.

“Rights” means, with respect to any person, (a) options, warrants, preemptive rights, subscriptions, calls or other rights, convertible securities, exchangeable securities, agreements, claims or commitments of any character obligating such person (or the general partner of such person) or any of its Subsidiaries to issue, transfer or sell any partnership or other equity interest of such person or any of its Subsidiaries or any securities convertible into or exchangeable for such partnership interests or equity interests, or (b) contractual obligations of such person (or the general partner of such person) to repurchase, redeem or otherwise acquire any partnership interest or other equity interest in such person or any of its Subsidiaries or any such securities or agreements listed in clause (a) of this definition.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Subsidiary” means, with respect to a Person, any Person, whether incorporated or unincorporated, of which (a) at least 50% of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions, (b) a general partner interest or (c) a managing member interest, is directly or indirectly owned or controlled by the subject Person or by one or more of its respective Subsidiaries. Notwithstanding anything in this Agreement to the contrary, none of the CONE Midstream Companies shall constitute a Subsidiary of Parent or Merger Sub or any of their respective Affiliates for any reason under this Agreement.

“Takeover Law” means any “fair price,” “moratorium,” “control share acquisition,” “business combination” or any other anti-takeover statute or similar statute enacted under state or federal law.

“Taxes” means all taxes, charges, fees, levies or other assessments, including all net income, gross income, gross receipts, sales, use, ad valorem, goods and services, capital, transfer, franchise, profits, license, withholding, payroll, employment, employer health, excise, estimated, severance, stamp, occupation, property or other taxes, custom duties, or other similar assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority, whether disputed or not.

“Tax Law” means any Law relating to Taxes.

“Tax Return” means any return, report or similar filing (including any attached schedules, supplements and additional or supporting material) filed or required to be filed with respect to Taxes, including any information return, claim for refund, amended return or declaration of estimated Taxes (and including any amendments with respect thereto).

“Taxing Authority” means, with respect to any Tax, the Governmental Authority that imposes such Tax, and the agency (if any) charged with the collection of such Tax for such Governmental Authority.

“Third Party” means any Person that is not a Party or any Affiliate of any of the Parties.

“Unit” means each separate pooled, communitized or unitized acreage unit which includes all or any portion of any Oil or Gas Lease or other Oil and Gas Properties.

“Wells” means Hydrocarbon wells, saltwater disposal wells, injection wells, and storage wells, whether producing, operating, shut-in or temporarily abandoned, located on any real property associated with an Oil and Gas Property of the Company or any of its Subsidiaries, together with all Hydrocarbon and mineral production from such wells.

1.2 Terms Defined Elsewhere. For purposes of this Agreement, the following terms have the meanings set forth in the sections indicated:

Term	Section
Action	7.10(a)
Adjusted Option	3.5(a)
Adjusted Restricted Shares	3.5(b)
Affiliate	1.1
Agreement	Preamble
Alternative Proposal	7.3(g)(i)
Antitrust Laws	7.1(a)
Balance Sheet Date	5.9
Book-Entry Shares	3.2
Business Day	1.1
CERCLA	1.1
Certificate	3.2
Certificate of Merger	2.1(b)
Change in Recommendation	7.3(c)
Claim	7.10(a)
Closing	2.2
Closing Date	2.2
Code	Recitals
Common Shares Trust	3.3(d)(ii)
Company	Preamble
Company Board	Recitals
Company Board Recommendation	7.2(b)
Company Bylaws	1.1
Company Charter	1.1
Company Common Shares	1.1
Company Disclosure Letter	4.1
Company Employee Benefit Plan	5.19(a)
Company Financial Advisor	1.1
Company Financial Statements	5.7(b)
Company Intellectual Property	5.20
Company Leased Real Property	5.15(c)
Company Material Adverse Effect	Article V
Company Material Agreement	5.12(a)
Company Meeting	5.6
Company Option	1.1
Company Owned Real Property	5.15(c)
Company Permits	5.11(b)
Company Preferred Stock	5.2
Company PSU	1.1
Company Real Property	5.15(c)
Company Real Property Leases	5.15(c)
Company Reserve Report	5.14
Company Restricted Share	1.1

Term	Section
Company Risk Policies	5.7(d)
Company SEC Documents	Article V
Company Service Provider	5.10(a)(iv)
Company Stock Plans	1.1
Company Stockholder Approval	8.1(a)
Company Stockholders	1.1
CONE Midstream Companies	1.1
Confidentiality Agreement	1.1
Continuing Employees	7.13(a)
control	1.1
controlled by	1.1
controlling	1.1
Converted PSU Shares	3.5(c)
Data Site	1.1
Debt Transactions	7.17(b)
Derivative Transaction	1.1
DGCL	Recitals
Director and Officer Indemnification Agreements	1.1
Divestiture Action	7.1(d)
Effective Time	2.1(b)
Employee	1.1
Employee Benefit Plan	1.1
Environmental Claim	5.13(c)
Environmental Law	1.1
Environmental Permit	1.1
ERISA	1.1
ERISA Affiliate	1.1
Excess Shares	3.3(d)(i)
Exchange Act	1.1
Exchange Agent	3.3(a)
Exchange Fund	3.3(a)
Exchange Ratio	3.1(b)
Existing Credit Agreement	1.1
GAAP	1.1
Governmental Authority	1.1
Hazardous Material	1.1
HSR Act	1.1
Hydrocarbons	1.1
Indebtedness	1.1
Indemnification Expenses	7.10(a)
Indemnified Parties	7.10(a)
Indemnitees	1.1
Integrated Mergers	Recitals
Intellectual Property	1.1
Intervening Event	7.3(g)(ii)
Knowledge	1.1
Law	1.1
Lien	1.1
Listed Employees	7.9
Material Adverse Effect	1.1
Merger	Recitals

Term	Section
Merger Consideration	3.1(b)
Merger Sub	Preamble
Merger Sub Bylaws	1.1
Merger Sub Charter	1.1
Mineral Interest	1.1
NASDAQ	1.1
NBL Texas	Recitals
Net Revenue Interest	1.1
New Common Shares	3.1(b)
Notes	7.17(b)
Notice Period	7.3(d)(i)
NYSE	1.1
Oil and Gas Leases	1.1
Oil and Gas Properties	1.1
Other Proxy Materials	7.2(a)
Outside Date	9.1(e)
Parent	Preamble
Parent Board	Recitals
Parent Bylaws	1.1
Parent Charter	1.1
Parent Common Shares	1.1
Parent Disclosure Letter	4.2
Parent Employee Benefit Plan	6.16
Parent Material Adverse Effect	Article VI
Parent Option	1.1
Parent Preferred Stock	6.2(a)
Parent Restricted Share	1.1
Parent Stock Plans	1.1
Parent SEC Documents	Article VI
Parties	Preamble
Permitted Encumbrances	1.1
person	1.1
Person	1.1
Proceedings	5.16(a)
Production Burdens	1.1
Proxy Statement	5.6
Registration Statement	6.5
Related Person	4.1(xvii)
Release	1.1
Representatives	1.1
Rights	1.1
SEC	1.1
Second-Step Merger	Recitals
Section 203	6.15
Securities Act	1.1
Specified Agreements	5.15(b)
Subsidiary	1.1
Superior Proposal	7.3(g)(iii)
Surviving Corporation	Recitals
Takeover Law	1.1
Tax Law	1.1

Term	Section
Tax Return	1.1
Taxes	1.1
Taxing Authority	1.1
Termination Fee	9.4(g)
Third Party	1.1
Treasury Shares	3.1(d)
under common control with	1.1
Wells	1.1
Unit	1.1
Willful Breach	9.3

1.3 Interpretation. Unless expressly provided for elsewhere in this Agreement, this Agreement will be interpreted in accordance with the following provisions:

(a) the words “this Agreement,” “herein,” “hereby,” “hereunder,” “hereof,” and other equivalent words refer to this Agreement as an entirety and not solely to the particular portion, article, section, subsection or other subdivision of this Agreement in which any such word is used;

(b) examples are not to be construed to limit, expressly or by implication, the matter they illustrate;

(c) the word “including” and its derivatives means “including without limitation” and is a term of illustration and not of limitation;

(d) all definitions set forth herein are deemed applicable whether the words defined are used herein in the singular or in the plural and correlative forms of defined terms have corresponding meanings;

(e) the word “or” is not exclusive, and has the inclusive meaning represented by the phrase “and/or”;

(f) a defined term has its defined meaning throughout this Agreement and each exhibit and schedule to this Agreement, regardless of whether it appears before or after the place where it is defined;

(g) all references to prices, values or monetary amounts refer to United States dollars;

(h) wherever used herein, any pronoun or pronouns will be deemed to include both the singular and plural and to cover all genders;

(i) this Agreement has been jointly prepared by the Parties hereto, and this Agreement will not be construed against any Person as the principal draftsperson hereof or thereof and no consideration may be given to any fact or presumption that any Party had a greater or lesser hand in drafting this Agreement;

(j) the captions of the articles, sections or subsections appearing in this Agreement are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or extent of such section, or in any way affect this Agreement;

(k) any references herein to a particular Section, Article, Annex or Schedule means a Section or Article of, or an Annex or Schedule to, this Agreement unless otherwise expressly stated herein;

(l) the Annexes and Schedules attached hereto are incorporated herein by reference and will be considered part of this Agreement;

(m) unless otherwise specified herein, all accounting terms used herein will be interpreted, and all determinations with respect to accounting matters hereunder will be made, in accordance with GAAP, applied on a consistent basis;

(n) all references to days mean calendar days unless otherwise provided; and

(o) all references to time mean Houston, Texas time.

ARTICLE II

THE MERGER; EFFECTS OF THE MERGER

2.1 The Merger.

(a) The Merger and Surviving Corporation. Upon the terms and subject to the conditions of this Agreement, and in accordance with the DGCL, at the Effective Time, Merger Sub will merge with and into the Company, whereupon the separate existence of Merger Sub will cease, and the Company will survive the Merger and continue to exist as a Delaware corporation and an indirect wholly owned subsidiary of Parent.

(b) Effectiveness and Effects of the Merger. Subject to the provisions of this Agreement, the Merger will become effective upon the filing of a properly executed certificate of merger (the “Certificate of Merger”) with the office of the Secretary of State of the State of Delaware or such later date and time as may be agreed to by Parent and the Company and set forth in such Certificate of Merger (the “Effective Time”), in accordance with the DGCL. The Merger will have the effects set forth in this Agreement and the applicable provisions of the DGCL.

(c) Charter and Bylaws. At the Effective Time, the Company Charter and Company Bylaws as in effect immediately prior to the Effective Time will remain unchanged and will be the certificate of incorporation and bylaws of the Surviving Corporation until duly amended in accordance with the terms thereof and applicable Law.

2.2 Closing. Subject to the provisions of Article VIII, the closing of the Merger and the other transactions contemplated hereby (the “Closing”) will occur on (a) the third (3rd) Business Day after the day on which the last of the conditions set forth in Article VIII (excluding conditions that, by their nature, cannot be satisfied until the Closing Date, but subject to the satisfaction or waiver of those conditions) have been satisfied or waived in accordance with the terms of this Agreement or (b) such other date to which Parent and the Company may agree in writing. The date on which the Closing occurs is referred to as the “Closing Date.” The Closing of the transactions contemplated by this Agreement will take place at the offices of Latham & Watkins LLP, 811 Main Street, Suite 3700, Houston, Texas 77002, at 10:00 a.m. Houston time on the Closing Date.

ARTICLE III

MERGER CONSIDERATION; EXCHANGE PROCEDURES

3.1 Merger Consideration. Subject to the provisions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or any holder of Parent Common Shares or Company Common Shares:

(a) Each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time will automatically be converted into and become one fully paid and nonassessable share of Common Stock, par value $0.01 per share, of the Surviving Corporation and shall constitute the only outstanding shares of capital stock of the Surviving Corporation. From and after the Effective Time, all certificates representing the common stock of Merger Sub shall be deemed for all purposes to represent the number of shares of common stock of the Surviving Corporation into which they were converted in accordance with the immediately preceding sentence.

(b) Each Company Common Share issued and outstanding immediately prior to the Effective Time, other than Treasury Shares, will be converted into the right to receive 0.542 Parent Common Shares (the “Merger

Consideration,” and such ratio, the “Exchange Ratio”) which Parent Common Shares will be duly authorized and validly issued in accordance with applicable Laws and the Parent Charter (such Parent Common Shares described in this clause (b) are referred to herein as the “New Common Shares”).

(c) Each Parent Common Share issued and outstanding immediately prior to the Effective Time will remain issued and outstanding and will not be affected by the Merger.

(d) Notwithstanding anything to the contrary in this Agreement, all Company Common Shares (if any) owned directly or indirectly by the Company or any of its wholly-owned Subsidiaries or by Parent or any of its wholly-owned Subsidiaries as of immediately prior to the Effective Time, other than those held in a fiduciary capacity (“Treasury Shares”), will automatically be cancelled and no consideration will be received therefor.

(e) Company Options, Company Restricted Shares and Company PSUs will be treated in accordance with Section 3.5.

3.2 Rights As Stockholders; Share Transfers. All Company Common Shares converted into the right to receive the Merger Consideration pursuant to Section 3.1(b) will cease to be outstanding and will automatically be canceled and will cease to exist when converted as a result of and pursuant to the Merger. At the Effective Time, each holder of a certificate representing Company Common Shares (a “Certificate”) and each holder of non-certificated Company Common Shares represented by book-entry (“Book-Entry Shares”) will cease to have any rights with respect thereto, except the right to receive (a) the Merger Consideration, (b) any cash to be paid in lieu of any fractional New Common Share in accordance with Section 3.3(d), and (c) any distributions in accordance with Section 3.3(c), in each case to be issued or paid, without interest, in consideration therefor in accordance with Section 3.3; provided, however, that the rights of (i) any holder of Company Options, Company Restricted Shares or Company PSUs will be as set forth in Section 3.5 and (ii) any holder of Treasury Shares will be as set forth in Section 3.1(d). At the Effective Time, the transfer books of the Company will be closed immediately and there will be no further registration of transfers on the stock transfer books of the Company with respect to Company Common Shares.

3.3 Exchange of Certificates.

(a) Exchange Agent. Prior to the Effective Time, Parent will appoint Wells Fargo Bank, National Association or another commercial bank or trust company reasonably acceptable to the Company to act as exchange agent hereunder for the purpose of exchanging Company Common Shares for the Merger Consideration as required by this Article III (the “Exchange Agent”). Promptly after the Effective Time, Parent will deposit, or cause to be deposited, with the Exchange Agent for the benefit of the holders of the applicable Company Common Shares, for exchange in accordance with this Article III, through the Exchange Agent, New Common Shares. Parent agrees to make available to the Exchange Agent, from time to time as needed, cash sufficient to pay any distributions pursuant to Section 3.3(c), without interest. Any distributions with respect to New Common Shares in accordance with Section 3.3(c), New Common Shares deposited with the Exchange Agent and any amounts held in the Common Shares Trust are hereinafter referred to as the “Exchange Fund.” The Exchange Agent will, pursuant to irrevocable instructions from Parent and the Company, deliver the Merger Consideration contemplated to be paid for Company Common Shares pursuant to this Agreement out of the Exchange Fund. Except as contemplated by Sections 3.3(c) and 3.3(d), the Exchange Fund will not be used for any other purpose.

(b) Exchange Procedures. Promptly after the Effective Time, Parent will instruct the Exchange Agent to mail to each record holder of Company Common Shares as of the Effective Time (other than the Company and its Subsidiaries and Parent and its Subsidiaries) (i) a letter of transmittal (specifying that in respect of certificated Company Common Shares, delivery will be effected, and risk of loss and title to the Certificates will pass, only upon proper delivery of the Certificates to the Exchange Agent, and which will be in customary form and agreed to by Parent and the Company prior to the Effective Time) and (ii) instructions (in customary form and agreed to by Parent and the Company prior to the Effective Time) for use in effecting the surrender of the Certificates or Book-Entry Shares in exchange for the Merger Consideration payable in respect of Company Common Shares represented by such Certificates or Book-Entry Shares, as applicable. Promptly after the Effective Time, upon surrender of Certificates, if any, for cancellation to the Exchange Agent together with such letters of transmittal, properly completed and duly executed, and such other documents (including in respect of Book-Entry Shares) as may be reasonably required pursuant to such instructions, the holder of such Company Common Shares will be entitled to receive (x) New Common Shares representing, in the aggregate, the whole number of New Common Shares that such holder has the right to receive pursuant to this Article III (after taking into account all Company Common Shares then surrendered by such holder) and (y) a check in an amount equal to the aggregate amount of cash that such holder has the right to receive pursuant to this Article III, including cash payable in lieu of any fractional New Common Shares pursuant to Section 3.3(d) and distributions pursuant to Section 3.3(c). No interest will be paid or accrued on any Merger Consideration, any cash payment in lieu of fractional New Common Shares, or any Parent distributions payable pursuant to Section 3.3(c). In the event of a transfer of ownership of Company Common Shares that is not registered in the transfer records of the Company, the Merger Consideration payable in respect of such Company Common Shares may be paid to a transferee if the Certificate representing such Company Common Shares or evidence of ownership of the Book-Entry Shares is presented to the Exchange Agent and, in the case of either certificated or book-entry Company Common Shares, accompanied by all documents reasonably required to evidence and effect such transfer, and the Person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other Taxes required by reason of the delivery of the Merger Consideration in any name other than that of the record holder of such Company Common Shares, or will establish to the satisfaction of the Exchange Agent that such Taxes have been paid or are not payable. Until all such required documentation has been delivered and Certificates, if any, have been surrendered as contemplated by this Section 3.3, each Certificate or Book-Entry Share will be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration payable in respect of such Company Common Shares upon such delivery and surrender, and any cash or distributions to which such holder is entitled pursuant to Sections 3.3(c) and 3.3(d).

(c) Distributions with Respect to Unexchanged Company Common Shares. No distributions declared or made with respect to Parent Common Shares with a record date after the Effective Time will be paid to the holder of any Company Common Shares with respect to New Common Shares that such holder would be entitled to receive in accordance herewith and no cash payment in lieu of fractional New Common Shares will be paid to any such holder until such holder has delivered the required documentation and surrendered any Certificates or Book-Entry Shares as contemplated by this Section 3.3. Subject to applicable Law, following compliance with the requirements of Section 3.3(b), there will be paid to such holder of New Common Shares, without interest, (i) the amount of any cash payable in lieu of fractional New Common Shares to which such holder is entitled pursuant to Section 3.3(d) (which shall be promptly paid by the Exchange Agent) and the amount of distributions with a record date after the Effective Time theretofore paid with respect to such New Common Shares, and (ii) the amount of distributions with a record date after the Effective Time but prior to such delivery and surrender and a payment date subsequent to such compliance payable with respect to such New Common Shares (which shall be paid by Parent).

(d) Fractional New Common Shares.

(i) No fractional New Common Shares shall be issued in the Merger, but in lieu thereof each former holder of a Company Common Share otherwise entitled to a fractional New Common Share (after aggregating all fractional New Common Shares issuable to such holder) will be entitled to receive, from the Exchange Agent in accordance with the provisions of this Section 3.3(d), a cash payment in lieu of such fractional New Common Shares representing such holder’s proportionate interest, if any (as determined below in Section 3.3(d)(ii)), in the proceeds from the sale by the Exchange Agent (reduced by any fees of the Exchange Agent attributable to such sale) in one or more transactions of New Common Shares equal to the excess of (A) the aggregate number of New Common Shares to be delivered to the Exchange Agent by Parent pursuant to Section 3.3(a) over (B) the aggregate number of whole New Common Shares to be distributed to the holders of Company

Common Shares pursuant to Section 3.3(b) (such excess, the “Excess Shares”). The parties acknowledge that payment of the cash consideration in lieu of issuing fractional New Common Shares was not separately bargained-for consideration but merely represents a mechanical rounding off for purposes of avoiding the expense and inconvenience to Parent that would otherwise be caused by the issuance of fractional New Common Shares. As soon as reasonably practicable after the Effective Time, the Exchange Agent, as agent for the holders of Company Common Shares that would otherwise receive fractional New Common Shares, shall sell the Excess Shares at the then-prevailing prices on the NYSE in the manner provided in Section 3.3(d)(ii).

(ii) The sale of the Excess Shares by the Exchange Agent, as agent for the holders of Company Common Shares that would otherwise receive fractional New Common Shares, shall be executed on the NYSE through one or more member firms of the NYSE and shall be executed in round lots to the extent practicable. Until the proceeds of such sale or sales have been distributed to the holders of Company Common Shares, the Exchange Agent shall hold such proceeds in trust for the holders of Company Common Shares that would otherwise receive fractional shares of New Common Shares (the “Common Shares Trust”). The Exchange Agent shall determine the portion of the Common Shares Trust to which each former holder of Company Common Shares shall be entitled, if any, by multiplying (A) the amount of the aggregate proceeds comprising the Common Shares Trust by (B) a fraction, (x) the numerator of which is the amount of the fractional share interest to which such former holder of Company Common Shares would otherwise be entitled and (y) the denominator of which is the aggregate amount of fractional share interests to which all holders of Company Common Shares would otherwise be entitled.

(iii) As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Company Common Shares in lieu of any fractional New Common Shares, the Exchange Agent shall make available such amounts to such holders of shares of New Common Shares without interest, subject to and in accordance with Section 3.3.

(e) No Further Rights in Company Common Shares. The Merger Consideration issued upon conversion of a Company Common Share in accordance with the terms hereof (including any cash paid pursuant to Section 3.3(d)) will be deemed to have been issued in full satisfaction of all rights pertaining to such Company Common Share.

(f) Termination of Exchange Fund. Any portion of the Exchange Fund that remains undistributed to the holders of Company Common Shares after 180 days following the Effective Time will be delivered to Parent upon demand by Parent and, from and after such delivery, any former holders of Company Common Shares who have not theretofore complied with this Article III will thereafter look only to Parent for the Merger Consideration payable in respect of such Company Common Shares, any cash in lieu of fractional New Common Shares to which they are entitled pursuant to Section 3.3(d), or any distributions with respect to New Common Shares to which they are entitled pursuant to Section 3.3(c), in each case, without any interest thereon. Any amounts remaining unclaimed by holders of Company Common Shares immediately prior to such time as such amounts would otherwise escheat to or become the property of any Governmental Authority will, to the extent permitted by applicable Law, become the property of Parent. Without limitation of the foregoing, after 180 days following the Effective Time, any amounts remaining unclaimed by holders of Company Common Shares will become the property of Parent, subject to the legitimate claims of any Person previously entitled thereto under abandoned property, escheat or similar laws. Notwithstanding anything in this Agreement to the contrary, none of the Company, Parent, Merger Sub, the Surviving Corporation, the Exchange Agent, or any other person shall be liable to any former holder of Company Common Shares for any amount properly delivered to a public official pursuant to any abandoned property, escheat or similar Law.

(g) Lost Certificates. If any Certificate is lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of an indemnity agreement or a bond, in such reasonable amount as Parent may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will pay in exchange for such lost, stolen or destroyed Certificate the Merger Consideration payable in respect of Company Common Shares represented by such Certificate and any amounts to which the holders thereof are entitled pursuant to Sections 3.3(c) and 3.3(d).

(h) Withholding. Parent and the Exchange Agent are entitled to deduct and withhold from any amount payable pursuant to this Agreement to any holder of Company Common Shares, Company Options, Company Restricted Shares or Company PSUs such amounts or securities as Parent or the Exchange Agent reasonably deems to be required to deduct and withhold under the Code or any provision of state, local, or foreign Tax Law, with respect to the making of such payment or issuance. To the extent that amounts or securities are so deducted and withheld, such amounts will be treated for all purposes of this Agreement as having been paid or issued to the holder of Company Common Shares, Company Options, Company Restricted Shares or Company PSUs in respect of whom such deduction and withholding was made.

(i) Book Entry Shares. All New Common Shares to be issued in the Merger will be issued in book-entry form, without physical certificates.

(j) Investment of the Exchange Fund. Parent will cause the Exchange Agent to invest the cash in the Exchange Fund as directed by Parent on a daily basis, in Parent’s sole discretion; provided, however, that no such investment or loss thereon affects the amounts payable or the timing of the amounts payable to the holders of Company Common Shares, Company Options, Company Restricted Shares and Company PSUs, as applicable, pursuant to the other provisions of this Section 3.3 and Section 3.5. Any interest and other income resulting from such investments will be paid promptly to Parent.

(k) Tax Characterization of Merger. The Company and Parent each acknowledge and agree that for federal income Tax purposes the Integrated Mergers will be treated as a “reorganization” within the meaning of Section 368(a) of the Code. Each of the Company and Parent agrees to prepare and file all U.S. federal income Tax Returns in accordance with the foregoing and shall not take any position inconsistent therewith on any such Tax Return, or in the course of any audit, litigation or other proceeding with respect to U.S. federal income Taxes, except as otherwise required by applicable Laws following a final determination by a court of competent jurisdiction or other final administrative decision by an applicable Taxing Authority.

3.4 Anti-Dilution Provisions. Without limiting the covenants in Sections 4.1 and 4.2, in the event the outstanding Company Common Shares or Parent Common Shares shall have been changed into a different number of shares or a different class after the date hereof by reason of any subdivisions, reclassifications, splits, share distributions, combinations or exchanges of Company Common Shares or Parent Common Shares, the Exchange Ratio will be correspondingly adjusted to provide to the holders of Company Common Shares, Company Options, Company Restricted Shares and Company PSUs, as applicable, the same economic effect as contemplated by this Agreement prior to such event; provided, however, that nothing in this Section 3.4 shall be deemed to permit or authorize any Party hereto to affect any such change that it is not otherwise authorized or permitted to undertake pursuant to this Agreement.

3.5 Treatment of Company Options; Company Restricted Shares and Company PSUs.

(a) Prior to the Effective Time, the Company Board (or, if appropriate, any committee thereof) shall adopt such resolutions or take such other actions to adjust the terms of all outstanding Company Options to provide that each Company Option that is outstanding immediately prior to the Effective Time shall, as of the Effective Time, be converted into an option to purchase (each, an “Adjusted Option”), on the same terms and conditions as were applicable to such Company Option immediately prior to the Effective Time, the number of Parent Common Shares, rounded down to the nearest whole share, determined by multiplying the number of Company Common Shares subject to the Company Option by the Exchange Ratio, at an exercise price per Parent Common Share, rounded up to the nearest whole cent, equal to the per share exercise price for the Company Common Shares otherwise purchasable pursuant to the Company Option immediately prior to the Effective Time divided by the Exchange Ratio.

(b) Prior to the Effective Time, the Company Board (or, if appropriate, any committee thereof) shall adopt such resolutions or take such other actions to adjust the terms of all outstanding Company Restricted Shares to provide that, as of the Effective Time, the Company Restricted Shares that are outstanding immediately prior to the Effective Time shall be converted into a number of restricted Parent Common Shares (“Adjusted Restricted Shares”) subject to the same vesting, repurchase or other lapse restrictions equal to the number of corresponding Company Restricted Shares multiplied by the Exchange Ratio, rounded up to the nearest whole share.

(c) Prior to the Effective Time, the Company Board (or, if appropriate, any committee thereof) shall adopt such resolutions or take such other actions to adjust the terms of all outstanding Company PSUs to provide that, as of the Effective Time, the Company PSUs that are outstanding immediately prior to the Effective Time shall, in accordance with the terms thereof, be deemed earned at the target level of 100% and shall be converted into restricted Parent Common Shares (“Converted PSU Shares”) that will vest on the last day of the original performance period as provided under the terms of the applicable Company PSU award agreement. The number of Converted PSU Shares that will be received by each holder of outstanding Company PSUs shall be equal to the target number of Company Common Shares subject to the applicable award of Company PSUs multiplied by the Exchange Ratio.

(d) Without limiting the generality of the foregoing, all Adjusted Options, Adjusted Restricted Shares and Converted PSU Shares that are held by any employee, director or consultant whose employment or service with the Company, Parent, the Surviving Corporation or any of their Subsidiaries is terminated by the Company, Parent, the Surviving Corporation or any of their Subsidiaries without “Cause” (as such term is defined in the applicable Company Stock Plan, award agreement or other Company Employee Benefit Plan) or who resigns his or her employment or service for “Good Reason” (as such term is defined in the applicable Company Stock Plan, award agreement or other Company Employee Benefit Plan), shall become fully vested and all restrictions thereon shall lapse and Adjusted Options shall become and remain exercisable pursuant to (and for the time periods set forth under) the terms thereof, in accordance with the applicable Company Stock Plan, award agreement or other Company Employee Benefit Plan.

(e) As of the Effective Time, Parent shall (i) assume all of the obligations of the Company under the Company Stock Plans with respect to the outstanding Adjusted Options, Adjusted Restricted Shares and Converted PSU Shares, and (ii) file one or more appropriate registration statements (on Form S-3 or Form S-8, or any successor or other appropriate forms) with respect to all Parent Common Shares underlying Adjusted Options, Adjusted Restricted Shares and Converted PSU Shares.

ARTICLE IV

ACTIONS PENDING MERGER

4.1 Conduct of Business by the Company. From the date hereof until the earlier of the Effective Time and the termination of this Agreement pursuant to Article IX, and except (a) as expressly contemplated or permitted by this Agreement, (b) as may be required by applicable Law, (c) as set forth in the correspondingly numbered section of the disclosure letter delivered by the Company to Parent (the “Company Disclosure Letter”), or (d) with the prior written consent of Parent (which consent will not be unreasonably withheld, delayed or conditioned), the Company will not, and will cause each of its respective Subsidiaries not to:

(i) (A) conduct its business and the business of its Subsidiaries in all material respects other than in the ordinary course, (B) fail to use commercially reasonable efforts to preserve intact its business organizations, goodwill and assets and maintain its rights, franchises and existing relations with customers, suppliers, employees and business associates, or (C) take any action that adversely affects the ability of either Party to obtain any approvals required under the HSR Act for the transactions contemplated hereby;

(ii) (A) issue, deliver, sell, pledge, dispose of, grant, transfer, encumber or authorize the issuance, delivery, sale, pledge, disposition, grant, transfer or encumbrance of, any additional equity or any additional

Rights, other than issuances of Company Common Shares upon the exercise or settlement of Company Options and Company PSUs outstanding as of the date of this Agreement in accordance with their terms or issued after the date hereof in accordance with the terms hereof, (B) amend any term of the Company Common Shares or any Rights (whether by merger, consolidation or otherwise), or (C) enter into any agreement, understanding or commitment with respect to the foregoing;

(iii) (A) subdivide, reclassify, recapitalize, adjust, split, combine or exchange or enter into any similar transaction with respect to equity interests in the Company or any of its Subsidiaries or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for equity interests in the Company or any of its Subsidiaries, or (B) repurchase, redeem or otherwise acquire or offer to repurchase, redeem or otherwise acquire, or permit any of its Subsidiaries to purchase, redeem or otherwise acquire or offer to repurchase, redeem or otherwise acquire any capital stock, membership, partnership or other equity interests or Rights in the Company or any of its Subsidiaries, except upon the forfeiture of Company Options, Company Restricted Shares and Company PSUs in connection with the terms thereof or to satisfy any applicable exercise price or Tax withholding obligations of the holder of such interests of Rights;

(iv) (A) sell, lease, assign, license, mortgage or otherwise transfer, or create or incur any Lien (other than Permitted Encumbrances) upon, or pledge, surrender, encumber, divest, cancel, abandon or allow to lapse or expire or otherwise dispose of any of the Oil and Gas Properties or assets (including any intangible assets), licenses, operations, rights, securities, properties, interests or businesses of the Company or any of its Subsidiaries, other than (1) as set forth in Section 4.1(d)(iv) of the Company Disclosure Letter, (2) sales, leases, assignments or transfers of Oil and Gas Properties or other assets, properties or businesses of the Company or any of its Subsidiaries with a value of less than $20,000,000 in the aggregate and (3) sales of Hydrocarbons and equipment in the ordinary course of business consistent with past practice; (B) acquire (by merger, consolidation, acquisition of stock or assets or otherwise), directly or indirectly, or lease any assets (including any intangible assets), securities, properties, interests or businesses other than the acquisition or lease of Oil and Gas Properties or other assets in the ordinary course of business consistent with past practice; (C) merge, consolidate or enter into any partnership, joint venture or other business combination transaction with any Person, or (D) convert from a corporation, limited partnership or limited liability company, as the case may be, to any other business entity;

(v) (A) make, declare, set aside or pay dividends or other distributions (whether in cash, stock or property or any combination thereof) in respect of Company Common Shares or the equity securities of any of the Company’s Subsidiaries, other than (1) pro rata dividends and pro rata distributions paid by any Subsidiary of the Company to the Company or its Subsidiaries and (2) purchases, redemptions or other acquisitions of Company Common Shares, Company Options, Company Restricted Shares or Company PSUs, as applicable, required by the terms of the Company Stock Plans as in effect on the date of this Agreement; or (B) enter into any agreement, understanding or commitment with respect to the voting of the equity or voting securities of the Company or any of its Subsidiaries or any Rights;

(vi) adopt or propose any amendment to the Company Charter (including by filing a certificate of designations) or Company Bylaws or the certificate of incorporation, certification of formation, certificate of limited partnership, by-laws, operating agreements, partnership agreements or similar organizational documents of any of the Company’s Subsidiaries as in effect on the date of this Agreement (whether by merger, consolidation, acquisition of stock or assets or otherwise);

(vii) enter into any contract that would have been a Company Material Agreement had it been entered into prior to the date of this Agreement, or modify or amend, or terminate or default under any Company Material Agreement or any Specified Agreement, or otherwise assign, waive or release any rights, claims or benefits of the Company or its Subsidiaries under any Company Material Agreement or any Specified Agreement in any material respect in each case (other than in the case of a default), other than any Oil and Gas Lease entered into in the ordinary course of business consistent with past practice and except for renewals or term expirations in accordance with the terms of any Company Material Agreement or any Specified Agreement; provided that, notwithstanding the foregoing, neither the Company nor any of its Subsidiaries shall be permitted to enter into any contract, agreement or arrangement that would prevent or materially delay the consummation of the Merger or the other transactions contemplated by this Agreement;

(viii) enter into new contracts to sell Hydrocarbons other than in the ordinary course consistent with past practice, but in no event shall any such contracts (A) have a duration of more than six (6) months, (B) individually or in the aggregate cover or commit volume in excess of 50.0 MMcf (or, in the case of liquids, in excess of 5,000 barrels of oil equivalent) of Hydrocarbons of the Company and its Subsidiaries per day over a period of one month (calculated on a yearly average basis) or (C) include pricing to sell such Hydrocarbons that are not based on a published market based index;

(ix) (A) materially deviate from drilling the number of Wells contemplated under the Company’s $350,000,000 capital budget for 2015 as provided to Parent prior to the date hereof or (B) create or incur any Production Burden on any of the Company’s or its Subsidiaries’ Oil and Gas Properties, other than in the ordinary course of business consistent with past practice;

(x) waive, release, assign, settle or compromise any claim, action or proceeding, including any state or federal regulatory proceeding seeking damages or injunction or other equitable relief, that would, (A) require the payment of monetary damages by any of the Company or its Subsidiaries after the date hereof of $500,000 per claim, action or proceeding or $1,000,000 in the aggregate or (B) involve any injunctive or other non-monetary relief which, in either case, imposes material restrictions on the business operations of the Company and its Subsidiaries, taken as a whole;

(xi) change in any material respect any of the Company’s or its Subsidiaries’ methods of accounting or accounting practices, policies or procedures, except as required by concurrent changes in GAAP or SEC rules and regulations, in either case as agreed to by its independent public accountants;

(xii) fail to use commercially reasonable efforts to maintain, with financially responsible insurance companies, insurance in such amounts and against such risks and losses as is maintained by it at present;

(xiii) (A) change any material Tax election, including elections for any and all joint ventures, partnerships, limited liability companies or other investments where it has the capacity to make such binding election, (B) file any material amended Tax Return, (C) change any material Tax accounting method, (D) enter into any closing agreement, (E) settle, compromise or surrender any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, (F) surrender any material claim for a refund of Taxes, (G) file any Tax Return that is inconsistent with past practice or (H) consent to any extension or waiver of the limitation period applicable to any material Tax claim or assessment;

(xiv) except as required pursuant to any Company Employee Benefit Plan in effect prior to the date hereof or as required by Law: (A) grant or increase any retention, deal bonus, change-in-control, severance or termination pay to (or materially amend any existing arrangement with) any Company Service Provider, (B) increase compensation or benefits payable under any existing change-in-control, severance or termination pay policies, (C) establish, adopt or materially amend any material Company Employee Benefit Plan, (D) enter into any collective bargaining agreement or other agreement with a labor union, works council or similar organization, (E) increase in any manner compensation, bonus, commission, long-term incentive opportunities or other benefits payable to any Company Service Provider, (F) take any action to accelerate the vesting or payment, or fund or in any other way secure the payment, of compensation or benefits under any Company Employee Benefit Plan, to the extent not already provided in any such Company Employee Benefit Plan, (G) materially change any actuarial or other assumptions used to calculate funding obligations with respect to any Employee Benefit Plan that is required by Law to be funded or change the manner in which contributions to such plans are made or the basis on which such contributions are determined, except as may be required by

GAAP or Law, (H) forgive any loans to any Company Service Provider, (I) waive any post-employment restrictive covenant with any Company Service Provider, (J) vest or waive any restrictions with respect to any equity or equity-based awards, (K) grant any equity or equity-based awards to Company Service Providers except as described in Section 4.1 of the Company Disclosure Letter, (L) amend or modify any outstanding awards under the Company Stock Plans, (M) grant any gross-up, make whole or indemnification with respect to or related to Sections 409A or 4999 of the Code, or (N) hire or fire any executive officer level employee;

(xv) (A) create, incur, assume, guarantee, endorse, suffer to exist or otherwise be liable with respect to any Indebtedness, issue or sell any debt securities or warrants or other rights to acquire any debt security of any of the Company or its Subsidiaries or enter into any “keep well” or other agreement to maintain any financial statement condition of another Person other than borrowings under existing revolving credit facilities as in effect on the date of this Agreement, (B) enter into any material lease (whether operating or capital), other than oil and gas leases and compressor leases entered into in the ordinary course of business consistent with past practice, (C) create any Lien on its property or the property of its Subsidiaries in connection with any pre-existing Indebtedness, new Indebtedness or lease or otherwise, or (D) make or commit to make any capital expenditures or engage in any exploration, development, drilling, well completion or other development activities, other than such capital expenditures or activities as are (1) permitted by the Company’s $350,000,000 capital budget for 2015 as provided to Parent prior to the date hereof, (2) not permitted by the Company’s $350,000,000 capital budget for 2015 as provided to Parent prior to the date hereof, but do not exceed $5,000,000 individually, or $15,000,000 in the aggregate, or (3) required to respond to a bona fide emergency when there is insufficient time to obtain advance consent of Parent; provided that the Company promptly notifies Parent of any such emergency expenditures, including the amount and reason therefor;

(xvi) make any loans, advances or capital contributions to, or investments in, any Person (other than any of the Company or its Subsidiaries and other than (A) advances to employees for travel and other business expenses in the ordinary course of business consistent with past practice and (B) pursuant to customary provisions in joint operating agreements);

(xvii) enter into any contract or transaction with (including the making of any payment to) a director or officer of the Company or members of their “immediate family” (as such terms are defined in Rule 16a-1 of the Exchange Act) (each of the foregoing, a “Related Person”) (other than the Company or one of its Subsidiaries) or an Affiliate of a Related Person (other than the Company or one of its Subsidiaries), in each case of a type that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act;

(xviii) authorize, recommend, propose or announce an intention to adopt, or adopt, a plan of complete or partial dissolution or liquidation;

(xix) fail to timely file any material report required to be filed by the Company or any of its Subsidiaries with the SEC or any other Governmental Authority;

(xx) recognize any union or labor organization as the bargaining representative for any Employees or enter into any labor agreement or collective bargaining agreement, except as required by Law; or

(xxi) agree or commit to do anything prohibited by clauses (i) through (xx) of this Section 4.1.

4.2 Conduct of Business by Parent. From the date hereof until the earlier of the Effective Time and the termination of this Agreement pursuant to Article IX, and except (a) as expressly contemplated or permitted by this Agreement, (b) as may be required by applicable Law, (c) as set forth in the correspondingly numbered section of the disclosure letter delivered by Parent to the Company (the “Parent Disclosure Letter”), or (d) with the prior written consent of the Company (which consent will not be unreasonably withheld, delayed or conditioned), Parent will not:

(i) declare, set aside or pay any extraordinary or special dividend or distribution, whether payable in cash, stock or any other property or right, with respect to the Parent Common Shares; provided, however, that nothing contained herein shall prohibit Parent from increasing the quarterly cash dividend on the Parent Common Shares;

(ii) change in any material respect its methods of accounting or accounting practices, policies or procedures, except as required by concurrent changes in GAAP or SEC rules and regulations, in either case as agreed to by its independent public accountants;

(iii) adopt or propose any amendment to its certificate of incorporation or bylaws in a manner that adversely affects the terms of the Parent Common Shares;

(iv) adopt or enter into a plan of complete or partial liquidation or dissolution;

(v) enter into any transaction or take any other action (including any amendment of Parent’s certificate of incorporation or bylaws) that would be reasonably likely to have a material adverse effect on, or materially delay, the consummation of the transactions contemplated by this Agreement; or

(vi) agree or commit to do anything prohibited by clauses (i) through (v) of this Section 4.2;

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in (a) all forms, registration statements, reports, schedules and statements filed by the Company with the SEC under the Exchange Act or the Securities Act since January 1, 2014 and prior to the date of this Agreement, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein (collectively, the “Company SEC Documents”) (but (i) excluding any disclosure contained in any such Company SEC Documents under the heading “Risk Factors” or “Cautionary Note Regarding Forward-Looking Statements” or similar heading (other than any historical factual information contained within such headings, disclosure or statements) and (ii) without giving effect to any amendment thereof or supplement thereto filed with, or furnished to the SEC on or after the date hereof), but only to the extent (A) such Company SEC Documents are publicly available on the SEC’s Electronic Data Gathering Analysis and Retrieval System and (B) the relevance of the applicable disclosure as an exception to the applicable representations and warranties is reasonably apparent on the face of such disclosure or (b) the Company Disclosure Letter delivered prior to the execution of this Agreement (provided that (i) disclosure in any section of such Company Disclosure Letter is deemed to be disclosed with respect to any other section of this Agreement to the extent that it is reasonably apparent on the face of the Company Disclosure Letter that such disclosure is applicable to such other section notwithstanding the omission of a reference or cross reference thereto and (ii) the mere inclusion of an item in such Company Disclosure Letter as an exception to a representation or warranty is not deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item has had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company (a “Company Material Adverse Effect”)), the Company represents and warrants to Parent as follows:

5.1 Organization, General Authority and Standing. The Company is a corporation validly existing and in good standing under the Laws of the State of Delaware. Section 5.1 of the Company Disclosure Letter sets forth a true and complete list of the Company’s Subsidiaries. Each of the Company’s Subsidiaries is a limited partnership, corporation or limited liability company, as the case may be, validly existing and in good standing under the Laws of the State of Delaware. Each of the Company and its Subsidiaries (a) has all corporate or other organizational power and authority required to own, lease or otherwise hold, use and operate its properties, rights and other assets and to carry on its business as currently conducted and (b) is duly licensed or qualified to do business and in good standing to do business as a foreign limited partnership, corporation or limited liability company, as the case may be, in each jurisdiction in which the conduct or nature of its business or the ownership, leasing, holding or operating of its properties makes such licensing or qualification necessary, except, in the case of clause (b), for such jurisdictions where the failure to be so licensed, qualified or in good standing, individually or in the aggregate, would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company has made available to Parent complete and accurate copies of the Company Charter and the Company Bylaws and each of the Company’s Subsidiaries’ certificate of incorporation, certification of formation, certification of limited partnership, by-laws, operating agreements, partnership agreements or similar organizational documents, each as amended to the date of this Agreement, and each such document as so delivered is in full force and effect, and neither the Company nor any of its Subsidiaries is in material violation of any of the provisions contained therein.

5.2 Capitalization.

(a) The authorized capital stock of the Company consists of 150,000,000 Company Common Shares and 5,000,000 shares of preferred stock, par value $.001 per share (the “Company Preferred Stock”). As of the date hereof, there are (i) 75,699,976 Company Common Shares (excluding unvested Company Restricted Shares) issued and outstanding, (ii) 801,651 Company Common Shares held in the treasury of the Company, and (iii) no shares of Company Preferred Stock issued and outstanding or held in treasury. All of the issued and outstanding Company Common Shares were duly authorized and are validly issued in accordance with the Company Charter, are fully paid and nonassessable and are not subject to any preemptive or similar rights (and were not issued in violation of any preemptive or similar rights). All Company Common Shares that may be issued or granted pursuant to the exercise of Company Options or upon the conversion of Company PSUs will be, when issued or granted in accordance with the respective terms thereof, duly authorized and validly issued in accordance with the Company Charter, fully paid and non-assessable and not subject to any preemptive or similar rights (and will not be issued in violation of any preemptive or similar rights).

(b) As of the date hereof, except as set forth above in Section 5.2(a) or in Section 5.2(b) of the Company Disclosure Letter and except for (i) 95,506 Company Common Shares reserved for issuance on exercise of Company Options outstanding on the date hereof, (ii) 1,124,787 unvested Company Restricted Shares outstanding on the date hereof, (iii) 445,842 Company Common Shares (assuming vesting and settlement at target performance levels for performance based awards) reserved for issuance upon the settlement of Company PSUs outstanding on the date hereof, and (iv) 473,724 additional Company Common Shares remaining available for issuance pursuant to the Company Stock Plans, (A) there are no shares, partnership interests, limited liability company interests or other equity securities of the Company or any of its Subsidiaries, including any Company Common Shares and any shares of Company Preferred Stock, issued or authorized and reserved for issuance, (B) there are no outstanding options, warrants, preemptive rights, subscriptions, calls or other Rights, convertible securities, exchangeable securities, agreements or commitments of any character obligating the Company or any of its Subsidiaries to (1) issue, transfer or sell any equity interests of the Company or such Subsidiary or any securities convertible into or exchangeable for such equity interests, (2) grant, extend or enter into any such subscription, option, warrant, call, convertible securities or other similar Right, agreement or arrangement, (3) provide a material amount of funds to, or make any material investment (in the form of a loan, capital contribution or otherwise) in, any Subsidiary, (4) make any payment to any person the value of which is derived from or calculated based on the value of Company Common Shares, or (5) make any commitment to authorize, issue or sell any such equity interests or securities or other Rights, except pursuant to this Agreement, (C) there are no contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any equity interest in the Company or any of its Subsidiaries or any such securities or agreements listed in clause (B) of this sentence, and (D) there are no agreements granting any preemptive or antidilutive or similar rights with respect to any security issued by the Company or any of its Subsidiaries. No Subsidiary of the Company owns any Company Common Shares. With respect to each grant of any Company Common Shares under the Company Stock Plans, each such grant was made in accordance with the terms of the applicable Company Stock Plan, the Exchange Act and all other applicable Laws, including the rules of NASDAQ.

(c) All outstanding Company Common Shares have been issued and granted in compliance in all material respects with (i) applicable securities Laws and other applicable Law and (ii) all requirements set forth in applicable contracts.

(d) Neither the Company nor any of its Subsidiaries has outstanding bonds, debentures, notes or other Indebtedness, the holders of which have the right to vote (or which are convertible or exchangeable into or exercisable for securities having the right to vote) with the Company Stockholders on any matter.

(e) There are no voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the voting or registration of capital stock or other equity interest of the Company or any of its Subsidiaries.

(f) Neither the Company nor any of its Subsidiaries has agreed to register any securities under the Securities Act or under any state securities Law or granted registration rights to any person.

(g) Section 5.2(g) of the Company Disclosure Letter sets forth the following information with respect to each Company Option outstanding on the date of this Agreement: (i) name of the holder; (ii) number of Company Common Shares issuable upon exercise thereof; (iii) exercise price; (iv) issue date; (v) termination date; (vi) vesting schedule, and (vii) whether such option or warrant contains any put, redemption or similar feature (other than a provision for the net settlement thereof or payment of tax withholdings with respect thereto).

(h) At the Effective Time, there will not be any outstanding subscriptions, options, warrants, calls, preemptive rights or other Rights, convertible or exchangeable securities, agreements, claims or commitments of any character by which the Company or any of its Subsidiaries will be bound calling for the purchase or issuance of any shares of the capital stock of the Company or any of its Subsidiaries or securities convertible into or exchangeable for such shares or any other such securities or agreements.

(i) Except as set forth in Section 5.2(i) of the Company Disclosure Letter, at the Effective Time, neither the Company nor any of its Subsidiaries will be a party to any agreement prohibiting the ability of the Company or any of its Subsidiaries to make any payments, directly or indirectly, to Parent by way of dividends, advances, repayments of loans or advances, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments, or any other agreement or arrangement which restricts the ability of the Company or any of its Subsidiaries to make any payment, directly or indirectly, to Parent.

5.3 Equity Interests in Other Entities. Other than ownership interests in its Subsidiaries as set forth in Section 5.1 of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries owns beneficially, directly or indirectly, any equity securities or similar interests of any person, or any interest in a partnership or joint venture of any kind. All outstanding shares of capital stock or other equity interests in the Company’s Subsidiaries are duly authorized, validly issued, fully paid and nonassessable, and the Company owns such interests in its Subsidiaries free and clear of all Liens except for Permitted Encumbrances. Neither the Company nor any of its Subsidiaries has agreed or is obligated to, directly or indirectly, make any future investment in or capital contribution or advance to any Person (other than in the Company or one of its Subsidiaries).

5.4 Power, Authority and Approvals of Transactions.

(a) The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. Subject to the Company Stockholder Approval, this Agreement and the transactions contemplated hereby have been duly authorized by all necessary corporate action by the Company. This Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery by Parent, constitutes, or will constitute at the Effective Time, the Company’s valid and binding obligation, enforceable against the Company in accordance with its terms (except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar Laws affecting the enforcement of creditors’ rights generally or by general equitable principles).

(b) At a meeting duly called and held, the Company Board has unanimously (i) determined that this Agreement and the transactions contemplated hereby are fair to, advisable and in the best interests of the Company and the Company Stockholders, (ii) approved this Agreement and the transactions contemplated hereby and (iii) approved (subject to Section 7.3) the Company Board Recommendation. As of the date of this Agreement, none of the actions described in the immediately preceding sentence has been amended, rescinded or modified in any respect.

5.5 No Violations or Defaults. Except as set forth in Section 5.5 of the Company Disclosure Letter, subject to required filings under federal and state securities Laws and with NASDAQ, assuming the other consents and approvals contemplated by Section 5.6 are duly obtained, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by the Company do not and will not (a) constitute a breach or violation of, or result in a default (or an event that, with notice or lapse of time or both, would become a default) under, or result in the termination or in a right of termination, cancellation or modification of, or result in the acceleration of performance required by or the loss of any benefit to which any of the Company or its Subsidiaries is entitled under, any note, bond, mortgage, indenture, deed of trust, license, franchise, lease, contract, agreement, joint venture, permit or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or their respective properties is subject or bound except for such breaches, violations, defaults, terminations, cancellations or accelerations which, either individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, (b) conflict with or constitute a breach or violation of, or a default under the Company Charter or Company Bylaws or the similar organizational documents of any of the Company’s Subsidiaries, (c) contravene or conflict in any material respect with or constitute a material violation of any provision of any Law binding upon or applicable to the Company or any of its Subsidiaries or (d) result in the creation of any material Lien on any of the assets of the Company or any of its Subsidiaries.

5.6 Consents and Approvals. Except as set forth in Section 5.6 of the Company Disclosure Letter, no consents or approvals of, or filings or registrations with, any Governmental Authority or other Person are necessary in connection with (a) the execution and delivery by the Company of this Agreement or (b) the consummation by the Company of the transactions contemplated by this Agreement, except for (i) the filing with the SEC of a proxy statement relating to the matters to be submitted to the Company Stockholders (the “Proxy Statement”) at a meeting of such holders for the purpose of approving this Agreement and the Merger (including any adjournment or postponement thereof, the “Company Meeting”) and other filings required under federal or state securities laws, (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (iii) any consents, authorizations, approvals, filings or exemptions in connection with compliance with the rules of the NASDAQ, (iv) such filings and approvals as may be required to be made or obtained under the Antitrust Laws, and (v) such other consents, authorizations, approvals, filings or registrations the absence or unavailability of which would not, either individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect or prevent or materially delay consummation of the Merger.

5.7 Financial Reports and the Company SEC Documents.

(a) Since January 1, 2014, the Company has filed with or furnished to the SEC all forms, registration statements, reports, schedules and statements required to be filed or furnished under the Exchange Act or the Securities Act. None of the Company’s Subsidiaries is required to file periodic reports with the SEC pursuant to the Exchange Act. At the time filed (or, in the case of registration statements, solely on the dates of effectiveness) (except to the extent amended by a subsequently filed Company SEC Document prior to the date hereof, in which case as of the date of such amendment): each Company SEC Document (i) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act (as the case may be) and the Sarbanes-Oxley Act, and any rules and regulations promulgated thereunder applicable to the Company SEC Documents and (ii) did not contain any untrue statement of a material fact, or omit to state a material fact required to be stated therein or necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

(b) Any consolidated financial statements of the Company included in the Company SEC Documents (the “Company Financial Statements”) as of their respective dates (if amended, as of the date of the last such amendment) (i) complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, (ii) were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be expressly indicated in the notes thereto), and (iii) fairly present in all material respects the consolidated financial position of the Company and its

Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year-end adjustments which are not, individually or in the aggregate, material). The financial statements to be filed by the Company with the SEC after the date of this Agreement (i) will comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, (ii) will be prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be expressly indicated in the notes thereto), and (iii) will fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year-end adjustments which are not, individually or in the aggregate, material).

(c) None of the Company or its Subsidiaries is a party to, nor has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar contract or agreement (including any agreement relating to any transaction or relationship between or among one or more of the Company and its Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand), or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K promulgated by the SEC), where the result, purpose or intended effect of such contract or agreement is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any of its Subsidiaries in the Company’s or such Subsidiary’s published financial statements or other Company SEC Documents.

(d) Section 5.7(d) of the Company Disclosure Letter contains (i) a complete and accurate list of all Derivative Transactions entered into by the Company or any of its Subsidiaries or for the account of any of its customers as of the date of this Agreement and (ii) the Company has made available to Parent pricing and other supporting information relating to the positions summarized in Section 5.7(d) of the Company Disclosure Letter. All such Derivative Transactions were, and any Derivative Transactions entered into after the date of this Agreement will be, entered into in accordance with applicable Laws, and in accordance with the investment, securities, commodities, risk management and other policies, practices and procedures employed by the Company and its Subsidiaries (collectively, the “Company Risk Policies”), and were, and will be, entered into with counterparties believed at the time to be financially responsible and able to understand (either alone or in consultation with their advisers) and to bear the risks of such Derivative Transactions. Section 5.7(d) of the Company Disclosure Letter identifies any such counterparty as to which the Company or any of its Subsidiaries has any reasonable concerns regarding financial responsibility with respect to any such Derivative Transaction. The Company and each of its Subsidiaries have, and will have, duly performed in all material respects all of their respective obligations under the Derivative Transactions to the extent that such obligations to perform have accrued, and, to the Knowledge of the Company, there are and will be no material breaches, violations, collateral deficiencies, requests for collateral or demands for payment, or defaults or allegations or assertions of such by any party thereunder. Prior to the date of this Agreement, the Company has delivered or made available to Parent an accurate and complete copy of the Company Risk Policies in effect as of the date of this Agreement and the Company Risk Policies contain a complete and accurate description of the practice of the Company and the Company Subsidiaries with respect to Derivative Transaction positions, as of the date hereof. Since December 31, 2011, there have been no material violations of the Company Risk Policies.

5.8 Internal Controls and Procedures. The Company has established and maintains internal control over financial reporting and disclosure controls and procedures (as such terms are defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) sufficient to provide reasonable assurance regarding the reliability of financial reporting, including policies and procedures that (a) mandate the maintenance of records that in reasonable detail accurately and fairly reflect the material transactions and dispositions of the assets of the Company and its Subsidiaries, (b) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the Company and its Subsidiaries are being made only in accordance with appropriate authorizations of management and the Company Board and (c) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of the Company and its Subsidiaries; such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its Subsidiaries, required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s principal executive officer and its principal financial officer to allow timely decisions regarding required disclosure; and such disclosure controls and procedures are effective to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in SEC rules and forms. The Company’s principal executive officer and its principal financial officer have disclosed, based on their most recent evaluation, to the Company’s auditors and the audit committee of the Company Board (x) all significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data and have identified for the Company’s auditors any material weaknesses in internal controls and (y) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls. To the Knowledge of the Company, since January 1, 2013, no complaints from any source regarding accounting, internal accounting controls or auditing matters have been received by the Company. Since January 1, 2013, the Company has not received any material complaints through the Company’s whistleblower hotline or equivalent system for receipt of employee concerns regarding possible violations of applicable Law. Since January 1, 2013, no attorney representing the Company or any of its Subsidiaries, whether or not employed by the Company or any of its Subsidiaries, has reported evidence of a violation of applicable Law that are securities laws, breach of fiduciary duty or similar violation by the Company or any of its officers, directors, employees or agents to the Company’s chief legal officer, audit committee of the Company Board or to the Company Board pursuant to the rules adopted pursuant to Section 307 of the Sarbanes-Oxley Act or any Company policy contemplating such reporting. The principal executive officer and the principal financial officer of the Company have made all certifications required by the Sarbanes-Oxley Act, the Exchange Act and any related rules and regulations promulgated by the SEC with respect to the Company SEC Documents, and the statements contained in such certifications were complete and accurate as of the dates they were made.

5.9 Absence of Undisclosed Liabilities. Except as disclosed in the audited financial statements (or notes thereto) included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 (the “Balance Sheet Date”), and in the financial statements (or notes thereto) included in subsequent Company SEC Documents filed by the Company prior to the date hereof, neither the Company nor any of its consolidated Subsidiaries had at the Balance Sheet Date, or has incurred since that date, any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature, except liabilities, obligations or contingencies that (a) are accrued or reserved against in the financial statements of the Company included in the Company SEC Documents filed prior to the date hereof, or reflected in the notes thereto, (b) were incurred since the Balance Sheet Date and prior to the date hereof in the ordinary course of business and consistent with past practices and that would not reasonably be expected, either individually or in the aggregate, to have a Company Material Adverse Effect or (c) relate to this Agreement or the transactions contemplated hereby.

5.10 Absence of Certain Changes or Events.

(a) Since the Balance Sheet Date:

(i) there has not been any material damage, destruction or other casualty loss with respect to any material asset or property owned, leased or otherwise used by the Company or its Subsidiaries, whether or not covered by insurance;

(ii) there has not been any declaration, accrual, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock or other equity interests of the Company or any of its Subsidiaries (except for pro rata dividends or other pro rata distributions by any direct or indirect Subsidiary of the Company to the Company or to any Subsidiary of the Company), or any repurchase, redemption or other acquisition by the Company or any of its Subsidiaries of any outstanding Company securities;

(iii) there has not been any material change in any method of accounting or accounting practice or internal controls (including internal control over financial reporting) by the Company or any of its Subsidiaries, except insofar as may have been required by a change in GAAP or SEC rules and regulations;

(iv) there has not been (i) any (A) material increase in the compensation payable or to become payable to any retired, former or current employee, officer, consultant, or director of the Company or any of its Subsidiaries (excluding independent contractors) (each, a “Company Service Provider”), in each case other than routine increases in the ordinary course of business, or (B) payment to any Company Service Provider of any material bonus, or grant to any director or officer of the Company or its Subsidiaries of any rights to receive severance, termination, retention or Tax gross-up compensation or benefits, in each case other than routine payments or grants in the ordinary course of business, (ii) any establishment, adoption, entry into or material amendment of any Employee Benefit Plan or (iii) any action taken by the Company or any of its Subsidiaries to fund or in any other way secure the payment of compensation or benefits under any Employee Benefit Plan; and

(v) there has not been any agreement to do any of the foregoing.

(b) Since the Balance Sheet Date, there has not been any change, event, development, circumstance, condition, occurrence or effect that has had, or would be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect.

(c) Since the Balance Sheet Date, except for this Agreement and the transactions contemplated hereby, the Company and its Subsidiaries have carried on and operated their respective businesses in all material respects in the ordinary course of business.

5.11 Compliance with Applicable Law; Permits.

(a) Except with respect to Tax matters (which are provided for in Section 5.18) and environmental matters (which are provided for in Section 5.13), each of the Company and its Subsidiaries is and has been in compliance with all, and is not in default under or in violation of any, applicable Laws, other than any noncompliance, default or violation which would not, individually or in the aggregate, be reasonably expected to have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any written communication since January 1, 2013 from a Governmental Authority alleging that the Company or any of its Subsidiaries is not in compliance with or is in default or violation of any applicable Law, except where such non-compliance, default or violation would not, individually or in the aggregate, be reasonably expected to have a Company Material Adverse Effect. No investigation or review by any Governmental Authority with respect to any of the Company or any of its Subsidiaries is pending or, to the Knowledge of the Company, threatened, nor, to the Knowledge of the Company, has any Governmental Authority indicated an intention to conduct the same, except where such investigation or review would not, individually or in the aggregate, be required to be disclosed under the Exchange Act or Securities Act.

(b) The Company and its Subsidiaries are in possession of, and have at all times since January 1, 2013 been in possession of, all franchises, tariffs, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders of any Governmental Authority necessary under applicable Law to own, lease and operate their properties and to lawfully carry on their businesses as they are being conducted (collectively, the “Company Permits”), except where the failure to be in possession of such Company Permits would not, individually or in the aggregate, be reasonably expected to have a Company Material Adverse Effect. All Company Permits are in full force and effect, except where the failure to be in full force and effect would not, individually or in the aggregate, be reasonably expected to have a Company Material Adverse Effect. No suspension or cancellation of any of the Company Permits is pending or, to the Knowledge of the Company, threatened, except where such suspension or cancellation would not, individually or in the aggregate, be reasonably expected to have a Company Material Adverse Effect.

5.12 Material Contracts.

(a) Section 5.12 of the Company Disclosure Letter contains a listing of the following arrangements, commitments or understandings (whether written or oral) to which the Company or any of its Subsidiaries is a party which are in effect (or under which the Company or any of its Subsidiaries has any responsibility or obligation) on the date of this Agreement (each contract arrangement, commitment or understanding of the type described in this Section 5.12(a), whether or not set forth in Section 5.12 of the Company Disclosure Letter and whether or not in effect on the date of this Agreement, is referred to herein as a “Company Material Agreement”):

(i) each “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K under the Exchange Act);

(ii) each contract that provides for the acquisition, disposition, license, use, distribution or outsourcing of assets, services, rights or properties (other than Oil and Gas Properties) with respect to which the Company reasonably expects that the Company and its Subsidiaries will make annual payments in excess of $10,000,000;

(iii) each contract that constitutes a commitment relating to indebtedness for borrowed money or the deferred purchase price of property by the Company or any of its Subsidiaries (whether incurred, assumed, guaranteed or secured by any asset) in excess of $10,000,000, other than agreements solely between or among the Company and its Subsidiaries;

(iv) each contract for lease of personal property or real property (other than Oil and Gas Properties) involving aggregate payments in excess of $10,000,000 in any calendar year that are not terminable without penalty within 60 days, other than contracts related to drilling rigs;

(v) each contract containing any area of mutual interest, joint bidding area, joint acquisition area, or non-compete or similar type of provision that, following the Effective Time, by virtue of Parent becoming an Affiliate of the Company as a result of this transaction, would by its terms materially restrict the ability of the Parent, any of its Subsidiaries or any of the CONE Midstream Companies to compete in any line of business or with any Person or geographic area during any period of time after the Effective Time;

(vi) each contract involving the pending acquisition or sale of (or option to purchase or sell) any material amount of the assets or properties (including Hydrocarbons) of the Company and its Subsidiaries, taken as a whole;

(vii) each contract for any Derivative Transaction;

(viii) each material partnership, joint venture or limited liability company agreement, other than any customary joint operating agreements, unit agreements or participation agreements affecting the Oil and Gas Properties of the Company or any of its Subsidiaries;

(ix) each joint development agreement, exploration agreement, participation, farmout, farmin or program agreement or similar contract requiring the Company or any of its Subsidiaries to make expenditures that would reasonably be expected to be in excess of $10,000,000 in the aggregate during the twelve (12)-month period following the date of this Agreement, other than customary joint operating agreements and continuous development obligations under Oil and Gas Leases;

(x) each labor agreement or collective bargaining agreement to which the Company or any of its Subsidiaries is a party or is subject;

(xi) each agreement under which the Company or any of its Subsidiaries has advanced or loaned any amount of money to any of its officers, directors, employees or consultants, in each case with a principal amount in excess of $20,000;

(xii) each agreement that contains any standstill, “most favored nation” or most favored customer provision, preferential right or rights of first or last offer, negotiation or refusal, in each case other than those contained in (A) any agreement in which such provision is solely for the benefit of the Company or any of its Subsidiaries, (B) customary royalty pricing provisions in Oil and Gas Leases or (C) customary preferential rights in joint operating agreements, unit agreements or participation agreements affecting the business or the Oil and Gas Properties of the Company or any of its Subsidiaries, to which the Company or any of its Subsidiaries or any of their respective Affiliates is subject, and is material to the business of the Company and its Subsidiaries, taken as a whole;

(xiii) each agreement (other than a Derivative Transaction) that includes any continuing indemnification obligation of the Company or any of its Subsidiaries which was granted outside of the ordinary course of business;

(xiv) each agreement pertaining to Intellectual Property or technology to which the Company or any of its Subsidiaries is a party and that is material to the business of the Company and its Subsidiaries;

(xv) any contract that obligates any of the Company or its Subsidiaries to make any loans, advances or capital contributions to, or investments in, any Person other than advances for expenses required under customary joint operating agreements and customary advances to operators of Oil and Gas Properties of the Company and its Subsidiaries not covered by a joint operating agreement or participation agreement;

(xvi) any contract providing for the sale by the Company or any of its Subsidiaries of Hydrocarbons that (A) has a remaining term of greater than 60 days and does not allow the Company or such Subsidiary to terminate it without penalty on 60 days’ notice or less or (B) contains a “take-or-pay” clause or any similar material prepayment or forward sale arrangement or obligation (excluding “gas balancing” arrangements associated with customary joint operating agreements) to deliver Hydrocarbons at some future time without then or thereafter receiving full payment therefor;

(xvii) each contract that is a transportation or processing agreement to which the Company or any Subsidiary is a party involving the transportation or processing of more than 50 MMcf of gaseous Hydrocarbons per day, or 5,000 barrels of liquid Hydrocarbons per day;

(xviii) any contract that provides for a “take-or-pay” clause or any similar prepayment obligation, acreage dedication, minimum volume commitments or capacity reservation fees to a gathering, transportation or other arrangement downstream of the wellhead, that cover, guaranty or commit volumes in excess of 50.0 MMcf (or, in the case of liquids, in excess of 5,000 barrels of oil equivalent) of Hydrocarbons of the Company or any of its Subsidiaries per day over a period of one month (calculated on a yearly average basis) or for a term greater than ten (10) years;

(xix) any Oil and Gas Lease that contains express provisions (A) establishing bonus obligations (which, for the avoidance of doubt, do not include royalty payments and shut-in payments) in excess of $5,000,000 that were not satisfied at the time of leasing or signing or (B) providing for a fixed term, even if there is still production in paying quantities;

(xx) any agreement pursuant to which the Company or any of its Subsidiaries have paid amounts associated with any Production Burden in excess of $5,000,000 during the immediately preceding fiscal year or with respect to which the Company reasonably expects that Company or its Subsidiaries will make payments associated with any Production Burden in any of the next three succeeding fiscal years that could, based on current projections, exceed $5,000,000 per year; and

(xxi) any charge, order, writ, injunction, judgment, decree, ruling, determination, directive, award, settlement, settlement agreement, consent agreement or similar agreement with any Governmental Authority or consent of a Governmental Authority to which the Company or any of the Company Subsidiaries is subject involving future performance by the Company or any of the Company Subsidiaries which is material to the Company and its Subsidiaries, taken as a whole.

(b) The Company has made available to Parent accurate and complete copies of all written Company Material Agreements required to be identified in Section 5.12 of the Company Disclosure Letter, including all amendments thereto.

(c) Except to the extent that enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity, and provided that any indemnity, contribution and exoneration provisions contained in any such Company Material Agreement may be limited by applicable Law and public policy, each of the Company Material Agreements (i) constitutes the valid and binding obligation of the Company or its applicable Subsidiary and constitutes the valid and binding obligation of the other parties thereto (ii) is in full force and effect, and (iii) other than with respect to the Existing Credit Agreement, immediately after the Effective Time will continue to constitute a valid and binding obligation of the Company or its applicable Subsidiary, in each case unless the failure to be so would not, individually or in the aggregate, be reasonably expected to have a Company Material Adverse Effect.

(d) Each of the Company and its Subsidiaries (to the extent it is a party thereto or bound thereby) and, to the Knowledge of the Company, each other party thereto has performed in all material respects all obligations required to be performed by it under each Company Material Agreement. There is not, to the Knowledge of the Company, under any Company Material Agreement, any default or event which, with notice or lapse of time or both, would constitute a default on the part of any of the parties thereto, or any notice of termination, cancellation or material modification, in each case, except such events of default, other events, notices or modifications as to which requisite waivers or consents have been obtained or which would not, individually or in the aggregate, be reasonably expected to have a Company Material Adverse Effect.

(e) Except as set forth in Section 5.12(e) of the Company Disclosure Letter, since January 1, 2013, to the Knowledge of the Company, neither the Company nor any of its Subsidiaries has received any notice of any material violation or breach of, material default under or intention to cancel, terminate, modify or not renew, any Company Material Agreement.

(f) Neither the Company nor any of its Subsidiaries is a party to a contract with respect to the acquisition of any Person, the capital stock or other equity interest of any Person, or any assets of any Person.

5.13 Environmental Matters. Except as reflected in the Company Financial Statements, and except for any such matter that would not, individually or in the aggregate, be reasonably expected to have a Company Material Adverse Effect:

(a) Each of the Company and its Subsidiaries and their respective assets, real properties and operations are in compliance with all Environmental Laws and Environmental Permits;

(b) Since January 1, 2009, none of the Company or its Subsidiaries has received any written notice from any Governmental Authority alleging, with respect to any such entity or any of their respective assets, real properties or operations, the violation of or liability under any Environmental Law (including liability as a potentially responsible party under CERCLA or any analogous state laws) or any Environmental Permit that remains unresolved;

(c) There are no actions, suits, proceedings (including civil, administrative and dispute resolution proceedings), claims, government investigations, orders, decrees or judgments pending or in effect, or, to the Knowledge of the Company, threatened by a Governmental Authority against the Company which allege a violation of or liability under any Environmental Law (“Environmental Claim”);

(d) Since January 1, 2014, there has been no Release of any Hazardous Material by the Company or its Subsidiaries at, on, under or from any real properties as a result of the operations of the Company or its Subsidiaries that has not been remediated as required by any Environmental Law or otherwise adequately reserved for in the Company Financial Statements;

(e) To the Knowledge of the Company, there are no actions, activities, circumstances, facts, conditions, events or incidents, including the presence of any Hazardous Material, which would be reasonably likely to form the basis of any Environmental Claim against the Company, any of its Subsidiaries, or to the Knowledge of the Company, against any Person whose liability for such Environmental Claims the Company or any of its Subsidiaries has or may have retained or assumed either contractually or by operation of Law; and

(f) The representations and warranties in Sections 5.11 (Compliance) and 5.16 (Litigation) shall not apply to matters relating to Environmental Permits, Hazardous Materials and Environmental Law.

5.14 Reserve Report. The Company has made available to Parent complete copies of all written reports prepared by any Person that is not an Affiliate of the Company and delivered to or received by the Company or its Subsidiaries on or before the date of this Agreement estimating the Company’s and its Subsidiaries’ Hydrocarbon reserves with respect to the Oil and Gas Properties. The factual, non-interpretive data relating to the Oil and Gas Properties of the Company and its Subsidiaries on which the reserve report audited by Netherland, Sewell & Associates, Inc. referred to in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 (the “Company Reserve Report”) was based was accurate at the time such data was provided to Netherland, Sewell & Associates, Inc., except for any inaccuracy that would not, individually or in the aggregate, be reasonably expected to have a Company Material Adverse Effect. To the Knowledge of the Company, there are no material errors in the assumptions and estimates provided by the Company and its Subsidiaries in connection with the preparation of the Company Reserve Report. The Hydrocarbon reserve estimates of the Company and its Subsidiaries set forth in the Company Reserve Report fairly reflect, in all material respects, the Hydrocarbon reserves of the Company and its Subsidiaries at the dates indicated therein and are in accordance with the rules promulgated by the SEC and applied on a consistent basis throughout the periods reflected therein. Except for changes (including changes in Hydrocarbon commodity prices) generally affecting the oil and gas industry and normal depletion by production, there has been no change in respect of the matters addressed in the Company Reserve Report that would, individually or in the aggregate, be reasonably expected to have a Company Material Adverse Effect. The estimates of proved Hydrocarbon reserves provided by the Company and its Subsidiaries to Netherland, Sewell & Associates, Inc. in connection with the preparation of the Company Reserve Reports complied in all material respects with Rule 4-10 of Regulation S-X promulgated by the SEC.

5.15 Title to Properties.

(a) The Company and its Subsidiaries have good and defensible title to all real and personal properties which are material to the business of the Company and its Subsidiaries, including all of the Oil and Gas Properties reflected in the Company Reserve Report (excluding any Oil and Gas Properties sold, used or otherwise disposed of since December 31, 2014 under any Company Material Agreement disclosed on Section 5.12 of the Company Disclosure Letter), in each case free and clear of all Liens and defects and imperfections of title except (i) such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries, (ii) for Permitted Encumbrances and (iii) such as would not, individually or in the aggregate, be reasonably expected to have a Company Material Adverse Effect. For purposes of the foregoing sentence, “good and defensible title” means title that is free from reasonable doubt to the end that a prudent person engaged in the business of purchasing and owning, developing, and operating producing or non-producing Oil and Gas Properties in the geographical areas in which they are located, with knowledge of all of the facts and their legal bearing, would be willing to accept, acting reasonably.

(b) The Company has made available to Parent accurate and complete copies of each agreement described in Section 5.15(b) of the Company Disclosure Letter, including all amendments thereto (the “Specified Agreements”). Except to the extent that enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity, each material Oil and Gas Lease and each Specified Agreement (i) constitutes the valid and binding obligation of the Company or its applicable Subsidiary and, to the Knowledge of the Company, constitutes the valid and binding obligation of the other parties thereto, (ii) is in full force and effect, and (iii) immediately after the Effective Time will continue to constitute a valid and binding obligation of the Company or its applicable Subsidiary and, to the Knowledge of the Company, each of the other parties thereto in accordance with its terms. Neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any of the other parties thereto, has violated any provision of, or taken or failed to take any act which, with or without notice, lapse of time, or both, would constitute a material default under the provisions of any Oil and Gas Lease or any Specified Agreement. Except as set forth in Section 5.15 of the Company Disclosure Letter, to the Knowledge of the Company, neither the Company nor any of its Subsidiaries has received any notice of any material violation or breach of, material default under or intention to cancel, terminate, modify or not renew any material Oil and Gas Lease or any Specified Agreement.

(c) Each of the Company and its Subsidiaries has good and valid title, in all material respects, to each material real property (and each material real property at which its operations are conducted) owned by it (in each case excluding Oil and Gas Leases and Company Real Property Leases, the “Company Owned Real Property”) except for Permitted Encumbrances. Each of the Company and its Subsidiaries has a good and valid leasehold interest in each lease, sublease and other agreement under which it uses or occupies or has the right to use or occupy any material real property (or material real property at which its operations are conducted) (but excluding Oil and Gas Leases) (such property subject to a lease, sublease or other agreement, the “Company Leased Real Property” and such leases, subleases and other agreements are, collectively, the “Company Real Property Leases”), in each case, free and clear of all Liens other than any Permitted Encumbrances. Each Company Real Property Lease is valid, binding and in full force and effect, except as enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity. No uncured default of a material nature on the part of the Company or any of its Subsidiaries or, to the Knowledge of the Company, the landlord thereunder, exists under any Company Real Property Lease, and no event has occurred or circumstance exists which, with or without the giving of notice, the passage of time, or both, would constitute a material breach or default under a Company Real Property Lease. Section 5.15(c) of the Company Disclosure Letter sets forth an accurate and complete list of the Company Owned Real Property and the Company Leased Real Property (collectively, the “Company Real Property”).

(d) There are no leases, subleases, licenses, rights or other agreements burdening or affecting any portion of the Company Real Property that would reasonably be expected to materially adversely affect the existing use of such Company Real Property by the Company and its Subsidiaries in the operation of their respective businesses thereon. Except for such arrangements solely between or among the Company and its Subsidiaries, there are no outstanding options or rights of first refusal in favor of any other party to purchase any Company Owned Real Property or any portion thereof or interest therein that would reasonably be expected to materially adversely affect the existing use of the Company Owned Real Property by the Company and its Subsidiaries in the operation of their respective businesses thereon. Neither the Company nor any of its Subsidiaries is currently subleasing, licensing or otherwise granting any person the right to use or occupy a material portion of a Company Real Property that would reasonably be expected to materially adversely affect the existing use of such Company Real Property by the Company and its Subsidiaries in the operation of their respective businesses thereon. The Company Real Property constitutes all of the material real estate used in the operation of the respective businesses of the Company and its Subsidiaries.

(e) There is no pending or, to the Knowledge of the Company, threatened, appropriation, condemnation or like Proceeding or order by any Governmental Authority or any other Person materially affecting any material

Company Owned Real Property or any part thereof or of any sale or other disposition of any material Company Owned Real Property or any part thereof in lieu of condemnation or other matters materially affecting and impairing the current use, occupancy or value thereof.

(f) Except as set forth in Section 5.15(f) of the Company Disclosure Letter, all material proceeds from the sale of Hydrocarbons produced from the Oil and Gas Properties of the Company and its Subsidiaries are being received by the Company or its Subsidiaries in a timely manner and are not being held in suspense for any reason.

(g) Except as set forth in Section 5.15(g) of the Company Disclosure Letter, to the Knowledge of the Company, all of the Hydrocarbon Wells and all water, CO2 or injection Wells located on the Oil and Gas Leases or of the Company and its Subsidiaries or otherwise associated with an Oil and Gas Property of the Company or any of its Subsidiaries have been drilled, completed and operated, as applicable, within the limits permitted by the applicable contracts and applicable Law, in all material respects, and all drilling and completion (and plugging and abandonment) of the Hydrocarbon Wells and such other Wells and all related development, production and other operations have been conducted in compliance with all applicable Law in all material respects.

(h) All Oil and Gas Properties operated by the Company and or any of its Subsidiaries have been operated in accordance with reasonable, prudent oil and gas field practices and in material compliance with the applicable Oil and Gas Leases and in material compliance with applicable Company Material Agreements, material joint operating agreements, and applicable Law.

(i) None of the Oil and Gas Properties of the Company or any of its Subsidiaries is subject to any preferential purchase, consent, transfer fee, termination fee, capital recovery fee, payout or similar right or obligation that would become operative or be required by the Company or any of its Affiliates as a result of the transactions contemplated by this Agreement except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(j) None of the Oil and Gas Properties of the Company or any of its Subsidiaries is subject to any Tax partnership agreement or provisions requiring a partnership income Tax Return to be filed under Subchapter K of Chapter 1 of Subtitle A of the Code.

(k) Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, the Company or one of its Subsidiaries has good and marketable title to, or in the case of leased property and assets, has valid leasehold interests in or valid rights under contract to use, all tangible personal property reflected on the Company balance sheet or acquired after the Balance Sheet Date, except for tangible personal property sold since the Balance Sheet Date in the ordinary course of business, and none of such property or assets is subject to any Lien, except Permitted Encumbrances.

(l) Except as would not, individually or in the aggregate, be reasonably expected to have a Company Material Adverse Effect, to the Knowledge of the Company, all Production Burdens under any Company Material Agreement or Specified Agreement have been properly and timely paid (or which constitute suspense funds) and all expenses payable under the terms of the agreements and contracts have been properly and timely paid except for such expenses as are being currently paid prior to delinquency in the ordinary course of business.

(m) Except as set forth in Section 5.15(m) of the Company Disclosure Letter, as of the date of this Agreement, there is no outstanding authorization for expenditure or similar request or invoice for funding or participation under any agreement or contract which are binding on the Company, its Subsidiaries or any Oil and Gas Properties and which the Company reasonably anticipates will individually require expenditures by the Company or its Subsidiaries in excess of $10,000,000.

5.16 Litigation.

(a) Except as set forth in Section 5.16(a) of the Company Disclosure Letter, except with respect to environmental matters (which are provided for in Section 5.13), there are no civil, criminal or administrative actions, suits, litigation, claims, causes of action, investigations, arbitrations, mediations or other proceedings (collectively, “Proceedings”) pending or, to the Knowledge of the Company, threatened, against the Company or any of its Subsidiaries or any of their assets or property or to which the Company or any of its Subsidiaries or any of their assets or property is otherwise a party or subject or, to the Knowledge of the Company, a threatened party, except for Proceedings that would not, individually or in the aggregate, be reasonably expected to have a Company Material Adverse Effect or to prevent or materially delay consummation of the Merger.

(b) There is no judgment, settlement, order, decision, direction, writ, injunction, decree, stipulation or legal or arbitration award of, or promulgated or issued by, any Governmental Authority in effect to which any of the Company or any of its Subsidiaries is a party or subject which materially interferes with, or would be reasonably expected to materially interfere with, the business of the Company or any of its Subsidiaries as currently conducted.

5.17 Information Supplied. None of the information supplied (or to be supplied) by or on behalf of the Company specifically for inclusion in (a) the Registration Statement will, at the time the Registration Statement, or any amendment or supplement thereto, is filed with the SEC or at the time it becomes effective under the Securities Act, or (b) the Proxy Statement (which will be included as a prospectus in the Registration Statement) will, on the date the Proxy Statement is first mailed to Company Stockholders, or any amendment or supplement thereto, and at the time of the Company Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to information supplied by or on behalf of Parent, Merger Sub or their respective Affiliates or Representatives for inclusion or incorporation by reference in any of the foregoing documents.

5.18 Tax Matters.

(a) (i) Each of the Company and its Subsidiaries has filed when due (taking into account extensions of time for filing) with the appropriate Taxing Authority all material Tax Returns required to be filed by it and all such Tax Returns were complete and accurate in all material respects, and (ii) all material Taxes owed by the Company and its Subsidiaries (whether or not shown on any Tax Return), including Taxes required to be collected or withheld from payments to employees, creditors, shareholders or other Third Parties, have been duly and timely paid in full, except in each case of clause (i) and (ii) for amounts being contested in good faith by appropriate proceedings or for which adequate reserves have been maintained in accordance with GAAP.

(b) Except as set forth in Section 5.18(b) of the Company Disclosure Letter, there is no Proceeding now pending against the Company or any of its Subsidiaries in respect of any material Tax or material Tax Return, nor has any written adjustment with respect to a material Tax Return or written claim for additional material Tax been received by the Company or any of its Subsidiaries that is still pending.

(c) There is no outstanding waiver or extension of any applicable statute of limitations for the assessment or collection of material Taxes due from the Company or any of its Subsidiaries.

(d) No written claim has been made by any Taxing Authority in a jurisdiction where the Company or any of its Subsidiaries does not currently file a Tax Return that it is or may be subject to any material Tax in such jurisdiction, nor has any such assertion been threatened or proposed in writing and received by the Company or any of its Subsidiaries.

(e) There are no Liens for Taxes upon any property or assets of the Company or any of its Subsidiaries other than Permitted Encumbrances.

(f) Neither the Company nor any of its Subsidiaries has participated in a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b).

(g) Neither the Company nor any of its Subsidiaries is a party to any Tax allocation, sharing, indemnity or reimbursement agreement or arrangement (excluding any such agreements pursuant to customary provisions in contracts not primarily related to Taxes).

(h) Neither the Company nor any of its Subsidiaries has been a member of an affiliated group within the meaning of Section 1504(a) of the Code (or any similar group defined under a similar provision of foreign, state or local Law), other than a group of which the Company or any Subsidiary is or was the common parent, and neither the Company nor any of its Subsidiaries has any liability for material Taxes of any other person (other than Taxes of the Company or any Subsidiary) under Treasury Regulation Section 1.1502-6 (or any similar provision of foreign, state or local Law), as a transferee or successor, by contract or otherwise.

(i) Within the last two years, neither the Company nor any of its Subsidiaries has been a party to any transaction intended to qualify under Section 355 of the Code.

(j) To the Knowledge of the Company, as of the date of this Agreement, none of the Company’s U.S. federal net operating loss carryforwards is subject to any limitation under Section 382 of the Code.

(k) Neither the Company nor any of its Subsidiaries has taken or agreed to take any action that would prevent the Integrated Mergers from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code. The Company is not aware of any agreement, plan or other circumstance that would prevent the Integrated Mergers from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

5.19 Employee Benefits; Labor.

(a) Section 5.19(a) of the Company Disclosure Letter sets forth a complete and accurate list of each material Company Employee Benefit Plan. The term “Company Employee Benefit Plan” means each Employee Benefit Plan sponsored, maintained or contributed to by the Company or any of its ERISA Affiliates or for which the Company or any of its ERISA Affiliates has or could have any liability, contingent or otherwise.

(b) With respect to each Company Employee Benefit Plan, the Company has heretofore made available to Parent a true and complete copy, or summary if no plan document exists, as of the date of this Agreement, of (i) each plan document and most recent summary plan description of each Company Employee Benefit Plan, (ii) each trust agreement or annuity contract, if any, in effect as of the date hereof that relates to any Company Employee Benefit Plan, (iii) the most recently prepared actuarial valuation report in connection with each Company Employee Benefit Plan for which an actuarial valuation report was required to be prepared under applicable Law, (iv) the most recent annual report on Form 5500 required to be filed with the IRS with respect each Company Employee Benefit Plan (if applicable), and (v) the most recently received IRS determination letter with respect to each Company Employee Benefit Plan, if applicable.

(c) Each Company Employee Benefit Plan has been operated and administered in all respects in accordance with its terms, and in compliance with the applicable provisions of all Laws applicable to such Company Employee Benefit Plan, and complies with such terms and such Laws, in each case except where the failure to be so administered or to so comply, would not, individually or in the aggregate, be reasonably expected to have a Company Material Adverse Effect. There are no termination proceedings or other claims (except routine claims for benefits payable under the Company Employee Benefit Plans) or proceedings pending or, to the knowledge of the Company, threatened against or involving any Company Employee Benefit Plan or asserting any rights to, or claims for benefits under, any Company Employee Benefit Plan that would be reasonably expected to have a Company Material Adverse Effect.

(d) Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, neither the Company nor any of its ERISA Affiliates has any unsatisfied liability under Title IV of ERISA and there do not now exist, nor do any circumstances exist that would result in, any liabilities to the Company or any of its ERISA Affiliates under (i) Title IV of ERISA, (ii) Section 302 of ERISA or (iii) Sections 412 and 4971 of the Code, in each case, that would reasonably be expected to be a liability of the Surviving Corporation or its Affiliates following the Effective Time. No Company Employee Benefit Plan is subject to Title IV of ERISA or Section 412 of the Code.

(e) Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, each Company Employee Benefit Plan intended to be “qualified” within the meaning of Section 401(a) of the Code is so qualified and each trust maintained thereunder is exempt from taxation under Section 501(a) of the Code.

(f) Except as set forth in Section 5.19(f) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries has any liability for providing health, medical or other welfare benefits after retirement or other termination of employment (other than for continuation coverage required under Section 4980(B)(f) of the Code or applicable Law, for coverage through the end of the month of termination or for coverage during an applicable severance benefit period).

(g) Except as otherwise provided under this Agreement or as set forth in Section 5.19(g) of the Company Disclosure Letter, the consummation of the Merger and the other transactions contemplated by this Agreement will not, either alone or in combination with another event (where such other event by itself would not result in such consequence), (i) accelerate the time of payment or vesting, or increase the amount of compensation due to any current or former director, officer, employee or consultant of the Company or any of its Subsidiaries (whether by virtue of any termination, severance, change of control or similar benefit or otherwise), (ii) entitle any current or former director, officer, employee or consultant of the Company or any of its Subsidiaries to severance pay, unemployment compensation or any other payment, (iii) cause the Company to transfer or set aside any assets to fund any benefits under any Company Employee Benefit Plan or (iv) limit or restrict the right to amend, terminate or transfer the assets of any Company Employee Benefit Plan on or following the Effective Time. No amount or other entitlement or economic benefit that could be received as a result of the consummation of the Merger or any other transaction contemplated by this Agreement by or for the benefit of any individual who is a “disqualified individual” (as such term is defined in Treasury Regulation Section 1.280G-1) under any Company Employee Benefit Plan or otherwise would be characterized as an “excess parachute payment” within the meaning of Section 280G(b)(1) of the Code.

(h) The Company and its Affiliates are, and have been, in compliance in all respects with all applicable Law relating to the employment of labor or the engagement of independent contractors, including all such applicable Law relating to wages, hours, overtime, collective bargaining, discrimination, classification of employees and independent contractors, civil rights, safety and health and workers’ compensation, except where the failure to comply would not, individually or in the aggregate, be reasonably expected to have a Company Material Adverse Effect.

(i) The Company and its Affiliates are neither party to, nor bound by, any labor agreement, collective bargaining agreement, work rules or practices, or any other labor-related agreements or arrangements with any labor union or labor organization; there are no labor agreements, collective bargaining agreements, work rules or practices, or any other labor-related agreements or arrangements that pertain to any Employees; and no Employees are represented by any labor union, labor organization or works council with respect to their employment with the Company or any of its Affiliates.

(j) No labor union, labor organization or group of Employees has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or to the Knowledge of the Company, threatened in writing to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority. To the Knowledge of the Company, no labor union is engaging in organizing activities with respect to any Employees.

(k) Except as set forth in Section 5.19(k) of the Seller Disclosure Letter, since January 1, 2013, there has been no actual or, to the Knowledge of the Company, threatened unfair labor practice charges, grievances, arbitrations, strikes, lockouts, work stoppages, slowdowns, picketing, hand billing or other labor disputes against or affecting the Company or any of its Affiliates that would individually or in the aggregate reasonably be expected to have a Company Material Adverse Effect.

(l) Except as would not reasonably be expected to have a Company Material Adverse Effect, the Company and its Subsidiaries are not delinquent in payments to any Employees or former employees of the Company or any of its Affiliates for any services or amounts required to be reimbursed or otherwise paid.

5.20 Intellectual Property/IT. The Company and its Subsidiaries own or have the right to use all Intellectual Property necessary for the operation of its business as presently conducted (collectively, the “Company Intellectual Property”) free and clear of all Encumbrances except for Permitted Encumbrances, except where the failure to own or have the right to use such Intellectual Property would not, individually or in the aggregate, be reasonably expected to have a Company Material Adverse Effect. The use of the Company Intellectual Property by the Company and its Subsidiaries in the operation of the business of the Company as presently conducted does not infringe upon, misappropriate otherwise conflict with any Intellectual Property of any other Person, except for such matters that would not, individually or in the aggregate, be reasonably expected to have a Company Material Adverse Effect. The Company and its Subsidiaries exclusively own the material Intellectual Property applications and registrations purported to be owned by the Company or its Subsidiaries, free and clear of all Encumbrances, and such registrations are in full force and effect, and to the Knowledge of the Company, valid and enforceable in all material respects. The Company and its Subsidiaries use and have used commercially reasonable efforts to protect their material trade secrets and confidential information, and, to the Knowledge of the Company, there have been no material compromises thereof. There are no information technology (including oil and gas infrastructure control system) deficiencies material to the business of the Company or its Subsidiaries, the Company and its Subsidiaries take reasonable measures with respect to cybersecurity and business continuity and, since two (2) years prior to the date hereof, there have been no material information technology (including oil and gas infrastructure control system) outages nor any material information system, data or other cybersecurity breaches or compromises.

5.21 Financial Advisors. Except for the Company Financial Advisor, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any of its Subsidiaries. The Company is solely responsible for the fees and expenses of the Company Financial Advisor as and to the extent set forth in the engagement letter dated May 9, 2015. The Company has previously delivered to Parent a complete and accurate copy of such engagement letter.

5.22 Regulatory Matters.

(a) The Company is not a “holding company,” a “subsidiary company” of a “holding company,” an affiliate of a “holding company,” a “public utility” or a “public-utility company,” as each such term is defined in the U.S. Public Utility Holding Company Act of 2005.

(b) All properties and related facilities constituting the Company’s and its Subsidiaries’ properties (including any facilities under development) are (i) exempt from regulation by the U.S. Federal Energy Regulatory Commission under Applicable Law and (ii) not subject to rate regulation or comprehensive nondiscriminatory access regulation under the laws of any state or other local jurisdiction, including regulation by the Railroad Commission of Texas as a “utility,” “gas utility,” “local distribution company,” “gas gathering utility,” or “common carrier.”

(c) Except with respect to offshore Oil and Gas Leases, neither the Company nor any of its Subsidiaries conducts any business of any kind with any U.S. federal Governmental Authority, directly or indirectly, including in respect of sales into the U.S. Strategic Petroleum Reserve, and no such business is currently contemplated.

(d) Neither the Company nor any of its Subsidiaries owns, controls, or has under development any (i) refining capacity or (ii) oil or gas transportation infrastructure (other than gathering facilities).

5.23 Insurance Coverage. The insurance policies maintained by the Company and its Subsidiaries are with reputable insurance carriers, provide full and adequate coverage for all normal risks incident to the businesses of the Company and its Subsidiaries and their respective properties and assets, and are in character and amount customary for Persons engaged in similar businesses and subject to the same or similar perils or hazards. All such insurance policies are in full force and effect, all premiums due with respect thereto have been paid and, since the most recent renewal date, the Company and its Subsidiaries have not received any written notice threatening termination of, premium increase with respect to, or material alteration of coverage under, any of such policies.

5.24 Affiliate Transactions. No Related Person, other than in his or her capacity as a director, officer or employee of any of the Company or its Subsidiaries (a) is involved, directly or indirectly, in any material business arrangement or other material relationship with any of the Company or its Subsidiaries, or (b) directly or indirectly owns, or otherwise has any right, title, interest in, to or under, any material property or right, tangible or intangible, that is used by any of the Company or its Subsidiaries and is material to the conduct of the business of the Company and its Subsidiaries as currently conducted, taken as a whole.

5.25 Fairness Opinion. The Company Board has received the opinion of the Company Financial Advisor to the effect that, as of the date of such opinion, and based upon and subject to the various qualifications, assumptions and limitations set forth therein, the Exchange Ratio is fair, from a financial point of view, to the Company Stockholders. A signed copy of the written opinion will be delivered to Parent promptly after receipt thereof by the Company.

5.26 No Other Representations and Warranties. Except for the representations and warranties set forth in this Article V, neither the Company nor any other Person makes or has made any express or implied representation or warranty with respect to the Company or with respect to any other information provided to Parent or Merger Sub in connection with the Merger or the other transactions contemplated hereby. Without limiting the generality of the foregoing, neither the Company nor any other Person will have or be subject to any liability or other obligation to Parent, Merger Sub or any other Person resulting from the distribution to Parent or Merger Sub (including their respective Representatives), or Parent’s or Merger Sub’s (or such Representatives’) use of, any such information, including any information, documents, projections, forecasts or other material made available to Parent or Merger Sub in certain “data rooms” or management presentations in expectation of the Merger.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Except as set forth in (a) all forms, registration statements, reports, schedules and statements filed by Parent with the SEC under the Exchange Act or the Securities Act since January 1, 2014 and prior to the date of this Agreement, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein (collectively, the “Parent SEC Documents”) (but (i) excluding any disclosure contained in any such Parent SEC Documents under the heading “Risk Factors” or “Cautionary Note Regarding Forward-Looking Statements” or similar heading (other than any historical factual information contained within such headings, disclosure or statements) and (ii) without giving effect to any amendment thereof or supplement thereto filed with, or furnished to the SEC on or after the date hereof), but only to the extent (A) such Company SEC

Documents are publicly available on the SEC’s Electronic Data Gathering Analysis and Retrieval System and (B) the relevance of the applicable disclosure as an exception to the applicable representations and warranties is reasonably apparent on the face of such disclosure or (b) the Parent Disclosure Letter delivered prior to the execution of this Agreement (provided that (i) disclosure in any section of such Parent Disclosure Letter is deemed to be disclosed with respect to any other section of this Agreement to the extent that it is reasonably apparent on the face of the Parent Disclosure Letter that such disclosure is applicable to such other section notwithstanding the omission of a reference or cross reference thereto and (ii) the mere inclusion of an item in such Parent Disclosure Letter as an exception to a representation or warranty is not deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item has had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent (a “Parent Material Adverse Effect”)), Parent and Merger Sub represent and warrant to the Company as follows:

6.1 Organization, General Authority and Standing. Each of Parent and Merger Sub is a corporation validly existing and in good standing under the Laws of the State of Delaware. Section 6.1 of the Parent Disclosure Letter sets forth a true and complete list of Parent’s Subsidiaries. Each of Parent’s Subsidiaries is validly existing and in good standing under the Laws of its jurisdiction of organization. Each of Parent and Merger Sub (a) has all corporate or other organizational power and authority required to own, lease or otherwise hold, use and operate its properties, rights and other assets and to carry on its business as currently conducted and (b) is duly licensed or qualified to do business and in good standing to do business as a foreign organization in each jurisdiction in which the conduct or nature of its business or the ownership, leasing, holding or operating of its properties makes such licensing or qualification necessary, except in the case of clause (b) such jurisdictions where the failure to be so licensed, qualified or in good standing, individually or in the aggregate, would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Parent has made available to the Company complete and accurate copies of the Parent Charter, Parent Bylaws, Merger Sub Charter and Merger Sub Bylaws, each as amended to the date of this Agreement, and each such document as so delivered is in full force and effect, and neither Parent nor Merger Sub is in material violation of any of the provisions contained therein.

6.2 Capitalization.

(a) As of the date of this Agreement, the authorized capital stock of Parent consists of 1,000,000,000 Parent Common Shares and 4,000,000 shares of preferred stock, par value $1.00 per share (the “Parent Preferred Stock”). As of the date hereof, there are (i) 388,098,769 Parent Common Shares (excluding unvested Parent Restricted Shares) issued and outstanding, (ii) 36,817,919 Parent Common Shares held in the treasury of Parent, and (iii) no shares of Parent Preferred Stock issued and outstanding or held in treasury. All of the issued and outstanding Parent Common Shares were duly authorized and are validly issued in accordance with the Parent Charter, are fully paid and nonassessable and are not subject to any preemptive or similar rights (and were not issued in violation of any preemptive or similar rights). All Parent Common Shares that may be issued or granted pursuant to the exercise of Parent Options will be, when issued or granted in accordance with the respective terms thereof, duly authorized and validly issued in accordance with the Parent Charter, fully paid and non-assessable and not subject to any preemptive or similar rights (and will not be issued in violation of any preemptive or similar rights).

(b) As of the date hereof, except as set forth above in Section 6.2(a) and except for 15,042,996 Parent Common Shares reserved for issuance on exercise of Parent Options outstanding on the date hereof pursuant to the Parent Stock Plans, (i) there are no shares, partnership interests, limited liability company interests or other equity securities of Parent, including any Parent Common Shares and any shares of Parent Preferred Stock, issued or authorized and reserved for issuance, (ii) there are no outstanding options, warrants, preemptive rights, subscriptions, calls or other Rights, convertible securities, exchangeable securities, agreements or commitments of any character obligating Parent to (A) issue, transfer or sell any equity interests of Parent or any securities convertible into or exchangeable for such equity interests, (B) grant, extend or enter into any such subscription, option, warrant, call, convertible securities or other similar Right, agreement or arrangement, (C) make any payment to any person the value of which is derived from or calculated based on the value of Parent Common Shares, or (D) make any commitment to authorize, issue or sell any such equity interests or securities or other Rights, except pursuant to this Agreement, (iii) there are no contractual obligations of Parent to repurchase, redeem or otherwise acquire any equity interest in Parent or any such securities or agreements listed in clause (ii) of this sentence, and (iv) there are no agreements granting any preemptive or antidilutive or similar rights with respect to any security issued by Parent.

(c) All outstanding Parent Common Shares have been issued and granted in compliance in all material respects with (i) applicable securities Laws and other applicable Law and (ii) all requirements set forth in applicable contracts.

(d) Neither Parent nor any of its Subsidiaries has outstanding bonds, debentures, notes or other Indebtedness, the holders of which have the right to vote (or which are convertible or exchangeable into or exercisable for securities having the right to vote) with the holders of Parent Common Shares on any matter.

(e) There are no voting trusts or other agreements or understandings to which Parent is a party with respect to the voting or registration of capital stock or other equity interest of Parent.

6.3 Power, Authority and Approvals of Transactions. Parent has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement and the transactions contemplated hereby have been duly authorized by all necessary corporate action by Parent. This Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming due authorization, execution and delivery by the other parties hereto, constitutes, or will constitute at the Effective Time, Parent’s and Merger Sub’s valid and binding obligations, enforceable against Parent and Merger Sub in accordance with its terms (except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar Laws affecting the enforcement of creditors’ rights generally or by general equitable principles).

6.4 No Violations or Defaults. Subject to required filings under federal and state securities Laws and with the NYSE, assuming the other consents and approvals contemplated by Section 6.5 are duly obtained, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by Parent do not and will not (a) constitute a breach or violation of, or result in a default (or an event that, with notice or lapse of time or both, would become a default) under, or result in the termination or in a right of termination, cancellation or modification of, or result in the acceleration of performance required by or the loss of any benefit to which any of Parent or its Subsidiaries is entitled under, any note, bond, mortgage, indenture, deed of trust, license, franchise, lease, contract, agreement, joint venture, permit or other instrument or obligation to which Parent or any of its Subsidiaries is a party or by which Parent or any of its Subsidiaries or their respective properties is subject or bound except for such breaches, violations, defaults, terminations, cancellations or accelerations which, either individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect, (b) conflict with or constitute a breach or violation of, or a default under the Parent Charter or Parent Bylaws, or the similar organizational documents of any of Parent’s Subsidiaries (c) contravene or conflict in any material respect with or constitute a violation of any provision of any Law binding upon or applicable to Parent or any of its Subsidiaries or (d) result in the creation of any material Lien on any of the assets of Parent or any of its Subsidiaries.

6.5 Consents and Approvals. No consents or approvals of, or filings or registrations with, any Governmental Authority or other Person are necessary in connection with (a) the execution and delivery by Parent and Merger Sub of this Agreement or (b) the consummation by Parent and Merger Sub of the transactions contemplated by this Agreement, except for (i) the filing with the SEC of the registration statement on Form S-4 by Parent in connection with the issuance of New Common Shares in connection with the Merger (as amended or supplemented from time to time, the “Registration Statement”) and other filings required under federal or state securities laws, (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware,

(iii) any consents, authorizations, approvals, filings or exemptions in connection with compliance with the rules of the NYSE, (iv) such filings and approvals as may be required to be made or obtained under the Antitrust Laws, and (v) such other consents, authorizations, approvals, filings or registrations the absence or unavailability of which would not, either individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect or prevent or materially delay consummation of the Merger.

6.6 Financial Reports and Parent SEC Documents.

(a) Since January 1, 2014, Parent has filed with or furnished to the SEC all forms, registration statements, reports, schedules and statements required to be filed or furnished under the Exchange Act or the Securities Act. At the time filed (or, in the case of registration statements, solely on the dates of effectiveness) (except to the extent amended by a subsequently filed Parent SEC Document prior to the date hereof, in which case as of the date of such amendment); each Parent SEC Document (i) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act (as the case may be) and the Sarbanes-Oxley Act, and any rules and regulations promulgated thereunder applicable to the Parent SEC Documents and (ii) did not contain any untrue statement of a material fact, or omit to state a material fact required to be stated therein or necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

(b) Any consolidated financial statements of Parent included in the Parent SEC Documents as of their respective dates (if amended, as of the date of the last such amendment) (i) complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, (ii) were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be expressly indicated in the notes thereto), and (iii) fairly present in all material respects the consolidated financial position of Parent and its Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year-end adjustments which are not, individually or in the aggregate, material). The financial statements to be filed by Parent with the SEC after the date of this Agreement (i) will comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, (ii) will be prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be expressly indicated in the notes thereto), and (iii) will fairly present in all material respects the consolidated financial position of Parent and its Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year-end adjustments which are not, individually or in the aggregate, material).

6.7 Internal Controls and Procedures. Parent has established and maintains internal control over financial reporting and disclosure controls and procedures (as such terms are defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) sufficient to provide reasonable assurance regarding the reliability of financial reporting, including policies and procedures that (a) mandate the maintenance of records that in reasonable detail accurately and fairly reflect the material transactions and dispositions of the assets of Parent and its Subsidiaries, (b) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of Parent and its Subsidiaries are being made only in accordance with appropriate authorizations of management and the Parent Board and (c) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of Parent and its Subsidiaries; such disclosure controls and procedures are designed to ensure that material information relating to Parent, including its Subsidiaries, required to be disclosed by Parent in the reports that it files or submits under the Exchange Act is accumulated and communicated to Parent’s principal executive officer and its principal financial officer to allow timely decisions regarding required disclosure; and such disclosure controls and procedures are effective to ensure that information required to be disclosed by Parent in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in SEC rules and forms. Parent’s principal executive officer and its principal financial officer have disclosed, based on their most recent evaluation, to Parent’s auditors and the audit committee of the Parent Board (x) all significant deficiencies, if any, in the design or operation of internal controls which could adversely affect Parent’s ability to record, process, summarize and report financial data and have identified for Parent’s auditors any material weaknesses in internal controls and (y) any fraud, whether or not material, that involves management or other employees who have a significant role in Parent’s internal controls. To the Knowledge of Parent, since January 1, 2013, no complaints from any source regarding accounting, internal accounting controls or auditing matters have been received by Parent. Since January 1, 2013, Parent has not received any material complaints through Parent’s whistleblower hotline or equivalent system for receipt of employee concerns regarding possible violations of applicable Law. Since January 1, 2013, no attorney representing Parent or any of its Subsidiaries, whether or not employed by Parent or any of its Subsidiaries, has reported evidence of a violation of applicable Law that are securities laws, breach of fiduciary duty or similar violation by Parent or any of its officers, directors, employees or agents to Parent’s chief legal officer, audit committee of the Parent Board or to the Parent Board pursuant to the rules adopted pursuant to Section 307 of the Sarbanes-Oxley Act or any Parent policy contemplating such reporting. The principal executive officer and the principal financial officer of Parent have made all certifications required by the Sarbanes-Oxley Act, the Exchange Act and any related rules and regulations promulgated by the SEC with respect to the Parent SEC Documents, and the statements contained in such certifications were complete and accurate as of the dates they were made.

6.8 Absence of Undisclosed Liabilities. Except as disclosed in the audited financial statements (or notes thereto) included in Parent’s Annual Report on Form 10-K for the year ended December 31, 2014, and in the financial statements (or notes thereto) included in subsequent Parent SEC Documents filed by Parent prior to the date hereof, neither Parent nor any of its consolidated Subsidiaries had at the Balance Sheet Date, or has incurred since that date, any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature, except liabilities, obligations or contingencies that (a) are accrued or reserved against in the financial statements of Parent included in the Parent SEC Documents filed prior to the date hereof, or reflected in the notes thereto, (b) were incurred since the Balance Sheet Date and prior to the date hereof in the ordinary course of business and consistent with past practices and that would not reasonably be expected, either individually or in the aggregate, to have a Parent Material Adverse Effect or (c) relate to this Agreement or the transactions contemplated hereby.

6.9 Absence of Certain Changes or Events.

(a) Since December 31, 2014, there has not been any change, event, development, circumstance, condition, occurrence or effect that has had, or would be reasonably likely to have, individually or in the aggregate, a Parent Material Adverse Effect.

(b) Since December 31, 2014, except for this Agreement and the transactions contemplated hereby, Parent and its Subsidiaries have carried on and operated their respective businesses in all material respects in the ordinary course of business.

6.10 Compliance with Applicable Law. Each of Parent and its Subsidiaries is and has been in compliance with all, and is not in default under or in violation of any, applicable Laws, other than any noncompliance, default or violation which would not, individually or in the aggregate, be reasonably expected to have a Parent Material Adverse Effect. Neither Parent nor any of its Subsidiaries has received any written communication since January 1, 2013 from a Governmental Authority alleging that Parent or any of its Subsidiaries is not in compliance with or is in default or violation of any applicable Law, except where such non-compliance, default or violation would not, individually or in the aggregate, be reasonably expected to have a Parent Material Adverse Effect. No investigation or review by any Governmental Authority with respect to any of Parent or any of its Subsidiaries is pending or, to the Knowledge of Parent, threatened, nor, to the Knowledge of Parent, has any Governmental Authority indicated an intention to conduct the same, except where such investigation or review would not, individually or in the aggregate, be reasonably expected to have a Parent Material Adverse Effect.

6.11 Litigation. There are no Proceedings pending or, to the Knowledge of Parent, threatened, against Parent or any of its Subsidiaries or any of their assets or property or to which Parent or any of its Subsidiaries or any of their assets or property is otherwise a party or, to the Knowledge of Parent, a threatened party, except for Proceedings that would not, individually or in the aggregate, be reasonably expected to have a Parent Material Adverse Effect or to prevent or materially delay consummation of the Merger.

6.12 Information Supplied. None of the information supplied (or to be supplied) by or on behalf of Parent specifically for inclusion in (a) the Registration Statement will, at the time the Registration Statement, or any amendment or supplement thereto, is filed with the SEC or at the time it becomes effective under the Securities Act, or (b) the Proxy Statement (which will be included as a prospectus in the Registration Statement) will, on the date the Proxy Statement is first mailed to Company Stockholders, or any amendment or supplement thereto, and at the time of the Company Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement will comply as to form in all material respects with the applicable requirements of the Securities Act and the rules and regulations promulgated thereunder. Notwithstanding the foregoing, Parent makes no representation or warranty with respect to information supplied by or on behalf of the Company or its Affiliates or Representatives for inclusion or incorporation by reference in any of the foregoing documents.

6.13 Operations of Merger Sub. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement and has engaged in no business other than in connection with entering into this Agreement and engaging in the transactions contemplated hereby.

6.14 Tax Matters. (i) Each of Parent and its Subsidiaries has filed when due (taking into account extensions of time for filing) with the appropriate Taxing Authority all material Tax Returns required to be filed by it and all such Tax Returns were complete and accurate in all material respects, and (ii) all material Taxes owed by Parent and its Subsidiaries (whether or not shown on any Tax Return), including Taxes required to be collected or withheld from payments to employees, creditors, shareholders or other Third Parties, have been duly and timely paid in full, except in each case of clause (i) and (ii) for amounts being contested in good faith by appropriate proceedings or for which adequate reserves have been maintained in accordance with GAAP.

6.15 Status under Section 203 of the DGCL. Neither Parent nor Merger Sub nor any of their respective “affiliates” and “associates” (as such terms are defined in Section 203 of the DGCL (“Section 203”), is, or at any time within the past three years has been, an “interested stockholder” of the Company (as such term is defined in Section 203.

6.16 Employee Benefits. Each Employee Benefit Plan sponsored, maintained or contributed to by Parent or any of its ERISA Affiliates or for which Parent or any of its ERISA Affiliates has or could have any liability, contingent or otherwise (each, a “Parent Employee Benefit Plan”) has been operated and administered in all respects in accordance with its terms, and in compliance with the applicable provisions of all Laws applicable to such Parent Employee Benefit Plan, and complies with such terms and such Laws, in each case except where the failure to be so administered or to so comply, would not, individually or in the aggregate, be reasonably expected to have a Parent Material Adverse Effect. There are no termination proceedings or other claims (except routine claims for benefits payable under the Parent Employee Benefit Plans) or proceedings pending or, to the knowledge of Parent, threatened against or involving any Parent Employee Benefit Plan or asserting any rights to, or claims for benefits under, any Parent Employee Benefit Plan that would be reasonably expected to have a Parent Material Adverse Effect.

6.17 Insurance Coverage. The insurance policies maintained by Parent and its Subsidiaries are with reputable insurance carriers (including self-insured or captives), provide full and adequate coverage for all normal risks incident to the businesses of Parent and its Subsidiaries and their respective properties and assets, and are in character and amount customary for Persons engaged in similar businesses and subject to the same or similar perils or hazards. All such insurance policies are in full force and effect, all premiums due with respect thereto have been paid and, since the most recent renewal date, Parent and its Subsidiaries have not received any written notice threatening termination of, premium increase with respect to, or material alteration of coverage under, any of such policies.

6.18 No Other Representations and Warranties. Except for the representations and warranties set forth in this Article VI, neither Parent, Merger Sub nor any other Person makes or has made any express or implied representation or warranty with respect to Parent or Merger Sub or with respect to any other information provided to the Company in connection with the Merger or the other transactions contemplated hereby. Without limiting the generality of the foregoing, neither Parent, Merger Sub nor any other Person will have or be subject to any liability or other obligation to the Company or any other Person resulting from the distribution to the Company (including its respective Representatives), or the Company’s (or such Representatives’) use of, any such information, including any information, documents, projections, forecasts or other material made available to the Company in certain “data rooms” or management presentations in expectation of the Merger.

ARTICLE VII

COVENANTS

The Company hereby covenants to and agrees with Parent, and Parent and Merger Sub hereby covenant to and agree with the Company, on their behalf and on behalf of the Surviving Corporation, that:

7.1 Consummation of the Merger.

(a) Subject to the terms and conditions of this Agreement (including Section 7.1(d)), Parent and Merger Sub, on the one hand, and the Company, on the other hand, will cooperate with each other and use (and will cause their respective Subsidiaries to use) its reasonable best efforts (subject to, and in accordance with, applicable Law) to (i) take, or cause to be taken, all actions, and do, or cause to be done, promptly and to assist and cooperate with the other Parties in doing, all things, necessary, proper or advisable to cause the conditions to the Closing to be satisfied as promptly as practicable (and in any event no later than the Outside Date) and to consummate and make effective, in the most expeditious manner practicable, the Merger, including preparing and filing promptly and fully all documentation to effect all necessary filings, notifications, notices, petitions, statements, registrations, submissions of information, applications and other documents (including any required or recommended filings under applicable Antitrust Laws), (ii) obtain promptly (and in any event no later than the Outside Date) all approvals, consents, clearances, expirations or terminations of waiting periods, registrations, permits, authorizations and other confirmations from any Governmental Authority or Third Party necessary, proper or advisable to consummate the Merger, (iii) defend any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the Merger, including seeking to have any stay or temporary restraining order entered by any court or Governmental Authority vacated, lifted, overturned or reversed, (iv) obtain all necessary consents, approvals or waivers from Third Parties, and (v) execute and deliver any additional instruments necessary to consummate the transactions contemplated by this Agreement; provided, however, that in no event shall the Company, Parent or Merger Sub (or any of their respective Subsidiaries) be required to pay any penalty, compensation or other consideration to any Third Party for any consent or approval required under any license, contract or agreement for the consummation of the transactions contemplated by this Agreement. For purposes of this Agreement, “Antitrust Laws” means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other applicable Laws issued by a Governmental Authority that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition.

(b) In furtherance and not in limitation of the foregoing, each Party hereto agrees to make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby as promptly as practicable and in any event within ten (10) Business Days after the date of this Agreement and to supply as promptly as practicable any additional information and documentary material that may be requested by any Governmental Authority pursuant to the HSR Act or any other Antitrust Law and use its reasonable best efforts to take, or cause to be taken (including by their respective Subsidiaries), all other actions consistent with this Section 7.1 necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable (and in any event no later than the Outside Date). Parent will pay any HSR Act filing fee.

(c) Each of the Parties hereto will use its reasonable best efforts to (i) cooperate in all respects with each other in connection with any filing or submission with a Governmental Authority in connection with the transactions contemplated hereby and in connection with any investigation or other inquiry by or before a Governmental Authority relating to the Merger, including any proceeding initiated by a private Person, (ii) promptly inform the Other Party of (and supply to the Other Party) any communication received by such Party from, or given by such party to, the Federal Trade Commission, the Antitrust Division of the Department of Justice, or any other Governmental Authority and any material communication received or given in connection with any proceeding by a private Person, in each case regarding the Merger, (iii) permit the Other Party to review in advance and incorporate the Other Party’s reasonable comments in any communication to be given by it to any Governmental Authority with respect to obtaining any clearances required under any Antitrust Law in connection with the transactions contemplated hereby and (iv) consult with the Other Party in advance of any meeting or teleconference with any Governmental Authority or, in connection with any proceeding by a private Person, with any other Person, and, to the extent not prohibited by the Governmental Authority or other Person, give the Other Party the opportunity to attend and participate in such meetings and teleconferences. Subject to Section 7.4(b), the Parties will take reasonable efforts to share information protected from disclosure under the attorney-client privilege, work product doctrine, joint defense privilege or any other privilege pursuant to this Section 7.1 in a manner so as to preserve the applicable privilege. Notwithstanding any other provision of this Agreement to the contrary, neither Party is required to disclose to the Other Party its documents responsive to Items 4(c) and 4(d) of the HSR Notification and Report Form.

(d) In furtherance of the covenants set forth in this Section 7.1 and subject to the limitations set forth in this Section 7.1(d), if any objections are asserted with respect to the Merger under any Antitrust Law or if any lawsuit or other proceeding, whether judicial or administrative, is instituted (or threatened to be instituted) by the Federal Trade Commission, the Department of Justice or any other Governmental Authority challenging the Merger or which would otherwise prohibit or materially impede or delay the consummation of the Merger, each of Parent and the Company shall (and shall cause their respective Subsidiaries to) take all actions necessary to resolve any such objections or lawsuits or other proceedings (or threatened lawsuits or other proceedings) so as to permit consummation of the Merger as soon as reasonably practicable, including becoming subject to, consenting to or agreeing to, or otherwise taking any action with respect to, any requirement, condition, understanding, agreement or order to sell, to hold separate or otherwise dispose of, or to conduct, restrict, operate, invest or otherwise change its respective assets or business (including that of its Affiliates) (each, a “Divestiture Action”); provided that notwithstanding anything in this Agreement to the contrary, none of Parent, the Company or any of their respective Subsidiaries shall be required to take any such action that would reasonably be expected to impair the benefits of the Merger to Parent or to have a Company Material Adverse Effect or a Parent Material Adverse Effect; and provided further, that the obligations of the parties under this Section 7.1(d) to consummate any such Divestiture Action shall be conditioned upon the occurrence of the Closing or satisfaction of all of the conditions to the Closing in a case where the Closing will occur immediately following such Divestiture Action.

(e) In furtherance and not in limitation of the covenants of the Parties contained in this Section 7.1 (but subject to the limitations set forth in Section 7.1(d)), if any administrative or judicial action or proceeding, including any proceeding by a private Person, is instituted (or threatened to be instituted) challenging the Merger as violative of any Antitrust Law, each of Parent and the Company will use reasonable best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the Merger.

7.2 Registration Statement; Proxy Statement.

(a) As soon as practicable following the date of this Agreement, the Company and Parent will prepare and the Company will file with the SEC the Proxy Statement and the Company and Parent will prepare and Parent will file with the SEC the Registration Statement, in which the Proxy Statement will be included as a prospectus. The Parties shall file, if necessary, any other statement or schedule relating to this Agreement and the transactions contemplated hereby. Each of the Company and Parent shall use their respective reasonable best efforts to furnish the information required to be included by the SEC in the Proxy Statement, the Registration Statement and any such statement or schedule. Each of the Company and Parent will use its reasonable best efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing and keep the Registration Statement effective for so long as necessary to consummate the transactions contemplated hereby. Parent also agrees to use commercially reasonable efforts to obtain any necessary state securities law or “Blue Sky” permits and approvals required to carry out the transactions contemplated by this Agreement. The Company will use its reasonable best efforts to cause the Proxy Statement to be mailed to the Company Stockholders as promptly as practicable after the Registration Statement is declared effective under the Securities Act. No filing of, or amendment or supplement to, the Registration Statement will be made by Parent, and no filing of, or amendment or supplement to, or dissemination to the Company Stockholders of, the Proxy Statement or any other materials used in connection with the Company Meeting that constitute “proxy materials” or “solicitation materials” as those terms are used in Rules 14a-1 through 14a-17 under the Exchange Act or are otherwise used for the “solicitation” of “proxies” as those terms are defined in Rule 14a-1 under the Exchange Act (“Other Proxy Materials”) will be made by the Company without providing the Other Party a reasonable opportunity to review and comment thereon (and good faith consideration by Parent or the Company, as applicable, of all such comments). If at any time prior to the Effective Time any information relating to the Company or Parent, or any of their respective Affiliates, directors or officers, is discovered by the Company or Parent that should be set forth in an amendment or supplement to either the Registration Statement or the Proxy Statement, so that either such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party that discovers such information will promptly notify the Other Party hereto and an appropriate amendment or supplement describing such information will be promptly filed with the SEC and, to the extent required by Law, disseminated to the Company Stockholders. The Parties will notify each other promptly of the receipt of any comments from the SEC or the staff of the SEC and of any request by the SEC or the staff of the SEC for amendments or supplements to the Proxy Statement or the Registration Statement or for additional information and each Party will supply the Other Party with copies of (i) all correspondence between it or any of its Representatives, on the one hand, and the SEC or the staff of the SEC, on the other hand, with respect to the Proxy Statement, the Registration Statement or the transactions contemplated hereby and (ii) all orders of the SEC relating to the Registration Statement; provided that no responses to any oral or written request by the SEC with respect to the Registration Statement, the Proxy Statement or the Other Proxy Materials, will be made by Parent or the Company, as applicable, without providing the Other Party a reasonable opportunity to review and comment thereon (and good faith consideration by Parent or the Company, as applicable, of all such comments).

(b) The Company will, as soon as reasonably practicable following the date of this Agreement, establish a record date for, and as soon as reasonably practicable following the Registration Statement being declared effective by the SEC, duly call, give notice of, convene and hold, the Company Meeting. Without the prior written consent of Parent, the adoption of this Agreement by the Company Stockholders and an advisory vote on compensation payable to executive officers of the Company in connection with the Merger (together with related procedural matters) shall be the only proposals to be submitted to, or voted on by, the Company Stockholders at the Company Meeting. Subject to Section 7.3, the Company will, through the Company Board, recommend to the Company Stockholders that they adopt this Agreement (the “Company Board Recommendation”). The Proxy Statement shall (subject to Section 7.3) include the Company Board Recommendation. Notwithstanding anything in this Agreement to the contrary, the Company shall not postpone or adjourn the Company Meeting without the consent of Parent (which consent shall not be unreasonably withheld or delayed), other than (i) to solicit additional proxies for the purpose of obtaining Company Stockholder Approval, (ii) in the absence of a quorum, (iii) to allow reasonable additional time for the filing and/or mailing of any supplemental or amended disclosure that the Company Board has determined, after consultation with outside legal counsel, is necessary under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by the Company Stockholders prior to the Company Meeting, and (iv) if the Company has delivered any notice contemplated by Section 7.3(d) or Section 7.3(e) and the time periods contemplated by Section 7.3(d) or Section 7.3(e) have not expired to extend the date of the Company Meeting beyond the end of such period.

7.3 Alternative Proposals; Change in Recommendation.

(a) The Company will, and will cause its Subsidiaries and its and their respective Representatives to, immediately cease and cause to be terminated any discussions or negotiations with any Person conducted heretofore with respect to any possible Alternative Proposal, and request that each Person who has heretofore executed a confidentiality agreement in connection with such Person’s consideration of any Alternative Proposal return or destroy all confidential information previously provided to such Person by or on behalf of the Company or its Subsidiaries. Except as permitted by this Section 7.3, the Company will not, and will cause its Subsidiaries and its and their respective Representatives not to, directly or indirectly, (i) initiate, solicit, knowingly encourage or knowingly facilitate (including by way of furnishing information) any inquiries or the making or the submission of any proposal that constitutes, or would reasonably be expected to lead to, an Alternative Proposal, (ii) participate or engage in any discussions or negotiations with, or disclose any non-public information or data relating to the Company or any of its Subsidiaries or afford access to the properties, books or records of the Company or any of its Subsidiaries to, any Person that has made an Alternative Proposal or to any Person in contemplation of an Alternative Proposal (other than, solely in response to an unsolicited inquiry, to refer the inquiring Person to this Section 7.3 and to limit its conversation or other communication exclusively to such referral), (iii) approve, endorse or recommend (or publicly propose to approve, endorse or recommend) any Alternative Proposal, (iv) enter into any letter of intent, term sheet, memorandum of understanding, merger agreement, acquisition agreement, exchange agreement or any other agreement providing for with respect to an Alternative Proposal or requiring the Company to abandon, terminate or fail to consummate the Merger or any other transaction contemplated by this Agreement, (v) amend or grant any waiver, release or modification under, or fail to enforce, any standstill or similar agreement with respect to any class of equity securities of the Company or any of its Subsidiaries or (vi) resolve or agree to do any of the foregoing. Notwithstanding anything to the contrary contained in this Section 7.3, if at any time following the date of this Agreement and prior to obtaining the Company Stockholder Approval, (i) the Company has received a written Alternative Proposal that the Company Board believes in good faith is bona fide, (ii) the Company Board, after consultation with its financial advisors and outside legal counsel, determines in good faith that such Alternative Proposal constitutes or could reasonably be expected to lead to or result in a Superior Proposal, and (iii) the Company Board determines in good faith, after consultation with its financial advisors and outside legal counsel, that the failure to participate in such negotiations or discussions or to furnish such information or data to such Third Party would be inconsistent with the Company Board’s fiduciary duties under applicable Law, then the Company may, subject to clauses (w)-(z) below, (A) furnish information, including confidential information, with respect to the Company and its Subsidiaries to the Person making such Alternative Proposal and (B) participate in discussions or negotiations regarding such Alternative Proposal; provided that (w) such Alternative Proposal was received after the date of this Agreement, such Alternative Proposal was not initiated, solicited, encouraged or facilitated in violation of this Section 7.3(a) and such Alternative Proposal has not been withdrawn, (x) the Company provides to Parent the notice required by Section 7.3(b) with respect to such Alternative Proposal, (y) the Company will not, and will cause its Subsidiaries and its and their respective directors, officers and employees not to, and will use reasonable best efforts to cause their respective other Representatives not to, disclose any non-public information to such Person unless the Company has, or first enters into, a confidentiality agreement with such Person with confidentiality provisions that are not materially less restrictive to such Person than the provisions of the Confidentiality Agreement are to Parent, a copy of which shall be promptly provided to Parent (it being agreed that such confidentiality agreement between the Company and such person shall permit such person to make any non-public Alternative Proposal to the Company Board) and (z) prior to or substantially concurrently with providing or making available to such other Person any non-public information about the Company and its Subsidiaries that was not previously provided or made available to Parent, the Company will provide such non-public information to Parent.

If Parent or the Company believes that there has been a breach by a Third Party (or its Representatives) of any standstill provisions to which such Third Party and the Company or any of its Subsidiaries is a party, or Parent or the Company reasonably anticipates such a breach, then upon written request by Parent, the Company shall take all necessary actions to enforce such standstill provision.

(b) In addition to the obligations of the Company set forth in this Section 7.3, the Company will promptly (and in no event later than twenty-four (24) hours after receipt) of any Alternative Proposal or any inquiry or request for discussions or negotiations regarding an Alternative Proposal or non-public information relating to the Company or any of its Subsidiaries in connection with an Alternative Proposal advise Parent orally and in writing of such Alternative Proposal, inquiry or request (including providing the identity of the person making or submitting such Alternative Proposal, inquiry or request and, (x) if it is in writing, a copy of such Alternative Proposal, inquiry or request and any related draft agreements and (y) if oral, a reasonably detailed summary thereof) (and any changes thereto). The Company will keep Parent reasonably informed of material developments with respect to any such Alternative Proposal (and in no event later than twenty-four (24) hours following any such development).

(c) Except as otherwise provided in this Section 7.3, neither the Company Board nor any committee thereof will directly or indirectly: (i) withhold, withdraw, modify, qualify or fail to make, or publicly propose to withhold, withdraw, modify, qualify or fail to make, in any manner adverse to Parent, the Company Board Recommendation, including by failing to include the Company Board Recommendation in the Proxy Statement and Registration Statement, (ii) publicly approve, adopt or recommend, or publicly propose to approve, adopt or recommend, any Alternative Proposal, (iii) approve, adopt or recommend, or publicly propose to approve, adopt or recommend, or allow the Company or any of its Subsidiaries to execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement, or other similar contract or any tender or exchange offer providing for, with respect to, or in connection with, any Alternative Proposal, (iv) approve any transaction under, or any Third Party becoming, an “interested stockholder” under, Section 203 of the DGCL (or similar concepts under any other applicable Takeover Law), or (v) resolve, propose, agree or publicly announce an intention to do any of the foregoing (any action described in this Section 7.3(c) being referred to as a “Change in Recommendation”). For the avoidance of doubt, a public statement that merely describes the Company’s receipt of an Alternative Proposal and the operation of this Agreement with respect thereto shall not be deemed a Change in Recommendation.

(d) Notwithstanding the foregoing, if the Company receives a written Alternative Proposal that the Company Board believes in good faith is bona fide and such Alternative Proposal was not initiated, solicited, encouraged or facilitated in violation of this Section 7.3(a) and the Company Board (i) after consultation with its financial advisors and outside legal counsel, concludes that such Alternative Proposal constitutes a Superior Proposal and (ii) following consultation with outside legal counsel, determines that the failure of the Company Board to make a Change in Recommendation would be inconsistent with its fiduciary duties under applicable Law, then the Company Board may at any time prior to obtaining the Company Stockholder Approval, terminate this Agreement pursuant to Section 9.1(h) (provided, however, that such termination shall not be effective unless and until the Company shall have paid the Termination Fee in accordance with Section 9.4(c)) and/or effect a Change in Recommendation; provided, however, that the Company Board may not take such action pursuant to the foregoing unless:

(i) the Company has provided prior written notice (which notice must state that the Company Board has made the determinations contemplated by the foregoing clauses (i) and (ii) of Section 7.3(d)) to Parent specifying in reasonable detail the reasons for such action (including a description of the material terms of such Superior Proposal, identifying the Person or group making such Superior Proposal and delivering to Parent a copy of the proposed definitive agreement providing for the Alternative Proposal for such Superior Proposal in the form to be entered into and any other relevant proposed transaction agreements) at least four (4) calendar days in advance of its intention to take such action with respect to a Change in Recommendation (the period inclusive of all such days, the “Notice Period”) (it being understood and agreed that any material amendment to the terms of a Superior Proposal shall require a new notice pursuant to this Section 7.3(d) and a new Notice Period, except that such new Notice Period in connection with any amendment shall be for three (3) calendar days from the time Parent receives such notice (as opposed to four (4) calendar days));

(ii) during the Notice Period, the Company has negotiated with Parent in good faith (to the extent Parent desires to negotiate) to make such adjustments in the terms and conditions of this Agreement; and

(iii) at the end of the Notice Period, the Company Board again concludes in good faith, after consultation with its financial advisors and outside legal counsel, and taking into account any adjustment or modification to the terms and conditions of this Agreement proposed by Parent, that such Alternative Proposal continues to constitute a Superior Proposal and that the failure of the Company Board to effect a Change in Recommendation with respect to such Superior Proposal would be inconsistent with its fiduciary duties under applicable Law.

(e) Other than in connection with an Alternative Proposal (which shall be subject to Section 7.3(d) and shall not be subject to this Section 7.3(e)), nothing in this Agreement shall prohibit or restrict the Company Board from making a Change in Recommendation in response to an Intervening Event to the extent that (i) the Company Board determines in good faith, after consultation with the Company’s outside legal counsel, that the failure of the Company Board to effect a Change in Recommendation would be inconsistent with its fiduciary duties under applicable Law, and (ii) (A) the Company provides Parent four (4) calendar days written notice of its intention to take such action, which notice shall specify the reasons therefor, (B) after providing such notice and prior to making such Change in Recommendation, the Company shall negotiate in good faith with Parent during such four (4) calendar day period (to the extent that Parent desires to negotiate) to make such revisions to the terms of this Agreement as would not permit the Company Board to make a Change in Recommendation pursuant to this Section 7.3(e), and (C) the Company Board shall have considered in good faith any changes to this Agreement offered in writing by Parent, and following such four (4) calendar day period, shall have determined in good faith, after consultation with its outside legal counsel and financial advisors, that the Company Board’s fiduciary duties under applicable Law would continue to require a Change in Recommendation with respect to such Intervening Event.

(f) Nothing contained in this Agreement will prevent the Company or the Company Board from taking and disclosing to the Company Stockholders a position contemplated by Rule 14d-9 and Rule 14e-2(a) promulgated under the Exchange Act (or any similar communication to the Company Stockholders) or from making any legally required disclosure to Company Stockholders;  provided, however, that any such disclosure that addresses or relates to the approval, recommendation or declaration of advisability by the Company Board with respect to this Agreement or an Alternative Proposal shall be deemed to be a Change in Recommendation unless the Company Board in connection with such communication publicly states that its recommendation with respect to this Agreement has not changed or refers to the prior recommendation of the Company Board. Any “stop-look-and-listen” communication by the Company or the Company Board to the Company Stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any similar communication to the Company Stockholders) will not be considered a failure to make, or a withdrawal, modification or change in any manner adverse to Parent of, all or a portion of the Company Board Recommendation.

(g) For purposes of this Agreement:

(i) “Alternative Proposal” means any proposal or offer (whether or not in writing) from any Person or “group” (as defined in Section 13(d) of the Exchange Act), other than Parent and its Subsidiaries,

relating to any (A) direct or indirect acquisition (whether in a single transaction or a series of related transactions) of assets of the Company and its Subsidiaries equal to 20% or more of the consolidated assets of the Company and its Subsidiaries or to which 20% or more of the consolidated revenues or earnings of the Company and its Subsidiaries are attributable, (B) direct or indirect acquisition (whether in a single transaction or a series of related transactions) of beneficial ownership (within the meaning of Section 13(d) of the Exchange Act) of 20% or more of any class of equity securities or capital stock of the Company or any of its Subsidiaries whose business constitutes 20% or more of the net revenues, net income or assets of the Company and its Subsidiaries, taken as a whole, (C) tender offer or exchange offer that if consummated would result in any Person or “group” (as defined in Section 13(d) of the Exchange Act) beneficially owning 20% or more of the outstanding Company Common Shares, or (D) merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company which is structured to permit such Person or group to acquire beneficial ownership of at least 20% of the consolidated assets of the Company and its Subsidiaries or at least 20% of any class of equity securities or capital stock of the Company or any of its Subsidiaries whose business constitutes 20% or more of the net revenues, net income or assets of the Company and its Subsidiaries, taken as a whole; in each case, other than the transactions contemplated hereby.

(ii) “Intervening Event” means a material event, fact, circumstance, development or occurrence that is not known or reasonably foreseeable (or if known or reasonably foreseeable, the probability or magnitude of consequences of which were not known or reasonably foreseeable) to or by the Company Board as of the date of this Agreement, which event, fact, circumstance, development or occurrence becomes known to or by the Company Board prior to obtaining the Company Stockholder Approval.

(iii) “Superior Proposal” means a written offer, obtained after the date of this Agreement, to acquire, directly or indirectly, more than 50% of the outstanding Company Common Shares or more than 50% of the consolidated assets of the Company and its Subsidiaries, made by a Third Party, which is on terms and conditions which the Company Board determines in good faith (after consultation with its financial advisors and outside legal counsel) to be more favorable to the Company Stockholders (in their capacities as stockholders) than the transactions contemplated by this Agreement, taking into account at the time of determination all financial, legal and regulatory terms and conditions of the Alternative Proposal and this Agreement, including any changes to the terms of this Agreement that as of that time had been committed to by Parent in writing in response to such Superior Proposal, including any conditions to and expected timing of consummation, and any risks of non-consummation, of such Alternative Proposal.

7.4 Access to Information; Confidentiality.

(a) Upon reasonable notice, each Party shall, and shall cause each of its Subsidiaries to, afford to the Other Party and its Representatives reasonable access during normal business hours to (and, with respect to books and records, the right to copy) all of its and its Subsidiaries’ properties (including for purposes of environmental assessment; provided, however, that no subsurface or other invasive testing or sampling of any property of any of the Company may be conducted without the Company’s prior written approval), commitments, books, contracts, records and correspondence (in each case, whether in physical or electronic form), officers, employees, accountants, counsel, financial advisors and other Representatives. Without limiting the foregoing, from the date hereof until the Effective Time, the Company shall maintain, or cause to be maintained, and provide Parent and its Representatives continued access to, the Data Site, and shall not remove any documents or information loaded onto the Data Site prior to, on or after the date hereof. The Company shall not remove any of the documents or items provided in the Data Site through and including the Closing Date. Each Party shall furnish promptly to the Other Party (i) a copy of each report, schedule and other document filed or submitted by it pursuant to the requirements of federal or state securities Laws and a copy of any communication (including “comment letters”) received by such Party from the SEC concerning compliance with securities Laws and (ii) all other information concerning its and its Subsidiaries’ businesses, properties and personnel as the other party may reasonably request (including information necessary to prepare the Proxy Statement and the Registration Statement). Except for disclosures permitted by the terms of the Confidentiality

Agreement, each Party and its Representatives shall hold information received from the Other Party pursuant to this Section 7.4 in confidence in accordance with the terms of the Confidentiality Agreement.

(b) This Section 7.4 shall not require either Party to permit any access, or to disclose any information, that in the reasonable, good faith judgment (after consultation with counsel, which may be in-house counsel) of such Party (i) would reasonably be expected to result in any violation of any contract or Law to which such Party or its Subsidiaries is a party or is subject or cause any privilege (including attorney-client privilege) that such Party or any of its Subsidiaries would be entitled to assert to be undermined with respect to such information and such undermining of such privilege could in such Party’s good faith judgment (after consultation with counsel, which may be in-house counsel) adversely affect in any material respect such Party’s position in any pending or, what such Party believes in good faith (after consultation with counsel, which may be in-house counsel) could be, future litigation or (ii) is reasonably pertinent to any litigation, if any, in which such Party or any of its Subsidiaries, on the one hand, and the Other Party or any of its Subsidiaries, on the other hand, are adverse parties; provided that, in the case of clause (i), the Parties hereto shall cooperate in seeking to find a way to allow disclosure of such information (including by entering into a joint-defense or similar agreement) to the extent doing so (A) would not (in the good faith belief of the Party being requested to disclose the information (after consultation with counsel, which may be in-house counsel)) reasonably be likely to result in the violation of any such contract or Law or reasonably be likely to cause such privilege to be undermined with respect to such information or (B) could reasonably (in the good faith belief of the Party being requested to disclose the information (after consultation with counsel, which may be in-house counsel)) be managed through the use of customary “clean-room” arrangements pursuant to which non-employee Representatives of the Other Party shall be provided access to such information; provided, further, that the Party being requested to disclose the information shall (x) notify the Other Party that such disclosures are reasonably likely to violate its or its Subsidiaries’ obligations under any such contract or Law or are reasonably likely to cause such privilege to be undermined, (y) communicate to the Other Party in reasonable detail the facts giving rise to such notification and the subject matter of such information (to the extent it is able to do so in accordance with the first proviso in this Section 7.4(b)) and (z) in the case where such disclosures are reasonably likely to violate its or its Subsidiaries’ obligations under any contract, use reasonable commercial efforts to seek consent from the applicable Third Party to any such contract with respect to the disclosures prohibited thereby (to the extent not otherwise expressly prohibited by the terms of such contract).

7.5 Public Statements. The initial press release with respect to the execution of this Agreement shall be a joint press release to be reasonably agreed upon by Parent and the Company. Parent and the Company will not, and each will cause its respective Representatives not to, issue any public announcements or make other public disclosures regarding this Agreement or the transactions contemplated hereby, without the prior written approval of the Other Party; provided, however, that a Party or its Representatives may issue a public announcement or other public disclosures required by Law or the rules of any stock exchange upon which such Party’s equity securities are traded, provided that such Party uses reasonable best efforts to afford the Other Party an opportunity to first review the content of the proposed disclosure and provide reasonable comment regarding same; provided, however, that the Company shall not be required by this Section 7.5 to consult with Parent or any other Person with respect to a public announcement in connection with the receipt and existence of an Alternative Proposal and matters related thereto or a Change in Recommendation.

7.6 Confidentiality. The obligations of Parent and the Company under the Confidentiality Agreement shall remain in full force and effect and all information provided to any Party hereto or its Representatives pursuant to or in connection with this Agreement is deemed to be “Evaluation Material” as defined under the Confidentiality Agreement; provided, however, that nothing in the Confidentiality Agreement shall be deemed to restrict the performance by the Company or Parent of their respective obligations under this Agreement and, in the case of any conflict between the terms of this Agreement and the terms of the Confidentiality Agreement, the terms of this Agreement shall control.

7.7 Takeover Laws. Neither the Company nor Parent will take any action that would cause the transactions contemplated by this Agreement to be subject to requirements imposed by any Takeover Laws, and each of them will take all reasonable steps within its control to exempt (or ensure the continued exemption of) the transactions contemplated by this Agreement from the Takeover Laws of any state that purport to apply to this Agreement or the transactions contemplated hereby.

7.8 New Common Shares Listed. Parent will use its commercially reasonable efforts to list, prior to the Effective Time, on the NYSE, upon official notice of issuance, the New Common Shares.

7.9 Non-Competition Agreements. Subject to Section 7.9 of the Company Disclosure Letter, prior to the Closing, the Company will use commercially reasonable efforts to enter into a non-competition agreement with each of the individuals identified in Section 7.9 of the Company Disclosure Letter (the “Listed Employees”) in a form and on such terms and conditions as will be agreed between the Listed Employees and the Company.

7.10 Indemnification; Directors’ and Officers’ Insurance.

(a) Without limiting any additional rights that any director, officer, trustee, employee, agent, or fiduciary may have under any employment or indemnification agreement or under the Company Charter or Company Bylaws, the Director and Officer Indemnification Agreements, this Agreement or, if applicable, similar organizational documents or agreements of any of the Company’s Subsidiaries, subject to the terms and conditions set forth herein, from and after the Effective Time, Parent and the Surviving Corporation, jointly and severally, will: (i) indemnify and hold harmless each Person who is now, or has been or becomes at any time prior to the Effective Time, (A) an officer or director of the Company or any of its Subsidiaries or (B) a director, officer, employee, member, trustee or fiduciary of another corporation, foundation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise if such service was at the request or for the benefit of the Company or any of its Subsidiaries, together with such Person’s heirs, executors, trustees, fiduciaries and administrators (collectively, the “Indemnified Parties”) to the fullest extent authorized or permitted by applicable Law from and against any losses, claims, damages, liabilities, costs, Indemnification Expenses, judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of any thereof) arising out of or in connection with any Claim or Action; and (ii) promptly pay on behalf of or, within fifteen (15) days after any request for advancement, advance to each of the Indemnified Parties, any Indemnification Expenses incurred in defending, serving as a witness with respect to or otherwise participating with respect to any Claim or Action in advance of the final disposition of such Claim or Action, including payment on behalf of or advancement to the Indemnified Party of any Indemnification Expenses incurred by such Indemnified Party in connection with enforcing any rights with respect to such indemnification and/or advancement, in each case without the requirement of any bond or other security; provided, however, that, if required by applicable Law, it shall be a condition to the payment or advancement of any Indemnification Expenses that Parent or the Surviving Corporation receive an undertaking by the Indemnified Party to repay such Indemnification Expenses paid or advanced if it is ultimately determined that such Indemnified Party is not entitled to be indemnified under applicable Law. The indemnification and advancement obligations of Parent and the Surviving Corporation pursuant to this Section 7.10(a) extend to acts or omissions occurring at or before the Effective Time in the capacity as a director or officer of the Company or any of its Subsidiaries and any Claim or Action relating thereto (including with respect to any acts or omissions occurring in connection with the approval of this Agreement and the consummation of the Merger and the transactions contemplated by this Agreement, including the consideration and approval thereof and the process undertaken in connection therewith and any Claim or Action relating thereto), and all rights to indemnification and advancement conferred hereunder continue as to any Indemnified Party who has ceased to be a director or officer of the Company or any of its Subsidiaries after the date hereof (with respect to acts or omissions occurring prior to such cessation) and inure to the benefit of such Indemnified Party’s heirs, executors and personal and legal representatives. As used in this Section 7.10: (x) the term “Claim” means any threatened, asserted, pending or completed action or proceeding, whether instituted by any Party, any Governmental Authority or any other person, whether civil, criminal, administrative, investigative or other, including any arbitration or other alternative dispute resolution mechanism (“Action”) arising out of or pertaining to matters that relate to such Indemnified Party’s duties or service as a director or officer of the Company or of any of its Subsidiaries or as a trustee of (or in a similar capacity with) any compensation and benefit plan of any thereof; (y) the term “Indemnification Expenses” means reasonable attorneys’ fees and all other reasonable costs, expenses and obligations (including reasonable experts’ fees, travel expenses, court costs, retainers, transcript fees, duplicating, printing and binding costs, as well as reasonable telecommunications, postage and courier charges) paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to investigate, defend, be a witness in or participate in, any Claim for which indemnification is sought pursuant to this Section 7.10(a), including any Action relating to a claim for indemnification or advancement brought by an Indemnified Party; and (z) the phrase “to the fullest extent authorized or permitted by applicable Law” includes, but is not limited to (1) to the fullest extent authorized or permitted by any provision of the DGCL that authorizes or permits additional indemnification by agreement or otherwise, or the corresponding provision of any amendment to or replacement of the DGCL: and (2) to the fullest extent authorized or permitted by any amendments to or replacements of the DGCL adopted after the date of this Agreement that increase the extent to which an entity may indemnify its directors, officers, trustees, employees, agents, or fiduciaries or persons serving in any capacity in which any Indemnified Party serves. To the extent permitted by Law, any amendment, alteration or repeal of the DGCL that adversely affects any right of any Indemnified Party will be prospective only and does not limit or eliminate any such right with respect to any Claim or Action involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal. Neither Parent nor the Surviving Corporation will settle, compromise or consent to the entry of any judgment in any actual or threatened Claim or Action in respect of which indemnification has been or would reasonably be expected to be sought by such Indemnified Party hereunder unless such settlement, compromise or judgment includes an unconditional release of such Indemnified Party from all liability arising out of such Claim or Action without admission or finding of wrongdoing, or such Indemnified Party otherwise consents thereto. Notwithstanding anything herein to the contrary, neither Parent nor the Surviving Corporation shall be liable for any settlement effected without either Parent’s or the Surviving Corporation’s prior written consent (which consent shall not be unreasonably withheld, delayed or conditioned) and Parent and the Surviving Corporation shall not be obligated to pay the fees and expenses of more than one counsel (selected by a plurality of the applicable Indemnified Parties) for all Indemnified Parties in any jurisdiction with respect to any single such claim, action, suit, proceeding or investigation, unless the use of one counsel for such Indemnified Parties would present such counsel with a conflict of interest that would make such joint representation inappropriate. In the event of any such Action, each applicable Indemnified Party, Parent and the Surviving Corporation shall reasonably cooperate in the defense thereof.

(b) Without limiting the foregoing, Parent and Merger Sub agree that all rights to indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time now existing in favor of the Indemnitees as provided in the Company Charter and Company Bylaws (or, as applicable, the charter, bylaws, partnership agreement, limited liability company agreement, or other organizational documents of any of the Company’s Subsidiaries) and indemnification agreements (including, without limitation, the Director and Officer Indemnification Agreements) of the Company or any of its Subsidiaries will be assumed by the Surviving Corporation in the Merger, without further action, at the Effective Time and will survive the Merger and continue in full force and effect in accordance with their terms.

(c) For a period of six (6) years from the Effective Time, the certificate of incorporation and bylaws of the Surviving Corporation and the organizational documents of the Company’s Subsidiaries will contain provisions no less favorable with respect to indemnification, advancement of expenses, exculpation and limitations on liability of directors and officers than are set forth in the Company Charter and Company Bylaws, which provisions will not be amended, repealed or otherwise modified for a period of (6) six years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who, at or prior to the Effective Time, were Indemnified Parties, unless such modification is required by Law and then only to the minimum extent required by Law; provided, however, that any such modification shall be prospective only and shall not limit or eliminate any such right with respect to any Claim or Action involving any occurrence or alleged occurrence of any action or omission to act that took place prior to modification; and provided further that all rights to indemnification in respect of any Action pending or asserted or any Claim made within such period continue until the disposition of such Action or resolution of such Claim.

(d) For a period of six (6) years from the Effective Time, Parent or the Surviving Corporation will maintain in effect the current directors’ and officers’ liability and fiduciary liability insurance policies covering the Indemnified Parties (but may substitute therefor other policies of at least the same coverage and amounts containing terms and conditions that are no less advantageous to the Indemnified Parties so long as that substitution does not result in gaps or lapses in coverage) with respect to matters occurring on or before the Effective Time, but neither Parent nor the Surviving Corporation will be required to pay annual premiums in excess of 300% of the last annual premiums paid therefor prior to the date hereof and will purchase the maximum amount of coverage that can be obtained for that amount if the coverage described in this Section 7.10(d) would cost in excess of that amount.

(e) If Parent, the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges with or into any other Person and is not the continuing or surviving corporation, partnership or other entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision will be made so that the successors and assigns of Parent or the Surviving Corporation, as applicable, assume the obligations set forth in this Section 7.10.

(f) Parent will cause the Surviving Corporation to perform all of the obligations of the Surviving Corporation under this Section 7.10.

(g) This Section 7.10 survives the consummation of the Merger and is intended to be for the benefit of, and to be enforceable by, the Indemnified Parties and the Indemnitees and their respective heirs and personal representatives, and will be binding on the Surviving Corporation and its successors and assigns.

7.11 Notification of Certain Matters. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, to the extent in each case it obtains Knowledge thereof, of (a) any notice or other communication received by such Party or its Subsidiaries from any Governmental Authority in connection with the transactions contemplated hereby or from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated hereby, if the subject matter of such communication or the failure of such Party to obtain such consent is reasonably likely to be material to the Company, Parent or the Surviving Corporation, or to materially impede or delay the consummation of the transactions contemplated hereby (b) any actions, suits, claims, investigations or proceedings commenced or threatened against, relating to or involving or otherwise affecting such Party or any of its Subsidiaries and that relate to the Merger, (c) any inaccuracy of any representation or warranty of the Company or Parent, as applicable, contained herein at any time during the term hereof, (d) the discovery of any fact or circumstance that, or the occurrence or non-occurrence of any event the occurrence or non-occurrence of which, would result in the failure to be satisfied of any of the conditions to the Closing in Article VIII and (e) any material failure of such Party to comply with or satisfy any covenant or agreement to be complied with or satisfied by it hereby which would result in the failure to be satisfied of any of the conditions to the Closing in Article VIII; provided that, in the case of clauses (c), (d) and (e), the failure to comply with this Section 7.11 shall not result in the failure to be satisfied of any of the conditions to the Closing in Article VIII, or give rise to any right to terminate this Agreement under Article IX, if the underlying fact, circumstance, event or failure would not in and of itself give rise to such failure or right.

7.12 Section 16 Matters. Prior to the Effective Time, Parent and the Company will take all such steps as may be required (to the extent permitted under applicable Law) to cause any dispositions of Company Common Shares (including derivative securities with respect to Company Common Shares) resulting from the transactions contemplated by this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company, or will become subject to such reporting requirements with respect to the Surviving Corporation, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

7.13 Employee Benefits.

(a) From the Effective Time through December 31, 2015, Parent will, or will cause its Affiliates to, provide each Employee who remains in the active employment with Parent or any of its Affiliates (the “Continuing Employees”) with (i) a base salary or wages that are no less than such Continuing Employee’s base salary or wages as of the Effective Time, (ii) bonus, equity and long-term incentive compensation opportunities that are no less favorable, in the aggregate, than those provided to such Continuing Employee as of the Effective Time, and (iii) employee benefits that are substantially comparable, in the aggregate, to the employee benefits provided to such Continuing Employee as of the Effective Time. From January 1, 2016 through December 31, 2016, Parent will, or will cause its Affiliates to, provide the Continuing Employees with compensation and employee benefits that are no less favorable, in the aggregate, than the compensation and employee benefits provided to similarly situated employees of Parent or its Subsidiaries.

(b) Without limiting the generality of Section 7.13(a) above, from the Effective Time through the second anniversary of the Effective Time, Parent will, and will cause its Affiliates to, provide each Continuing Employee with severance benefits that are no less favorable in all respects (including eligibility and level of benefits) than (i) the Company’s Executive Change in Control Plan for employees designated as eligible to participate therein as of the date hereof, and (ii) for other employees, those provided under the Company’s Employee Change in Control Plan.

(c) Parent will, or will cause its Affiliates to, honor, in accordance with its terms, each Company Employee Benefit Plan listed on Section 5.19(a) of the Company Disclosure Letter and all obligations thereunder including any rights or benefits arising as a result of the transactions contemplated under this Agreement (either alone or in combination with any other event, including termination of employment), and Parent hereby agrees and acknowledges that the consummation of the transactions contemplated by this Agreement constitutes a “change of control” or a “change in control” or similar term, as the case may be, for all purposes under each Company Employee Benefit Plan.

(d) Effective as of the Effective Time, Parent will, or will cause its Affiliates to, cause each material Parent Employee Benefit Plan (including all applicable vacation, severance and defined contribution retirement benefit plans and programs) in which any Continuing Employee becomes eligible to participate to treat the prior service of such Continuing Employee with any of the Company and its Affiliates as service rendered to Parent for all purposes (including vesting, eligibility, level of benefit and benefit accrual purposes, but other than for purposes of benefit accrual under any defined benefit plan or vesting under any equity compensation plan) to the extent that such service crediting does not violate any applicable Law or result in duplication of benefits for the same period of service.

(e) Parent will, or will cause its Affiliates to, use commercially reasonable efforts to (i) waive any limitation on health and welfare coverage of any Continuing Employee and his or her eligible dependents due to pre-existing conditions and/or waiting periods, active employment requirements, and requirements to show evidence of good health under the applicable health and welfare plan of Parent or any Affiliate of Parent to the extent such Continuing Employee and his or her eligible dependents are covered under a health and welfare benefit plan of the Company or any of its Affiliates (as the case may be), and such conditions, periods or requirements are satisfied or waived under such plan, immediately prior to the Effective Time and (ii) credit each Continuing Employee and his or her eligible dependents with all deductible payments, co-payments and co-insurance paid by such employee and covered dependents under the medical employee benefit plan of the Company or any of its Affiliates (as the case may be) prior to the Effective Time during the year in which the Effective Time occurs for the purpose of determining the extent to which any such employee and his or her dependents have satisfied their deductible and whether they have reached the out-of-pocket maximum under any medical plan of Parent or any Affiliate of Parent for such year.

(f) For purposes of determining the number of vacation days and other paid time off to which each Continuing Employee is entitled during the calendar year in which the Effective Time occurs, Parent will, or will cause its Affiliates to, assume and honor all vacation and other paid time off days accrued or earned but not yet taken by such Continuing Employee as of the Effective Time to the extent reflected on the Company’s books and records.

(g) The provisions of this Section 7.13 are for the sole benefit of the Parties and nothing herein, expressed or implied, is intended or will be construed to confer upon or give to any person (including, for the avoidance of doubt, any Continuing Employee or other current or former employee of the Company or any of their respective Affiliates), other than the Parties and their respective permitted successors and assigns, any legal or equitable or other rights or remedies (including with respect to the matters provided for in this Section 7.13) under or by reason of any provision of this Agreement. Nothing in this Section 7.13 amends, or will be deemed to amend (or prevent the amendment or termination of), any Company Employee Benefit Plan or Parent Employee Benefit Plan. Parent and its Affiliates shall have no obligation to continue to employ or retain the services of any Continuing Employee for any period of time following the Effective Time and Parent and its Affiliates will be entitled to modify any compensation or benefits provided to, and any other terms or conditions of employment of, any such employees in its absolute discretion.

7.14 Certain Tax Matters.

(a) The Parties to this Agreement adopt this Agreement as a “plan of reorganization” within the meaning of Treasury Regulation Section 1.368-2(g). None of the Company or any of its Subsidiaries or Parent or any of its Subsidiaries shall take or cause to be taken any action that prevents or impedes, or could reasonably be expected to prevent or impede, the Integrated Mergers from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

(b) The Parties shall cooperate and use their respective reasonable efforts in order for the Company and Parent to obtain the tax opinions referenced in Section 8.2(d) and Section 8.3(d).

(c) Any liability arising out of any real estate transfer Tax with respect to interests in real property owned directly or indirectly by the Company or any of its Subsidiaries immediately prior to the Effective Time, if applicable with respect to the Merger, shall be borne by the Company.

7.15 Transaction Litigation. The Company shall give Parent the opportunity to participate in the defense or settlement of any security holder litigation against the Company and/or its directors relating to the Merger and the other transactions contemplated by this Agreement, and no such settlement shall be agreed to without the prior written consent of Parent, which consent shall not be unreasonably withheld, conditioned or delayed.

7.16 Governance Matters. Parent shall take all necessary corporate action to appoint to Parent’s Board of Directors, as of the Effective Time, one member of the Company’s Board of Directors as of the date of this Agreement that is mutually agreed upon by Parent and the Company.

7.17 Target Debt and Termination of Mortgages.

(a) The Company shall use commercially reasonable efforts to, concurrently with the Effective Time (or before), (i) obtain customary payoff letters to terminate the Existing Credit Agreement, (ii) coordinate with Parent and hedge providers to make arrangements with respect to Derivative Transactions and (iii) make arrangements satisfactory to Parent for the release of all Liens arising from or granted in connection with the Existing Credit Agreement.

(b) In connection with the transactions contemplated by this Agreement, in the event that Parent desires to consummate an exchange offer, tender offer, repurchase offer, consent solicitation, discharge, defeasance, redemption or similar transaction, or any combination thereof (collectively, the “Debt Transactions”), with respect to the Company’s 5.625% Senior Notes due 2021, 5.875% Senior Notes due 2022 and 5.875% Senior

Notes due 2024 (collectively, the “Notes”), each of the Company, Parent and Merger Sub shall use their respective reasonable best efforts to, and to cause their respective Subsidiaries and Representatives (and, in the case of the Company, the trustee for the Notes) to, cooperate with one another in good faith to permit such Debt Transactions to be effected on such terms, conditions and timing as reasonably requested by Parent, including if so requested by Parent, causing those Debt Transactions to be consummated substantially concurrently with, but not prior to, the Closing. For the avoidance of doubt, the consummation of any Debt Transaction shall not be a condition to Closing.

(c) Parent shall promptly reimburse the Company for any documented reasonable out-of-pocket costs, fees and expenses incurred by the Company in connection with any Debt Transactions. In addition, Parent and Merger Sub shall, on a joint and several basis, indemnify and hold harmless the Company, its Subsidiaries and their respective officers, employees, partners, members, directors and affiliates, and each Person, if any, who controls the Company within the meaning of Section 20 of the Exchange Act, and any dealer-manager, information agent, solicitation agent, depositary or other agent or Person engaged by or on behalf of Parent or the Company (and such Person’s officers, employees, partners, members, directors and affiliates and each other Person, if any, who controls such Person within the meaning of Section 20 of the Exchange Act) at the request of Parent in connection with any Debt Transactions if applicable, for and against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by them in connection with any Debt Transactions.

ARTICLE VIII

CONDITIONS TO CONSUMMATION OF THE MERGER

8.1 Mutual Closing Conditions. The obligations of each of the Parties to consummate the Merger are conditioned upon the satisfaction (or waiver by both the Company and Parent) at or prior to the Effective Time of each of the following:

(a) This Agreement and the Merger have been approved by the affirmative vote of the holders, as of the record date for the Company Meeting, of a majority of the outstanding Company Common Shares (the “Company Stockholder Approval”).

(b) All applicable waiting periods under the HSR Act have expired or been terminated.

(c) No Law, order, judgment or injunction (whether preliminary or permanent) issued, enacted, promulgated, issued, entered or enforced by a court of competent jurisdiction or other Governmental Authority restraining, prohibiting or rendering illegal the consummation of the transactions contemplated by this Agreement (brought by a Third Party) is in effect.

(d) The Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the SEC.

(e) The New Common Shares deliverable to the holders of Company Common Shares (including holders of Company Options deemed to have been exercised and Company Restricted Shares and Company PSUs deemed to have vested) as contemplated by this Agreement have been approved for listing on the NYSE, subject to official notice of issuance.

8.2 Additional Company Conditions to Closing. The obligation of the Company to consummate the Merger is further conditioned upon the satisfaction (or waiver by the Company) at or prior to the Effective Time of each of the following:

(a) Each of the representations and warranties of Parent (i) set forth in Sections 6.1, 6.2, and 6.3 of this Agreement shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date, as if made as of such date (except to the extent expressly made as of an earlier date, in which case as of such date), and (ii) set forth in this Agreement (other than the representations and warranties of Parent set forth in Sections 6.1, 6.2, and 6.3) shall be true and correct as of the date of this Agreement and as of the Closing Date, as if made as of such date (except to the extent expressly made as of an earlier date, in which case as of such date) except (in the case of this clause (ii)) where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to “materiality” or “Parent Material Adverse Effect” set forth in any individual such representation or warranty) would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(b) Each and all of the agreements and covenants of Parent and Merger Sub to be performed and complied with pursuant to this Agreement on or prior to the Effective Time have been duly performed and complied with in all material respects.

(c) The Company has received a certificate signed by the Chief Executive Officer of Parent, dated as of the Closing Date, to the effect set forth in Section 8.2(a) and Section 8.2(b).

(d) The Company has received the opinion of Latham & Watkins LLP, counsel to the Company, dated as of the Closing Date, to the effect that, on the basis of facts, representations, assumptions and exclusions set forth or referred to in such opinion, the Integrated Mergers will qualify for U.S. federal income tax purposes as a “reorganization” within the meaning of Section 368(a) of the Code. In rendering such opinion, Latham & Watkins LLP shall be entitled to receive and rely upon representations, warranties and covenants of officers of Parent, Merger Sub and the Company and any of their respective Affiliates and Representatives as to such matters as such counsel may reasonably request.

8.3 Additional Parent Conditions to Closing. The obligation of Parent to consummate the Merger is further conditioned upon the satisfaction (or waiver by Parent) at or prior to the Effective Time of each of the following:

(a) Each of the representations and warranties of the Company (i) set forth in Sections 5.2(a), 5.2(b) and 5.2(g) of this Agreement shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date, except for any de minimis inaccuracies, (ii) set forth in Sections 5.1, 5.2(c) and 5.4 of this Agreement shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date, as if made as of such date (except to the extent expressly made as of an earlier date, in which case as of such date), and (iii) set forth in this Agreement (other than the representations and warranties of Company set forth in Sections 5.1, 5.2(a), 5.2(b), 5.2(c), 5.2(g) and 5.4) shall be true and correct as of the date of this Agreement and as of the Closing Date, as if made as of such date (except to the extent expressly made as of an earlier date, in which case as of such date) except (in the case of this clause (iii)) where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” set forth in any individual such representation or warranty) would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) Each and all of the agreements and covenants of the Company to be performed and complied with pursuant to this Agreement on or prior to the Effective Time have been duly performed and complied with in all material respects.

(c) Parent has received a certificate signed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the effect set forth in Section 8.3(a) and Section 8.3(b).

(d) Parent has received the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to Parent, dated as of the Closing Date, to the effect that, on the basis of facts, representations, assumptions and exclusions set forth or referred to in such opinion, the Integrated Mergers will qualify for U.S. federal income tax purposes as a “reorganization” within the meaning of Section 368(a) of the Code. In rendering such opinion, Skadden,

Arps, Slate, Meagher & Flom LLP shall be entitled to receive and rely upon representations, warranties and covenants of officers of Parent, Merger Sub and the Company and any of their respective Affiliates and Representatives as to such matters as such counsel may reasonably request.

ARTICLE IX

TERMINATION

9.1 Termination of Agreement. This Agreement may be terminated prior to the Effective Time, whether before or after the Company Stockholder Approval is obtained (except as otherwise provided below) as follows:

(a) by the mutual written consent of the Company and Parent;

(b) by the Company or Parent if there is in effect a final nonappealable order of a Governmental Authority of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby; provided, that the right to terminate this Agreement under this Section 9.1(b) is not available to the Company, on the one hand, or Parent, on the other hand, if such order was primarily due to the failure of the Company, on the one hand, or Parent or Merger Sub, on the other hand, to perform any of its obligations under this Agreement;

(c) by Parent if (i) the Company has breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, or (ii) any representation or warranty of the Company becomes untrue, and, with respect to either (i) or (ii) above, the conditions set forth in Sections 8.3(a) or (b) would not be satisfied and such breach, failure to perform or untruth is incapable of being cured (or becoming true) or, if capable of being cured (or becoming true), is not cured (or has not become true) within thirty (30) days following receipt by the Company of notice of such breach, failure or untruth from Parent;

(d) by the Company if (i) Parent has breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, or (ii) any representation or warranty of Parent becomes untrue, and, with respect to either (i) or (ii) above, the conditions set forth in Sections 8.2(a) or (b) would not be satisfied and such breach, failure to perform or untruth is incapable of being cured (or becoming true) or, if capable of being cured (or becoming true), is not cured (or has not become true) within thirty (30) days following receipt by Parent of notice of such breach, failure or untruth from the Company;

(e) by the Company or Parent if the Closing does not occur on or before November 12, 2015 (the “Outside Date”);  provided, that such failure of the Closing to occur is not due to the failure of such Party to perform and comply in all material respects with the covenants and agreements to be performed or complied with by such Party prior to the Closing;

(f) by the Company or Parent if the Company Meeting has concluded and the Company Stockholder Approval has not been obtained;

(g) by Parent, if a Change in Recommendation has occurred; or

(h) by the Company, if the Company is terminating this Agreement to enter into a definitive agreement relating to a Superior Proposal in accordance with Section 7.3, provided that the Company has complied with Section 9.4(c),

9.2 Procedure Upon Termination. In the event of termination of this Agreement by Parent or the Company, or both, pursuant to Section 9.1, written notice thereof will forthwith be given to the Other Party, and this Agreement will terminate without further action by Parent or the Company.

9.3 Effect of Termination. In the event that this Agreement is validly terminated as provided in Section 9.1, then each of the Parties will be relieved of its duties and obligations arising under this Agreement after the date of such termination and such termination will be without liability to Parent or the Company; provided, that the agreements and obligations of the Parties set forth in this Section 9.3, Section 9.4 and Article X hereof will survive any such termination and are enforceable hereunder; provided, further, that nothing in this Section 9.3 shall relieve any of Parent or the Company of any liability for fraud or any Willful Breach of any covenant or agreement contained herein occurring prior to termination, or as provided in the Confidentiality Agreement, in which case the aggrieved Party shall be entitled to all rights and remedies available at law or in equity. “Willful Breach” means an intentional and willful material breach, or an intentional and willful material failure to perform, in each case that is the consequence of an act or omission by a Party with the knowledge that the taking of, or failure to take, such act would, or would be reasonably expected to, cause a material breach of this Agreement.

9.4 Fees and Expenses.

(a) In the event that (i) an Alternative Proposal is publicly proposed or publicly disclosed prior to, and not publicly withdrawn at the time of, the date of the Company Meeting (or, if the Company Meeting has not occurred, prior to the termination of this Agreement pursuant to Section 9.1(c) or Section 9.1(e)) and (ii) this Agreement is terminated by the Company or Parent pursuant to Section 9.1(c), Section 9.1(e) or Section 9.1(f) and (iii) the Company enters into a definitive agreement with respect to, or consummates, an Alternative Proposal within twelve (12) months after the date this Agreement is terminated, then the Company will pay to Parent the Termination Fee, upon the earlier of (x) the date of the execution of such definitive agreement by the Company (or, if such date is not a Business Day, then the first Business Day following such date) and (y) the consummation of any such transaction. For purposes of this Section 9.4(a), the term “Alternative Proposal” has the meaning assigned to such term in Section 7.3(g)(i), except that the references to “20% or more” are deemed to be references to “more than 50%.”

(b) In the event this Agreement is terminated by Parent pursuant to Section 9.1(g), then the Company will pay to Parent, within two (2) Business Days after the date of termination, the Termination Fee.

(c) In the event this Agreement is terminated by the Company pursuant to Section 9.1(h), then the Company will pay to Parent, immediately prior to or simultaneously with such termination, the Termination Fee.

(d) Any payment of the Termination Fee (or applicable portion thereof) will be made in cash by wire transfer of same day funds to an account designated in writing by Parent.

(e) Each Party will pay its own expenses incident to preparing for, entering into and carrying out this Agreement and the consummation of the transactions contemplated hereby; provided that Parent will pay 100% of the filing fees payable in connection with the filings required to be made under the HSR Act.

(f) The Company acknowledges that the provisions of this Section 9.4 are an integral part of the transactions contemplated hereby and that, without these agreements, Parent would not enter into this Agreement; accordingly, if the Company fails promptly to pay or cause to be paid the amounts due pursuant to this Section 9.4, and, in order to obtain such payment, Parent or Merger Sub commences a suit that results in a judgment against the Company for the amounts set forth in this Section 9.4, the Company shall pay to Parent and Merger Sub (as the case may be) its reasonable costs and expenses (including attorneys’ fees and expenses) in connection with such suit and any appeal relating thereto, together with interest on the amounts set forth in this Section 9.4 at the prime rate of Citibank N.A. in effect on the date such payment was required to be made. The Parties agree that in the event that the Company pays the Termination Fee to Parent, the Company has no further liability to Parent of any kind in respect of this Agreement and the transactions contemplated hereby (provided that nothing herein shall release any party from liability for Willful Breach or fraud), and that in no event will the Company be required to pay the Termination Fee on more than one occasion.

(g) As used herein, “Termination Fee” means a cash amount equal to sixty-five million dollars ($65,000,000).

ARTICLE X

MISCELLANEOUS

10.1 Amendment or Supplement; Waiver.

(a) At any time prior to the Effective Time, this Agreement may be amended or supplemented in any and all respects, whether before or after receipt of the Company Stockholder Approval, by written agreement of the parties hereto, by action taken or authorized by their respective boards of directors; provided, however, that following receipt of the Company Stockholder Approval, there will be no amendment or change to the provisions of this Agreement that by Law would require further approval by the Company Stockholders without such approval.

(b) At any time prior to the Effective Time, the Parties may (i) extend the time for the performance of any of the obligations or other acts of the other Parties hereto, (ii) waive any inaccuracies in the representations and warranties of the other Parties contained herein or in any document, certificate or writing delivered pursuant hereto by the other Party or (iii) waive compliance with any of the agreements or conditions of the other Parties hereto contained herein. Any agreement on the part of any Party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the Party granting such waiver in any other respect or at any other time. Neither the waiver by any of the Parties hereto of a breach of or a default under any of the provisions of this Agreement, nor the failure by any of the Parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder. The rights and remedies herein provided are cumulative and none is exclusive of any other, or of any rights or remedies that any Party may otherwise have at Law or in equity.

10.2 Counterparts. This Agreement may be executed in any number of counterparts, each of which is an original, and all of which, when taken together, constitute one Agreement. Delivery of an executed signature page of this Agreement by facsimile or other customary means of electronic transmission (e.g., “pdf”) will be effective as delivery of a manually executed counterpart hereof.

10.3 Governing Law. This Agreement is governed by and construed and enforced in accordance with the Laws of the State of Delaware, without giving effect to any conflicts of law principles that would result in the application of any Law other than the Law of the State of Delaware.

10.4 Notices. All notices and other communications hereunder will be in writing and deemed given if delivered personally or by facsimile transmission, or mailed by a nationally recognized overnight courier, to the Parties at the following addresses (or at such other address for a Party as specified by like notice, provided, that notices of a change of address will be effective only upon receipt thereof):

(a)	If to Parent or Merger Sub, to:

c/o Noble Energy Inc.

1001 Noble Energy Way

Houston, TX 77070

Attention: General Counsel

With copies (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

1000 Louisiana St., Suite 6800

Houston, TX 77002

Attention: Frank E. Bayouth

               Eric C. Otness

Facsimile: (713) 655-5200

(b)	If to the Company, to:

Rosetta Resources Inc.

1111 Bagby Street, Suite 1600

Houston, Texas 77002

Attention: Corporate Secretary

Facsimile: (713) 481-2510

With copies (which shall not constitute notice) to:

Latham & Watkins LLP

811 Main Street, Suite 3700

Houston, Texas 77002

Attention: Michael E. Dillard

              Sean T. Wheeler

Facsimile: (713) 546-5401

Notices will be deemed to have been received on the date of receipt if (i) delivered by hand or overnight courier service or (ii) upon receipt of an appropriate electronic answerback or confirmation when so delivered by fax (to such number specified above or another number or numbers as such Person may subsequently designate by notice given hereunder).

10.5 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise, by either Party without the prior written consent of the Other Party; provided that no such assignment will relieve any Party of its obligations hereunder. Any purported assignment not permitted under this Section 10.5 shall be null and void.

10.6 Entire Understanding; No Third-Party Beneficiaries. This Agreement, together with the Confidentiality Agreement, constitutes the entire agreement and understanding of the Parties with respect to the matters therein and supersedes all prior agreements and understandings on such matters. The provisions of this Agreement are be binding upon, inure to the benefit of the Parties hereto and, subject to Section 10.5, their respective successors and assigns, and no provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the Parties hereto and their respective successors and assigns and, except as provided in Section 7.10 (which will be to the benefit of the Persons referred to in such Section).

10.7 Severability. Any provision of this Agreement which is invalid, illegal or unenforceable in any jurisdiction will, as to that jurisdiction, be ineffective only to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.

10.8 Jurisdiction.

(a) The Parties hereto submit to the personal jurisdiction of the courts of the State of Delaware and the federal courts of the United States sitting in the State of Delaware, and any appellate court from any such state or federal court, and hereby irrevocably and unconditionally agree that any and all claims arising under or with respect to this Agreement may be heard and determined in the Court of Chancery of the State of Delaware or, if such court lacks subject matter jurisdiction, any other court of the State of Delaware or, to the extent permitted by law, in a federal court sitting in the State of Delaware. The parties hereto agree that a final judgment in any such claim is conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law.

(b) Each of the Parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any related matter in any Delaware state or federal court located in the State of Delaware and the defense of an inconvenient forum to the maintenance of such claim in any such court.

10.9 Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH PARTY HEREBY IRREVOCABLY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING IN WHOLE OR IN PART UNDER, RELATED TO, BASED ON, OR IN CONNECTION WITH, THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER SOUNDING IN TORT OR CONTRACT OR OTHERWISE. ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 10.9 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

10.10 No Recourse. This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as parties hereto and no past, present or future Affiliate, director, officer, employee, incorporator, member, manager, partner, stockholder, agent, attorney or other representative of any Party hereto has any liability for any obligations or liabilities of the Parties to this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby.

10.11 Specific Performance. The Parties agree that irreparable damage would occur and that the Parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and it is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case, in accordance with this Section 10.11 in the Court of Chancery of the State of Delaware or, if such court lacks subject matter jurisdiction, any other court of the State of Delaware or, to the extent permitted by law, in a federal court sitting in the State of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity. Each of the Parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief as provided herein on the basis that (a) either party has an adequate remedy at law or (b) an award of specific performance is not an appropriate remedy for any reason at law or equity. Each Party further agrees that no Party shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 10.11, and each Party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

10.12 Survival. Except as otherwise provided in this Agreement, none of the representations, warranties, agreements and covenants contained in this Agreement will survive the Closing or the termination of this Agreement if this Agreement is terminated prior to the Closing; provided, however, that if the Closing occurs, the agreements of the parties in Sections 3.3, 3.4, 3.5, 7.10, 7.13, 7.14 and this Article X will survive the Closing, and if this Agreement is terminated prior to the Closing, the agreements of the parties in Sections 7.6, 7.17(c), 9.2, 9.3 and 9.4, and this Article X will survive such termination. The Confidentiality Agreement shall (a) survive termination of this Agreement in accordance with its terms and (b) terminate as of the Effective Time.

[signature pages follow]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers, all as of the day and year first written above.

PARENT:

NOBLE ENERGY, INC.

By:	/s/ David L. Stover

Name:	David L. Stover
Title:	President

MERGER SUB:

BLUEBONNET MERGER SUB INC.

By:	/s/ John T. Lewis

Name:	John T. Lewis
Title:	President

COMPANY:

ROSETTA RESOURCES INC.

By:	/s/ James E. Craddock

Name:	James E. Craddock
Title:	Chief Executive Officer and President

[SIGNATURE PAGE TO MERGER AGREEMENT]

Annex B—Opinion of Morgan Stanley & Co. LLC

May 10, 2015

Board of Directors

Rosetta Resources Inc.

1111 Bagby, Suite 1600

Houston, TX 77002

Members of the Board:

We understand that Rosetta Resources Inc. (the “Company”), Noble Energy, Inc. (the “Parent”) and Bluebonnet Merger Sub Inc., a wholly owned subsidiary of the Parent (“Merger Sub”), propose to enter into an Agreement and Plan of Merger, substantially in the form of the draft dated May 10, 2015 (the “Merger Agreement”), which provides, among other things, for the merger (the “Merger”) of Merger Sub with and into the Company. Pursuant to the Merger, the Company will become an indirect wholly owned subsidiary of the Parent, and each issued and outstanding share of common stock, par value $0.001 per share (the “Company Common Stock” ) of the Company (other than shares owned directly or indirectly by the Company or any of its wholly owned subsidiaries or by the Parent or any of its wholly owned subsidiaries, other than those held in a fiduciary capacity), will be converted into the right to receive 0.542 shares (the “Exchange Ratio”) of common stock, par value $0.01 per share, of the Parent (the “Parent Common Stock”). The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

You have asked for our opinion as to whether the Exchange Ratio pursuant to the Merger Agreement is fair from a financial point of view to the holders of shares of the Company Common Stock.

For purposes of the opinion set forth herein, we have:

1)	Reviewed certain publicly available financial statements and other publicly available business and financial information of the Company and the Parent, respectively;

2)	Reviewed certain internal financial statements and other internal financial and operating data concerning the Company and the Parent, respectively;

3)	Reviewed certain financial and operating projections prepared by the management of the Company;

4)	Discussed the past and current operations and financial condition and the prospects of the Company with senior executives of the Company;

5)	Discussed the past and current operations and financial condition and the prospects of the Parent with senior executives of the Parent;

6)	Reviewed the pro forma impact of the Merger on certain valuation multiples and financial ratios of the Parent;

7)	Reviewed the reported prices and trading activity for the Company Common Stock and the Parent Common Stock;

8)	Compared the financial performance of the Company and the Parent and the prices and trading activity of the Company Common Stock and the Parent Common Stock with that of certain other publicly-traded companies comparable with the Company and the Parent, respectively, and their securities;

9)	Reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

10)	Participated in certain discussions among representatives of the Company and the Parent and their financial advisors;

11)	Reviewed the Merger Agreement and certain related documents; and

12)	Performed such other analyses, reviewed such other information and considered such other factors as we have deemed appropriate.

We have assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to us by the Company and formed a substantial basis for this opinion. With respect to the financial and operating projections, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company of the future financial and operating performance of the Company and the Parent. In addition, we have assumed that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement without any waiver, amendment or delay of any terms or conditions, including, among other things, that the Merger will be treated as a tax-free reorganization, pursuant to the Internal Revenue Code of 1986, as amended, and that the final Merger Agreement will not differ in any material respects from the draft thereof furnished to us. Morgan Stanley has assumed that in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed Merger, no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed Merger. We are not legal, tax or regulatory advisors. We are financial advisors only and have relied upon, without independent verification, the assessment of the Company and its legal, tax or regulatory advisors with respect to legal, tax or regulatory matters. We express no opinion with respect to the fairness of the amount or nature of the compensation to any of the Company’s officers, directors or employees, or any class of such persons, relative to the consideration to be received by the holders of shares of the Company Common Stock in the Merger. We have not made any independent valuation or appraisal of the assets or liabilities of the Company or the Parent, nor have we been furnished with any such valuations or appraisals. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof may affect this opinion and the assumptions used in preparing it, and we do not assume any obligation to update, revise or reaffirm this opinion.

Our opinion is limited to the fairness, from a financial point of view, of the Exchange Ratio to be received by the holders of shares of the Company Common Stock pursuant to the Merger Agreement and does not address the relative merits of the transactions contemplated by the Merger Agreement as compared to other business or financial strategies that might be available to the Company, nor does it address the underlying business decision of the Company to enter into the Merger Agreement or proceed with any other transaction contemplated by the Merger Agreement.

We have acted as financial advisor to the Board of Directors of the Company in connection with this transaction and will receive a fee for our services, which is contingent upon the closing of the Merger. In the two years prior to the date hereof, we have provided financing services for the Parent and the Company and have received fees in connection with such services. Morgan Stanley may also seek to provide financial advisory and financing services to the Parent and the Company in the future and would expect to receive fees for the rendering of these services.

Please note that Morgan Stanley is a global financial services firm engaged in the securities, investment management and individual wealth management businesses. Our securities business is engaged in securities underwriting, trading and brokerage activities, foreign exchange, commodities and derivatives trading, prime brokerage, as well as providing investment banking, financing and financial advisory services. Morgan Stanley, its affiliates, directors and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions, finance positions, and may trade or otherwise structure and effect transactions, for their own account or the accounts of its customers, in debt or equity securities or loans of the Parent, the Company, or any other company, or any currency or commodity, that may be involved in this transaction, or any related derivative instrument.

This opinion has been approved by a committee of Morgan Stanley investment banking and other professionals in accordance with our customary practice. This opinion is for the information of the Board of Directors of the Company and may not be used for any other purpose without our prior written consent, except that a copy of this opinion may be included in its entirety in any filing the Company is required to make with the Securities and

Exchange Commission in connection with this transaction if such inclusion is required by applicable law. In addition, this opinion does not in any manner address the prices at which the Parent Common Stock will trade following consummation of the Merger or at any time and Morgan Stanley expresses no opinion or recommendation as to how the shareholders of the Company should vote at the shareholders’ meeting to be held in connection with the Merger.

Based on and subject to the foregoing, we are of the opinion on the date hereof that the Exchange Ratio pursuant to the Merger Agreement is fair from a financial point of view to the holders of shares of the Company Common Stock.

Very truly yours,

MORGAN STANLEY & CO. LLC

By:
Name: Jonathan Cox
Title: Managing Director

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M., Eastern Time, on July 19, 2015. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M., Eastern Time on July 19, 2015. Have your proxy card in hand when you call and follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Your proxy card sent by mail must be received no later than 11:59 P.M., Eastern Time on July 19, 2015.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:        ☒

KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR proposals 1, 2 and 3:		For	Against	Abstain
1.	To adopt the Agreement and Plan of Merger, dated as of May 10, 2015 (the “merger agreement”), by and among Noble Energy, Inc., Bluebonnet Merger Sub Inc. and Rosetta Resources Inc. (“Rosetta”).	☐	☐	☐
2.

To approve the adjournment of the Rosetta special meeting, if necessary to solicit additional proxies if there are not sufficient votes to adopt the merger agreement at the time of the Rosetta special meeting.

		☐	☐	☐
3.	To approve, on an advisory (non-binding) basis, payments that will or may be paid by Rosetta to its named executives in connection with the merger.	☐	☐	☐
NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Rosetta special meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

SHARES
CUSIP #
SEQUENCE #
Signature [PLEASE SIGN WITHIN BOX]	Date	JOB #	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Prospectus, Notice & Proxy Statement is/are available at www.proxyvote.com.

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ROSETTA RESOURCES INC. This proxy is solicited by the Board of Directors Special Meeting of Stockholders 7/20/2015 9:00 A.M. CST

The undersigned stockholder(s) hereby appoint(s) James E. Craddock and John E. Hagale, or either of them, as proxies, each with the power to appoint their substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of ROSETTA RESOURCES INC. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 9:00:00 A.M. CST on 7/20/2015, at the DoubleTree by Hilton Houston Downtown, La Salle A Room, 400 Dallas Street, Houston, Texas 77002, and any adjournment or postponement thereof, and to transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholders. If no direction is made, this proxy will be voted FOR proposal 1, FOR proposal 2, FOR proposal 3 and in the discretion of the proxies with respect to such other business as may properly come before the meeting. Please refer to the reverse side for voting instructions.

The instructions submitted by proxy card, telephone or Internet must be provided no later than 11:59 P.M., Eastern Time, on July 19, 2015

IMPORTANT-THE PROXY CARD MUST BE SIGNED ON THE REVERSE SIDE IF SUBMITTED BY MAIL